EXHIBIT 20
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                                   EXHIBIT 20

          NationsBank Loan Documents (Exhibits and Schedules omitted)

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                                                                        REDACTED

                         PLEDGE AND SECURITY AGREEMENT

        PLEDGE AND SECURITY AGREEMENT, dated January 25, 1996, made by DWG ACQUISITION GROUP, L.P., a Delaware limited partnership (the "PLEDGOR"), in favor of NATIONSBANK, N.A., (the "BANK"), as collateral agent for the Bank, NATIONSBANK OF FLORIDA, N.A. (the "FLORIDA BANK") and the permitted successors and assigns of the Bank and the Florida Bank (in such capacity, the COLLATERAL AGENT).

                              W I T N E S S E T H:

        WHEREAS, Nelson Peltz and Peter May are the sole general partners of the Pledgor;

        WHEREAS, Nelson Peltz and Claudia Peltz (collectively, the "PELTZ BORROWERS") and the Bank are parties to a Credit Agreement dated as of January 18, 1996 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "PELTZ CREDIT AGREEMENT"), pursuant to which the Bank has agreed to make demand loans to the Peltz Borrowers in an aggregate principal amount at any one time outstanding not to exceed the amount of the Commitment (as defined in the Peltz Credit Agreement)];

        WHEREAS, Peter May and Leni May (collectively, the "MAY BORROWERS"; together with the Peltz Borrowers, collectively the "BORROWERS"),) and the Bank are parties to a Credit Agreement dated as of January 18, 1996 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "MAY CREDIT AGREEMENT"; together with the Peltz Credit Agreement, the "CREDIT AGREEMENTS"), pursuant to which the Bank has agreed to make demand loans to the May Borrowers in an aggregate principal amount at any one time outstanding not to exceed the amount of the Commitment (as defined in the May Credit Agreement)];

        WHEREAS, the Florida Bank has made (i) a term loan to Nelson Peltz in the original principal amount of $102,000,000 pursuant to the Term Loan Agreement dated as of July 29, 1994 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "PELTZ TERM AGREEMENT"), between Nelson Peltz and the Florida Bank, and (ii) a term loan to Peter May in the original principal amount of $51,000,000 pursuant to the Term Loan Agreement dated as of July 29, 1994 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "MAY TERM AGREEMENT"; together with the Peltz Term Agreement, collectively the "TERM AGREEMENTS"), between Peter May and the Florida Bank;

        WHEREAS, it is a condition precedent to the making of any demand loan by the Bank pursuant to either Credit Agreement that, among other things, the Pledgor shall have executed and delivered to the Collateral Agent a pledge and security agreement providing for the pledge to the Collateral Agent of, and the grant to the Collateral Agent of a security interest in, certain of the outstanding shares of capital stock issued by Triarc Companies, Inc. that are owned by the Pledgor; and

        WHEREAS, the Pledgor has determined that its execution, delivery and performance of this Pledge and Security Agreement directly benefit, and are in the best interests of, the Pledgor;

        NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Bank to make and maintain the Demand Loans, the Pledgor hereby agrees with the Collateral Agent as follows:

        SECTION 1. DEFINITIONS. (a) Reference is hereby made to (i) each Credit Agreement and each Term Agreement for a statement of the respective terms thereof. All terms used in this Agreement that are defined in a Credit Agreement, in a Term Agreement (if both Credit Agreements have been terminated) or in Article 8 or 9 of the Uniform Commercial Code (the "CODE") currently in effect in the State of New York and that are not otherwise defined herein shall have the same meanings herein as set forth therein.

                (b) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of the terms defined:

        "DEFAULT" means the occurrence of any "Default" (as defined in any Credit or Term Agreement).

        "EVENT OF DEFAULT" means the occurrence of any

        "Event  of  Default"  (as  defined  in  any  Credit  Agreement  or  Term
        Agreement).

        "LOAN DOCUMENTS" means the Term Agreements, the Credit Agreements, the "Loan Documents" (as defined in the Credit Agreements), each "Pledge Agreement" (as defined in each Term Agreement), each Note (as defined in each Term Agreement), this Agreement and all other instruments, documents and other agreements executed and delivered pursuant hereto or thereto.

        "RULE 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

        "SHARES" means shares of the common stock of the Issuer (as defined in Section 2 hereof) of the same class as the Pledged Shares.

        SECTION 2. PLEDGE AND GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns to the Collateral Agent, for the benefit of the Collateral Agent, the Bank and the Florida Bank, and grants to the Collateral Agent, for the benefit of the Collateral Agent, the Bank and the Carolinas Bank, a continuing security interest in, the following (collectively, the "PLEDGED COLLATERAL"):

                (a) the shares of stock described in item 1 of Schedule I hereto (the "PLEDGED SHARES") issued by Triarc Companies, Inc. (the ISSUER"), the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof (including, without limitation, any registration rights, whether under the Registration Rights Agreement dated as of April 23, 1993 (as amended or otherwise modified from time to time, the "REGISTRATION RIGHTS AGREEMENT"), between the Issuer and the Pledgor, or otherwise) and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

                (b)     all  proceeds  of any and all of the  foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever such interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

        SECTION 3. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "OBLIGATIONS"):

                (a) the obligation of the Borrowers to pay, as and when due and payable (on demand, by mandatory prepayment, by scheduled maturity or otherwise), all amounts from time to time owing by them in respect of any Loan Document, whether for principal, interest, fees or otherwise (including, without limitation, amounts that but for the operation of Section 362(a) of the Bankruptcy Code would become due);

                (b) the due performance and observance by the Borrowers of all of their other obligations from time to time existing under any Loan Document; and

                (c) the due performance and observance by the Pledgor of all of its obligations under this Agreement and any other Loan Document to which it is or may become a party.

Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by a Borrower to the Bank or to the Florida Bank under a Note (as defined in any Term Agreement or any Credit Agreement) or any of the other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving either Borrower.

        SECTION 4.      DELIVERY OF THE PLEDGED COLLATERAL.

                (a) All certificates representing the Pledged Shares shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement. All other certificates and instruments constituting Pledged Collateral from time to time shall be delivered to the Collateral Agent promptly upon the receipt thereof by or on behalf of the Pledgor. All such certificates and instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

                (b) If the Pledgor shall receive, by virtue of the Pledgor's being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7(a) hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Collateral Agent in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.

        SECTION 5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

                (a) The Pledgor (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization as set forth on the first page hereof and (ii) has all requisite power and authority to execute, deliver and perform this Agreement.

                (b) The execution, delivery and performance by the Pledgor of this Agreement (i) have been duly authorized by all necessary partnership action, (ii) do not and will not contravene its Partnership Agreement, any law or any contractual restriction binding on or affecting the Pledgor or any of its properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, other than in favor of the Collateral Agent. The exercise by the Collateral Agent of its rights and remedies under this Agreement (including, without limitation, the sale or other disposition of the Pledged Shares) will not violate any contractual restriction binding on or affecting the Pledgor or the Pledged Shares.

                (c) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                (d) The Pledged Shares are fully paid and nonassessable and, to the best of the Pledgor's knowledge, have been duly authorized and validly issued. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable. The Pledgor has legally and beneficially owned the Pledged Shares since April 23, 1993. The information set forth in
        Schedule I hereto is true and correct.

                (e) There is no action, suit or proceeding pending or, to the Pledgor's knowledge, threatened or otherwise affecting the Pledgor before any court or other governmental authority or arbitrator that is reasonably likely to materially adversely affect the financial condition of the Pledgor or the Pledgor's ability to perform its obligations hereunder and under the other Loan Documents.

                (f) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or any other Person is required for (i) the due execution, delivery and performance by the Pledgor of this Agreement or the other Loan Documents to which the Pledgor is a party, (ii) the grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder.

                (g) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement. There is no financing statement naming the Pledgor as debtor (or similar documents or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of the Pledgor in the Pledged Collateral.

                (h) This Agreement creates a valid security interest in favor of the Collateral Agent in the Pledged Collateral, as security for the Obligations. The Collateral Agent's having possession of the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such security interest. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary or desirable to perfect and protect such security interest has been duly taken, except for the Collateral Agent's having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

                (i) The information on Exhibit A hereto (the Restricted Securities Statement) is accurate and complete.

                (j) The Pledgor has furnished the Collateral Agent with a true, correct and complete copy of the Registration Rights Agreement and each other registration rights and other agreement in respect of or otherwise affecting any of the Pledged Shares in existence on the date hereof.

        SECTION 6. COVENANTS AS TO THE PLEDGED COLLATERAL. So long as any of the Obligations shall remain outstanding or the Bank shall have any Commitment under either Credit Agreement, unless the Collateral Agent shall otherwise consent in writing:

                (a) RECORDS. The Pledgor will keep adequate records concerning the Pledged Collateral and permit the Collateral Agent or any agents or representatives of the Collateral Agent at any reasonable time and from time to time to examine and make copies of and abstracts from such records.

                (b) NOTICES. The Pledgor will, at the expense of the Pledgor, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it from any Governmental Authority or the Issuer in respect of the Pledged Collateral, together with a copy of any reply by the Pledgor thereto.

                (c) DEFEND TITLE. The Pledgor will (at the expense of the Pledgor) defend its right, title and interest in and to the Pledged Collateral against the claims of any Person.

                (d) FURTHER ASSURANCES. The Pledgor will, at the Pledgor's expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby (whether pursuant to laws, rules, regulations or general practices currently in effect or adopted subsequent to the date hereof); (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral (including, without limitation, by executing one or more Forms 144); or (iii) to otherwise effect the purposes of this Agreement, including, without limitation: (A) at the request of the Collateral Agent, marking conspicuously each of the records of the Pledgor pertaining to the Pledged Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Pledged Collateral is subject to the security interest created hereby; (B) if any Pledged Collateral shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Collateral Agent hereunder such note, instrument or chattel paper duly indorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (C) delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral and executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Collateral Agent may request in order to perfect and preserve the security interest created or purported to be created hereby; and (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                (e)     TRANSFERS AND OTHER LIENS AND RESTRICTIONS.

                        (i) The Pledgor will not (i) sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any of the Pledged Collateral (except as permitted by Section 7(a) hereof); or
        (ii)

                        (ii) The Pledgor will not sell any securities of the same class or convertible into the same class of securities as the Pledged Shares, whether or not such securities are pledged hereunder, and in the event of any such sale consented to by the Collateral Agent will furnish the Collateral Agent with a copy of any Form 144 filed in respect of such sale. The Pledgor will cause any Person with whom it shall be deemed one "person" for purposes of Rule 144(a)(2) (the Pledgor and all such parties being hereinafter collectively referred to as the "ATTRIBUTION GROUP") to refrain from selling any securities of the same class or convertible into the same class of securities as the Pledged Shares, whether or not such securities are pledged hereunder, and in the event of any such sale consented to by the Collateral Agent will furnish the Collateral Agent with a copy of any Form 144 filed in respect of such sale.

                        (iii) The Pledgor will cooperate fully with the Collateral Agent with respect to any sale by the Collateral Agent of any of the Pledged Collateral after the occurrence and during the continuance of an Event of Default, including full and complete compliance with all requirements of Rule 144, and will give to the Collateral Agent all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 for the complete and unrestricted sale and/or transfer of any or all of the Pledged Collateral.

                (f)     LIEN. The Pledgor will not create or suffer to exist any
        (i) Lien upon or with respect to any of the Pledged Collateral except for the security interests created by this Agreement or (ii) any contractual restriction on the transferability of any of the Pledged Collateral (including, without limitation, any market standoff or other "lock-up" agreement) other than the restriction in the Registration Rights Agreement (as in effect on the date hereof), which applies only to the Pledgor (and not to any sale or disposition of the Pledged Collateral by the Bank).

                (g) AGREEMENTS AFFECTING PLEDGED COLLATERAL. The Pledgor will not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral (including, without limitation, to the Registration Rights Agreement), or enter into any agreement or permit to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto.

                (h) OTHER ACTIONS. The Pledgor will not take or fail to take any action that would in any manner impair the value or enforceability of the Collateral Agent's security interest in the Pledged Collateral.

        SECTION 7. VOTING RIGHTS, DIVIDENDS, ETC. IN RESPECT OF THE PLEDGED COLLATERAL; WITHDRAWAL AND SALE OF PLEDGED COLLATERAL.

                (a) So long as no Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing:

                        (i) the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral in a manner not inconsistent with the terms of this Agreement;

                        (ii) the Pledgor may receive and retain any and all dividends, principal or interest paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral (including, without limitation, shares of stock or other instruments issued in respect of any "spin-off" of any division or subsidiary of the Issuer), (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations; and

                        (iii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that the Pledgor is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends that it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a).

                (b) Upon the occurrence and during the continuance of any Default or Event of Default:

                        (i) all rights of the Pledgor to exercise the voting and other consensual rights that the Pledgor would otherwise be entitled to exercise pursuant to paragraph (i) of this Section 7(a), and to receive the dividends and interest payments and other distributions that the Pledgor would otherwise be authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a), shall cease, and (A) all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments, and (B) the Pledgor shall execute and deliver all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to this Section 7(b)(i);

                        (ii) without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer of Pledged Collateral, or upon the exercise by any issuer of Pledged Collateral of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                        (iii)   all  dividends  and interest  payments and other
        distributions   that  are  received  by  the  Pledgor  contrary  to  the
        provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other funds of the Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral hereunder.

        SECTION 8.      ADDITIONAL PROVISIONS CONCERNING THE PLEDGED COLLATERAL.

                (a) The Pledgor hereby authorizes the Collateral Agent to file, without the signatures of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral. The Collateral Agent hereby agrees to notify the Pledgor promptly after any such filing.

                (b) The Pledgor hereby irrevocably appoints the Collateral Agent the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument (at the expense of the Pledgor) that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation, (i) at any time and from time to time, to receive, indorse and collect all instruments made payable to the Pledgor representing any distribution in respect of any Pledged Collateral and to give full discharge for the same, (ii) to complete, execute and file a Form 144 with respect to any of the Pledged Collateral and (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper representing any dividend or other distribution in respect of the Pledged Collateral and, in addition to the foregoing and without limitation: (A) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral and to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith; and (B) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Pledged Collateral; PROVIDED, HOWEVER, that the Collateral Agent shall exercise such powers only during the occurrence and continuance of an Event of Default.

                (c) If the Pledgor fails to perform any agreement contained herein, the Collateral Agent (immediately after giving notice to the Pledgor) may itself perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10 hereof, together with interest from the date such expenses are paid by the Collateral Agent until repaid in full, at the rate for overdue principal under either Credit Agreement (or, if each Credit Agreement has been terminated, under either Term Agreement), all payable on demand.

                (d) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care to assure the safe custody of any Pledged Collateral in its possession, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or
        (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                (e)     The Collateral Agent may at any time in its discretion

                        (i) subject only to the revocable rights of the Pledgor under Section 7(a) hereof and so long as an Event of Default has occurred and is continuing, without notice to the Pledgor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

        SECTION 9. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing:

                (a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York (whether or not the Code applies to the affected Pledged Collateral); and without limiting the generality of the foregoing, also may (i) without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor agrees to complete and execute one or more Forms 144, and to cooperate in the completion and execution of one or more Forms 144 if completed and executed by the Collateral Agent, to the extent necessary or desirable to permit a sale of the Pledged Collateral in compliance with Rule 144.

                (b) The Pledgor agrees that in any sale of any Pledged Collateral hereunder the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, rule or regulation (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchases to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or in order to obtain any required approval of the sale or of the purchasers by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

                (c)     Notwithstanding the provisions of subsection (b) of this
        Section 9, the Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of any securities constituting Pledged Collateral (the "SECURITIES") to register such Securities for public sale under the Securities Act of 1933. The Pledgor further acknowledges and agrees that any offer to sell such Securities that has been (i) publicly advertised on a BONA FIDE basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act of 1933) or (ii) made privately in the manner described above to not less than fifteen BONA FIDE offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and that the Collateral Agent may, in such event, bid for and purchase such Securities.

                (d) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all of the Obligations after the termination of the Commitments shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

        SECTION 10.     INDEMNITY AND EXPENSES.

                (a) The Pledgor agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities (including, without limitation, the reasonable fees, client charges and other expenses of the Collateral Agent's counsel) growing out of or resulting from this Agreement or the enforcement of any of the terms hereof (including, without limitation, the sale of Pledged Collateral pursuant to a public or private offering and each and every document produced in furtherance thereof), except claims, losses or liabilities resulting solely and directly from the Collateral Agent's gross negligence or willful misconduct.

                (b) The Pledgor agrees to pay to the Collateral Agent on demand the amount of any and all costs and expenses, including the reasonable fees and other client charges of the Collateral Agent's counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration and termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral (including, without limitation, fees or commissions of any broker), (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

        SECTION 11. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telegraphed or delivered, if to the Pledgor, to the Pledgor at 900 Third Avenue, 31st Floor, New York, New York 10022, [ REDACTED ], with a copy to Paul, Weiss, Rifkind,
Wharton &  Garrison,  1285  Avenue  of the  Americas,  New York New York  10019.
Attention: Neale Albert, Esq.; if to the Collateral Agent, to it at its address at NationsBank, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255, with copies to NationsBank, N.A., 767 Fifth Avenue, 23rd Floor, New York, New
York 10153-0083, Attention: Ms. Jane R. Heller, Senior Vice President, [ REDACTED ], and Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022, Attention: Lawrence S. Goldberg, Esq.; or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier; (ii) if telecopied, when received; (iii) if telegraphed, when delivered to the telegraph company; or
(iv) if delivered, upon delivery.

        SECTION 12.     MISCELLANEOUS.

                (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                (b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent against the Pledgor under any Loan Document are not conditional or contingent on any attempt by the Collateral Agent to exercise any of its rights under any other Loan Document against the Pledgor or against any other Person.

                (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and the termination of the Commitments, and (ii) be binding on the Pledgor and its successors and assigns and shall inure, together with all rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Bank may not assign or otherwise transfer its interests hereunder or under any other Loan Document; PROVIDED, HOWEVER, the Bank may assign or transfer, as collateral or otherwise, any or all of its interest hereunder and under the other Loan Documents in accordance with the applicable provisions of the other Loan Documents. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent.

                (e) Upon the satisfaction in full of the Obligations and the termination of the Commitments, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Collateral Agent will, upon the Pledgor's request and at the Pledgor's expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

                (g) NOTHING IN THIS AGREEMENT IS INTENDED TO BE AN AMENDMENT OR MODIFICATION OF, OR LIMITATION OR RESTRICTION UPON, ANY PROVISION OF THE CREDIT AGREEMENTS (INCLUDING, WITHOUT LIMITATION, THE BORROWERS' OBLIGATIONS TO PAY THE PRINCIPAL OF AND INTEREST ON THE LOANS MADE PURSUANT TO THE CREDIT AGREEMENTS UPON DEMAND), AND THE PROVISIONS OF THE CREDIT AGREEMENTS AND RELATED NOTES SHALL BE CONTROLLING AND FULLY EFFECTIVE REGARDLESS OF ANYTHING HEREIN TO THE CONTRARY. THE PLEDGOR HEREBY ACKNOWLEDGES THAT THE BANK MAY, AT ANY TIME, IN ITS SOLE AND ABSOLUTE DISCRETION, DEMAND PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THE CREDIT AGREEMENTS AND THE RELATED NOTES EVEN IF THE PLEDGOR HAS FULLY COMPLIED WITH ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

        SECTION 13. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent, all security interests and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any Loan Document or any other agreement, instrument or document relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document or any other agreement, instrument or document relating thereto, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral for any of the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of any of their obligations under a Credit Agreement or Term Agreement, or the Pledgor in respect of any of the Obligations.

        SECTION 14. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                        (i) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF PLEDGOR'S OFFICE REFERRED TO IN SECTION 11 HEREOF AT THE TIME OF THE EXECUTION OF THIS AGREEMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                        (ii) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT, OR DOCUMENT; OR (II) BE A WAIVER BY THE COLLATERAL AGENT OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE COLLATERAL AGENT HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE COLLATERAL AGENT MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

        SECTION 15. OTHER AGREEMENTS.THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its duly authorized partners on the date first above written.


                                        DWG ACQUISITION GROUP, L.P.

                                        By: Nelson Peltz
                                            --------------------------------
                                            Nelson Peltz, a General Partner


                                        By: /s/ Peter May
                                            --------------------------------
                                        Peter May, a General Partner



Acknowledged and Consented to:

NATIONSBANK, N.A., as collateral agent
for itself and for NationsBank of Florida, N.A.


--------------------
By: Jane R. Heller
Title: Senior Vice President

                               AMENDMENT NO. 1 TO
                         PLEDGE AND SECURITY AGREEMENT

        AMENDMENT NO. 1 dated January 31, 1996, to the PLEDGE AND SECURITY AGREEMENT, dated January 25, 1996 (the "PLEDGE AGREEMENT"), made by DWG ACQUISITION GROUP, L.P., a Delaware limited partnership (the "PLEDGOR"), in favor of NATIONSBANK, N.A. (the "BANK"), as collateral agent for the Bank, NATIONSBANK OF FLORIDA, N.A. (the "FLORIDA BANK") and the permitted successors and assigns of the Bank and the Florida Bank (in such capacity, the "COLLATERAL AGENT").

        The Pledgor and the Collateral Agent are parties to the Pledge Agreement, providing for the pledge to the Collateral Agent of, and the grant to the Collateral Agent of a security interest in, certain of the outstanding shares of capital stock issued by Triarc Companies, Inc., a Delaware corporation ("TRIARC"), which are owned by the Pledgor, as collateral security for certain loans made by the Bank (the "LOANS") to Nelson Peltz, Claudia Peltz, Peter May and Leni May and certain other obligations. The Pledgor desires to pledge additional shares of the common stock of Triarc as collateral for the Loans and other obligations, and the Collateral Agent is willing to accept such pledge, subject to the terms and conditions of the Loan Documents.

        NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Bank to make and maintain the Loans, the Pledgor hereby agrees with the Collateral Agent as follows:

        1. DEFINITIONS. All terms used herein which are defined in the Pledge Agreement and not otherwise defined herein are used herein as defined therein.

        2. SCHEDULE. Schedule I of the Pledge Agreement is hereby deleted in its entirety, and Annex A hereto is hereby substituted therefor. Any and all references to Schedule I in the Pledge Agreement shall be deemed to refer to Annex A hereto, and all references to "Pledged Shares" in the Pledge Agreement shall mean the shares of stock described in item 1 of Annex A hereto.

        3. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants to the Collateral Agent as follows:

                (a) The representations and warranties made by the Pledgor in the Pledge Agreement and in each other Loan Document to which it is a party delivered to the Bank on or prior to the date hereof are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date). No Default or Event of Default has occurred and is continuing, or would result from the execution and delivery of this Amendment No. 1.

                (b) The Pledgor (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization as set forth on the first page hereof and (ii) has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Pledge Agreement, as amended hereby.

                (c) The execution, delivery and performance by the Pledgor of this Amendment, and the performance by the Pledgor of the Pledge Agreement, as amended hereby, (i) have been duly authorized by all necessary partnership action, (ii) do not and will not contravene its Partnership Agreement, any law or any contractual restriction binding on or affecting the Pledgor or any of its properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, other than in favor of the Collateral Agent. The exercise by the Collateral Agent of its rights and remedies under this Amendment or under the Pledge Agreement, as amended hereby (including, without limitation, the sale or other disposition of the Pledged Shares) will not violate any contractual restriction binding on or affecting the Pledgor or the Pledged Shares.

                (d) Each of this Amendment and the Pledge Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

        4. CONTINUED EFFECTIVENESS OF THE PLEDGE AGREEMENT. Except as otherwise expressly provided herein, the Pledge Agreement and the other Loan Documents to which the Pledgor is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof (i) all references in the Pledge Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Pledge Agreement shall mean the Pledge Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which the Pledgor is a party to the "Triarc Pledge Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Pledge Agreement shall mean the Pledge Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent under the Pledge Agreement or any other Loan Document, nor constitute a waiver of any provision of the Pledge Agreement.

        5. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

        6. HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        7.      GOVERNING  LAW.  This  Amendment   shall  be  governed  by,  and
construed in accordance with, the law of the State of New York.

        8. AMENDMENT AS LOAN DOCUMENT. The Pledgor hereby acknowledges and agrees that this Amendment constitutes a "Loan Document." Accordingly, it shall be an Event of Default under each Credit Agreement if (i) any representation or warranty made by the Pledgor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Pledgor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

        9. EFFECTIVENESS. This Amendment shall become effective on the date as of which the Collateral Agent shall have received this Amendment, duly executed by the Pledgor.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.


                                DWG ACQUISITION GROUP, L.P.


                                By: /s/ Nelson Peltz
                                    --------------------------------
                                    Nelson Peltz, General Partner



                                By: /s/ Peter May
                                    --------------------------------
                                    Peter May, General Partner



                                NATIONSBANK, N.A., as collateral agent


                                By: /s/ Jane R. Heller
                                    --------------------------------
                                    Jane R. Heller
                                    Title: Senior Vice President

                                                                        REDACTED

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (the "AGREEMENT"), dated as of January 18, 1996, is entered into by and between PETER MAY and LENI MAY, each an individual residing in the State of New York (the "BORROWERS"), and NATIONSBANK, N.A. (the "BANK"), a national banking association.

                                    RECITALS

         The Borrowers have asked the Bank to make demand loans to the Borrowers from time to time, from the date hereof through the date preceding the second anniversary of the date of this Agreement, in an aggregate principal amount at any one time outstanding not to exceed $20,000,000. The Bank is willing to make such loans to the Borrowers on the terms and conditions hereinafter set forth. Accordingly, each Borrower and the Bank hereby agree as follows.


                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

         "ADJUSTED COLLATERAL VALUE" means the Margin Call Percentage of the Collateral Value.

         "ADJUSTED LIBOR" means, with respect to any Interest Period, (i) the rate of interest per annum (rounded upward, if necessary, to the next higher 1/16th of one percent) determined by the Bank, in accordance with its customary general practice from time to time, to be the rate equal to the London Interbank Offered Rate (expressed as a percentage) for Dollar deposits as would be quoted by the Bank for 11:00 a.m. London time, or as soon thereafter as practicable, on the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period, (ii) as adjusted from time to time in the Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

         "APPLICABLE MARGIN" means [REDACTED]%. "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day, or (ii) the sum of one half of one percent (1/2%) plus the Federal Funds Rate for such day.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York, or in Charlotte, North Carolina, are authorized or required by law to close and, if the applicable Business Day relates to any Interest Period for which interest on a Loan is determined by reference to the Adjusted LIBOR rate, also includes a day on which commercial banks are open for international business in London.

         "CLOSING DATE" means the date on which the initial Loan is made hereunder after all of the conditions precedent set forth in Article III have been satisfied.

         "COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Person as security for all or any part of the Obligations.

         "COLLATERAL AGENT" means the Bank, acting as collateral agent under the Triarc Pledge Agreement.

         "COLLATERAL NOTES" means the promissory notes issued by Pechiney and payable to the order of Peter May, which are further described in the Pechiney Pledge Agreement.

         "COLLATERAL VALUE" means, with respect to any Collateral consisting of stock, the amount determined by multiplying (i) the per share price of such stock at the most recent close of trading on a trading exchange or stock market for such stock, times (ii) the number of shares of such stock held by the Bank as Collateral, times (iii) the portion of such shares allocable to Peter May, which initially is onethird.

         "COMMITMENT" means the commitment of the Bank to make Loans pursuant to
Section 2.1 hereof in an aggregate principal amount not to exceed $20,000,000 at any time outstanding, as such amount may be reduced or terminated in accordance with the terms and conditions of this Agreement.

         "DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default (including, without limitation, the obligation to prepay the Loans or provide additional collateral pursuant to Section 2.5(a) or (b), without regard to whether any grace period has elapsed).

         "DEFAULT RATE" has the meaning specified in Section 2.2.

         "DEPOSITARY BANK" means NationsBank of Texas, N.A., as depositary bank pursuant to the Pechiney Pledge Agreement.

         "DOLLARS" and the sign "$" each mean lawful money of the United States of America.

         "DWG"  means  DWG   Acquisition   Group,   L.P.,  a  Delaware   limited
partnership.

         "ELIGIBLE INSTITUTION" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States or an offshore branch outside the United States at which such bank books loans bearing interest based on LIBOR and, in the case of a bank described in either clause (i) or clause (ii), such bank is able to deliver Internal Revenue Service Form 1001 or 4224 to the Bank with a copy to the Borrowers as of the day such bank becomes an assignee or participant.

         "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

         "FLORIDA  AGENT"  means   NationsBank  of  Florida,   N.A.,  acting  as
collateral agent under the Pechiney Pledge Agreement.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and includes, without limitation, the SEC.

         "INDEBTEDNESS" means, with respect to any Person, (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person under direct or indirect guaranties in respect of, and contingent or other obligations of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by such Person, (iv) all obligations of such Person to make reimbursement or payment in respect of letters of credit and bankers' acceptances, and (v) the net liabilities of such Person under all interest rate swap, interest rate collar, interest rate cap, interest rate floor, forward rate agreements, commodity swaps or other agreements or arrangements designed to protect against fluctuations in interest rates or currency, commodity or equity values, each calculated on a basis reasonably satisfactory to the Bank and in accordance with accepted practice.

         "INTERCREDITOR AGREEMENT" means an Intercreditor Agreement between the Bank, individually and as collateral agent under the Triarc Pledge Agreement, and NationsBank of Florida, N.A., individually and as collateral agent under the Pechiney Pledge Agreement, acknowledged and consented to by Peter May, Leni May and DWG.

         "INTEREST PERIOD" means each one (1)-month period during which interest on each Loan shall be calculated by reference to Adjusted LIBOR, determined as of the second Business Day before the commencement of that Interest Period; PROVIDED, HOWEVER, that:

                  (i) each Interest  Period shall commence on the first day of a month and end on the first day in the immediately following calendar month thereafter;

                  (ii) each subsequent Interest Period for a Loan shall commence on the last day of the immediately preceding Interest Period and end on the first day in the immediately following calendar month thereafter; and

                  (iii) any Interest Period which would otherwise  extend beyond the Termination Date shall end on the Termination Date.

         "LETTERS OF CREDIT" means the transferable letters of credit issued by Banque Nationale de Paris, New York Branch in favor of NationsBank of Florida, N.A., in support of the Collateral Notes, which are further described in the Pechiney Pledge Agreement.

         "LIEN" means any lien, mortgage, pledge, security interest, charge or similar encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "LOAN" means each demand loan made by the Bank to a Borrower pursuant to Section 2.1 hereof.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Triarc Pledge Agreement, the Pechiney Loan Agreement, the Pechiney Pledge Agreement and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto.

         "LOAN PARTIES" means the Borrowers and DWG.

         "MARGIN CALL PERCENTAGE" means 70%, subject to decrease in accordance with Section 2.5(d) hereof.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on any of (a) the business, properties or prospects of any Loan Party , (b) the ability of any Loan Party to perform any of the obligations of such Loan Party under this Agreement or any of the other Loan Documents, (c) the legality, validity or enforceability of this Agreement or any of the other Loan Documents, (d) the rights and remedies of the Bank under this Agreement or any of the other Loan Documents, or (e) the creation, perfection or priority of security in or lien on any of the Collateral, securing the payment of any of the Obligations.

         "NOTE" means a demand promissory note of the Borrowers, substantially in the form of Exhibit A hereto, evidencing the Indebtedness resulting from the making of the Loans and delivered to the Bank pursuant to Article III hereof, as such demand promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

         "OBLIGATIONS" means (i) the obligation of the Borrowers to pay, as and when due and payable (on demand, by mandatory prepayment, by scheduled maturity or otherwise), all amounts from time to time owing by them in respect of any Loan Document, whether for principal, interest, fees or otherwise, and (ii) the obligations of the Borrowers to perform or observe all of their other obligations from time to time existing under any Loan Document.

         "ORIGINAL ADVANCE PERCENTAGE" means 65%, subject to decrease in accordance with Section 2.5(d) hereof.

         "PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of DWG dated as of September 25, 1992, as amended by Amendment No. 1 dated as of November 15, 1992, Amendment No. 2 dated as of March 1, 1993, Amendment No. 3 dated as of April 14, 1993, and Amendment No. 4 dated as of January 1, 1995, by and among Nelson Peltz and Peter May, as general partners, and Nelson Peltz, Peter May and Leon Kalvaria, as limited partners, of DWG.

         "PECHINEY" means Pechiney Corporation, a Delaware corporation.

         "PECHINEY   COLLATERAL"  means  all  of  the  property   (tangible  and
intangible) purported to be subject to the lien or security interest purported to be created by the Pechiney Pledge Agreement.

         "PECHINEY LOAN AGREEMENT" means the Term Loan Agreement dated as of July 29, 1994, between Peter May and NationsBank of Florida, N.A., as amended or otherwise modified from time to time.

         "PECHINEY PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement dated July 29, 1994, as amended and restated on January 18, 1996, made Peter May as Pledgor in favor of NationsBank of Florida, N.A., as agent for itself and the Bank, in respect of certain promissory notes issued by Pechiney and letters of credit supporting such promissory notes issued by Banque Nationale de Paris, New York Branch, as amended or otherwise modified from time to time.

         "PECHINEY PROCEEDS" means any principal of or interest on a Collateral Note, any drawing on a Letter of Credit or any other proceeds received in respect of a Collateral Note or a Letter of Credit.

         "PERSON" means an individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority or other regulatory body.

         "PLEDGED SHARES" shall have the meaning assigned thereto in the Triarc Pledge Agreement.

         "PRIME RATE" means the annual rate of interest announced from time to time as the Bank's "prime" lending rate (which the Borrowers acknowledge does not necessarily represent the best or most favored rate offered by the Bank to its best or any particular customers). Whenever applicable to a Loan, the floating interest rate shall be adjusted automatically as and when the Bank's Prime Rate shall change on any business day(s).

         "REGULATION D" means Regulation D of the Board, as in effect from time to time, or any regulation of the Board that replaces Regulation D.

         "REGULATIONS G, T, U OR X" means Regulations G, T, U or X of the Board as in effect from time to time, or any regulation of the Board that replaces Regulation G, T, U or X

         "RULE 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

         "SEC" means the Securities and Exchange Commission or any replacement national securities exchange.

         "SIGNING DATE" means the date that this Agreement is executed and delivered by the Borrowers.

         "TERMINATION DATE" means January 18, 1998 or such earlier date on which the Commitment shall be terminated pursuant to this Agreement. "TRIARC" means Triarc Companies, Inc., a Delaware corporation.

         "TRIARC COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest purported to be created by the Triarc Pledge Agreement.

         "TRIARC PLEDGE AGREEMENT" means the Pledge and Security Agreement made by DWG in favor of the Collateral Agent, as agent for itself and NationsBank of Florida, N.A., in respect of certain shares of stock issued by Triarc, as amended or otherwise modified from time to time.

         Section 1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.3 ACCOUNTING AND OTHER TERMS. Unless otherwise expressly stated herein, all accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with sound accounting principles applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 4.10(a) hereof. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. Any gender specific term is applicable to both genders, as the context may require, whenever used herein.


                                   ARTICLE II
                                   THE LOANS

         Section 2.1 MAKING THE LOANS. The Bank agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrowers from the Closing Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed the amount of the Commitment. The Bank shall have no obligation to make a Loan if the sum of the aggregate principal amount of the outstanding Loans plus the principal amount of such requested Loan would exceed the amount equal to the Original Advance Percentage of the Collateral Value. Each Loan shall be in an amount equal to $100,000 or an integral multiple of $100,000 in excess thereof, and shall be made on at least one Business Day prior written notice. Each request for a Loan (a "NOTICE OF BORROWING") shall be irrevocable, shall be signed by either Borrower (it being understood that only the signature of one Borrower shall be required) and shall be in writing, substantially in the form of Exhibit B hereto, specifying, INTER ALIA, the proposed amount of such Loan and the Business Day for such Loan. On the Business Day specified and upon fulfillment of the applicable terms and conditions set forth in Article III hereof, the Bank will make the proceeds of such Loan available to the Borrowers by crediting Account Number [ REDACTED ] maintained with NationsBank of Florida, N.A., at its office in Charlotte, North Carolina, not later than 2:00 P.M. (Charlotte time) on such date. Within the limits of the Commitment, the Borrowers may borrow, prepay and reborrow pursuant to this
Article II until the Termination Date.

         Section 2.2 INTEREST. The outstanding principal balance of each Loan will bear interest at a rate per annum equal at all times during each Interest Period to the sum of the Adjusted LIBOR for such Interest Period plus the Applicable Margin, from the date of the making of such Loan until such Loan is paid in full, except that after the occurrence and during the continuance of an Event of Default, each Loan shall bear interest at a rate per annum equal to the sum of (i) the Prime Rate in effect from time to time, plus (ii) [REDACTED]% (the "DEFAULT RATE"). Interest on each Loan shall be paid in arrears on the first day of each month (in the absence of prior demand) and upon the repayment of any principal amount of any Loan for any reason.

         Section 2.3 REPAYMENT. The Borrowers will repay the unpaid principal amount of and accrued interest on the Loans UPON DEMAND by the Bank. In the absence of a prior demand (but without limiting the Bank's right to make a demand at any time in its sole and absolute discretion) the principal amount of and accrued interest on the Loans shall in any event be due and payable on the Termination Date.

         Section 2.4 OPTIONAL PREPAYMENT. Any Borrower may prepay any Loan in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid, PROVIDED that (i) each partial prepayment shall be in a principal amount equal to $100,000 or an integral multiple thereof, (ii) a Borrower shall give the Bank irrevocable written notice at least one Business Day prior to the date of the prepayment of a Loan, and
(iii) after giving effect to any partial prepayment of a Loan the principal amount thereof remaining outstanding shall not be less than $100,000 or an integral multiple thereof. Each notice of prepayment shall be irrevocable and shall specify the date and the amount of the prepayment and identify the Loans to be prepaid. Any amount of principal of a Loan prepaid may be reborrowed in accordance with Section 2.1 hereof.

         Section 2.5 MANDATORY PREPAYMENT. (a) If at any time the Bank, in its sole discretion, determines that the transactions contemplated by this Agreement or any of the other Loan Documents violate any provision of Regulations G, T, U or X, the Borrowers will, upon five (5) day's written notice from the Bank, either (A) prepay the Loans by an amount sufficient such that, after such prepayment, the transactions contemplated by the Loan Documents will not violate any provision of Regulations G, T, U or X (as determined by the Bank in its sole discretion), or (B) provide for a grant to the Bank, as collateral security for the Loans and all other Obligations, a perfected, first priority security interest in, and lien on, additional collateral that is in such amounts and having such market values, liquidity, volatility, marketability and other characteristics as the Bank may in its sole discretion determine to be sufficient to cause, after the grant of such additional security interest, the transactions contemplated by the Loan Documents not to violate any provision of Regulations G, T, U or X (and in connection with such grant, the Borrowers will execute and deliver such agreements, instruments, legal opinions and other documents as the Bank may reasonably request).

                (b) So long as any Obligation is outstanding or the Bank shall have any Commitment hereunder, the Borrowers will, unless the Bank shall otherwise consent in writing, maintain as collateral security for the Obligations Triarc Collateral with an Adjusted Collateral Value in excess of the unpaid principal balance of the Obligations. If at any time the Bank determines that the aggregate principal amount of the outstanding Loans equals or exceeds an amount equal to the Margin Call Percentage of the Collateral Value of the Triarc Collateral, the Borrowers will, upon five (5) days' written notice from the Bank, either (i) prepay the Loans by an amount sufficient such that, after such prepayment, the aggregate principal amount of the outstanding Loans does not exceed the amount equal to the Original Advance Percentage of the Collateral Value of the Triarc Collateral or (ii) provide for a grant to the Collateral Agent, as collateral security for the Loans and all other Obligations, a perfected, first priority security interest in, and lien on, additional collateral that is in such amounts and having such market values, liquidity, volatility, marketability and other characteristics as the Bank may in its sole discretion determine to be sufficient to cause, after the grant of such additional security interest, the aggregate principal amount of the outstanding Loans not to exceed the amount equal to the sum of (A) the Original Advance Percentage of the then current Collateral Value of the Triarc Collateral, plus
(B) the loan value assigned by the Bank (in its sole discretion) to any other Collateral provided to the Collateral Agent pursuant to clause (ii) above (and in connection with such grant, the Borrowers will execute and deliver such agreements, instruments, legal opinions and other documents as the Bank may reasonably request).

                (c) If on any date (i) the sum of the aggregate principal amount of outstanding Loans exceeds (ii) the amount of the Commitment, the Borrowers shall immediately prepay the Loans in an amount equal to such excess. It is understood and agreed that after payment of all obligations under the Pechiney Loan Agreement, an amount equal to any proceeds of the Collateral Notes and Letters of Credit will be used to satisfy, among other things, any prepayment obligation arising under this subsection as a result of a decrease of the amount of the Original Advance Percentage or Margin Call Percentage pursuant to Section 2.5 hereof.

                (d) It is understood and agreed that upon any payment of the principal amount of one or more Collateral Notes or the proceeds of any drawing in respect of the Stated Amount/Principal (as defined in any Letter of Credit) of a Letter of Credit, the Bank may at any time thereafter decrease the Original Advance Percentage and the Margin Call Percentage (in either case, to such percentage as the Bank may in its sole and absolute discretion determine) by giving either Borrower notice of such revised percentage.

                (e) Each prepayment of a Loan shall be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid, and shall be subject to the provisions of Section 2.12 hereof.

         Section 2.6 OPTIONAL COMMITMENT REDUCTION. Either Borrower may, upon at least two Business Days' notice to the Bank, terminate the Commitment at any time or reduce the amount of the Commitment from time to time during the period from the date hereof to and including the Termination Date, PROVIDED that each such reduction shall be in an amount equal to $100,000 or an integral multiple thereof, and the amount of the Commitment after any reduction shall be greater than or equal to the aggregate principal amount of all Loans then outstanding.

         Section 2.7 EVIDENCE OF CREDIT EXTENSIONS. The Loans shall be evidenced by the Note. The Bank shall record advances and principal payments thereof on the grid attached thereto or, at its option, in its records, and the Bank's record thereof shall be conclusive absent demonstrable error. Notwithstanding the foregoing, the failure to make or an error in making a notation with respect to any Loan or any payment shall not limit or otherwise affect the Obligations of the Borrowers hereunder or under the Note.

         Section 2.8 PAYMENT. Payment of principal, interest and any other sums due under this Agreement or under the Note shall be made without set-off or counterclaim in dollars and in immediately available funds on the day such payment is due not later than 12:00 Noon New York time. All sums received after such time shall be deemed received on the next Business Day and principal payments or sums (other than interest) due hereunder shall bear interest for an additional day. All payments shall be made to the Bank, if by wire transfer, to NationsBank, N.A., One NationsBank Plaza, Charlotte, NC 28255, ABA [ REDACTED ], Credit Account: [ REDACTED ], Re: Loan Payment for Peter May, with a Loan Number to be specified by the Bank, Special Instructions: Contact [ REDACTED ] upon receipt; if by mail, to NationsBank, N.A., P.O. Box 70520, Charlotte, NC 28272-0520; or to such other address as the Bank may advise either Borrower in writing.

         Section 2.9 COMPUTATIONS OF INTEREST; BUSINESS DAY.

                (a) All computations of interest under this Agreement and the Note shall be made on the basis of a year of three hundred sixty (360) and actual days elapsed. Interest shall accrue on each Loan outstanding from and including the date such Loan is made by the Bank to but excluding the date on which such Loan is repaid.

                (b) Payment of all amounts due hereunder shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day unless the next Business Day would fall in the next calendar month, in which case such payment shall be made on the Business Day immediately preceding the due date.

         Section  2.10  INCREASED  COSTS,  ETC.

                (a) If, after the date of this Agreement, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any (x) change in the basis of taxation of payments to the Bank of the principal of or interest on any Loan (excluding changes in the rate of tax payable on the Bank's overall income and bank franchise taxes) or (y) imposition or change in any reserve or similar requirement, and the result of any of the foregoing is an increase in the cost to the Bank of agreeing to make or making, funding or maintaining the Loans (which is not otherwise included pursuant to clause (ii) of the definition of Adjusted LIBOR in its determination of Adjusted LIBOR), then the Borrowers shall from time to time, upon demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to either Borrower by the Bank shall be conclusive and binding for all purposes, absent demonstrable error.

                (b) If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Loans or the Bank's Commitment, then the Borrowers shall, upon demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Loans or the Bank's Commitment. A certificate as to such amounts submitted to the Borrowers by the Bank shall be conclusive and binding for all purposes, absent demonstrable error.

                (c)     Prior to making any demand for  compensation  under this
Section 2.10, (i) the Bank will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by a Borrower or to change the jurisdiction of its lending office if the making of such a filing or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank, and (ii) the Bank will permit the Borrowers to prepay all or any part of the affected Loans, together with interest to the date of payment and payment of funding losses pursuant to Section 2.12, PROVIDED that nothing herein shall relieve the Borrowers from their obligations to compensate the Bank for increased costs or reduced return incurred prior to the taking of the actions contemplated by clauses (i) and (ii) above.

         Section 2.11 ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in an existing law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, makes it unlawful or impossible for the Bank to make, maintain or fund any Loan at an interest rate based on Adjusted LIBOR, the Bank shall forthwith give notice thereof to the Borrowers, whereupon the obligation of the Bank to make Loans at a rate based on Adjusted LIBOR shall be suspended until the Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist. The Bank will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by a Borrower or to change the jurisdiction of its lending office if the making of such a filing or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank makes a reasoned determination that it may not lawfully continue to maintain and fund any Loan to maturity at a rate based on Adjusted LIBOR and so specifies in such notice, then effective on the date specified in such notice each affected Loan shall bear interest at the Base Rate in effect from time to time, payable monthly in arrears (in the absence of prior demand).

         Section 2.12 FUNDING LOSSES. The Borrowers agree to reimburse the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                (a) the failure of the Borrowers to make any payment or required prepayment of principal of any Loan (including payments made after any acceleration thereof);

                (b) the failure of the Borrowers to make any prepayment permitted hereunder after giving notice thereof;

                (c) the repayment of a Loan on a day which is not the last day of an Interest Period (whether due to acceleration, DEMAND, or otherwise); or

                (d) the failure for any reason (other than a wrongful default by the Bank) of a Borrower to borrow any Loan after notice has been given to the Bank in accordance with Section 2.1 hereof (whether or not such notice is withdrawn);

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loans hereunder at a rate based on LIBOR or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrowers to the Bank under this section, each Loan bearing interest at a rate based on LIBOR (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded by a matching deposit in Dollars in the interbank eurodollar market for a comparable amount and for the respective Interest Period, whether or not such Loan was in fact so funded.

         Section 2.13 UNAVAILABILITY. If the Bank determines that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period, the Bank will forthwith give notice of such determination to the Borrowers. Commencing at the end of each Interest Period then in effect, the respective Loan shall bear interest at the Base Rate (rather than at a rate based on LIBOR) until the Bank revokes such notice in writing.

         Section 2.14 SPECIAL PREPAYMENT. The provisions of Sections 2.10, 2.11 and 2.12 shall also apply to any assignee permitted pursuant to Section 7.7 and shall apply to any unassigned portion of the Loans retained by the Bank (regardless of whether the Bank may have sold a participation interest in such retained portion to a participant permitted pursuant to Section 7.7). If demand for payment is made pursuant to Section 2.10 or 2.12 or if notice of illegality is given pursuant to Section 2.11, whether by any such permitted assignee or by the Bank on behalf of any such permitted participant, then the Borrowers may prepay in full (but not in part) such assignee's or participant's interest in the Loans on the last day of the Interest Period during which such demand for additional amounts was made or during which such notice of illegality was given. Any principal amount, interest or increased costs received by any such assignee or participant pursuant to this Section 2.14 shall not be required to be shared with the Bank and any other assignees or participants.


                                  ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.1 CONDITIONS TO INITIAL LOAN. The obligation of the Bank to make the initial Loan is subject to the condition precedent that the Bank shall have received on or prior to the Closing Date the following, each in form and substance satisfactory to the Bank and its counsel and, unless indicated otherwise, dated the Closing Date:

                (a) AGREEMENT. A copy of this Agreement, duly executed by the Borrowers and dated as of the Signing Date.

                (b) NOTE. The Note, duly executed by the Borrowers and dated the Signing Date.

                (c) TRIARC PLEDGE AGREEMENT. The Triarc Pledge Agreement, duly executed by DWG and dated the Closing Date.

                (d)     PECHINEY   PLEDGE   AGREEMENT.   The   Pechiney   Pledge
Agreement, duly executed by Peter May and dated the Signing Date.

                (e) STOCK CERTIFICATES, ETC. (i) Original stock certificates representing the shares of stock pledged to the Bank pursuant to the Triarc Pledge Agreement, together with an undated stock power for each such certificate, duly executed in blank by an authorized representative of DWG, with signature medallion guaranteed (or, if any such shares are uncertificated, confirmation and evidence that appropriate book entries have been made in the relevant books and records of the issuer of such uncertificated shares or a financial intermediary, as the case may be, under applicable law), (ii) such opinion of counsel and such approving certificate of the issuer of such shares as the Bank may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, and (iii) any registration rights agreement, shareholders' agreement or other agreement, instrument or document affecting any of the shares of stock pledged to the Bank pursuant to the Triarc Pledge Agreement.

                (f) SEC FORM 144. Ten copies of SEC Form 144, undated and duly executed in blank by DWG.

                (g) FORM U-1. Federal Reserve Forms U-1 provided for in Regulation U issued by the Board, the statements made in which shall be such, in the opinion of the Bank, as to permit the transactions contemplated hereby and by the Pechiney Loan Agreement in accordance with such Regulation, dated the Closing Date.

                (h) RESTRICTED SECURITIES STATEMENT. A Restricted Securities Statement covering each Pledged Share, substantially in the form attached to the Triarc Pledge Agreement, duly executed by DWG and dated the Signing Date.

                (i) REGISTRATION RIGHTS AGREEMENT. A copy of the Registration Rights Agreement, dated as of April 23, 1993, as amended, between Triarc and DWG, as amended to modify the holdback provision in Section 2.4(d)(i) thereof, certified as of the Signing Date by Peter May.

                (j) DWG PARTNERSHIP AGREEMENT. A copy of the Partnership Agreement, duly certified as of the Signing Date by a partner of DWG.

                (k) DWG FINANCIAL STATEMENTS. A copy of the balance sheet of DWG as at December 31, 1994, duly certified as of the Signing Date by a partner of DWG.

                (l) AMENDMENT. An amendment dated the Signing Date to the Term Loan Agreement dated as of July 29, 1994, between Peter May and NationsBank of Florida, N.A. providing, among other things, that any Event of Default under this Agreement shall constitute an "Event of Default" under such Term Loan Agreement.

                (m) PECHINEY COLLATERAL. Such notices and other documents as the Bank may reasonably require in connection with the securing of the Obligations under this Agreement with the Pechiney Collateral (including, without limitation, note powers (undated and in blank) in respect of the Collateral Notes, notices to Pechiney with respect to the Pechiney Pledge Agreement and the payment of principal of the Collateral Notes, and the Escrow Agreement (as defined in each Letter of Credit).

                (n) FEES PAYABLE AT CLOSING. The Borrowers shall pay to the Bank (i) an arrangement fee equal to $[REDACTED], and (ii) the reasonable legal fees and other client charges and expenses of such counsel (including, without limitation, photocopying, travel and word processing charges) incurred by the Bank in connection with its review of the Triarc Collateral and the Pechiney Collateral and with the preparation of this Agreement, the Note and the other
Loan Documents, negotiations in connection therewith, and research and other related expenses.

                (o) FINANCING STATEMENTS. Acknowledgment copies of appropriate financing statements on Form UCC-1, duly executed by the Borrowers and DWG and duly filed in such office or offices as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests purported to be created by the Pechiney Pledge Agreement and the Triarc Pledge Agreement.

                (p) LIEN REPORTS. Certified copies of requests for copies or information on Form UCC-11, listing all effective financing statements which name either Borrower or DWG as debtor and which are filed in the offices referred to in paragraph (o) above, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Bank, shall cover any of the Collateral.

                (q) INTERCREDITOR AGREEMENT. The Intercreditor Agreement between the Bank and NationsBank of Florida, N.A., acknowledged and consented to by Peter May and Leni May and DWG and dated the Signing Date.

                (r)     RESOLUTION   AGREEMENT.   A  copy   of  the   Resolution
Agreement, dated as of May 1, 1992, as amended, among Nelson Peltz, Peter May and Pechiney, as amended, certified as of the Signing Date by Peter May.

                (s) ESCROW AGREEMENT. A copy of the Escrow Agreement, dated as of December 22, 1988, as amended, among Pechiney Corporation, Banque Nationale de Paris, New York Branch, Nelson Peltz, Peter May and Bank of the West, as escrow agent, certified as of the Signing Date by Peter May.

                (t) OPINION OF COUNSEL TO BORROWERS. An opinion, dated the Closing Date, of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrowers and DWG, in the form of Exhibit C hereto.

         Section 3.2 CONDITIONS TO ALL LOANS. The obligation of the Bank to make any Loan is subject to the conditions precedent that:

                (a) The following statements shall be true, and the acceptance of the proceeds of such Loan by a Borrower shall be deemed to be a representation and warranty of each Borrower on the date of such Loan that, (i) the representations and warranties contained in Article IV of this Agreement and in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto on or prior to the date for such Loan are true and correct on and as of such date as though made on and as of such date; (ii) no Event of Default or Default has occurred and is continuing or would result from the making of such Loan to be made on such date; and (iii) no material adverse change in the financial condition, properties or prospects of any Loan Party shall have occurred and be continuing on the date of each request for a Loan; and

                (b) The Bank shall have received a Notice of Borrowing in accordance with Section 2.1 hereof with respect to such Loan.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Bank that: Section 4.1 GOOD TITLE TO DWG INTEREST. Nelson Peltz and Peter May are the sole general partners of DWG, which interests are owned free and clear of any Lien. Schedule
4.1 hereto sets forth the name and interest of each other partner of DWG.

         Section 4.2 NO INSOLVENCY PROCEEDINGS. The Borrowers have no knowledge of any insolvency proceeding of any type instituted with respect to DWG, Triarc or Pechiney.

         Section 4.3 NO DEFAULT. No Default or Event of Default has occurred and is continuing.

         Section 4.4 ENFORCEABLE OBLIGATIONS. The Borrowers have the legal capacity and right to execute, deliver and perform this Agreement, the Note and the other Loan Documents. This Agreement, the Note and the other Loan Documents constitute legal, valid and binding obligations of the Borrowers, enforceable against each Borrower that is a party thereto in accordance with their respective terms.

         Section 4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, the Note and the other Loan Documents, and the borrowings hereunder, will not violate any law or regulation (including, without limitation, Regulations G, T, U or X) or any contractual obligation of either Borrower and will not result in the creation or imposition of a Lien on any property of a Borrower, other than security interests created by the Loan Documents.

         Section 4.6 NO LITIGATION. Except as disclosed on Schedule 4.6, there is no litigation or proceeding of or before any arbitrator or Governmental Authority pending or threatened against any Loan Party (as to which either Borrower has received notice in writing) (a) with respect to this Agreement, any Loan, the use of the proceeds thereof, the Triarc Collateral or the Pechiney Collateral, or (b) which could reasonably be expected to have a Material Adverse Effect.

         Section 4.7 TAXES. The Borrowers have filed or caused to be filed all tax returns which are required to be filed and have paid all taxes shown to be due and payable on such returns or on any assessments made against them or any of their property by any Governmental Authority except to the extent any such taxes are being contested in good faith and any exceptions thereto are set forth on Schedule 4.7. No tax Lien has been filed with respect to any material tax liability against either Borrower, and, to the Borrowers' knowledge, no tax assessment is pending against either Borrower, except as set forth on Schedule 4.7.

         Section 4.8 PARTNERSHIP AGREEMENT. The Borrowers have delivered to the Bank a true and correct copy of the Partnership Agreement, as in effect on the date hereof.

         Section 4.9 APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by either Borrower of any Loan Document to which such Person is a party.

         Section 4.10 FINANCIAL CONDITION. (a) The personal financial statements (including the notes relating thereto) of the Borrowers dated September 30, 1995, copies of which have been previously delivered to the Bank, fairly present the financial condition of the Borrowers as at the date thereof, and since such date there has been no material adverse change in the financial condition, properties or prospects of either Borrower.

                (b) The balance sheet of DWG as at December 31, 1994, copies of which have been previously delivered to the Bank, fairly presents the financial condition of DWG as at such date, all in accordance with sound accounting principles consistently applied, and since December 31, 1994 there has been no material adverse change in the financial condition, properties or prospects of DWG (it being understood that any decrease in the per share price of common stock of Triarc shall not constitute a material adverse change for purposes of this paragraph).

         Section 4.11 REGULATION U. Such Borrower is not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying margin stock, or to refinance any loan or other Indebtedness the proceeds of which were used to purchase or carry, any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 4.12 PURPOSE OF LOAN. The proceeds of each Loan will be used only for specific investment purposes, but in no event shall such proceeds be used for any investment purpose inconsistent with Section 4.11 hereof, or to repay any Indebtedness incurred to repay Indebtedness owed to any prior pledgee of the Triarc Shares that was secured (directly or indirectly) by shares of stock of Triarc.

         Section 4.13 FULL DISCLOSURE. No Loan Document or schedule or exhibit thereto, and no certificate, report, statement or other document or information furnished to the Bank in connection herewith or with the consummation of the transactions contemplated hereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to any Borrower (other than public information as to matters of a general economic nature) that materially adversely affects the financial condition of a Borrower or DWG the value of any of the Collateral that has not been disclosed to the Bank in writing prior to the Signing Date.


                                   ARTICLE V
                                   COVENANTS

         So long as any Obligation is outstanding or the Bank shall have any Commitment hereunder, the Borrowers will, unless the Bank shall otherwise consent in writing:

         Section 5.1 FINANCIAL STATEMENTS. Deliver to the Bank in form and detail satisfactory to the Bank:

                (a) as soon as available, but not later than sixty (60) days after the end of each calendar quarter and for that portion of the calendar year ending with such quarter, a statement of assets and liabilities (including, without limitation, contingent liabilities) of the Borrowers as of the close of such quarter, certified by the Borrowers to the best of their knowledge as being true and complete in all material respects;

                (b)     together with each statement of assets and liabilities,

                        (i) a letter  showing  which assets each  Borrower  owns
                individually,  which  assets  are  owned by the  other  Borrower individually and which assets are owned jointly by the Borrowers. Such assets shall be valued on a basis consistent with that used in the preparation of the September 30, 1995 statement of assets and liabilities, except as explained in any notes to the quarterly statement which such letter accompanies; and

                        (ii) an update on the status of the audit by the Internal Revenue Service of the Borrower's federal tax returns (which update may be included in the footnotes to such statement of assets and liabilities; the level of disclosure for such updates will be sufficient if the same as for previous updates included in such footnotes); and

                (c) as soon as available and in any event not more than 90 days after the end of each calendar year, (i) a statement of personal cash flow of the Borrowers for the year then ended and projected cash flow of the Borrowers for the following year, certified by the Borrowers to the best of their knowledge as being true and complete in all material respects, and (ii) a balance sheet of DWG, showing the financial condition of DWG as of the close of such year and prepared in accordance with sound accounting principles consistently applied, all certified by its partners as fairly presenting the financial condition of DWG; and

                (d) promptly upon request, such other information concerning the operations, condition (financial or otherwise), business, assets or prospects of any Loan Party as the Bank from time to time may reasonably request.

         Section 5.2 NOTICES. Promptly notify the Bank of:

                (a)     the occurrence of any Default or Event of Default;

                (b) (i) any breach or non-performance of, or any default under, any contractual obligation of any Loan Party which could have a Material Adverse Effect; and (ii) any action, suit, litigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect;

                (c) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party (i) which could reasonably be expected to have a Material Adverse Effect, (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement, the Note or any other Loan Document or (iii) any litigation involving any of the Collateral; and

                (d) any Material Adverse Effect subsequent to the date of the most recent statement of assets and liabilities of the Borrowers delivered to the Bank pursuant to Section 5.1.

Each notice pursuant to this section shall be accompanied by a written statement signed by the Borrowers, setting forth details of the occurrence referred to therein, and stating what action the Borrowers propose to take with respect thereto and at what time. Each notice under Section 5.2(a) shall describe with particularity the provisions of this Agreement, the Note or other Loan Document that have been breached.

         Section 5.3 PAYMENT OF OBLIGATIONS. Pay all taxes, assessments, governmental charges and other obligations when due, except as may be contested in good faith or those as to which a bona fide dispute may exist.

         Section 5.4 FURTHER ASSURANCES. Execute and deliver to the Bank such further instruments and do such other further acts as the Bank may reasonably request to carry out more effectively the purposes of this Agreement, the other Loan Documents and any agreements and instruments referred to herein.

         Section 5.5 DWG. Not permit DWG to (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any transaction, business or operation other than the ownership of the Pledged Shares, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or obligations, except obligations owing by it under the Loan Documents to which it is a party, (iii) create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income , except for any Lien in favor of the Bank, (iv) liquidate, dissolve, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transaction), any of its assets (whether now owned or hereafter acquired) to any Person, (v) own, lease, manage or otherwise operate any properties or assets other than the ownership of the Pledged Shares, or (vi) make any payment other than in accordance with the provisions of the Loan Documents.

         Section 5.6 CHANGE IN STATE OF RESIDENCE. Not change the state of their principal place of residence (which is currently New York) without (a) notifying the Bank in writing prior to such change, (b) designating in writing an agent for service of process in the State of New York and notifying the Bank of same and (c) delivering to the Bank the written acceptance of such agent.

         Section 5.7 DWG PARTNERSHIP AGREEMENT. Not amend, modify, alter, terminate or waive any provision of the Partnership Agreement.

         Section 5.8 NET WORTH. Maintain at all times a minimum Net Worth of $[REDACTED]. As used herein, "Net Worth" means the total assets of the Borrowers minus the total liabilities of the Borrowers, all determined in accordance with sound accounting principles.

         Section 5.9 RULE 144 COVENANTS. (a) Not sell any securities of the same class or convertible into the same class of securities as the Triarc Collateral, whether or not such securities are pledged hereunder, from the date hereof until the Obligations have been paid in full, and in the event of any such sale consented to by the Bank will furnish the Bank with a copy of any Form 144 filed in respect of such sale. The Borrowers will cause any Person with whom it shall be deemed one "person" for purposes of Rule 144(a)(2) to refrain from selling any securities of the same class or convertible into the same class of securities as the Triarc Collateral, whether or not such securities are pledged hereunder, from the date hereof until the Obligations have been paid in full and the Commitment terminated, and in the event of any such sale consented to by the Bank will furnish the Bank with a copy of any Form 144 filed in respect of such sale.

                (b) Cooperate fully with the Bank with respect to any sale by the Bank of any of the Triarc Collateral, including full and complete compliance with all requirements of Rule 144, and will give to the Bank all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 for the complete and unrestricted sale and/or transfer of the Rule 144 Securities.


                                   ARTICLE VI
                               EVENTS OF DEFAULT

         Section 6.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

                (a) NONPAYMENT. Either (i) THE BANK SHALL DEMAND PAYMENT ON THE NOTE (AT ANY TIME IN ITS SOLE AND ABSOLUTE DISCRETION, AND REGARDLESS OF WHETHER ANY OTHER DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED), or (ii) either Borrower shall fail to pay any principal of a Loan or the Note when due (whether by scheduled maturity, mandatory prepayment, acceleration, demand or otherwise), or (iii) either Borrower shall fail to pay any interest on a Loan or the Note or any other amount payable hereunder and such failure shall continue for 3 Business Days; or

                (b) REPRESENTATION OR WARRANTY. Any representation or warranty by any Loan Party made or deemed made herein, in any other Loan Document or in any certificate, document or financial or other statement furnished by a Loan Party pursuant to a Loan Document shall have been incorrect or misleading in any material respect on or as of the date made or deemed made;

or

                (c) OTHER DEFAULT. (i) A Borrower shall fail to perform or observe any term or covenant in Section 2.5 hereof after any applicable notice and cure period expressly set forth therein, or (ii) a Borrower shall fail to perform or observe any term or covenant in Section 5.1 or 5.2 hereof after any applicable notice and cure period expressly set forth therein (if any), or (iii) any Loan Party shall fail to perform or observe any other material term or covenant contained in this Agreement or any other Loan Document, and not referred to in another subsection of this Section 6.1, and such default continues unremedied for a period of 20 days or (iv) a Loan Party shall fail to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and not referred to in clauses (i), (ii) or (iii) of this subsection (c) or in any other subsection of this Section 6.1, and such default continues unremedied for a period of 20 days after the Bank gives notice to either Borrower of same; or

                (d) CROSS-DEFAULT. Any Loan Party (i) shall fail to make any required payment when due in respect of any Indebtedness having a principal or face amount of [ REDACTED ] or more when due (whether at scheduled maturity or required prepayment or by acceleration, demand, or otherwise); or (ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such contingent obligation to become payable or cash collateral in respect thereof to be demanded; or

                (e) VOLUNTARY PROCEEDINGS. Any Loan Party (i) becomes insolvent, or generally fails to pay, or admits in writing the inability to pay such Loan Party's debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences a proceeding under the bankruptcy laws of any state or of the United States with respect to such Loan Party; or (iii) takes any action to effectuate or authorize any of the foregoing; or

                (f) INVOLUNTARY PROCEEDINGS. (i) Any involuntary bankruptcy proceeding is commenced or filed against any Loan Party or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party's properties, and any such proceeding or petition is not dismissed, or such writ, judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within 90 days after commencement, filing or levy; (ii) any Loan Party admits the material allegations of a petition against such Loan Party in any insolvency proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any insolvency proceeding; or (iii) any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for a substantial portion of such Loan Party's property or business; or

                (g) MONETARY JUDGMENTS; LIENS. One or more final (non-interlocutory) judgments, orders or decrees is entered against any Loan Party or a Lien is filed against property of any Loan Party (other than as contemplated hereby) involving in the aggregate liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of [ REDACTED ]or more, and the same remains unvacated and unstayed pending appeal (if a judgment) or unbonded (if a Lien) for a period of 10 days after the entry thereof; or

                (h) TRIARC PLEDGE AGREEMENT. Any provision of the Triarc Pledge Agreement ceases to be valid and binding on or enforceable against DWG, the Triarc Pledge Agreement ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest; or

                (i) PECHINEY PLEDGE AGREEMENT. Any provision of the Pechiney Pledge Agreement ceases to be valid and binding on or enforceable against Peter May, the Pechiney Pledge Agreement ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest; or

                (j) TERM LOAN AGREEMENT. An "Event of Default" shall occur under the Term Loan Agreement dated as of July 29, 1994, as amended or otherwise modified from time to time, between Peter May and NationsBank of Florida, N.A.; or

                (k) PUBLIC INFORMATION. Triarc shall at any time cease to satisfy either of the conditions set forth in paragraph (c) of Rule 144 (unless at such time pursuant to paragraph (k) of Rule 144 the Bank can sell all of the Triarc Class A Common Stock pledged to the Bank); or shares of the Triarc Class A Common Stock shall cease to be listed on the New York Stock Exchange or the American Stock Exchange or included for trading on the NASDAQ Stock Market/National Market System; or

                (l) DWG CONTROL. Peter May shall cease to own directly, beneficially and of record, 33-1/3% of the partnership interests in DWG, or Nelson Peltz and Peter May shall cease collectively to own directly, beneficially and of record, 100% of the partnership interests in DWG (except for the limited partnership interest of Leon Kalvaria); or

                (m) DEATH OR INCAPACITY. Peter May shall die or shall cease to have legal capacity.

         Section 6.2 REMEDIES. If any Event of Default occurs, the Bank may:

                (a) declare the aggregate principal amount of the outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, whereupon such Loans, all interest accrued and unpaid thereon, and all other Obligations shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers;

                (b)     exercise  all  rights  and  remedies   available  to  it
hereunder, under the Note, any other Loan Document or applicable law;

                (c) declare the Commitment to be terminated, whereupon the Commitment shall forthwith terminate; and

                (d) enforce, as Collateral Agent, and direct the Florida Agent to enforce (subject to Section 8 of the Intercreditor Agreement), all of the Liens and security interests created pursuant to the Loan Documents;

PROVIDED, HOWEVER, that (i) upon the occurrence of any event specified in paragraph (c)(i), (f) or (g) of Section 6.1 above (in the case of clause (i) of paragraph (f), after the 90-day period expressly set forth therein), the Commitment shall automatically terminate and the aggregate principal amount of the outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and (ii) in the case of any event specified in paragraph (c)(i) of Section 6.1 above (after the five-day period expressly set forth in Section 2.5(b) hereof), and notwithstanding any notice provisions in any other Loan Document, (A) the Collateral Agent may sell all or any part of the Triarc Collateral and (B) the Florida Agent may (subject to Section 8 of the Intercreditor Agreement) sell all or any part of the Pechiney Collateral, and in each case the Bank may apply the proceeds of such Collateral to the payment of the Obligations.

         Section 6.3 RIGHTS NOT EXCLUSIVE. The rights provided in this Agreement, the Note and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 7.1 AMENDMENT AND WAIVER. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by either Borrower therefrom, shall be effective unless the same shall be in writing and signed by a Vice President or higher level officer of the Bank, and then shall be effective only in the specific instance and for the purpose for which given.

         Section 7.2 COSTS AND EXPENSES. The Borrowers shall:

                (a) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by the Bank, including, without limitation, the reasonable fees and disbursements of counsel and paralegals, in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, the Note or any of the other Loan Documents, the review of the Collateral and the consummation of the transactions contemplated hereby;

                (b) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by it, including, without limitation, the fees and disbursements of counsel and paralegals, in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding any of the Loans and any insolvency proceeding or appellate proceeding) under this Agreement, the Note or any other Loan Document or in respect of any of the Collateral; and

                (c) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by the Bank in connection with litigation involving the Triarc Collateral, whether related to enforcement thereof or otherwise.

         Section 7.3 JOINT AND SEVERAL OBLIGATIONS. All of the Obligations of the Borrowers hereunder and under the Note and the other Loan Documents are joint and several. The Bank may, in its sole and absolute discretion, enforce the provisions hereof against either of the Borrowers and shall not be required to proceed against both Borrowers jointly or seek payment from the Borrowers ratably. In addition, the Bank may, in its sole and absolute discretion, select the Collateral of any one or more of the Loan Parties for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by the Loan Parties (it being understood that any sale or disposition of the Pechiney Collateral shall be subject to Section 8 of the Intercreditor Agreement). It is understood and agreed that Nelson Peltz and Peter May have agreed between themselves that Nelson Peltz shall have a two-thirds interest, and Peter May shall have a one-third interest, in DWG and its assets, and the Bank hereby agrees that in the event the Bank shall sell or otherwise dispose of any of the Triarc Collateral, the Bank shall apply one third of the proceeds of such Triarc Collateral to the Obligations.

         Section 7.4 DEMAND OBLIGATION. Nothing in this Agreement or in any other Loan Document is intended to be an amendment or modification of, or limitation or restriction upon, any provision of the Note (including, without limitation, the Borrower's obligation under the Note to pay principal and interest ON DEMAND), and the provisions of the Note shall be controlling and fully effective regardless of anything herein to the contrary. The Borrowers hereby acknowledge that the Bank may at any time, in its sole and absolute discretion, demand payment of the Note, even if the Borrowers have fully complied with all of the terms and conditions of this Agreement and the other Loan Documents. This Agreement, the Note and the other Loan Documents constitute the entire agreement among the parties with respect to the borrowings contemplated hereunder and supersede all prior agreements, written or oral, with respect to the borrowings contemplated hereunder. THE NOTE AND THE BORROWERS'
OBLIGATIONS ARE PAYABLE UPON DEMAND BY THE BANK (IN ITS SOLE AND ABSOLUTE DISCRETION).

         Section 7.5 SET-OFF. If an Event of Default exists, the Bank is authorized to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, the Bank to or for the credit or the account of any Borrower against any and all Obligations owing to the Bank, now or hereafter existing, whether or not the Bank has made demand under this Agreement, the Note or any other Loan Document and although such Obligations may be contingent or unmatured. The Borrowers hereby waive prior notice of such action. The Bank, however, agrees promptly to notify the Borrowers after any such set-off; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off. The rights of the Bank under this Section 7.5 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

         Section 7.6 WAIVER. No failure or delay on the part of the Bank or the Borrowers in exercising any right, power or privilege under this Agreement and no course of dealing between the Borrowers or any other person and the Bank or any other person shall operate as a waiver hereof or thereof.

         Section 7.7 SUCCESSORS AND ASSIGNS.

                (a) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, except that the Borrowers shall not be entitled to assign or transfer all or any of their rights, benefits or obligations hereunder, except for their death or mental incapacity.

                (b) The Bank may not assign or otherwise transfer any of its rights or obligations under this Agreement except as provided in this Section 7.7(b):

                        (i) Prior to approaching any Eligible Institution for the purpose of assigning a portion of its interest herein or selling a participation in its rights and obligations under this Agreement, the Bank shall discuss with a Borrower the names of such potential participants or assignees. The Bank shall not assign or sell a participation in its rights and obligations under this Agreement to any person unless a Borrower shall have consented thereto (which consent shall not be unreasonably withheld).

                        (ii) The Borrowers shall be given prompt written notice of any grant of any such participation or assignment, which notice shall include (x) the name and jurisdiction of organization of the participant and (y) the amount of such participation or assignment.

                        (iii)   The Bank agrees that:

                                (A)     it will not  assign an  interest  in, or
                sell  a  participation   in,  the  outstanding   Loans  and  the
                Commitment in an amount less than 15% of the Commitment;

                                (B) it will at all times retain not less than 15% of the outstanding Loans and the Commitment;

                                (C) it will provide in any assignment or participation agreement with any assignee or participant that such assignee or participant may not make a subparticipation or assign any portion of its interest in outstanding Loans and the Commitment if, after giving effect to such participation or assignment, such participant or assignee would hold less than 15% of the outstanding Loans and the Commitment;

                                (D) the Bank will not assign an interest or sell a participation in any Loan or the Commitment to any assignee or participant who would be entitled to receive additional compensation under Section 2.10 at the time of such assignment or sale by the Bank, nor to any assignee or participant who would find it unlawful or impossible to make, maintain or fund its assigned interest or participation in the Loan at a rate based on Adjusted LIBOR as provided in Section 2.11, at the time of such assignment or sale by the Bank;

                                (E) with respect to any matter on which the Bank and any assignee or participant is required to vote or is solicited to consent pursuant to the terms of a participation agreement or an assignment agreement, as the case may be, between the Bank and such person, if the matter to be decided is one that does not require the unanimous consent of all assignees or participants, financial institutions holding 51% of the outstanding Loans shall decide the issue, provided that such 51% includes the Bank; and

                                (F)     in  any   participation   agreement   or
                assignment agreement with any participant or assignee, as the case may be, the Bank will:

                                        (x)     require that any bank  organized
                outside the United States will deliver to the Bank with a copy to either Borrower Internal Revenue Service Form 4224 or 1001, duly completed and signed; and

                                        (y)     provide that each participant or
                assignee, as the case may be, will agree to be bound by all the terms of this Agreement as if it were a signatory hereto.

                        (iv)    The Bank may, in  connection  with any  proposed
                participation or assignment, disclose to the proposed participant or assignee any information relating to the
                Borrowers furnished to the Bank by or on behalf of the Borrowers; PROVIDED, that prior to any such disclosure, the proposed participant or assignee shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it from the Bank to the same extent as is required of the Bank.

                        (v) The Bank shall act as agent in connection with any transfer permitted hereunder and the administration of the Loans, and shall remain the holder of the Triarc Collateral and act as collateral agent of the Triarc Collateral holding the same for its benefit and the benefit of the permitted assignees and participants hereunder. The Borrowers shall not be required to deal with any participant or assignee in connection with the administration of the Loans, and each assignment agreement or participation agreement shall provide that each such assignee or participant shall deal solely with the Bank as agent and not directly with the Borrowers.

         Section 7.8 CONFIDENTIALITY. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrowers and provided to it by the Borrowers in connection with this Agreement, and it shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Bank; PROVIDED FURTHER, HOWEVER, that the Bank may disclose such information: (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the Bank's independent auditors and other professional advisors, all of whom shall have been advised of the confidential nature of such information; and (E) to proposed assignees or participants in accordance with Section 7.8(b)(iv). It is understood that the financial information to be delivered pursuant to Section 5.1 or any similar financial information delivered prior to the Closing Date shall be deemed to have been identified as confidential by the Borrowers.

         Section 7.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         Section 7.10  SEVERABILITY.  Any provision of this  Agreement  which is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction.

         Section 7.11 NOTICES. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and shall be mailed, telegraphed, telecopied or delivered, if to the Borrowers, to c/o Triarc Companies, Inc., 900 Third Avenue, 31st Floor, New York, New York 10022, Telecopy No. [ REDACTED ], Telephone No.: [ REDACTED ], with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York New York 10019. Attention: Neale Albert, Esq., Telecopier No.: [ REDACTED ], Telephone No.: [ REDACTED ]; if to the Bank, to it at its address at NationsBank, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255, with copies to NationsBank, N.A., 767 Fifth Avenue, 23rd Floor, New York, New York 10153-0083, Attention: Ms. Jane R. Heller, Senior Vice President, Telecopier No. [ REDACTED ], Telephone No. [ REDACTED ], and Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022, Attention: Lawrence S. Goldberg, Esq., Telecopier No. [ REDACTED ], Telephone No.[ REDACTED ]; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7.11. Any notice to the Bank by any Borrower or Borrowers shall be binding on all of the Borrowers. The Bank may, and is hereby authorized, in its sole discretion, to act in accordance with the terms hereof upon receipt of any notice, including, without limitation, a Notice of Borrowing, by any Borrower or Borrowers as though such notice had been signed by both of the Borrowers, and all of the rights and remedies of the Bank, and Obligations of the Borrowers, shall be in full force and effect notwithstanding that any Borrower did not execute or consent to such Notice of Borrowing or other notice. All such notices and other communications shall be effective (i) if mailed, when deposited in the mails, (ii) if telegraphed, when delivered to the telegraph company, (iii) if telecopied, upon receipt, or (iv) if delivered, upon delivery, except that notices to the Bank pursuant to Article II hereof shall not be effective until received by the Bank.

         Section 7.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 7.13 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                        (i) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS AGREEMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                        (ii) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT, OR DOCUMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR
                MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         Section 7.14 THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        /s/ Peter May
                                        ---------------------------------
                                        PETER MAY


                                        /s/ Leni May
                                        ---------------------------------
                                        LENI MAY



                                        NATIONSBANK, N.A.


                                        By: /s/ Jane R. Heller, S.V.P.
                                            -----------------------------
                                        Title:   AUTHORIZED SIGNATORY

                                                                        REDACTED




                              TERM LOAN AGREEMENT


                           dated as of July 29, 1994



                                    between



                                  PETER W. MAY



                                      and



                          NATIONSBANK OF FLORIDA, N.A.

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS...................................1

Section 1.1   Certain Defined Terms...........................................1

ARTICLE II THE LOAN...........................................................6

Section 2.1   Amount of the Loan..............................................6
Section 2.2   Interest........................................................6
Section 2.3   Payment Under Collateral Notes and Letters of Credit............7
Section 2.4   Payment of Principal............................................8
Section 2.5   Optional Prepayment.............................................8
Section 2.6   Mandatory Prepayment............................................8
Section 2.7   Evidence of Credit Extensions...................................8
Section 2.8   Payment.........................................................8
Section 2.9   Computations of Interest; Business Day..........................8
Section 2.10  Increased Costs, Etc............................................9
Section 2.11  Illegality.....................................................10
Section 2.12  Funding Losses.................................................11
Section 2.13  Unavailability.................................................11
Section 2.14  Special Prepayment.............................................11

ARTICLE III CONDITIONS PRECEDENT.............................................12

Section 3.1   Deliveries.....................................................12
Section 3.2   Representations Correct........................................13
Section 3.3   Release of Credit Suisse Lien..................................13

ARTICLE IV REPRESENTATIONS AND WARRANTIES....................................13

Section 4.1   Good Title to Collateral.......................................13
Section 4.2   Enforceable Collateral Notes; No Default.......................14
Section 4.3   No Defense to or Prepayment of Collateral Notes................14
Section 4.4   No Misrepresentation...........................................14
Section 4.5   No Insolvency Proceedings......................................14
Section 4.6   No Default.....................................................14
Section 4.7   Enforceable Obligations........................................14
Section 4.8   No Legal Bar...................................................14
Section 4.9   No Litigation..................................................15
Section 4.10  Taxes..........................................................15
Section 4.11  Margin Stock...................................................15
Section 4.12  Purpose of Loan................................................15
Section 4.13  Pledge Agreement...............................................15
Section 4.14  Escrow Agreement...............................................15

ARTICLE V COVENANTS..........................................................16

Section 5.1   Financial Statements...........................................16
Section 5.2   Notices........................................................17
Section 5.3   Payment of Obligations.........................................17
Section 5.4   Further Assurances.............................................17
Section 5.5   Notice to Pechiney and Escrow Agent............................18
Section 5.6   Amendments to Escrow Agreement.................................18
Section 5.7   Change in State of Residence...................................18

ARTICLE VI EVENTS OF DEFAULT.................................................18

Section 6.1   Event of Default...............................................18
      (a) Non-Payment........................................................18
      (b) Representation or Warranty.........................................19
      (c) Other Default......................................................19
      (d) Cross-Default......................................................19
      (e) Material Adverse Change............................................20
      (f) Insolvent Voluntary Proceedings....................................20
      (g) Involuntary Proceedings............................................20
      (h) Monetary Judgments; Liens..........................................20
      (i) Pledge Agreement...................................................20
Section 6.2   Remedies.......................................................21
Section 6.3   Rights Not Exclusive...........................................21

ARTICLE VII MISCELLANEOUS....................................................21

Section 7.1   Amendment and Waiver...........................................21
Section 7.2   Costs and Expenses.............................................22
Section 7.3   Indemnification................................................22
Section 7.4   GOVERNING LAW AND SUBMISSION TO JURISDICTION...................23
Section 7.5   Set-Off........................................................23
Section 7.6   Waiver.........................................................24
Section 7.7   Successors and Assigns.........................................24
Section 7.8   Confidentiality................................................26
Section 7.9   Counterparts...................................................27
Section 7.10  Severability...................................................27
Section 7.11  Notices........................................................27
Section 7.12  Document Stamp Taxes...........................................27
Section 7.13  WAIVER OF JURY TRIAL...........................................27

SCHEDULES

Schedule 2.2   -   Interest Payment Dates
Schedule 4.9   -   Litigation, Tax Audits
Schedule 4.10  -   Tax Assessments

EXHIBITS
Exhibit A      -   Note
Exhibit B      -   Pledge Agreement
Exhibit C      -   Direction to Demand Payment, Accelerate or Draw

                              TERM LOAN AGREEMENT

         THIS TERM LOAN AGREEMENT (the "Agreement"), dated as of July 29,1994, is entered into by and between PETER W. MAY (the "Borrower"), an individual residing in the State of New York, and NATIONSBANK OF FLORIDA, N.A. (the "Bank"), a national banking association.

                                    RECITALS

         The Borrower has requested that the Bank make a term loan (the "Loan") available to the Borrower in an amount not in excess of Fifty-One Million Dollars ($51,000,000), which Loan is to be secured by the pledge to the Bank by the Borrower of promissory notes (the "Collateral Notes") issued by Pechiney Corporation, a Delaware corporation ("Pechiney"), payable to the Borrower in an aggregate principal amount of $60,000,000. Payment of the Collateral Notes is supported by transfer letters of credit issued by Banque Nationale de Paris, New York Branch, which, on the Closing Date, will issue new letters of credit naming the Bank as beneficiary. The Bank will hold such letters of credit for itself and as collateral agent for any Eligible Institution (as defined herein) to which the Bank sells a participation in the Loan or to which the Bank assigns a portion of its interest therein.

         The Bank has agreed to make the loan to the Borrower on the terms set forth herein.

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings: "Adjusted LIBOR" means, with respect to any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/100th of one percent), determined pursuant to the following formula:

                                     LIBOR
                  1.00 minus the Eurodollar Reserve Percentage

         "Applicable Margin" means:

                        (i)     prior to a Rating Change, [REDACTED]%; and

                        (ii) after a Rating Change and during the continuance thereof, [REDACTED]%.

Any change in the Applicable Margin shall take effect on the date of any Rating Change.

         "Base Rate" means, for any day, a simple rate per annum equal to the higher of (i) the Prime Rate for such day, or (ii) the sum of one half of one percent ( 1/2 %) plus the Federal Funds Rate for such day.

         "BNP" means Banque Nationale de Paris, New York Branch.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and, if the applicable Business Day relates to any Interest Period for which interest on the Loan is determined by reference to the Adjusted LIBOR rate, also includes a day on which commercial banks are open for international business in London.

         "Closing Date" means July 29, 1994.

         "Collateral Notes" has the meaning assigned to it in the Recitals.

         "Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Default Rate" has the meaning specified in Section 2.2.

         "Direction to Demand Payment, Accelerate or Draw" means a direction, in the form attached hereto as Exhibit C, dated and signed by the Borrower.

         "Dollars" and the sign "$" each mean lawful money of the United States of America.

         "Eligible Institution" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States or an offshore branch outside the United States at which such bank books loans bearing interest based on LIBOR and, in the case of a bank described in either clause (i) or clause (ii), such bank is able to deliver Internal Revenue Service Form 1001 or 4224 to the Bank with a copy to the Borrower as of the day such bank becomes an assignee or participant.

         "Escrow Agreement" means that certain Escrow Agreement, dated as of December 22, 1988, among Pechiney, BNP, the Borrower, Nelson Peltz and Bank of the West as Escrow Agent, as amended from time to time.

         "Eurodollar Reserve Percentage" means, with respect to each Interest Period, the maximum reserve percentage (expressed as a decimal fraction), in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to the Bank), prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements generally applicable to financial institutions regulated by the Board of Governors of the Federal Reserve System (including without limitation any basic, emergency, supplemental or other marginal reserve requirements) with respect to Eurocurrency liabilities pursuant to Regulation D or any other then applicable regulation of the Board of Governors of the Federal Reserve System which prescribes reserve requirements applicable to "Eurocurrency liabilities" as presently defined in Regulation D (or any other category of liabilities which includes deposits by reference to which the interest rate is determined or any category or extension of credit which includes loans by a non-United States office of the Bank to United States residents). Each determination by the Bank of the Eurodollar Reserve Percentage shall, in the absence of demonstrable error, be binding and conclusive.

         "Event of Default" has the meaning specified in Section 6.1.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

         "Interest Period" means each three (3) month period during which interest on the Loan shall be calculated by reference to Adjusted LIBOR determined as of the second Business Day before the commencement of that Interest Period; provided, however, that:

                        (i) if any Interest Period would end on a day not a Business Day, it shall end on the next Business Day unless the next Business Day would fall in the next calendar month, in which case the Interest Period shall end on the Business Day immediately preceding the last day of such Interest Period but for such change;

                        (ii) if any Interest Period would end on a day for which there is no corresponding day in such month, it shall end on the immediately preceding Business Day;

                        (iii) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; and

                        (iv) the first Interest Period shall commence on the Closing Date and shall be a period of more or less than three
                (3)  months so that it may end on a date set  forth on  Schedule
                2.2 for an interest payment by the Borrower; thereafter, each Interest Period shall commence upon the expiration of the preceding Interest Period.

         "Letters of Credit" means (i) when used with respect to the letters of credit issued by BNP naming the Bank as beneficiary in its capacity as collateral agent, such letters of credit and (ii) when used with respect to letters of credit supporting payment of the Collateral Notes prior to the Closing Date, such letters of credit.

         "LIBOR" means, for each Interest Period, the interest rate per annum displayed on Telerate page 3750 (or such other page as may replace such page on that service for the purpose of displaying interest rates at which Dollar deposits are offered by prime banks in the London interbank market), as of 11:00 a.m., London, England time, on the day which is two (2) Business Days prior to the first day of the applicable Interest Period, rounded to the nearest .0625 of one percent. If Telerate ceases to quote LIBOR at any time during the term of this Agreement, then LIBOR shall mean the rate of interest per annum at which deposits in U.S. Dollars are offered to the Bank by prime banks in the London interbank market at approximately 11:00 a.m. London time two (2) Business Days before the first day of such Interest Period for amounts approximately equal to the outstanding principal amount of the Loan, and for a period comparable to the applicable Interest Period. LIBOR shall be adjusted from time to time for the aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any Interest Period) specified in Regulation D of the Board of Governors of the Federal Reserve System, or any subsequent regulations of similar effect, as applicable to "Eurocurrency liabilities" (as presently defined in Regulation
D) of the Bank to the extent actually complied with by same.

         "Loan" has the meaning specified in the Recitals.

         "Lien" means any lien, mortgage, pledge, security interest, charge or similar encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Material Adverse Effect" means that the Net Worth of the Borrower is less than $[REDACTED].

         "Missed Interest Payment" has the meaning specified in Section 6.1(a).

         "Net Worth" means, at any time of determination thereof, when used with respect to the Borrower, the net worth of the Borrower as reflected on the quarterly statement of assets and liabilities of the Borrower prepared on a basis consistent with that used in the preparation of the Borrower's March 31, 1994 statement of assets and liabilities (except as explained in any notes to such quarterly statement).

         "Note" means a promissory note in the form attached hereto as Exhibit A, as such note may be modified, amended, supplemented or restated from time to time.

         "Pledge Agreement" means a pledge agreement in the form attached hereto as Exhibit B, as such agreement may be amended, modified, restated or supplemented from time to time.

         "Prime Rate" means the annual rate of interest announced from time to time during the term of the Loan as the Bank's "prime" lending rate (which the Borrower acknowledges does not necessarily represent the best or most favored rate offered by the Bank to its best or any particular customers). Whenever applicable to the Loan, the floating interest rate shall be adjusted automatically as and when the Bank's Prime Rate shall change on any business day(s) during the term of the Loan.

         "Rating Change" means that either Standard & Poor's Corporation or Moody's Investors Service, Inc. has rated the long-term senior debt of BNP below investment grade or has withdrawn its rating.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time. "Reinstatement Event of Default" means that on three successive interest payment dates under the Collateral Notes an event of default under the Collateral Notes has occurred as a result of the failure of BNP to reinstate any interest amount drawn under the Letters of Credit within five Business Days after such drawing.

         "Termination Date" means the earliest to occur of

                        (i)     January 4, 1999

                        (ii) the date on which, prior to the date set forth in clause (i) above, the Loan is accelerated pursuant to Article VI, and

                        (iii) the date on which prior to the dates set forth in clauses (i) or (ii) above, the Loan is prepaid by the Borrower in accordance with a notice to that effect given to the Bank by the Borrower pursuant to Section 2.5.


                                   ARTICLE II
                                    THE LOAN

         Section 2.1 Amount of the Loan. On the Closing Date, the Bank, on the terms and conditions hereinafter set forth, will (a) make a Loan to the Borrower in an amount not in excess of Fifty-One Million Dollars ($51,000,000) and (b) deliver to the Borrower Internal Revenue Form 1001 or 4224 duly completed (if applicable).

         Section 2.2 Interest. The outstanding principal balance of the Loan will bear interest at a rate per annum equal to Adjusted LIBOR plus the Applicable Margin from the date of the making of the Loan until the Loan is paid in full, except that after the occurrence of an Event of Default, the Loan shall bear interest at a rate per annum equal A to the sum of (i) Adjusted LIBOR, (ii) the Applicable Margin and (iii) [REDACTED] %(the "Default Rate"). Interest on the Loan shall be paid in arrears on each date set forth on Schedule 2.2. Interest will continue to accrue on the Loan until all interest then due is paid even though the Bank may have drawn under the Letter of Credit for an interest payment and shall accrue thereon at the Default Rate if interest is not paid within three Business Days after the due date therefor, whether or not a drawing has been made under the Letter of Credit.

         Section 2.3 Payment Under Collateral Notes and Letters of Credit. If an event of default occurs under a Collateral Note and the Borrower desires that the Bank demand payment under the Collateral Notes, accelerate the Collateral Notes or draw under one or more Letters of Credit as a result of such event of default, the Borrower shall promptly notify the Bank of same, and the Borrower shall direct the Bank to take such action by delivering to the Bank a Direction to Demand Payment, Accelerate or Draw, specifying the event which caused such event of default, the date of the occurrence thereof (if known) and, if the date of such occurrence is not known, the date on which the Borrower obtained knowledge of such occurrence as well as the action the Borrower desires that the Bank take upon receipt of such Direction to Demand Payment, Accelerate or Draw, the Bank shall forthwith take the requested action. If the Bank is not paid by Pechiney or BNP, if the Bank is not paid the full amount for which it draws under the Letters of Credit or if the amount drawn is withheld and placed in escrow, then the Bank shall notify the Borrower of same. The proceeds of any funds received directly from Pechiney after a demand by the Bank under the Collateral Notes or as proceeds following a drawing under the Letters of Credit shall be used by the Bank to pay any sums then due and unpaid under this Agreement and the Note. If, at the time the Bank receives such payment from either Pechiney or BNP, or the Borrower makes any payment to the Bank, there is then no other Default or Event of Default under this Agreement, any excess proceeds shall be remitted to the Borrower within one Business Day after applying such payments.

         Any action taken by the Bank pursuant to a Direction to Demand Payment, Accelerate or Draw shall not affect or impair the Borrower's obligation hereunder or under the Note to pay the amounts due hereunder. The Bank may draw under the Letters of Credit even though it has not received a Direction to Demand Payment, Accelerate or Draw, except that the Bank shall not accelerate the Collateral Notes or make a drawing under the Letters of Credit for the principal amount due under the Collateral Notes as a result solely of a Missed Interest Payment unless a Reinstatement Event of Default has occurred and is continuing.

         Section 2.4 Payment of Principal. The Borrower shall repay the principal amount outstanding under the Note on January 4, 1999, together with all accrued and unpaid interest thereon and all fees and other amounts owing hereunder and under the Pledge Agreement and the Note.

         Section 2.5 Optional Prepayment. At any time and from time to time, the Borrower may, subject to Section 2.12, prepay all or any part of the Loan together with interest to date of payment, except that if the Loan is prepaid in full during the twelve-month period commencing on the Closing Date, the Borrower shall also pay to the Bank on the date of prepayment a cancellation fee of $100,000.

         Section 2.6 Mandatory Prepayment. If, as a result of acceleration, voluntary prepayment or otherwise in respect of the Collateral Notes, the Borrower receives any payment of the principal amount of one or more Collateral Notes prior to January 4, 1999, the Borrower shall immediately prepay the principal amount of the Note in the principal amount prepaid on the Collateral Notes.

         Section 2.7 Evidence of Credit Extensions. The Loan shall be evidenced by the Note, executed by the Borrower, payable to the order of the Bank and dated the Closing Date. The Bank shall record advances and principal payments thereof on the grid attached thereto or, at its option, in its records, and the Bank's record thereof shall be conclusive absent demonstrable error. Notwithstanding the foregoing, the failure to make or an error in making a notation with respect to any payment shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note.

         Section 2.8 Payment. Payment of principal, interest and any other sums due under this Agreement or under the Note shall be made without set-off or counterclaim in dollars in immediately available funds on the day such payment is due not later than 12:00 Noon New York time. All sums received after such time shall be deemed received on the next Business Day and principal payments or sums (other than interest) due hereunder shall bear interest for an additional day. All payments shall be made to the Bank at the address set forth beneath its name on the signature pages hereof or to such other address as the Bank may advise the Borrower in writing.

         Section 2.9 Computations of Interest; Business Day.

                (a) All computations of interest under this Agreement and the Note shall be made on the basis of a year of three hundred sixty
         (360) and actual days elapsed. Interest shall accrue on the principal balance outstanding, under the Note from and including the Closing Date to but excluding the date on which such principal balance is repaid.

                (b) Payment of all amounts due hereunder shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day unless the next Business Day would fall in the next calendar month, in which case such payment shall be made on the Business Day immediately preceding the due date.

         Section 2.10 Increased Costs, Etc.

                (a) If, after the date of this Agreement, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any (x) change in the basis of taxation of payments to the Bank of the principal of or interest on the Loan (excluding changes in the rate of tax payable on the Bank's overall income and bank franchise taxes) or (y) imposition or change in any reserve or similar requirement, and the result of any of the foregoing is an increase in the cost to the Bank of agreeing to make or making, funding or maintaining the Loan (other than the Eurodollar Reserve Percentage), then the Borrower shall from time to time, upon demand by the Bank and within 15 days thereof, pay to the Bank an additional amount sufficient to compensate the Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Bank, shall be conclusive and binding for all purposes, absent demonstrable error.

                (b) If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Loan or the Bank's commitment to lend hereunder, then the Borrower shall, within fifteen (15) days after demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Loan or the Bank's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by the Bank shall be conclusive and binding for all purposes, absent demonstrable error.

                (c)     Prior to making any demand for  compensation  under this
         Section 2.10, unless such action would be economically or legally disadvantageous to the Bank in the reasoned opinion of its tax or regulatory advisors, the Bank will (i) designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation to which the Bank is entitled pursuant to this Section 2.10 and (ii) permit the Borrower to prepay all or any part of the Loan together with interest to the date of payment, subject to payment of the cancellation fee in Section 2.5 (if applicable) and payment of funding losses pursuant to Section 2.12.

         Section 2.11 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in an existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such governmental authority, makes it unlawful or impossible for the Bank in the reasoned opinion of its legal or regulatory advisors to make, maintain or fund the Loan at an interest rate based on LIBOR, the Bank shall forthwith give notice thereof to the Borrower, whereupon the obligation of the Bank to make the Loan at a rate based on LIBOR shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. Before giving any notice to the Borrower pursuant to this section, the Bank shall designate a different lending office if such designation will avoid the need for giving such notice (unless such action would be economically or legally disadvantageous to the Bank in the reasoned opinion of its tax or regulatory advisors). If the Bank makes a reasoned determination that it may not lawfully continue to maintain and fund any of the Loan to maturity at a rate based on LIBOR and so specifies in such notice, the Bank shall immediately convert the Loan into a loan bearing interest at the Base Rate in an equal principal amount.

         Section 2.12 Funding Losses. The Borrower agrees to reimburse the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                (a) the failure of the Borrower to make any payment or required prepayment of principal of the Loan (including payments made after any acceleration thereof);

                (b) the failure of the Borrower to make any prepayment permitted hereunder after giving notice thereof, or

                (c) the repayment of the Loan on a day which is not the last day of an Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loan hereunder at a rate based on LIBOR or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Bank under this section, the Loan bearing interest at a rate based on LIBOR (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded by a matching deposit in Dollars in the interbank eurodollar market for a comparable amount and for the respective Interest Period, whether or not the Loan was in fact so funded.

         Section 2.13 Unavailability. If the Bank determines that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period, the Bank will forthwith give notice of such determination to the Borrower. Commencing at the end of the Interest Period then in effect, the Loan shall bear interest at the Base Rate (rather than at a rate based on LIBOR) until the Bank revokes such notice in writing.

         Section 2.14 Special Prepayment. The provisions of Sections 2.10, 2.11, and 2.12 shall also apply to any assignee permitted pursuant to Section 7.7 and shall apply to any unassigned portion of the Loan retained by the Bank (regardless of whether the Bank may have sold a participation interest in such retained portion to a participant permitted pursuant to Section 7.7). If demand for payment is made pursuant to Section 2.10 or 2.12 or if notice of illegality is given pursuant to Section 2.11, whether by any such permitted assignment or by the Bank on behalf of any such permitted participant, then the Borrower may prepay in full (but not in part) such assignee's or participant's interest in the Loan on the last day of the Interest Period during which such demand for additional amounts was made or during which such notice of illegality was given. Any principal amount, interest or increased costs received by any such assignee or participant pursuant to this Section 2.14 shall not be required to be shared with the Bank and any other assignees or participants.


                                  ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.1 Deliveries. The obligation of the Bank to make the Loan is subject to the condition precedent that on the Closing Date the following items shall have been delivered to the Bank in form and substance satisfactory to the Bank and its counsel:

                (a) Agreement. A copy of this Agreement duly executed by the Borrower.

                (b)     Note. The Note, duly executed by the Borrower.

                (c) Pledge Agreement. The Pledge Agreement, duly executed by the Borrower.

                (d) Pechiney Resolutions, etc. Copies of (i) resolutions of the Board of Directors of Pechiney, authorizing the issuance of the Collateral Notes and the agreement to provide the Letters of Credit and the other related documents; and (ii) a certificate of incumbency for Pechiney, certified as true and correct by the Secretary or an Assistant Secretary of Pechiney; all of which were delivered to the Borrower by Pechiney in connection with the delivery to the Borrower of the Collateral Notes (or any predecessor note which the Borrower exchanged for the Collateral Notes).

                (e) Collateral Notes. The Collateral Notes in a principal amount of at least [REDACTED ], indorsed in blank by the Borrower on note allonges relating thereto.

                (f) Letters of Credit. The Letters of Credit issued to the Bank as the beneficiary thereof in its capacity as collateral agent.

                (g) Fees Payable at Closing. The legal fees and expenses (including, without limitation, photocopying, travel and word processing charges) incurred by the Bank in connection with its review of the Collateral Notes and the Letters of Credit and with its preparation of this Agreement, the Note and the Pledge Agreement, negotiations in connection therewith, and research and other related expenses.

                (h) Funding Instructions. At least one Business Day prior to the Closing Date, the Borrower shall have delivered written instructions to the Bank directing the manner of the payment of funds, and setting forth (1) the name of the transferee bank or banks, (2) each such transferee bank's ABA number, (3) the account names and numbers into which such amount is to be deposited, and (4) the names and telephone numbers of the account representative responsible for verifying receipt of such funds.

                (i) Opinion of Counsel. An opinion, dated the Closing Date, of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower, in form and content reasonably satisfactory to the Bank and its counsel.

         Section 3.2 Representations Correct. The obligation of the Bank to make the Loan is subject to the condition precedent that on the Closing Date the representations and warranties contained in Article IV shall be true and correct in all material respects.

         Section 3.3 Release of Credit Suisse Lien. The obligation of the Bank to make the Loan is subject to the condition precedent that on the Closing Date the Bank shall have received evidence in form and substance satisfactory to it and its counsel that Credit Suisse shall have unconditionally released all the Liens in favor of it encumbering the Collateral Notes.


                                        ARTICLE IV
                              REPRESENTATIONS AND WARRANTIES

         The Borrower warrants that:

         Section 4.1 Good Title to Collateral. He has good title to and is the sole owner of the Collateral Notes, free and clear of any lien, and the pledge of the Collateral Notes by the Borrower to the Bank is not prohibited in any manner by, and does not require the consent of any party under, any other agreement, subject in each case to the Lien in favor of Credit Suisse encumbering the Collateral Notes, which Lien is being terminated simultaneously with the consummation of the transactions contemplated hereby.

         Section 4.2 Enforceable Collateral Notes; No Default. Except for an amendment to the Collateral Notes dated as of July 29, 1994 and attached to each original Collateral Note delivered to the Bank by the Borrower, there has been no modification of the terms that appear on the face of the Collateral Notes, and the Collateral Notes are enforceable against Pechiney in accordance with their terms. To the best of the Borrower's knowledge, there is no uncured default under the Collateral Notes.

         Section 4.3 No Defense to or Prepayment of Collateral Notes. There is no defense, right of offset or counterclaim of Pechiney affecting the enforceability of the Collateral Notes. There has been no prepayment of principal under any of the Collateral Notes, and the principal amount outstanding under each Collateral Note is the full original principal sum stated on the face of such Collateral Note. Pechiney has paid and the Borrower has collected all payments of interest heretofore coming due under the Collateral Notes, and no such interest payments hereafter coming due under the Collateral Notes have been prepaid by Pechiney or collected by the Borrower.

         Section 4.4 No Misrepresentation. The Borrower has not made any misrepresentation to Pechiney which has resulted in or may result in any defense, or the assertion of any defense, by Pechiney with respect to its obligations to pay under the Collateral Notes.

         Section 4.5 No Insolvency Proceedings. The Borrower has no knowledge of any insolvency proceeding of any type instituted with respect to Pechiney.

         Section 4.6 No Default. No Default or Event of Default has occurred and is continuing.

         Section 4.7 Enforceable Obligations. The Borrower has the legal right to execute, deliver and perform this Agreement, the Note and the Pledge Agreement. No consent or authorization of, filing with or act by or in respect of any other person is required in connection with the borrowings hereunder or with the execution, delivery or performance of this Agreement, the Note or the Pledge Agreement. This Agreement, the Note and the Pledge Agreement constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         Section 4.8 No Legal Bar. The execution, delivery and performance of this Agreement, the Note and the Pledge Agreement, and the borrowing hereunder, will not violate any contractual obligation of the Borrower and will not result in the creation or imposition of a Lien on any of the Borrower's property (other than the Lien created by the Pledge Agreement).

         Section 4.9 No Litigation. Except as disclosed on Schedule 4.9, there is no litigation or proceeding of or before any arbitrator or governmental authority pending against the Borrower (as to which the Borrower has received notice in writing) (a) with respect to this Agreement, the Loan, the use of the proceeds thereof, the Collateral Notes or the Letters of Credit or (b) which could reasonably be expected to (i) affect the legality, validity or enforceability of this Agreement, the Collateral Notes or the Letters of Credit, or (ii) otherwise have a Material Adverse Effect.

         Section 4.10 Taxes. The Borrower has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property by any governmental authority except to the extent any such taxes are being contested in good faith and any exceptions thereto are set forth on
Schedule 4.10. No tax Lien has been filed with respect to any material tax liability against the Borrower, and, to the Borrower's knowledge, no tax assessment is pending against the Borrower, except as set forth on Schedule 4.10.

         Section 4.11 Margin Stock. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the meaning of such terms under Regulation U of the Board of Governors of the Federal Reserve System.

         Section 4.12 Purpose of Loan. The proceeds of the Loan will be used to refund indebtedness of the Borrower to Credit Suisse, to obtain a release of the lien in favor of Credit Suisse against the Collateral Notes, and to fund business and investment purposes of the Borrower.

         Section 4.13 Pledge Agreement. The Pledge Agreement is effective to create in favor of the Bank a legal, valid and enforceable security interest in the Collateral Notes. The execution and delivery by the Borrower of the Pledge Agreement and the delivery to the Bank of the Collateral Notes shall together constitute a fully perfected first priority Lien on all right, title and interest of the Borrower in the Collateral Notes and the proceeds thereof prior and superior in right to any other person.

         Section 4.14 Escrow Agreement. The Borrower has delivered to the Bank on or prior to the Closing Date a true and correct copy of the Escrow Agreement. No modification has been made to the Escrow Agreement since the date of the last modification, a copy of which was delivered by the Borrower to the Bank.


                                   ARTICLE V
                                   COVENANTS

         So long as any amount is outstanding under this Agreement and the Note, the Borrower shall:

         Section 5.1 Financial Statements. Deliver to the Bank in form and detail satisfactory to the Bank:

                (a) as soon as available, but not later than sixty (60) days after the end of each calendar quarter and for that portion of the calendar year ending with such quarter, a statement of assets and liabilities of the Borrower as of the close of such quarter, certified by the Borrower to the best of his knowledge as being true and complete in all material respects; and

                (b)     together with each statement of assets and liabilities,

                        (i) a letter showing which assets he owns individually, which assets his wife owns individually and which assets he owns jointly with his wife. Such assets shall be valued on a basis consistent with that used in the preparation of his March 31, 1994 statement of assets and liabilities, except as explained in any notes to the quarterly statement which such letter accompanies; and

                        (ii) an update on the status of the audit by the Internal Revenue Service of the Borrower's federal tax returns (which update may be included in the footnotes to such statement of assets and liabilities; the level of disclosure for such updates will be sufficient if the same as for previous updates included in such footnotes).

         Section 5.2 Notices. Promptly notify the Bank of:

                (a)     the occurrence of any Default or Event of Default;

                (b) (i) any breach or non-performance of, or any default under, any contractual obligation of the Borrower which could result in a Material Adverse Effect; and (ii) any litigation or proceeding which may exist at any time between the Borrower and any governmental authority which could result in a Material Adverse Effect;

                (c) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower (i) which could reasonably be expected to have a Material Adverse Effect, (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement, the Note or the Pledge Agreement or (iii) any litigation involving any of the Collateral Notes or any of the Letters of Credit (or other promissory notes or Letters of Credit issued in the same transaction in which the Borrower acquired the Collateral Notes and the Letters of Credit; and

                (d) any Material Adverse Effect subsequent to the date of the most recent statement of assets and liabilities of the Borrower delivered to the Bank pursuant to Section 5.1. Each notice pursuant to this section shall be accompanied by a written statement signed by the Borrower, setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto and at what time. Each notice under subsection 5.2(a) shall describe with particularity the provisions of this Agreement, the Note or the Pledge Agreement that have been breached.

         Section 5.3 Payment of Obligations. Pay all taxes, assessments, governmental charges and other obligations when due, except as may be contested in good faith or those as to which a bona fide dispute may exist.

         Section 5.4 Further Assurances. Execute and deliver to the Bank such further instruments and do such other further acts as the Bank may reasonably request to carry out more effectively the purposes of this Agreement and any agreements and instruments referred to herein. Section 5.5 Notice to Pechiney and Escrow Agent. Deliver to the Bank within ten (10) Business Days after the Closing Date evidence satisfactory to the Bank that the Borrower has notified Pechiney that the Collateral Notes have been pledged to the Bank as collateral and that the Bank is holding the Collateral Notes on its own behalf and as collateral agent for any assignees permitted under this Agreement.

         Section 5.6 Amendments to Escrow Agreement. Not amend the Escrow Agreement in any manner that would change the terms of the Collateral Notes pledged to the Bank under the Pledge Agreement and, promptly after each amendment to the Escrow Agreement, deliver to the Bank a copy of each such amendment.

         Section 5.7 Change in State of Residence. Not change the state of his principal place of residence without (a) notifying the Bank in writing prior to such change, (b) designating in writing an agent for service of process in the State of New York and notifying the Bank of same and (c) delivering to the Bank the written acceptance of such agent.


                                   ARTICLE VI
                               EVENTS OF DEFAULT

         Section 6.1 Event of Default. Any of the following shall constitute an "Event of Default":

                (a) Non-Payment. (i) The Borrower fails to pay any amount of principal of the Loan when due, whether at maturity, as a result of acceleration or otherwise, including any mandatory prepayment; or (ii) the Borrower fails to pay, within 3 Business Days after the same is due, any interest, or other amount payable hereunder, under the Note or under the Pledge Agreement; provided, however, that it shall not be an Event of Default under clause (ii) of this subsection (a) if (w) the failure to pay interest under the Note or hereunder results from a failure of Pechiney to pay interest owed to the Borrower under one or more Collateral Notes (a "Missed Interest Payment"), (x) the Borrower notifies the Bank of same pursuant to Section 2.3 hereof and directs the Bank to demand payment under the Collateral Notes and/or to draw under the Letters of Credit for the Missed Interest Payment, (y) the Bank takes such action and receives the requested payment from Pechiney or is paid the amount of the drawing by BNP and (z) such amount, together with any amount paid by the Borrower in respect of interest then due hereunder, is equal to or greater than the amount then owed to the Bank as interest hereunder; or

                (b) Representation or Warranty. Any representation or warranty by the Borrower made or deemed made herein or in the Pledge Agreement, or which is contained in any certificate, document or financial or other statement furnished by the Borrower, at any time under this Agreement or the Pledge Agreement, proves to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

                (c) Other Default. The Borrower (i) fails to perform or observe Section 5.1 or 5.2, or (ii) fails to perform or observe any other material term or covenant contained in this Agreement, and not referred to in another subsection of this Section 6.1, and such default continues unremedied for a period of 20 days or (iii) fails to perform or observe any other term or covenant contained in this Agreement, and not referred to in clauses (i) or (ii) of this subsection (c) or in any other subsection of this Section 6.1, and such default continues unremedied for a period of 20 days after the Bank gives notice to the Borrower of same; or

                (d) Cross-Default. The Borrower (i) fails to make any required payment when due in respect of any indebtedness or contingent obligation having a principal or face amount of [ REDACTED] or more when due (whether at scheduled maturity or required prepayment or by acceleration, demand, or otherwise); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness or contingent obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness to be declared to be due and payable prior to its stated maturity, or such contingent obligation to become payable or cash collateral in respect thereof to be demanded; or

                (e) Material Adverse Change. A Material Adverse Effect occurs; or

                (f) Insolvent Voluntary Proceedings. The Borrower (i) becomes insolvent, or generally fails to pay, or admits in writing his inability to pay, his debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences a proceeding under the bankruptcy laws of any state or of the United States with respect to himself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

                (g) Involuntary Proceedings. (i) Any involuntary bankruptcy proceeding is commenced or filed against the Borrower or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's properties, and any such proceeding or petition is not dismissed, or such writ, judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within 90 days after commencement, filing or levy; (ii) the Borrower admits the material allegations of a petition against him in any insolvency proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any insolvency proceeding; or (iii) the Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for a substantial portion of his property or business; or

                (h) Monetary Judgments; Liens. One or more final (non-interlocutory) judgments, orders or decrees is entered against the Borrower or a Lien is filed against property of the Borrower involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of [ REDACTED ] or more, and the same remains unvacated and unstayed pending appeal (if a judgment) or unbonded (if a Lien) for a period of 10 days after the entry thereof, or

                (i) Pledge Agreement. Any provision of the Pledge Agreement ceases to be valid and binding on or enforceable against the Borrower, or the Pledge Agreement ceases to create a valid security interest in the Collateral Notes or such security interest ceases for any reason to be a perfected and first priority security interest, except if the Bank fails to take any action exclusively in its control.

         Section 6.2 Remedies. If any Event of Default occurs, the Bank may:

                (a) declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under the Note and the Pledge Agreement to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                (b)     exercise  all  rights  and  remedies   available  to  it
         hereunder, under the Note and under the Pledge Agreement or applicable law;

provided,  however, that upon the occurrence of any event specified in paragraph
(f) or (g) of Section 6.1 above (in the case of clause (i) of paragraph (g) upon the expiration of the 90-day period mentioned therein), the obligation of the Bank to extend credit to the Borrower shall automatically terminate without notice to the Borrower and the unpaid principal amount of the Loan and all interest and other amounts due under this Agreement shall automatically become due and payable without further act of the Bank and without notice to the Borrower; and provided, further, that the Bank will not accelerate the Collateral Notes or draw under the Letters of Credit for the principal amount owed under the Collateral Notes as a result solely of a Missed Interest Payment unless a Reinstatement Event of Default then exists.

         Section 6.3 Rights Not Exclusive. The rights provided in this Agreement, the Note and the Pledge Agreement are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 7.1 Amendment and Waiver. This Agreement may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the parties hereto.

         Section 7.2 Costs and Expenses. The Borrower shall:

                (a) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by the Bank, including, without limitation, the fees and disbursements of counsel and paralegals, in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, the Note and the Pledge Agreement, the review of the Collateral Notes and Letters of Credit and any amendment thereof, the transfer of the Letters of Credit to the Bank as beneficiary and the consummation of the transactions contemplated hereby;

                (b) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by it, including, without limitation, the fees and disbursements of counsel and paralegals, in connection with the enforcement, attempted enforcement or preservation of any rights or remedies (including in connection with any "workout," or restructuring regarding the Loan and any insolvency proceeding or appellate proceeding) under this Agreement, the Note or the Pledge Agreement or in respect of the Collateral Notes or the Letters of Credit; and

                (c) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by the Bank in connection with litigation involving the Collateral Notes or the Letters of Credit, whether related to enforcement thereof or otherwise.

         Section 7.3 Indemnification. The Borrower shall pay, defend, indemnify and hold the Bank and its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, costs, charges, expenses or disbursements of any kind or nature arising out of a drawing by the Bank under a Letter of Credit after receiving a Direction to Demand Payment, Accelerate or Draw (all of the foregoing, collectively, the "Indemnified Liabilities"); provided that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section 7.3 shall survive payment and cancellation of all other obligations hereunder. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such person's sole discretion and at the sole cost and expense of the Borrower. All amounts owing under this Section 7.3 shall be paid within 15 days after demand therefor.

         Section 7.4 GOVERNING LAW AND SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AND THE BANK EACH HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF (i) THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND (ii) THE UNITED STATES COURTS SITTING IN NEW YORK CITY, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST HIM OR IT HEREUNDER UNDER THE NOTE OR UNDER THE PLEDGE AGREEMENT. IN CONNECTION THEREWITH, THE BORROWER AND THE BANK EACH WAIVES (A) ALL OBJECTIONS TO VENUE IN THE COURTS DESCRIBED IN CLAUSES (i) AND
(ii) OR THE PRECEDING SENTENCE AND (B) ANY ARGUMENT THAT SUCH A FORUM IS INCONVENIENT. SERVICE OF SUMMONS OR OTHER LEGAL PROCESS MAY BE MADE BY MAILING A COPY OF ANY SUMMONS OR OTHER LEGAL PROCESS IN ANY SUCH ACTION OR PROCEEDING TO THE BORROWER OR THE BANK IN ANY SUCH ACTION OR PROCEEDING TO THE BORROWER OR THE BANK (AS THE CASE MAY BE) BY CERTIFIED MAIL. THE MAILING, AS HEREIN PROVIDED, OF SUCH SUMMONS OR OTHER LEGAL PROCESS IN ANY SUCH ACTION OR PROCEEDING SHALL BE DEEMED PERSONAL SERVICE AND ACCEPTED BY THE BORROWER OR THE BANK (AS THE CASE MAY BE) FOR ALL PURPOSES OF ANY SUCH ACTION OR PROCEEDING. FINAL JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT, AND A CERTIFIED OR EXEMPLIFIED COPY OF A FINAL JUDGMENT SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OF THE BORROWER OR THE BANK (AS THE CASE MAY BE) IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER AND THE BANK EACH AGREES TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR ANY RELATED DOCUMENTS EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES FEDERAL COURTS SITTING IN NEW YORK, NEW YORK.

         Section 7.5 Set-Off. If an Event of Default exists, the Bank is authorized to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, the Bank to or for the credit or the account of the Borrower against any and all obligations owing to the Bank, now or hereafter existing, whether or not the Bank has made demand under this Agreement, the Note or the Pledge Agreement and although such obligations may be contingent or unmatured. The Borrower hereby waives prior notice of such action. The Bank, however, agrees promptly to notify the Borrower after any such set-off, provided, however, that the failure to give such notice shall not affect the validity of such setoff. The rights of the Bank under this Section 7.5 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

         Section 7.6 Waiver. No failure or delay on the part of the Bank or the Borrower in exercising any right, power or privilege under this Agreement and no course of dealing between the Borrower or any other person and the Bank or any other person shall operate as a waiver hereof or thereof.

         Section 7.7 Successors and Assigns.

                (a) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, except that the Borrower shall not be entitled to assign or transfer all or any of his rights, benefits or obligations hereunder, except for his death or mental incapacity.

                (b) The Bank may not assign or otherwise transfer any of its rights or obligations under this Agreement except as provided in this
         Section 7.7(b):

                        (i) Prior to approaching any Eligible Institution for the purpose of assigning a portion of its interest herein or selling a participation in its rights and obligations under this Agreement, the Bank shall discuss with the Borrower the names of such potential participants or assignees. The Bank shall not assign or sell a participation in its rights and obligations under this Agreement to any person unless the Borrower shall have consented thereto (which consent shall not be unreasonably withheld).

                        (ii) The Borrower shall be given prompt written notice of any grant of any such participation or assignment, which notice shall include (x) the name and jurisdiction of organization of the participant and (y) the amount of such participation or assignment.

                        (iii)   The Bank agrees that:

                                (A) it will not assign an interest in, or sell a participation in, the Loan in an amount less than $15,000,000;

                                (B) it will at all times retain not less than $15,000,000 of the Loan;

                                (C) it will provide in any assignment or participation agreement with any assignee or participant that such assignee or participant may not make a subparticipation or assign any portion of its interest in the Loan if, after giving effect to such participation or assignment, such participant or assignee would hold less than $15,000,000 of the Loan;

                                (D) the Bank will not assign an interest or sell a participation in the Loan to any assignee or participant who would be entitled to receive additional compensation under
                Section 2.10 at the time of such assignment or sale by the Bank, nor to any assignee or participant who would find it unlawful or impossible to make, maintain or fund its assigned interest or participation in the Loan at a rate based on LIBOR as provided in Section 2.11, at the time of such assignment or sale by the Bank;

                                (E) with respect to any matter on which the Bank and any assignee or participant is required to vote or is solicited to consent pursuant to the terms of a participation agreement or an assignment agreement, as the case may be, between the Bank and such person, if the matter to be decided is one that does not require the unanimous consent of all assignees or participants, financial institutions holding 51% of the outstanding Loan shall decide the issue, provided that such 51% includes the Bank; and

                                (F)     in  any   participation   agreement   or
                assignment agreement with any participant or assignee, as the case may be, the Bank will:

                                        (x)     require that any bank  organized
                outside the United States will deliver to the Bank with a copy to the Borrower Internal Revenue Service Form 4224 or 1001, duly completed and signed; and

                                        (y)     provide that each participant or
                assignee, as the case may be, will agree to be bound by all the terms of this Agreement as if it were a signatory hereto.

                        (iv)    The Bank may, in  connection  with any  proposed
                participation or assignment, disclose to the proposed participant or assignee any information relating to the Borrower furnished to the Bank by or on behalf of the Borrower; provided, that prior to any such disclosure, the proposed participant or assignee shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it from the Bank to the same extent as is required of the Bank.

                        (v) The Bank shall act as agent in connection with any transfer permitted hereunder and the administration of the Loan and shall remain the holder of the Collateral Notes and act as collateral agent of the Collateral Notes holding the same for its benefit and the benefit of the permitted assignees and participants hereunder. The Borrower shall not be required to deal with any participant or assignee in connection with the administration of the Loan, and each assignment agreement or participation agreement shall provide that each such assignee or participant shall deal solely with the Bank as agent and not directly with the Borrower.

         Section 7.8 Confidentiality. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrower and provided to it by the Borrower in connection with this Agreement, and it shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; provided further, however, that the Bank may disclose such information: (A) at the request or pursuant to any requirement of any governmental authority to which the Bank is subject or in connection with an examination of the Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the Bank's independent auditors and other professional advisors, all of whom shall have been advised of the confidential nature of such information; and (E) to proposed assignees or participants in accordance with Subsection 7.7(b)(iv). It is understood that the financial information to be delivered pursuant to Section
5.1 or any similar financial information delivered prior to the Closing Date shall be deemed to have been identified as confidential by the Borrower.

         Section 7.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         Section 7.10  Severability.  Any provision of this  Agreement  which is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction.

         Section 7.11 Notices. Unless specifically indicated otherwise herein, all notices, requests and other communications provided for hereunder shall be in writing (including, without limitation, by facsimile transmission) and shall be sent to the parties hereto at the address for notice specified beneath their names on the signature pages hereof or to such other address as may be designated by a party in a written notice to the other party. Any notice or other communication hereunder shall be deemed given when delivered to the addressee in writing or when given by telephone immediately confirmed in writing by tested telex, facsimile (electronic answer back received) or other telecommunication device.

         Section 7.12 Document Stamp Taxes. The Borrower represents and warrants to the Bank that this Agreement has been executed and delivered by the Borrower to the Bank outside of the State of Florida, and that the Note and the Pledge Agreement have been or shall be executed and delivered by the Borrower to the Bank outside of the State of Florida. The Borrower agrees to indemnify, defend and hold the Bank harmless against any Florida documentary stamp taxes that may be assessed or asserted against this Agreement, the Note, the Pledge Agreement, the Loan, or any such security therefor, or any renewal, modification or amendment thereof, or any renewal, modification or amendment thereof from time to time, and against any and all liability, costs, attorneys' fees, penalties, interest or expenses relating to any such Florida documentary stamp taxes, as and when the same may be assessed or asserted.

         Section 7.13 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT, THE NOTE OR THE PLEDGE AGREEMENT OR
(ii) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed and delivered as of the date first above


                                        /s/ Peter W. May
                                        ------------------------------
                                        PETER W. MAY

                                        Address for Notices:

                                        c/o Triarc Companies, Inc
                                        900 Third Avenue
                                        New York, New York 10022
                                        Telephone No.: [ REDACTED ]
                                        Telecopier No.: [ REDACTED ]

                                        with a copy to

                                        Paul, Weiss, Rifkind, Wharton
                                        & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10019-6064
                                        Telephone No.: [ REDACTED ]
                                        Telecopier No.: [ REDACTED ]
                                        Attention: Neale M. Albert


                                        NATIONSBANK OF FLORIDA, N.A.


                                        By:
                                            ---------------------------------
                                        Title: Authorized Signatory

                                        Address for Notices:

                                        NationsBank of Florida, N.A.
                                        Private Banking
                                        324 Royal Palm Way
                                        Palm Beach, Florida 33480
                                        Telephone No.: [ REDACTED ]
                                        Telecopier No.: [ REDACTED ]
                                        Attention: Mark Antweil

                                        Addresses for Payment:

                                        NationsBank of Florida, N.A.
                                        Private Banking
                                        324 Royal Palm Way
                                        Palm Beach, Florida 33480
                                        Telephone No.: [ REDACTED ]
                                        Telecopier No.: [ REDACTED ]
                                        ABA #: [ REDACTED ]
                                        Account No.: [ REDACTED ]
                                        Re: Peter W. May Loan
                                        # [ REDACTED ], Note # [ REDACTED ]

                               AMENDMENT NO. 1 TO
                              TERM LOAN AGREEMENT

         AMENDMENT NO. 1 dated January 18, 1996, to the TERM LOAN AGREEMENT dated as of July 29, 1994 (the "LOAN AGREEMENT"), by and between PETER MAY (the "BORROWER") and NATIONSBANK OF FLORIDA, N.A. (the "BANK").

         The Borrower and the Bank are parties to the Loan Agreement, pursuant to which the Bank made a term loan to the Borrower in the original principal amount of $51,000,000. The Borrower has requested that NationsBank, N.A., an affiliate of the Bank (the "CAROLINA BANK"), provide a revolving credit facility to the Borrower and Leni May. In accordance with such request, the Borrower and Leni May and the Carolina Bank are entering into a Credit Agreement dated as of January 18, 1996 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "CREDIT AGREEMENT"), pursuant to which the Carolina Bank has agreed to make loans (the "DEMAND LOANS"), to the Borrower and Leni May in an aggregate principal amount at any one time outstanding not to exceed the amount of the Commitment (as defined in the Credit Agreement). It is a condition precedent to the making of any Demand Loan by the Carolina Bank that, among other things, the Loan Agreement be amended to provide that any "Event of Default" under the Credit Agreement shall constitute an Event of Default under the Loan Agreement and to amend certain other provisions of the Loan Agreement as hereinafter set forth. Accordingly, the Borrower and the Bank hereby agree as follows:

         1. DEFINITIONS. All terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.

         2. ADDITIONAL DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions (in appropriate alphabetical order):

                ""CAROLINAS AGENT" means NationsBank, N.A., acting as collateral agent under the Triarc Pledge Agreement.

                "COLLATERAL AGENT" means the Bank, acting as collateral agent under the Pledge Agreement.

                "DEMAND LOANS" means the loans made by NationsBank, N.A. pursuant to the Triarc Credit Agreement.

                "DEPOSITARY   BANK"  means   NationsBank  of  Texas,   N.A.,  as
         depositary bank pursuant to the Pledge Agreement.

                "DWG" means DWG Acquisition Group, L.P., a Delaware limited partnership.

                "PECHINEY" means Pechiney Corporation, a Delaware corporation.

                "PECHINEY PROCEEDS" means any principal of or interest on a Collateral Note, any drawing on a Letter of Credit or any other proceeds received in respect of a Collateral Note or a Letter of Credit.

                "TRIARC CREDIT AGREEMENT" means the Credit Agreement dated as of January 18, 1996, by and among Peter May and Leni May and NationsBank, N.A., as amended or otherwise modified from time to time.

                "TRIARC PLEDGE AGREEMENT" means the Pledge and Security Agreement made by DWG in favor of NationsBank, N.A., as collateral agent for itself and for NationsBank of Florida, N.A., in respect of certain shares of stock issued by Triarc Companies, Inc., as amended or otherwise modified from time to time."

         3. PAYMENT UNDER COLLATERAL NOTES AND LETTERS OF CREDIT. The last two sentences of the first paragraph of Section 2.3 are hereby deleted in their entirety, and the following hereby substituted therefor:

         "The parties hereby confirm that pursuant to the Pledge Agreement, (i) the Borrower shall receive all payments by Pechiney of interest on the Collateral Notes, subject to the provisions of Section 6 of the Pledge Agreement, Section 6.1(a) hereof and the other provisions of this
         Section 2.3, (ii) the Depositary Bank shall receive all payments by Pechiney of principal of the Collateral Notes, and (iii) the Collateral Agent shall receive the proceeds of all drawings on the Letters of Credit. Pechiney Proceeds in respect of interest shall be applied in accordance with Sections 6 and 11(d) of the Pledge Agreement and Sections 2.6 and 6.2 hereof. Pechiney Proceeds in respect of principal shall be applied in accordance with Sections 2.6 (b) and (c) and 6.2 hereof, Sections 6 and 11(d) of the Pledge Agreement and Sections 2.5 and 6.2 of the Triarc Credit Agreement."

         4. AMENDMENT TO MANDATORY PREPAYMENT. Section 2.6 of the Loan Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

         "Section 2.6 MANDATORY PREPAYMENT. (a) If, as a result of acceleration, voluntary prepayment, scheduled payment or otherwise in respect of the Collateral Notes, Pechiney at any time or from time to time makes any payment of principal of a Collateral Note (each a "PRINCIPAL PAYMENT"), the Borrower shall immediately prepay the principal amount of the Note. Such prepayment shall be equal to 85% of such Principal Payment, and, provided that no Default (under either this Agreement or under the Triarc Credit Agreement) or Event of Default has occurred and is continuing (and the Borrower shall immediately provide to the Bank a certificate confirming that no Default or Event of Default has occurred and is continuing), promptly and in any event within three Business Days an amount (the "EXCESS PORTION") equal to 15% of such Principal Payment shall be paid to the Borrower. The Bank agrees to direct the Depositary Bank and the Collateral Agent to pay the Excess Portion of the Principal Payment to the Borrower in accordance with, but subject to, the foregoing sentence. It is understood and agreed that if the amount equal to 85% of the Principal Payment exceeds the outstanding principal amount of the Note, an amount equal to such excess shall be paid by the Borrower to NationsBank, N.A. for application against the aggregate principal amount of the Demand Loans outstanding and other obligations under the Triarc Credit Agreement.

                (b) If any Default or Event of Default has occurred and is continuing when any Pechiney Proceeds are received or otherwise being held by the Depositary Bank, the Collateral Agent or the Bank, the entire amount of such Pechiney Proceeds shall be paid to the Bank and applied by the Bank as a payment of principal of the Note or applied by the Bank as a payment of interest on the Note or other obligations of the Borrower hereunder, as the Bank in its sole discretion shall determine (it being understood that the Borrower shall have no right whatsoever to receive any portion of such proceeds, except pursuant to
         Section 15 of the Pledge Agreement). If the Pechiney Proceeds exceed the principal of and interest on the Note and the other obligations of the Borrower hereunder, the Borrower shall pay an amount equal to such excess to NationsBank, N.A. for application against the aggregate principal amount of Demand Loans and other obligations outstanding under the Triarc Credit Agreement. It is also understood that upon the payment of any Pechiney Proceeds in respect of the principal of the Collateral Notes, NationsBank, N.A. may at any time thereafter decrease the Original Advance Percentage (as defined in the Triarc Credit Agreement) and the Margin Call Percentage (as defined in the Triarc Credit Agreement)(in either case, to such percentage as the Bank may in its sole and absolute discretion determine) by giving either Borrower thereunder notice of such revised percentage. If such a decrease results in a "Default" under the Triarc Credit Agreement, then (i) the decrease will constitute a Default hereunder, (ii) so long as any such "Default", or any other Default or Event of Default, shall occur and be continuing, the Borrower shall no right to receive any portion of the Pechiney Proceeds, (iii) if any "Event of Default" (as defined in the Triarc Credit Agreement), or any other Event of Default shall occur and be continuing, such Pechiney Proceeds may be applied to the payment of the Borrower's obligations hereunder or to the obligations under the Triarc Credit Agreement, and (iv) if such "Default" under the Triarc Credit Agreement is cured or waived, and no other Default, Event of Default or "Event of Default" (as defined in the Triarc Credit Agreement) has occurred and is continuing, the Bank will upon request promptly and in any event within three Business Days return to the Borrower the Excess Portion of such Principal Payment, to the extent not applied to the Borrower's obligations hereunder or under the Triarc Credit Agreement in accordance with clause (iii) hereof (and the Bank agrees to direct the Depositary Bank and the Collateral Agent to pay the Excess Portion of the Principal Payment to the Borrower in accordance with, but subject to, this clause (iv)).

                (c) Each prepayment shall be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid, and shall be subject to the provisions of Section 2.12 hereof."

         5.     AMENDMENT TO REPRESENTATION EVENT OF DEFAULT.  Subsection (b) of
Section 6.1 of the Loan Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

         "(b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Borrower made or deemed made herein or in the Pledge Agreement, or by DWG made or deemed made in the Triarc Pledge Agreement, or which is contained in any certificate, document or financial or other statement furnished by the Borrower or DWG at any time under this Agreement, the Pledge Agreement or the Triarc Pledge Agreement, proves to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or"

         6.     AMENDMENT  TO  COVENANT  EVENT  OF  DEFAULT.  Subsection  (c) of
Section 6.1 of the Loan Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

         "(c)  OTHER  DEFAULT.  (i) The  Borrower  fails to  perform  or observe
         Section 5.1 or 5.2, or (ii) the Borrower fails to perform or observe any other material term or covenant contained in this Agreement, and not referred to in another subsection of this Section 6.1, and such default continues unremedied for a period of 20 days, or (iii) the Borrower fails to perform or observe any other term or covenant contained in this Agreement or in the Pledge Agreement and not referred to in clauses (i) or (ii) of this subsection (c) or in any other subsection of this Section 6.1, and such default continues unremedied for a period of 20 days after the Bank gives notice to the Borrower of same, or (iv) DWG fails to perform or observe any term or covenant contained in the Triarc Pledge Agreement and such default continues unremedied for a period of 20 days after the Bank gives notice to DWG of same; or"

         7. ADDITIONAL EVENTS OF DEFAULT. Section 6.1 of the Loan Agreement is hereby amended (a) by deleting the period at the end of subsection (i), and by substituting "; or" in lieu thereof, and (b) by inserting immediately after subsection (i) of Section 6.1 of the Loan Agreement the following:

         "(j) TRIARC PLEDGE AGREEMENT. Any provision of the Triarc Pledge Agreement ceases to be valid and binding on or enforceable against DWG, the Triarc Pledge Agreement ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest, except if the Bank fails to take any action exclusively within its control; or

         (k) TRIARC CREDIT AGREEMENT. An "Event of Default" shall occur under the Credit Agreement dated as of January 18, 1996, as amended or otherwise modified from time to time, between Peter May and Leni May and NationsBank, N.A."

         8. ADDITIONAL REMEDIES. Section 6.2 of the Loan Agreement is hereby amended (a) by adding the word "and" at the end of subsection (b) thereof, and
(b) by inserting immediately after subsection (b) of Section 6.2 of the Loan Agreement and before the proviso the following: "(c) enforce, as Collateral Agent, and direct the Carolinas Agent to enforce, all of the Liens and security interests pursuant to the Pledge Agreement and the other Loan Documents (as defined in the Triarc Credit Agreement);"

         9. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank as follows:

                (a) The representations and warranties made by the Borrower in Article IV of the Loan Agreement, the Pledge Agreement and in each other related document, certificate and other writing delivered to the Bank on or prior to the date hereof are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date). No Default or Event of Default has occurred and is continuing, or would result from the execution and delivery of this Amendment No. 1.

                (b) The Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby.

                (c) The execution, delivery and performance by the Borrower of, and the consummation of each transaction contemplated by, this Amendment and the Loan Agreement, as amended hereby, (i) require no governmental authority or other regulatory body approval or action by or in respect of any governmental authority or other regulatory body and (ii) do not (A) contravene, or constitute a default under, any provision of any applicable law or regulation, or any agreement, indenture, judgment, order, decree or other instrument binding upon the Borrower or his properties, or (B) result in the creation or imposition of any Lien on any asset of the Borrower.

                (d) This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Loan Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

         10. EXPENSES. The Borrower will pay on demand all fees, costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment and all other agreements, instruments and other documents related to the foregoing, including, without limitation, the reasonable fees, client charges and other expenses of counsel to the Bank.

         11. INDEMNIFICATION. It is understood and agreed that Section 7.3 of the Loan Agreement shall benefit both the Bank and the Collateral Agent, and every reference therein to "Bank" shall be deemed to include "the Collateral Agent."

         12. MISCELLANEOUS.

                (a) CONTINUED EFFECTIVENESS OF THE LOAN AGREEMENT. Except as otherwise expressly provided herein, the Loan Agreement and the other related agreements, instruments and documents (the "LOAN DOCUMENTS") are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which the Borrower is a party to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement.

                (b) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                (c) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                (d) GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                (e) EFFECTIVENESS. This Amendment shall become effective on the date as of which the Bank shall have received this Amendment, duly executed by the Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.



                                        Peter May

                                        NATIONSBANK OF FLORIDA, N.A.


                                        By:  Jane R. Heller, S.V.P.
                                             Title: Vice President

                                                                        REDACTED


                            INTERCREDITOR AGREEMENT

         INTERCREDITOR AGREEMENT dated January 25, 1996, by and between NATIONSBANK OF FLORIDA, N.A. (the "FLORIDA BANK"), NATIONSBANK OF FLORIDA, N.A., as agent for NationsBank, N.A. and NationsBank of Florida, N.A. (the "FLORIDA AGENT"), NATIONSBANK, N.A. (the "CAROLINAS BANK"; together with the Florida Bank, the "BANKS") and NATIONSBANK, N.A., as agent for NationsBank of Florida, N.A. and NationsBank, N.A. (the "CAROLINAS AGENT"; together with the Florida Agent, the "AGENTS").

                              W I T N E S S E T H:

         WHEREAS, Peter May and Leni May (collectively, the "BORROWERS") and the Carolinas Bank are parties to the Credit Agreement dated as of January 18, 1996 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "REVOLVING CREDIT AGREEMENT"), pursuant to which the Carolinas Bank has agreed to make loans (the "DEMAND LOANS") to the Borrowers in an aggregate principal amount at any one time outstanding not to exceed the amount of the Commitment (as defined in the Credit Agreement), which Demand Loans will be evidenced by a demand promissory note dated the date hereof (as such demand promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor, the "DEMAND NOTE"), made by the Borrowers to the order of the Carolinas Bank and in the original principal amount of the Commitment;

         WHEREAS, Peter May and the Florida Bank are parties to the Term Loan Agreement dated as of July 29, 1994 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "TERM AGREEMENT"; together with the Revolving Credit Agreement, the "CREDIT AGREEMENTS"), pursuant to which the Florida Bank made a term loan (the "TERM LOAN") to Peter May in the original principal amount of $60,000,000, which Term Loan is evidenced by a term promissory note dated June 29, 1994 (as such term promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor, the "TERM NOTE"), made by Peter May to the order of the Florida Bank and in the original principal amount of the Term Loan;

         WHEREAS, it is a condition precedent to the making of any Demand Loan pursuant to the Revolving Credit Agreement that (i) DWG Acquisition Group, L.P., a Delaware limited partnership, shall have executed and delivered to the Carolinas Agent a pledge and security agreement (as amended or otherwise modified from time to time, the "TRIARC PLEDGE AGREEMENT"), providing for the assignment to the Carolinas Agent, for the benefit of the Carolinas Bank and the Florida Bank, and the grant to the Carolinas Agent, for the benefit of the Carolinas Bank and the Florida Bank, of a security interest in, certain of the outstanding shares of capital stock issued by Triarc Companies, Inc., and (ii) Peter May shall have executed and delivered to the Florida Agent an Amended and Restated Pledge Agreement dated July 29, 1994, as amended and restated on the date hereof (as so amended, and as hereafter amended or otherwise modified from time to time, the "PECHINEY PLEDGE AGREEMENT"; together with the Triarc Pledge Agreement, the "PLEDGE AGREEMENTS"), made by Peter May in favor of the Florida Agent, providing for the pledge to the Florida Agent, for the benefit of the Carolinas Bank and the Florida Bank, and the grant to the Florida Agent, for the benefit of the Carolinas Bank and the Florida Bank, of a security interest in, certain debt issued by Pechiney Corporation and the related letters of credit;

         WHEREAS, the Banks and the Agents wish to set forth their agreement as to the exercise of certain of their respective rights and obligations with respect to the Credit Agreements, the Pledge Agreements and the Collateral (as hereinafter defined);

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                "COLLATERAL" means the Triarc Collateral and the Pechiney Collateral.

                "FINANCING DOCUMENTS" means the Security Documents and the Loan Documents.

                "LOAN DOCUMENTS" means the Credit Agreements, the Notes and all other instruments, agreements and documents executed and delivered pursuant to any of the foregoing.

                "NOTES" means the Demand Note and the Term Note.

                "OBLIGATIONS" means (i) the obligations of the Borrowers and DWG to pay, as and when due and payable (on demand, by mandatory prepayment, by scheduled maturity or otherwise), all amounts from time to time owing by them in respect of any Financing Document to which such person or entity is a party, whether for principal, interest, fees or otherwise, and (ii) the obligations of the Borrowers and DWG to perform or observe all of their other obligations from time to time existing under any Financing Document to which such person or entity is a party.

                "PECHINEY COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest created by the Pechiney Pledge Agreement.

                "SECURITY DOCUMENTS" means the Triarc Pledge Agreement, the Pechiney Pledge Agreement, and all other instruments, agreements or documents executed and delivered pursuant to either Pledge Agreement.

                "TRIARC COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest created by the Triarc Pledge Agreement.

         2. NOTIFICATION AND ACKNOWLEDGMENT OF SECURITY INTEREST, ETC. Pursuant to Sections 8-313 and 9-305 of the New York Uniform Commercial Code:

                (a) Each Bank hereby confirms, and notifies the Carolinas Agent, that DWG has granted to the Carolinas Agent a lien on, and security interest in, the Triarc Collateral, as collateral security for all obligations now or hereafter existing under the Credit Agreements, the Notes and the other Financing Documents. The Carolinas Agent hereby
         (i) acknowledges that from and after the date hereof, it shall, pursuant to Sections 8-313 and 9-305 of the New York Uniform Commercial Code, hold all Collateral now or hereafter in its possession as Agent under the Triarc Pledge Agreement for the benefit of each Bank, and
         (ii) agrees, promptly upon the satisfaction in full of the Obligations owing to the Carolinas Bank and the Carolinas Agent after the termination of the Commitment, to deliver to the Florida Bank upon request such of the proceeds of the Triarc Collateral as shall not have been applied pursuant to the terms of the Triarc Pledge Agreement or this Agreement to the payment of any Obligations of the Borrowers.

                (b) Each Bank hereby confirms, and notifies the Florida Agent, that Peter May has granted to the Florida Agent a lien on, and security interest in, the Pechiney Collateral, as collateral security for all obligations now or hereafter existing under the Credit Agreements, the Notes and the other Financing Documents. The Florida Agent hereby (i) acknowledges that from and after the date hereof, it shall, pursuant to Sections 8-313 and 9-305 of the New York Uniform Commercial Code, hold all Collateral now or hereafter in its possession as Agent under the Pechiney Pledge Agreement for the benefit of each Bank, and (ii) agrees, promptly upon the satisfaction in full of the Obligations owing to the Florida Bank and the Florida Agent, to deliver to the Carolinas Bank upon request such of the proceeds of the Collateral as shall not have been applied pursuant to the terms of the Pechiney Pledge Agreement or this Agreement to the payment of any Obligations of Peter May.

         3. ENFORCEMENT. Each Agent agrees to make such demands and give such notices under the Security Documents as a Bank may request, and to take such action to enforce the terms and conditions of such Security Document and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by such Bank; PROVIDED, HOWEVER, that (i) neither Agent shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, any Credit Agreement or any other Financing Document, or which would in its opinion subject it or any of its officers, employees or directors to liability, and (ii) neither Agent shall be required to take any action under this Agreement or any Security Document unless and until such Agent shall be indemnified to its satisfaction by the requesting Bank against any and all loss, cost, expense or liability in connection therewith.

         4. APPLICATION OF PROCEEDS AND PAYMENTS. Anything in any Financing Document to the contrary notwithstanding, all cash and other payments received by an Agent pursuant to a Pledge Agreement shall be applied based on the mutual agreement of the Banks and, after the payment in full of all Obligations and, in the case of the Triarc Pledge Agreement, the termination of the Commitment, any surplus proceeds and Collateral will be distributed pursuant to the terms and conditions of the related Pledge Agreement.

         5.     THE AGENTS. Each Bank agrees with each Agent as follows:

                (a) The Carolinas Bank is hereby appointed Agent hereunder and under the Triarc Pledge Agreement, and the Florida Bank is hereby appointed Agent hereunder and under the Pechiney Pledge Agreement. Each of the Banks irrevocably authorizes the Agents to act as the agent of such Bank for the purposes of enforcing the rights and remedies of the Banks in respect of the Collateral and the Security Documents. Each Agent agrees to act as such upon the express conditions contained in this Section.

                (b) Each Agent shall have and may exercise such powers hereunder as are specifically delegated to such Agent by the terms hereof and the applicable Security Document, together with such powers as are reasonably incidental thereto. The Agents shall have no implied duties to the Banks or any other person or entity, or any obligation to take any action hereunder or under any other Financing Document, except any action specifically provided by this Agreement and the Security Documents to be taken by such Agent.

                (c) The Banks agree to reimburse and indemnify each Agent ratably in proportion to the Obligations owed under the Credit Agreements (i) for any amounts not reimbursed by a Borrower for which an Agent is entitled to reimbursement by a Borrower under any Financing Document, (ii) for any other expenses incurred by an Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of this Agreement or any Security Document, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of a Security Document, this Agreement or any other or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, PROVIDED that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of either Agent.

                (d) Either Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Banks shall have the right to appoint, on behalf of the Banks, a successor Agent. Such successor Agent shall be an affiliate of a Bank or an Eligible Institution (as defined in each Credit Agreement) that owns all or part of the Obligations. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the applicable Security Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder.

         7. NO THIRD PARTY BENEFICIARY. This Agreement is intended to establish the relative rights and obligations of the Banks and the Agents with respect to the subject matter hereof and, except as otherwise expressly provided in Section 8 hereof, shall not be deemed to create any rights or priorities in any other individual or entity.

         8. DISPOSITION OF COLLATERAL. (a) It is the intention of the Carolinas Bank and the Borrowers that if the Carolinas Bank wishes to sell or otherwise dispose of Collateral during the occurrence and continuance of an Event of Default (as defined in the Revolving Credit Agreement), the Carolinas Bank will sell or otherwise dispose of, or cause the Carolinas Agent to sell or otherwise dispose of, the Triarc Collateral (the "RELATED TRIARC COLLATERAL") allocable to the Borrowers (each a "DISPOSITION"), prior to the sale or other disposition of, or prior to causing the Florida Agent to sell or otherwise dispose of, the Pechiney Collateral.

                (b) Notwithstanding anything in subsection 8(a) to the contrary, the Carolinas Bank will have no obligation under subsection 8(a) whatsoever, and the Carolinas Bank may sell or otherwise dispose of, or direct the sale or other disposition of, any of the Collateral in such order as the Carolinas Bank may determine (in its sole and absolute discretion) if the Carolinas Bank determines (which determination shall be conclusive) that: (i) the prompt Disposition of the Related Triarc Collateral may contravene any law, rule or regulation of any Governmental Authority (as defined in the Revolving Credit Agreement), including, without limitation, by reason of (A) the bankruptcy, insolvency, reorganization or other event described in
         Section 6.1(e) or (f) of the Revolving Credit Agreement (without regard to whether the grace period referred to in Section 6.1(f) thereof has elapsed) with respect to DWG Acquisition Group, L.P., (B) the commencement of any legal action or proceeding that stays or enjoins, or seeks to stay or enjoin, the Disposition of any of the Related Triarc Collateral, or (C) a possible violation of the securities laws;
         (ii) the Disposition of any of the Related Triarc Collateral (at such time as the Carolinas Bank may elect) may subject it, the Carolinas
         Agent, any affiliate, or any officer, employee or director of the foregoing, to liability; (iii) the value of any of the Pechiney Collateral threatens to decline rapidly in value; (iv) there is a reasonable good-faith basis to conclude that delaying the sale or other disposition of the Pechiney Collateral until after the Disposition of the Related Triarc Collateral may adversely affect the ability of the Carolinas Bank to receive payment in full of the principal of, and interest on, the Demand Loans and all of the related Obligations; (v) either Borrower, DWG Acquisition Group, L.P. or any affiliate has taken any action, or has failed to take any action requested by the Carolinas Bank, that the Carolinas Bank reasonably believes may prevent, delay, impede or materially and adversely affect the ability of the Carolinas Bank or the Carolinas Agent to sell or otherwise dispose of the Triarc Collateral; or (vi) the Carolinas Bank or the Carolinas Agent is unable to sell the Triarc Collateral within a 90-day period, during which the Carolinas Bank or the Carolinas Agent exercises reasonable, good faith efforts to so sell the Triarc Collateral.

                (c) It is understood and agreed that nothing in this Section 8 shall affect any of the other rights, remedies, powers and privileges of the Florida Agent and Florida Bank with respect to the Pechiney Collateral (including, without limitation, (i) to collect the interest on the Collateral Notes (as defined in each Term Agreement), under the circumstances provided in the Term Agreement or the Pechiney Pledge Agreement, (ii) to maintain its security interest in the Collateral Account (as defined in the Pechiney Pledge Agreement), (iii) to draw on the Letters of Credit (as defined in each Term Agreement), under the circumstances provided in the Term Agreement or the Pechiney Pledge Agreement, (iv) to sell or otherwise dispose of any of the Pechiney Collateral upon the occurrence and continuance of an Event of Default under the Term Agreement, and (v) to take any action and to execute such other instrument as the Florida Agent may deem necessary or advisable to accomplish the purposes of the Pechiney Pledge Agreement).

         9.     MISCELLANEOUS.

                (a) No amendment, waiver or other modification of any provision of this Agreement shall be effective unless it is in writing and signed by each Bank and Agent. No waiver or approval by any Bank or Agent under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.

                (b) No failure or delay on the part of any Bank or Agent in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

                (c) All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, telegraphed or delivered to it at its address set forth on the signature pages of this Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this subsection. All such notices and other communications shall be effective (i) if mailed, three days after being deposited in the mails,
         (ii) if telegraphed when delivered to the telegraph company, or (iii) if telecopied, telexed or delivered, upon delivery.

                (d) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                (e) Each Bank and Agent agrees to cooperate fully with each other party hereto, to effect the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.

                (f) The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                (g) This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                (h) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

                (i) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                NATIONSBANK, N.A., individually and as agent


                                By: /s/ Jane R. Heller
                                    ----------------------------
                                    Name:  Jane R. Heller
                                    Title: Senior Vice President


All notices and other communications to:

NationsBank, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255, with copies to NationsBank, N.A., 767 Fifth Avenue, 23rd Floor, New York, New York 10153-0083, Attention: Ms. Jane R. Heller, Senior Vice President, Telecopier No. [ REDACTED ].

                                NATIONSBANK OF FLORIDA, N.A.,
                                individually and as agent


                                By: /s/ Jane R. Heller
                                    ----------------------------
                                    Name:  Jane R. Heller
                                    Title: Senior Vice President


All notices and other communications to:

NationsBank of Florida, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255, with copies to NationsBank of Florida, N.A., 767 Fifth Avenue, 23rd Floor, New York, New York 10153-0083, Attention: Ms. Jane R. Heller, Senior Vice President, Telecopier No. [ REDACTED ].


                                    CONSENT

         The undersigned hereby consents and agrees to the terms of the Intercreditor Agreement to which this Consent is attached.


Date: January 25, 1996

                                        Peter May

                                        Leni May


                                        DWG ACQUISITION GROUP, L.P.

                                        By:
                                            ------------------------------

                                        By:
                                            ------------------------------

                                                                        REDACTED

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (the "AGREEMENT"), dated as of January 18, 1996, is entered into by and between NELSON PELTZ and CLAUDIA PELTZ, each an individual residing in the State of New York (the "BORROWERS"), and NATIONSBANK, N.A. (the "BANK"), a national banking association.

                                    RECITALS

         The Borrowers have asked the Bank to make demand loans to the Borrowers from time to time, from the date hereof through the date preceding the second anniversary of the date of this Agreement, in an aggregate principal amount at any one time outstanding not to exceed $40,000,000. The Bank is willing to make such loans to the Borrowers on the terms and conditions hereinafter set forth. Accordingly, each Borrower and the Bank hereby agree as follows.


                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

         "ADJUSTED COLLATERAL VALUE" means the Margin Call Percentage of the Collateral Value.

         "ADJUSTED LIBOR" means, with respect to any Interest Period, (i) the rate of interest per annum (rounded upward, if necessary, to the next higher 1/16th of one percent) determined by the Bank, in accordance with its customary general practice from time to time, to be the rate equal to the London Interbank Offered Rate (expressed as a percentage) for Dollar deposits as would be quoted by the Bank for 11:00 a.m. London time, or as soon thereafter as practicable, on the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period, (ii) as adjusted from time to time in the Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

         "APPLICABLE MARGIN" means [ REDACTED ]%.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day, or (ii) the sum of one half of one percent (1/2%) plus the Federal Funds Rate for such day.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York, or in Charlotte, North Carolina, are authorized or required by law to close and, if the applicable Business Day relates to any Interest Period for which interest on a Loan is determined by reference to the Adjusted LIBOR rate, also includes a day on which commercial banks are open for international business in London.

         "CLOSING DATE" means the date on which the initial Loan is made hereunder after all of the conditions precedent set forth in Article III have been satisfied.

         "COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Person as security for all or any part of the Obligations.

         "COLLATERAL AGENT" means the Bank, acting as collateral agent under the Triarc Pledge Agreement.

         "COLLATERAL NOTES" means the promissory notes issued by Pechiney and payable to the order of Nelson Peltz, which are further described in the Pechiney Pledge Agreement.

         "COLLATERAL VALUE" means, with respect to any Collateral consisting of stock, the amount determined by multiplying (i) the per share price of such stock at the most recent close of trading on a trading exchange or stock market for such stock, times (ii) the number of shares of such stock held by the Bank as Collateral, times (iii) the portion of such shares allocable to Nelson Peltz, which initially is twothirds.

         "COMMITMENT" means the commitment of the Bank to make Loans pursuant to
Section 2.1 hereof in an aggregate principal amount not to exceed $40,000,000 at any time outstanding, as such amount may be reduced or terminated in accordance with the terms and conditions of this Agreement.

         "DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default (including, without limitation, the obligation to prepay the Loans or provide additional collateral pursuant to Section 2.5(a) or (b), without regard to whether any grace period has elapsed).

         "DEFAULT RATE" has the meaning specified in Section 2.2.

         "DEPOSITARY BANK" means NationsBank of Texas, N.A., as depositary bank pursuant to the Pechiney Pledge Agreement.

         "DOLLARS" and the sign "$" each mean lawful money of the United States of America.

         "DWG"  means  DWG   Acquisition   Group,   L.P.,  a  Delaware   limited
partnership.

         "ELIGIBLE INSTITUTION" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States or an offshore branch outside the United States at which such bank books loans bearing interest based on LIBOR and, in the case of a bank described in either clause (i) or clause (ii), such bank is able to deliver Internal Revenue Service Form 1001 or 4224 to the Bank with a copy to the Borrowers as of the day such bank becomes an assignee or participant.

         "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

         "FLORIDA  AGENT"  means   NationsBank  of  Florida,   N.A.,  acting  as
collateral agent under the Pechiney Pledge Agreement.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and includes, without limitation, the SEC.

         "INDEBTEDNESS" means, with respect to any Person, (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person under direct or indirect guaranties in respect of, and contingent or other obligations of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by such Person, (iv) all obligations of such Person to make reimbursement or payment in respect of letters of credit and bankers' acceptances, and (v) the net liabilities of such Person under all interest rate swap, interest rate collar, interest rate cap, interest rate floor, forward rate agreements, commodity swaps or other agreements or arrangements designed to protect against fluctuations in interest rates or currency, commodity or equity values, each calculated on a basis reasonably satisfactory to the Bank and in accordance with accepted practice.

         "INTERCREDITOR AGREEMENT" means an Intercreditor Agreement between the Bank, individually and as collateral agent under the Triarc Pledge Agreement, and NationsBank of Florida, N.A., individually and as collateral agent under the Pechiney Pledge Agreement, acknowledged and consented to by Nelson Peltz, Claudia Peltz and DWG.

         "INTEREST PERIOD" means each one (1)-month period during which interest on each Loan shall be calculated by reference to Adjusted LIBOR, determined as of the second Business Day before the commencement of that Interest Period; PROVIDED, HOWEVER, that:

                        (i) each Interest Period shall commence on the first day of a month and end on the first day in the immediately following calendar month thereafter;

                        (ii) each subsequent Interest Period for a Loan shall commence on the last day of the immediately preceding Interest Period and end on the first day in the immediately following calendar month thereafter; and

                        (iii) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date.

         "LETTERS OF CREDIT" means the transferable letters of credit issued by Banque Nationale de Paris, New York Branch in favor of NationsBank of Florida, N.A., in support of the Collateral Notes, which are further described in the Pechiney Pledge Agreement.

         "LIEN" means any lien, mortgage, pledge, security interest, charge or similar encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "LOAN" means each demand loan made by the Bank to a Borrower pursuant to Section 2.1 hereof.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Triarc Pledge Agreement, the Pechiney Loan Agreement, the Pechiney Pledge Agreement and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto.

         "LOAN PARTIES" means the Borrowers and DWG.

         "MARGIN CALL PERCENTAGE" means 70%, subject to decrease in accordance with Section 2.5(d) hereof.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on any of (a) the business, properties or prospects of any Loan Party , (b) the ability of any Loan Party to perform any of the obligations of such Loan Party under this Agreement or any of the other Loan Documents, (c) the legality, validity or enforceability of this Agreement or any of the other Loan Documents, (d) the rights and remedies of the Bank under this Agreement or any of the other Loan Documents, or (e) the creation, perfection or priority of security in or lien on any of the Collateral, securing the payment of any of the Obligations.

         "NOTE" means a demand promissory note of the Borrowers, substantially in the form of Exhibit A hereto, evidencing the Indebtedness resulting from the making of the Loans and delivered to the Bank pursuant to Article III hereof, as such demand promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

         "OBLIGATIONS" means (i) the obligation of the Borrowers to pay, as and when due and payable (on demand, by mandatory prepayment, by scheduled maturity or otherwise), all amounts from time to time owing by them in respect of any Loan Document, whether for principal, interest, fees or otherwise, and (ii) the obligations of the Borrowers to perform or observe all of their other obligations from time to time existing under any Loan Document.

         "ORIGINAL ADVANCE PERCENTAGE" means 65%, subject to decrease in accordance with Section 2.5(d) hereof.

         "PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of DWG dated as of September 25, 1992, as amended by Amendment No. 1 dated as of November 15, 1992, Amendment No. 2 dated as of March 1, 1993, Amendment No. 3 dated as of April 14, 1993, and Amendment No. 4 dated as of January 1, 1995, by and among Nelson Peltz and Peter May, as general partners, and Nelson Peltz, Peter May and Leon Kalvaria, as limited partners, of DWG.

         "PECHINEY" means Pechiney Corporation, a Delaware corporation.

         "PECHINEY   COLLATERAL"  means  all  of  the  property   (tangible  and
intangible) purported to be subject to the lien or security interest purported to be created by the Pechiney Pledge Agreement.

         "PECHINEY LOAN AGREEMENT" means the Term Loan Agreement dated as of July 29, 1994, between Nelson Peltz and NationsBank of Florida, N.A., as amended or otherwise modified from time to time.

         "PECHINEY PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement dated July 29, 1994, as amended and restated on January 18, 1996, made by Nelson Peltz as Pledgor in favor of NationsBank of Florida, N.A., as agent for itself and the Bank, in respect of certain promissory notes issued by Pechiney and letters of credit supporting such promissory notes issued by Banque Nationale de Paris, New York Branch, as amended or otherwise modified from time to time.

         "PECHINEY PROCEEDS" means any principal of or interest on a Collateral Note, any drawing on a Letter of Credit or any other proceeds received in respect of a Collateral Note or a Letter of Credit.

         "PERSON" means an individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority or other regulatory body.

         "PLEDGED SHARES" shall have the meaning assigned thereto in the Triarc Pledge Agreement.

         "PRIME RATE" means the annual rate of interest announced from time to time as the Bank's "prime" lending rate (which the Borrowers acknowledge does not necessarily represent the best or most favored rate offered by the Bank to its best or any particular customers). Whenever applicable to a Loan, the floating interest rate shall be adjusted automatically as and when the Bank's Prime Rate shall change on any business day(s).

         "REGULATION D" means Regulation D of the Board, as in effect from time to time, or any regulation of the Board that replaces Regulation D.

         "REGULATIONS G, T, U OR X" means Regulations G, T, U or X of the Board as in effect from time to time, or any regulation of the Board that replaces Regulation G, T, U or X

         "RULE 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

         "SEC" means the Securities and Exchange Commission or any replacement national securities exchange.

         "SIGNING DATE" means the date that this Agreement is executed and delivered by the Borrowers.

         "TERMINATION DATE" means January 18, 1998 or such earlier date on which the Commitment shall be terminated pursuant to this Agreement.

         "TRIARC" means Triarc Companies, Inc., a Delaware corporation.

         "TRIARC COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest purported to be created by the Triarc Pledge Agreement.

         "TRIARC PLEDGE AGREEMENT" means the Pledge and Security Agreement made by DWG in favor of the Collateral Agent, as agent for itself and NationsBank of Florida, N.A., in respect of certain shares of stock issued by Triarc, as amended or otherwise modified from time to time.

         Section 1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.3 ACCOUNTING AND OTHER TERMS. Unless otherwise expressly stated herein, all accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with sound accounting principles applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 4.10(a) hereof. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. Any gender specific term is applicable to both genders, as the context may require, whenever used herein.


                                   ARTICLE II
                                   THE LOANS

         Section 2.1 MAKING THE LOANS. The Bank agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrowers from the Closing Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed the amount of the Commitment. The Bank shall have no obligation to make a Loan if the sum of the aggregate principal amount of the outstanding Loans plus the principal amount of such requested Loan would exceed the amount equal to the Original Advance Percentage of the Collateral Value. Each Loan shall be in an amount equal to $100,000 or an integral multiple of $100,000 in excess thereof, and shall be made on at least one Business Day's prior written notice. Each request for a Loan (a "NOTICE OF BORROWING") shall be irrevocable, shall be signed by either Borrower (it being understood that only the signature of one Borrower shall be required) and shall be in writing, substantially in the form of Exhibit B hereto, specifying, INTER ALIA, the proposed amount of such Loan and the Business Day for such Loan. On the Business Day specified and upon fulfillment of the applicable terms and conditions set forth in Article III hereof, the Bank will make the proceeds of such Loan available to the Borrowers by crediting Account Number [ REDACTED ] maintained with NationsBank of Florida, N.A., at its office in Charlotte, North Carolina, not later than 2:00 P.M. (Charlotte time) on such date. Within the limits of the Commitment, the Borrowers may borrow, prepay and reborrow pursuant to this
Article II until the Termination Date.

         Section 2.2 INTEREST. The outstanding principal balance of each Loan will bear interest at a rate per annum equal at all times during each Interest Period to the sum of the Adjusted LIBOR for such Interest Period plus the Applicable Margin, from the date of the making of such Loan until such Loan is paid in full, except that after the occurrence and during the continuance of an Event of Default, each Loan shall bear interest at a rate per annum equal to the sum of (i) the Prime Rate in effect from time to time, plus (ii) [ REDACTED ]% (the "DEFAULT RATE"). Interest on each Loan shall be paid in arrears on the first day of each month (in the absence of prior demand) and upon the repayment of any principal amount of any Loan for any reason.

         Section 2.3 REPAYMENT. The Borrowers will repay the unpaid principal amount of and accrued interest on the Loans UPON DEMAND by the Bank. In the absence of a prior demand (but without limiting the Bank's right to make a demand at any time in its sole and absolute discretion) the principal amount of and accrued interest on the Loans shall in any event be due and payable on the Termination Date.

         Section 2.4 OPTIONAL PREPAYMENT. Any Borrower may prepay any Loan in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid, PROVIDED that (i) each partial prepayment shall be in a principal amount equal to $100,000 or an integral multiple thereof, (ii) a Borrower shall give the Bank irrevocable written notice at least one Business Day prior to the date of the prepayment of a Loan, and
(iii) after giving effect to any partial prepayment of a Loan the principal amount thereof remaining outstanding shall not be less than $100,000 or an integral multiple thereof. Each notice of prepayment shall be irrevocable and shall specify the date and the amount of the prepayment and identify the Loans to be prepaid. Any amount of principal of a Loan prepaid may be reborrowed in accordance with Section 2.1 hereof.

         Section 2.5 MANDATORY PREPAYMENT. (a)If at any time the Bank, in its sole discretion, determines that the transactions contemplated by this Agreement or any of the other Loan Documents violate any provision of Regulations G, T, U or X, the Borrowers will, upon five (5) day's written notice from the Bank, either (A) prepay the Loans by an amount sufficient such that, after such prepayment, the transactions contemplated by the Loan Documents will not violate any provision of Regulations G, T, U or X (as determined by the Bank in its sole discretion), or (B) provide for a grant to the Bank, as collateral security for the Loans and all other Obligations, a perfected, first priority security interest in, and lien on, additional collateral that is in such amounts and having such market values, liquidity, volatility, marketability and other characteristics as the Bank may in its sole discretion determine to be sufficient to cause, after the grant of such additional security interest, the transactions contemplated by the Loan Documents not to violate any provision of Regulations G, T, U or X (and in connection with such grant, the Borrowers will execute and deliver such agreements, instruments, legal opinions and other documents as the Bank may reasonably request).

                (b) So long as any Obligation is outstanding or the Bank shall have any Commitment hereunder, the Borrowers will, unless the Bank shall otherwise consent in writing, maintain as collateral security for the Obligations Triarc Collateral with an Adjusted Collateral Value in excess of the unpaid principal balance of the Obligations. If at any time the Bank determines that the aggregate principal amount of the outstanding Loans equals or exceeds an amount equal to the Margin Call Percentage of the Collateral Value of the Triarc Collateral, the Borrowers will, upon five (5) days' written notice from the Bank, either (i) prepay the Loans by an amount sufficient such that, after such prepayment, the aggregate principal amount of the outstanding Loans does not exceed the amount equal to the Original Advance Percentage of the Collateral Value of the Triarc Collateral or (ii) provide for a grant to the Collateral Agent, as collateral security for the Loans and all other Obligations, a perfected, first priority security interest in, and lien on, additional collateral that is in such amounts and having such market values, liquidity, volatility, marketability and other characteristics as the Bank may in its sole discretion determine to be sufficient to cause, after the grant of such additional security interest, the aggregate principal amount of the outstanding Loans not to exceed the amount equal to the sum of (A) the Original Advance Percentage of the then current Collateral Value of the Triarc Collateral, plus (B) the loan value assigned by the Bank (in its sole discretion) to any other Collateral provided to the Collateral Agent pursuant to clause (ii) above (and in connection with such grant, the Borrowers will execute and deliver such agreements, instruments, legal opinions and other documents as the Bank may reasonably request).

                (c) If on any date (i) the sum of the aggregate principal amount of outstanding Loans exceeds (ii) the amount of the Commitment, the Borrowers shall immediately prepay the Loans in an amount equal to such excess. It is understood and agreed that after payment of all obligations under the Pechiney Loan Agreement, an amount equal to any proceeds of the Collateral Notes and Letters of Credit will be used to satisfy, among other things, any prepayment obligation arising under this subsection as a result of a decrease of the amount of the Original Advance Percentage or Margin Call Percentage pursuant to Section 2.5 hereof.

                (d) It is understood and agreed that upon any payment of the principal amount of one or more Collateral Notes or the proceeds of any drawing in respect of the Stated Amount/Principal (as defined in any Letter of Credit) of a Letter of Credit, the Bank may at any time thereafter decrease the Original Advance Percentage and the Margin Call Percentage (in either case, to such percentage as the Bank may in its sole and absolute discretion determine) by giving either Borrower notice of such revised percentage.

                (e) Each prepayment of a Loan shall be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid, and shall be subject to the provisions of Section 2.12 hereof.

         Section 2.6 OPTIONAL COMMITMENT REDUCTION. Either Borrower may, upon at least two Business Days' notice to the Bank, terminate the Commitment at any time or reduce the amount of the Commitment from time to time during the period from the date hereof to and including the Termination Date, PROVIDED that each such reduction shall be in an amount equal to $100,000 or an integral multiple thereof, and the amount of the Commitment after any reduction shall be greater than or equal to the aggregate principal amount of all Loans then outstanding.

         Section 2.7 EVIDENCE OF CREDIT EXTENSIONS. The Loans shall be evidenced by the Note. The Bank shall record advances and principal payments thereof on the grid attached thereto or, at its option, in its records, and the Bank's record thereof shall be conclusive absent demonstrable error. Notwithstanding the foregoing, the failure to make or an error in making a notation with respect to any Loan or any payment shall not limit or otherwise affect the Obligations of the Borrowers hereunder or under the Note.

         Section 2.8 PAYMENT. Payment of principal, interest and any other sums due under this Agreement or under the Note shall be made without set-off or counterclaim in dollars and in immediately available funds on the day such payment is due not later than 12:00 Noon New York time. All sums received after such time shall be deemed received on the next Business Day and principal payments or sums (other than interest) due hereunder shall bear interest for an additional day. All payments shall be made to the Bank, if by wire transfer, to NationsBank, N.A., One NationsBank Plaza, Charlotte, NC 28255, ABA #[ REDACTED ], Credit Account: [ REDACTED ], Re: Loan Payment for Nelson Peltz, with a Loan Number to be specified by the Bank, Special Instructions: Contact [ REDACTED ] upon receipt; if by mail, to NationsBank, N.A., P.O. Box 70520, Charlotte, NC 28272-0520; or to such other address as the Bank may advise either Borrower in writing.

         Section 2.9 COMPUTATIONS OF INTEREST; BUSINESS DAY.

                (a) All computations of interest under this Agreement and the Note shall be made on the basis of a year of three hundred sixty
         (360) and actual days elapsed. Interest shall accrue on each Loan outstanding from and including the date such Loan is made by the Bank to but excluding the date on which such Loan is repaid.

                (b) Payment of all amounts due hereunder shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day unless the next Business Day would fall in the next calendar month, in which case such payment shall be made on the Business Day immediately preceding the due date.

         Section 2.10 INCREASED COSTS, ETC.

                (a) If, after the date of this Agreement, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any (x) change in the basis of taxation of payments to the Bank of the principal of or interest on any Loan (excluding changes in the rate of tax payable on the Bank's overall income and bank franchise taxes) or (y) imposition or change in any reserve or similar requirement, and the result of any of the foregoing is an increase in the cost to the Bank of agreeing to make or making, funding or maintaining the Loans (which is not otherwise included pursuant to clause (ii) of the definition of Adjusted LIBOR in its determination of Adjusted LIBOR), then the Borrowers shall from time to time, upon demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to either Borrower by the Bank shall be conclusive and binding for all purposes, absent demonstrable error.

                (b) If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Loans or the Bank's Commitment, then the Borrowers shall, upon demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Loans or the Bank's Commitment. A certificate as to such amounts submitted to the Borrowers by the Bank shall be conclusive and binding for all purposes, absent demonstrable error.

                (c)     Prior to making any demand for  compensation  under this
         Section 2.10, (i) the Bank will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by a Borrower or to change the jurisdiction of its lending office if the making of such a filing or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank, and
         (ii) the Bank will permit the Borrowers to prepay all or any part of the affected Loans, together with interest to the date of payment and payment of funding losses pursuant to Section 2.12, PROVIDED that nothing herein shall relieve the Borrowers from their obligations to compensate the Bank for increased costs or reduced return incurred prior to the taking of the actions contemplated by clauses (i) and (ii) above.

         Section 2.11 ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in an existing law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, makes it unlawful or impossible for the Bank to make, maintain or fund any Loan at an interest rate based on Adjusted LIBOR, the Bank shall forthwith give notice thereof to the Borrowers, whereupon the obligation of the Bank to make Loans at a rate based on Adjusted LIBOR shall be suspended until the Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist. The Bank will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by a Borrower or to change the jurisdiction of its lending office if the making of such a filing or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank makes a reasoned determination that it may not lawfully continue to maintain and fund any Loan to maturity at a rate based on Adjusted LIBOR and so specifies in such notice, then effective on the date specified in such notice each affected Loan shall bear interest at the Base Rate in effect from time to time, payable monthly in arrears (in the absence of prior demand).

         Section 2.12 FUNDING LOSSES. The Borrowers agree to reimburse the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                (a) the failure of the Borrowers to make any payment or required prepayment of principal of any Loan (including payments made after any acceleration thereof);

                (b) the failure of the Borrowers to make any prepayment permitted hereunder after giving notice thereof;

                (c) the repayment of a Loan on a day which is not the last day of an Interest Period (whether due to acceleration, DEMAND, or otherwise); or

                (d) the failure for any reason (other than a wrongful default by the Bank) of a Borrower to borrow any Loan after notice has been given to the Bank in accordance with Section 2.1 hereof (whether or not such notice is withdrawn);

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loans hereunder at a rate based on LIBOR or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrowers to the Bank under this section, each Loan bearing interest at a rate based on LIBOR (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded by a matching deposit in Dollars in the interbank eurodollar market for a comparable amount and for the respective Interest Period, whether or not such Loan was in fact so funded.

         Section 2.13 UNAVAILABILITY. If the Bank determines that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period, the Bank will forthwith give notice of such determination to the Borrowers. Commencing at the end of each Interest Period then in effect, the respective Loan shall bear interest at the Base Rate (rather than at a rate based on LIBOR) until the Bank revokes such notice in writing.

         Section 2.14 SPECIAL PREPAYMENT. The provisions of Sections 2.10, 2.11 and 2.12 shall also apply to any assignee permitted pursuant to Section 7.7 and shall apply to any unassigned portion of the Loans retained by the Bank (regardless of whether the Bank may have sold a participation interest in such retained portion to a participant permitted pursuant to Section 7.7). If demand for payment is made pursuant to Section 2.10 or 2.12 or if notice of illegality is given pursuant to Section 2.11, whether by any such permitted assignee or by the Bank on behalf of any such permitted participant, then the Borrowers may prepay in full (but not in part) such assignee's or participant's interest in the Loans on the last day of the Interest Period during which such demand for additional amounts was made or during which such notice of illegality was given. Any principal amount, interest or increased costs received by any such assignee or participant pursuant to this Section 2.14 shall not be required to be shared with the Bank and any other assignees or participants.


                                  ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.1 CONDITIONS TO INITIAL LOAN. The obligation of the Bank to make the initial Loan is subject to the condition precedent that the Bank shall have received on or prior to the Closing Date the following, each in form and substance satisfactory to the Bank and its counsel and, unless indicated otherwise, dated the Closing Date:

                (a) AGREEMENT. A copy of this Agreement, duly executed by the Borrowers and dated as of the Signing Date.

                (b) NOTE. The Note, duly executed by the Borrowers and dated the Signing Date.

                (c) TRIARC PLEDGE AGREEMENT. The Triarc Pledge Agreement, duly executed by DWG and dated the Closing Date.

                (d)     PECHINEY   PLEDGE   AGREEMENT.   The   Pechiney   Pledge
         Agreement, duly executed by Nelson Peltz and dated the Signing Date.

                (e)     STOCK CERTIFICATES, ETC. (i) Original stock certificates
         representing the shares of stock pledged to the Bank pursuant to the Triarc Pledge Agreement, together with an undated stock power for each such certificate, duly executed in blank by an authorized representative of DWG, with signature medallion guaranteed (or, if any such shares are uncertificated, confirmation and evidence that appropriate book entries have been made in the relevant books and records of the issuer of such uncertificated shares or a financial intermediary, as the case may be, under applicable law), (ii) such opinion of counsel and such approving certificate of the issuer of such shares as the Bank may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, and (iii) any registration rights agreement, shareholders' agreement or other agreement, instrument or document affecting any of the shares of stock pledged to the Bank pursuant to the Triarc Pledge Agreement.

                (f) SEC FORM 144. Ten copies of SEC Form 144, undated and duly executed in blank by DWG.

                (g) FORM U-1. Federal Reserve Forms U-1 provided for in Regulation U issued by the Board, the statements made in which shall be such, in the opinion of the Bank, as to permit the transactions contemplated hereby and by the Pechiney Loan Agreement in accordance with such Regulation, dated the Closing Date.

                (h) RESTRICTED SECURITIES STATEMENT. A Restricted Securities Statement covering each Pledged Share, substantially in the form attached to the Triarc Pledge Agreement, duly executed by DWG and dated the Signing Date.

                (i) REGISTRATION RIGHTS AGREEMENT. A copy of the Registration Rights Agreement, dated as of April 23, 1993, as amended, between Triarc and DWG, as amended to modify the holdback provision in
         Section 2.4(d)(i) thereof, certified as of the Signing Date by Nelson Peltz.

                (j) DWG PARTNERSHIP AGREEMENT. A copy of the Partnership Agreement, duly certified as of the Signing Date by a partner of DWG.

                (k) DWG FINANCIAL STATEMENTS. A copy of the balance sheet of DWG as at December 31, 1994, duly certified as of the Signing Date by a partner of DWG.

                (l) AMENDMENT. An amendment dated the Signing Date to the Term Loan Agreement dated as of July 29, 1994, between Nelson Peltz and NationsBank of Florida, N.A. providing, among other things, that any Event of Default under this Agreement shall constitute an "Event of Default" under such Term Loan Agreement.

                (m) PECHINEY COLLATERAL. Such notices and other documents as the Bank may reasonably require in connection with the securing of the Obligations under this Agreement with the Pechiney Collateral (including, without limitation, note powers (undated and in blank) in respect of the Collateral Notes, notices to Pechiney with respect to the Pechiney Pledge Agreement and the payment of principal of the Collateral Notes, and the Escrow Agreement (as defined in each Letter of Credit).

                (n) FEES PAYABLE AT CLOSING. The Borrowers shall pay to the Bank (i) an arrangement fee equal to [ REDACTED ], and (ii) the reasonable legal fees and other client charges and expenses of such counsel (including, without limitation, photocopying, travel and word processing charges) incurred by the Bank in connection with its review of the Triarc Collateral and the Pechiney Collateral and with the preparation of this Agreement, the Note and the other Loan Documents, negotiations in connection therewith, and research and other related expenses.

                (o) FINANCING STATEMENTS. Acknowledgment copies of appropriate financing statements on Form UCC-1, duly executed by the Borrowers and DWG and duly filed in such office or offices as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests purported to be created by the Pechiney Pledge Agreement and the Triarc Pledge Agreement.

                (p) LIEN REPORTS. Certified copies of requests for copies or information on Form UCC-11, listing all effective financing statements which name either Borrower or DWG as debtor and which are filed in the offices referred to in paragraph (o) above, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Bank, shall cover any of the Collateral.

                (q) INTERCREDITOR AGREEMENT. The Intercreditor Agreement between the Bank and NationsBank of Florida, N.A., acknowledged and consented to by Nelson Peltz, Claudia Peltz and DWG and dated the Signing Date.

                (r) RESOLUTION AGREEMENT. A copy of the Resolution Agreement, dated as of May 1, 1992, as amended, among Nelson Peltz, Peter May and Pechiney, as amended, certified as of the Signing Date by Nelson Peltz.

                (s) ESCROW AGREEMENT. A copy of the Escrow Agreement, dated as of December 22, 1988, as amended, among Pechiney Corporation, Banque Nationale de Paris, New York Branch, Nelson Peltz, Peter May and Bank of the West, as escrow agent, certified as of the Signing Date by Nelson Peltz.

                (t) OPINION OF COUNSEL TO BORROWERS. An opinion, dated the Closing Date, of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrowers and DWG, in the form of Exhibit C hereto.

         Section 3.2 CONDITIONS TO ALL LOANS. The obligation of the Bank to make any Loan is subject to the conditions precedent that:

                (a) The following statements shall be true, and the acceptance of the proceeds of such Loan by a Borrower shall be deemed to be a representation and warranty of each Borrower on the date of such Loan that, (i) the representations and warranties contained in
         Article IV of this Agreement and in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto on or prior to the date for such Loan are true and correct on and as of such date as though made on and as of such date; (ii) no Event of Default or Default has occurred and is continuing or would result from the making of such Loan to be made on such date; and (iii) no material adverse change in the financial condition, properties or prospects of any Loan Party shall have occurred and be continuing on the date of each request for a Loan; and

                (b) The Bank shall have received a Notice of Borrowing in accordance with Section 2.1 hereof with respect to such Loan.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to the Bank that: Section 4.1GOOD TITLE TO DWG INTEREST. Nelson Peltz and Peter May are the sole general partners of DWG, which interests are owned free and clear of any Lien. Schedule 4.1 hereto sets forth the name and interest of each other partner of DWG.

         Section 4.2 NO INSOLVENCY PROCEEDINGS. The Borrowers have no knowledge of any insolvency proceeding of any type instituted with respect to DWG, Triarc or Pechiney.

         Section 4.3 NO DEFAULT. No Default or Event of Default has occurred and is continuing.

         Section 4.4 ENFORCEABLE OBLIGATIONS. The Borrowers have the legal capacity and right to execute, deliver and perform this Agreement, the Note and the other Loan Documents. This Agreement, the Note and the other Loan Documents constitute legal, valid and binding obligations of the Borrowers, enforceable against each Borrower that is a party thereto in accordance with their respective terms.

         Section 4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, the Note and the other Loan Documents, and the borrowings hereunder, will not violate any law or regulation (including, without limitation, Regulations G, T, U or X) or any contractual obligation of either Borrower and will not result in the creation or imposition of a Lien on any property of a Borrower, other than security interests created by the Loan Documents.

         Section 4.6 NO LITIGATION. Except as disclosed on Schedule 4.6, there is no litigation or proceeding of or before any arbitrator or Governmental Authority pending or threatened against any Loan Party (as to which either Borrower has received notice in writing) (a) with respect to this Agreement, any Loan, the use of the proceeds thereof, the Triarc Collateral or the Pechiney Collateral, or (b) which could reasonably be expected to have a Material Adverse Effect.

         Section 4.7 TAXES. The Borrowers have filed or caused to be filed all tax returns which are required to be filed and have paid all taxes shown to be due and payable on such returns or on any assessments made against them or any of their property by any Governmental Authority except to the extent any such taxes are being contested in good faith and any exceptions thereto are set forth on Schedule 4.7. No tax Lien has been filed with respect to any material tax liability against either Borrower, and, to the Borrowers' knowledge, no tax assessment is pending against either Borrower, except as set forth on Schedule 4.7.

         Section 4.8 PARTNERSHIP AGREEMENT. The Borrowers have delivered to the Bank a true and correct copy of the Partnership Agreement, as in effect on the date hereof.

         Section 4.9 APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by either Borrower of any Loan Document to which such Person is a party.

         Section 4.10 FINANCIAL CONDITION. (a) The personal financial statements (including the notes relating thereto) of the Borrowers dated September 30, 1995, copies of which have been previously delivered to the Bank, fairly present the financial condition of the Borrowers as at the date thereof, and since such date there has been no material adverse change in the financial condition, properties or prospects of either Borrower.

                (b) The balance sheet of DWG as at December 31, 1994, copies of which have been previously delivered to the Bank, fairly presents the financial condition of DWG as at such date, all in accordance with sound accounting principles consistently applied, and since December 31, 1994 there has been no material adverse change in the financial condition, properties or prospects of DWG (it being understood that any decrease in the per share price of common stock of Triarc shall not constitute a material adverse change for purposes of this paragraph).

         Section 4.11 REGULATION U. Such Borrower is not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying margin stock, or to refinance any loan or other Indebtedness the proceeds of which were used to purchase or carry, any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 4.12 PURPOSE OF LOAN. The proceeds of each Loan will be used only for specific investment purposes, but in no event shall such proceeds be used for any investment purpose inconsistent with Section 4.11 hereof, or to repay any Indebtedness incurred to repay Indebtedness owed to any prior pledgee of the Triarc Shares that was secured (directly or indirectly) by shares of stock of Triarc.

         Section 4.13 FULL DISCLOSURE. No Loan Document or schedule or exhibit thereto, and no certificate, report, statement or other document or information furnished to the Bank in connection herewith or with the consummation of the transactions contemplated hereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to any Borrower (other than public information as to matters of a general economic nature) that materially adversely affects the financial condition of a Borrower or DWG the value of any of the Collateral that has not been disclosed to the Bank in writing prior to the Signing Date.


                                   ARTICLE V
                                   COVENANTS

         So long as any Obligation is outstanding or the Bank shall have any Commitment hereunder, the Borrowers will, unless the Bank shall otherwise consent in writing:

         Section 5.1 FINANCIAL STATEMENTS. Deliver to the Bank in form and detail satisfactory to the Bank:

                (a) as soon as available, but not later than sixty (60) days after the end of each calendar quarter and for that portion of the calendar year ending with such quarter, a statement of assets and liabilities (including, without limitation, contingent liabilities) of the Borrowers as of the close of such quarter, certified by the Borrowers to the best of their knowledge as being true and complete in all material respects;

                (b)     together with each statement of assets and  liabilities,

                        (i) a letter showing which assets each Borrower owns individually, which assets are owned by the other Borrower individually and which assets are owned jointly by the Borrowers. Such assets shall be valued on a basis consistent with that used in the preparation of the September 30, 1995 statement of assets and liabilities, except as explained in any notes to the quarterly statement which such letter accompanies; and

                        (ii) an update on the status of the audit by the Internal Revenue Service of the Borrower's federal tax returns (which update may be included in the footnotes to such statement of assets and liabilities; the level of disclosure for such updates will be sufficient if the same as for previous updates included in such footnotes); and

                (c) as soon as available and in any event not more than 90 days after the end of each calendar year, (i) a statement of personal cash flow of the Borrowers for the year then ended and projected cash flow of the Borrowers for the following year, certified by the Borrowers to the best of their knowledge as being true and complete in all material respects, and (ii) a balance sheet of DWG, showing the financial condition of DWG as of the close of such year and prepared in accordance with sound accounting principles consistently applied, all certified by its partners as fairly presenting the financial condition of DWG; and

                (d) promptly upon request, such other information concerning the operations, condition (financial or otherwise), business, assets or prospects of any Loan Party as the Bank from time to time may reasonably request.

         Section 5.2 NOTICES. Promptly notify the Bank of:

                (a)     the occurrence of any Default or Event of Default;

                (b) (i) any breach or non-performance of, or any default under, any contractual obligation of any Loan Party which could have a Material Adverse Effect; and (ii) any action, suit, litigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect;

                (c) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party (i) which could reasonably be expected to have a Material Adverse Effect, (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement, the Note or any other Loan Document or (iii) any litigation involving any of the Collateral; and

                (d) any Material Adverse Effect subsequent to the date of the most recent statement of assets and liabilities of the Borrowers delivered to the Bank pursuant to Section 5.1.

Each notice pursuant to this section shall be accompanied by a written statement signed by the Borrowers, setting forth details of the occurrence referred to therein, and stating what action the Borrowers propose to take with respect thereto and at what time. Each notice under Section 5.2(a) shall describe with particularity the provisions of this Agreement, the Note or other Loan Document that have been breached.

         Section 5.3 PAYMENT OF OBLIGATIONS. Pay all taxes, assessments, governmental charges and other obligations when due, except as may be contested in good faith or those as to which a bona fide dispute may exist.

         Section 5.4 FURTHER ASSURANCES. Execute and deliver to the Bank such further instruments and do such other further acts as the Bank may reasonably request to carry out more effectively the purposes of this Agreement, the other Loan Documents and any agreements and instruments referred to herein.

         Section 5.5 DWG. Not permit DWG to (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any transaction, business or operation other than the ownership of the Pledged Shares, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or obligations, except obligations owing by it under the Loan Documents to which it is a party, (iii) create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income , except for any Lien in favor of the Bank, (iv) liquidate, dissolve, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transaction), any of its assets (whether now owned or hereafter acquired) to any Person, (v) own, lease, manage or otherwise operate any properties or assets other than the ownership of the Pledged Shares, or (vi) make any payment other than in accordance with the provisions of the Loan Documents.

         Section 5.6 CHANGE IN STATE OF RESIDENCE. Not change the state of their principal place of residence (which is currently New York) without (a) notifying the Bank in writing prior to such change, (b) designating in writing an agent for service of process in the State of New York and notifying the Bank of same and (c) delivering to the Bank the written acceptance of such agent.

         Section 5.7 DWG PARTNERSHIP AGREEMENT. Not amend, modify, alter, terminate or waive any provision of the Partnership Agreement.

         Section 5.8 NET WORTH. Maintain at all times a minimum Net Worth of $[REDACTED]. As used herein, "Net Worth" means the total assets of the Borrowers minus the total liabilities of the Borrowers, all determined in accordance with sound accounting principles.

         Section 5.9 RULE 144 COVENANTS. (a) Not sell any securities of the same class or convertible into the same class of securities as the Triarc Collateral, whether or not such securities are pledged hereunder, from the date hereof until the Obligations have been paid in full, and in the event of any such sale consented to by the Bank will furnish the Bank with a copy of any Form 144 filed in respect of such sale. The Borrowers will cause any Person with whom it shall be deemed one "person" for purposes of Rule 144(a)(2) to refrain from selling any securities of the same class or convertible into the same class of securities as the Triarc Collateral, whether or not such securities are pledged hereunder, from the date hereof until the Obligations have been paid in full and the Commitment terminated, and in the event of any such sale consented to by the Bank will furnish the Bank with a copy of any Form 144 filed in respect of such sale.

                (b) Cooperate fully with the Bank with respect to any sale by the Bank of any of the Triarc Collateral, including full and complete compliance with all requirements of Rule 144, and will give to the Bank all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 for the complete and unrestricted sale and/or transfer of the Rule 144 Securities.


                                   ARTICLE VI
                               EVENTS OF DEFAULT

         Section 6.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

                (a) NONPAYMENT. Either (i) THE BANK SHALL DEMAND PAYMENT ON THE NOTE (AT ANY TIME IN ITS SOLE AND ABSOLUTE DISCRETION, AND REGARDLESS OF WHETHER ANY OTHER DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED), or (ii) either Borrower shall fail to pay any principal of a Loan or the Note when due (whether by scheduled maturity, mandatory prepayment, acceleration, demand or otherwise), or (iii) either Borrower shall fail to pay any interest on a Loan or the Note or any other amount payable hereunder and such failure shall continue for 3 Business Days; or

                (b) REPRESENTATION OR WARRANTY. Any representation or warranty by any Loan Party made or deemed made herein, in any other Loan Document or in any certificate, document or financial or other statement furnished by a Loan Party pursuant to a Loan Document shall have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

                (c) OTHER DEFAULT. (i) A Borrower shall fail to perform or observe any term or covenant in Section 2.5 hereof after any applicable notice and cure period expressly set forth therein, or (ii) a Borrower shall fail to perform or observe any term or covenant in Section 5.1 or
         5.2 hereof after any applicable notice and cure period expressly set forth therein (if any), or (iii) any Loan Party shall fail to perform or observe any other material term or covenant contained in this Agreement or any other Loan Document, and not referred to in another subsection of this Section 6.1, and such default continues unremedied for a period of 20 days or (iv) a Loan Party shall fail to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and not referred to in clauses (i), (ii) or (iii) of this subsection (c) or in any other subsection of this Section 6.1, and such default continues unremedied for a period of 20 days after the Bank gives notice to either Borrower of same; or

                (d) CROSS-DEFAULT. Any Loan Party (i) shall fail to make any required payment when due in respect of any Indebtedness having a principal or face amount of [ REDACTED ] or more when due (whether at scheduled maturity or required prepayment or by acceleration, demand, or otherwise); or (ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such contingent obligation to become payable or cash collateral in respect thereof to be demanded; or

                (e) VOLUNTARY PROCEEDINGS. Any Loan Party (i) becomes insolvent, or generally fails to pay, or admits in writing the inability to pay such Loan Party's debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences a proceeding under the bankruptcy laws of any state or of the United States with respect to such Loan Party; or (iii) takes any action to effectuate or authorize any of the foregoing; or

                (f) INVOLUNTARY PROCEEDINGS. (i) Any involuntary bankruptcy proceeding is commenced or filed against any Loan Party or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party's properties, and any such proceeding or petition is not dismissed, or such writ, judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within 90 days after commencement, filing or levy; (ii) any Loan Party admits the material allegations of a petition against such Loan Party in any insolvency proceeding, or an order for relief (or similar order under non-U.S.
         law) is ordered in any insolvency proceeding; or (iii) any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for a substantial portion of such Loan Party's property or business; or

                (g) MONETARY JUDGMENTS; LIENS. One or more final (non-interlocutory) judgments, orders or decrees is entered against any Loan Party or a Lien is filed against property of any Loan Party (other than as contemplated hereby) involving in the aggregate liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of [ REDACTED ] or more, and the same remains unvacated and unstayed pending appeal (if a judgment) or unbonded (if a Lien) for a period of 10 days after the entry thereof; or

                (h) TRIARC PLEDGE AGREEMENT. Any provision of the Triarc Pledge Agreement ceases to be valid and binding on or enforceable against DWG, the Triarc Pledge Agreement ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest; or

                (i) PECHINEY PLEDGE AGREEMENT. Any provision of the Pechiney Pledge Agreement ceases to be valid and binding on or enforceable against Nelson Peltz, the Pechiney Pledge Agreement ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest; or

                (j) TERM LOAN AGREEMENT. An "Event of Default" shall occur under the Term Loan Agreement dated as of July 29, 1994, as amended or otherwise modified from time to time, between Nelson Peltz and NationsBank of Florida, N.A.; or

                (k) PUBLIC INFORMATION. Triarc shall at any time cease to satisfy either of the conditions set forth in paragraph (c) of Rule 144 (unless at such time pursuant to paragraph (k) of Rule 144 the Bank can sell all of the Triarc Class A Common Stock pledged to the Bank); or shares of the Triarc Class A Common Stock shall cease to be listed on the New York Stock Exchange or the American Stock Exchange or included for trading on the NASDAQ Stock Market/National Market System; or

                (l) DWG CONTROL. Nelson Peltz shall cease to own directly, beneficially and of record, 66-2/3% of the partnership interests in DWG, or Nelson Peltz and Peter May shall cease collectively to own directly, beneficially and of record, 100% of the partnership interests in DWG (except for the limited partnership interest of Leon Kalvaria); or

                (m) DEATH OR INCAPACITY. Nelson Peltz shall die or shall cease to have legal capacity.

         Section 6.2 REMEDIES. If any Event of Default occurs, the Bank may:

                (a) declare the aggregate principal amount of the outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, whereupon such Loans, all interest accrued and unpaid thereon, and all other Obligations shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers;

                (b)     exercise  all  rights  and  remedies   available  to  it
         hereunder, under the Note, any other Loan Document or applicable law;

                (c) declare the Commitment to be terminated, whereupon the Commitment shall forthwith terminate; and

                (d) enforce, as Collateral Agent, and direct the Florida Agent to enforce (subject to Section 8 of the Intercreditor Agreement), all of the Liens and security interests created pursuant to the Loan Documents;

PROVIDED, HOWEVER, that (i) upon the occurrence of any event specified in paragraph (c)(i), (f) or (g) of Section 6.1 above (in the case of clause (i) of paragraph (f), after the 90-day period expressly set forth therein), the Commitment shall automatically terminate and the aggregate principal amount of the outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and (ii) in the case of any event specified in paragraph (c)(i) of Section 6.1 above (after the five-day period expressly set forth in Section 2.5(b) hereof), and notwithstanding any notice provisions in any other Loan Document, (A) the Collateral Agent may sell all or any part of the Triarc Collateral and (B) the Florida Agent may (subject to Section 8 of the Intercreditor Agreement) sell all or any part of the Pechiney Collateral, and in each case the Bank may apply the proceeds of such Collateral to the payment of the Obligations.

         Section 6.3 RIGHTS NOT EXCLUSIVE. The rights provided in this Agreement, the Note and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 7.1 AMENDMENT AND WAIVER. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by either Borrower therefrom, shall be effective unless the same shall be in writing and signed by a Vice President or higher level officer of the Bank, and then shall be effective only in the specific instance and for the purpose for which given.

         Section 7.2 COSTS AND EXPENSES. The Borrowers shall:

                (a) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by the Bank, including, without limitation, the reasonable fees and disbursements of counsel and paralegals, in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, the Note or any of the other Loan Documents, the review of the Collateral and the consummation of the transactions contemplated hereby;

                (b) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by it, including, without limitation, the fees and disbursements of counsel and paralegals, in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding any of the Loans and any insolvency proceeding or appellate proceeding) under this Agreement, the Note or any other Loan Document or in respect of any of the Collateral; and

                (c) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by the Bank in connection with litigation involving the Triarc Collateral, whether related to enforcement thereof or otherwise.

         Section 7.3 JOINT AND SEVERAL OBLIGATIONS. All of the Obligations of the Borrowers hereunder and under the Note and the other Loan Documents are joint and several. The Bank may, in its sole and absolute discretion, enforce the provisions hereof against either of the Borrowers and shall not be required to proceed against both Borrowers jointly or seek payment from the Borrowers ratably. In addition, the Bank may, in its sole and absolute discretion, select the Collateral of any one or more of the Loan Parties for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by the Loan Parties (it being understood that any sale or disposition of the Pechiney Collateral shall be subject to Section 8 of the Intercreditor Agreement). It is understood and agreed that Nelson Peltz and Peter May have agreed between themselves that Nelson Peltz shall have a two-thirds interest, and Peter May shall have a one-third interest, in DWG and its assets, and the Bank hereby agrees that in the event the Bank shall sell or otherwise dispose of any of the Triarc Collateral, the Bank shall apply two-thirds of the proceeds of such Triarc Collateral to the Obligations.

         Section 7.4 DEMAND OBLIGATION. Nothing in this Agreement or in any other Loan Document is intended to be an amendment or modification of, or limitation or restriction upon, any provision of the Note (including, without limitation, the Borrower's obligation under the Note to pay principal and interest ON DEMAND), and the provisions of the Note shall be controlling and fully effective regardless of anything herein to the contrary. The Borrowers hereby acknowledge that the Bank may at any time, in its sole and absolute discretion, demand payment of the Note, even if the Borrowers have fully complied with all of the terms and conditions of this Agreement and the other Loan Documents. This Agreement, the Note and the other Loan Documents constitute the entire agreement among the parties with respect to the borrowings contemplated hereunder and supersede all prior agreements, written or oral, with respect to the borrowings contemplated hereunder. THE NOTE AND THE BORROWERS'
OBLIGATIONS ARE PAYABLE UPON DEMAND BY THE BANK (IN ITS SOLE AND ABSOLUTE DISCRETION).

         Section 7.5 SET-OFF. If an Event of Default exists, the Bank is authorized to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, the Bank to or for the credit or the account of any Borrower against any and all Obligations owing to the Bank, now or hereafter existing, whether or not the Bank has made demand under this Agreement, the Note or any other Loan Document and although such Obligations may be contingent or unmatured. The Borrowers hereby waive prior notice of such action. The Bank, however, agrees promptly to notify the Borrowers after any such set-off; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off. The rights of the Bank under this Section 7.5 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

         Section 7.6 WAIVER. No failure or delay on the part of the Bank or the Borrowers in exercising any right, power or privilege under this Agreement and no course of dealing between the Borrowers or any other person and the Bank or any other person shall operate as a waiver hereof or thereof.

         Section 7.7 SUCCESSORS AND ASSIGNS.

                (a) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, except that the Borrowers shall not be entitled to assign or transfer all or any of their rights, benefits or obligations hereunder, except for their death or mental incapacity.

                (b) The Bank may not assign or otherwise transfer any of its rights or obligations under this Agreement except as provided in this
         Section 7.7(b):

                        (i) Prior to approaching any Eligible Institution for the purpose of assigning a portion of its interest herein or selling a participation in its rights and obligations under this Agreement, the Bank shall discuss with a Borrower the names of such potential participants or assignees. The Bank shall not assign or sell a participation in its rights and obligations under this Agreement to any person unless a Borrower shall have consented thereto (which consent shall not be unreasonably withheld).

                        (ii) The Borrowers shall be given prompt written notice of any grant of any such participation or assignment, which notice shall include (x) the name and jurisdiction of organization of the participant and (y) the amount of such participation or assignment.

                        (iii)   The Bank agrees that:

                                (A)     it will not  assign an  interest  in, or
                sell  a  participation   in,  the  outstanding   Loans  and  the
                Commitment in an amount less than 15% of the Commitment;

                                (B) it will at all times retain not less than 15% of the outstanding Loans and the Commitment;

                                (C) it will provide in any assignment or participation agreement with any assignee or participant that such assignee or participant may not make a subparticipation or assign any portion of its interest in outstanding Loans and the Commitment if, after giving effect to such participation or assignment, such participant or assignee would hold less than 15% of the outstanding Loans and the Commitment;

                                (D) the Bank will not assign an interest or sell a participation in any Loan or the Commitment to any assignee or participant who would be entitled to receive additional compensation under Section 2.10 at the time of such assignment or sale by the Bank, nor to any assignee or participant who would find it unlawful or impossible to make, maintain or fund its assigned interest or participation in the Loan at a rate based on Adjusted LIBOR as provided in Section 2.11, at the time of such assignment or sale by the Bank;

                                (E) with respect to any matter on which the Bank and any assignee or participant is required to vote or is solicited to consent pursuant to the terms of a participation agreement or an assignment agreement, as the case may be, between the Bank and such person, if the matter to be decided is one that does not require the unanimous consent of all assignees or participants, financial institutions holding 51% of the outstanding Loans shall decide the issue, provided that such 51% includes the Bank; and

                                (F)     in  any   participation   agreement   or
                assignment agreement with any participant or assignee, as the case may be, the Bank will:

                                        (x)     require that any bank  organized
                outside the United States will deliver to the Bank with a copy to either Borrower Internal Revenue Service Form 4224 or 1001, duly completed and signed; and

                                        (y)     provide that each participant or
                assignee, as the case may be, will agree to be bound by all the terms of this Agreement as if it were a signatory hereto.

                        (iv)    The Bank may, in  connection  with any  proposed
                participation or assignment, disclose to the proposed participant or assignee any information relating to the
                Borrowers furnished to the Bank by or on behalf of the Borrowers;

                PROVIDED, that prior to any such disclosure, the proposed participant or assignee shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it from the Bank to the same extent as is required of the Bank.

                        (v) The Bank shall act as agent in connection with any transfer permitted hereunder and the administration of the Loans, and shall remain the holder of the Triarc Collateral and act as collateral agent of the Triarc Collateral holding the same for its benefit and the benefit of the permitted assignees and participants hereunder. The Borrowers shall not be required to deal with any participant or assignee in connection with the administration of the Loans, and each assignment agreement or participation agreement shall provide that each such assignee or participant shall deal solely with the Bank as agent and not directly with the Borrowers.

         Section 7.8 CONFIDENTIALITY. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrowers and provided to it by the Borrowers in connection with this Agreement, and it shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Bank; PROVIDED FURTHER, HOWEVER, that the Bank may disclose such information: (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the Bank's independent auditors and other professional advisors, all of whom shall have been advised of the confidential nature of such information; and (E) to proposed assignees or participants in accordance with Section 7.8(b)(iv). It is understood that the financial information to be delivered pursuant to Section 5.1 or any similar financial information delivered prior to the Closing Date shall be deemed to have been identified as confidential by the Borrowers.

         Section 7.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         Section 7.10  SEVERABILITY.  Any provision of this  Agreement  which is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction.

         Section 7.11 NOTICES. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and shall be mailed, telegraphed, telecopied or delivered, if to the Borrowers, to c/o Triarc Companies, Inc., 900 Third Avenue, 31st Floor, New York, New York 10022, Telecopy No. [ REDACTED ], Telephone No.: [ REDACTED ], with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York New York 10019. Attention: Neale Albert, Esq., Telecopier No.: [ REDACTED ], Telephone No.: [ REDACTED ]; if to the Bank, to it at its address at NationsBank, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255, with copies to NationsBank, N.A., 767 Fifth Avenue, 23rd Floor, New York, New York 10153-0083, Attention: Ms. Jane R. Heller, Senior Vice President, Telecopier No. [ REDACTED ], Telephone No. [ REDACTED ], and Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022, Attention: Lawrence S. Goldberg, Esq., Telecopier No. [ REDACTED ], Telephone No.[ REDACTED ]; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7.11.

Any notice to the Bank by any Borrower or Borrowers shall be binding on all of the Borrowers. The Bank may, and is hereby authorized, in its sole discretion, to act in accordance with the terms hereof upon receipt of any notice, including, without limitation, a Notice of Borrowing, by any Borrower or Borrowers as though such notice had been signed by both of the Borrowers, and all of the rights and remedies of the Bank, and Obligations of the Borrowers, shall be in full force and effect notwithstanding that any Borrower did not execute or consent to such Notice of Borrowing or other notice. All such notices and other communications shall be effective (i) if mailed, when deposited in the mails, (ii) if telegraphed, when delivered to the telegraph company, (iii) if telecopied, upon receipt, or (iv) if delivered, upon delivery, except that notices to the Bank pursuant to Article II hereof shall not be effective until received by the Bank.

         Section 7.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 7.13 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                        (i) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS AGREEMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                        (ii) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT, OR DOCUMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR
                MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         Section 7.14 THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        NELSON PELTZ


                                        CLAUDIA PELTZ


                                        NATIONSBANK, N.A.


                                        By:

                                        Title: AUTHORIZED SIGNATORY

                                                                        REDACTED



                              TERM LOAN AGREEMENT



                           dated as of July 29, 1994



                                    between



                                  NELSON PELTZ



                                      and



                          NATIONSBANK OF FLORIDA, N.A.

                               TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS....................................1

Section 1.1   Certain Defined Terms...........................................1

ARTICLE II THE LOAN...........................................................6
Section 2.1   Amount of the Loan..............................................6
Section 2.2   Interest........................................................6
Section 2.3   Payment Under Collateral Notes and Letters of Credit............7
Section 2.4   Payment of Principal............................................8
Section 2.5   Optional Prepayment.............................................8
Section 2.6   Mandatory Prepayment............................................8
Section 2.7   Evidence of Credit Extensions...................................8
Section 2.8   Payment.........................................................8
Section 2.9   Computations of Interest; Business Day..........................8
Section 2.10  Increased Costs, Etc............................................9
Section 2.11  Illegality.....................................................10
Section 2.12  Funding Losses.................................................11
Section 2.13  Unavailability.................................................11
Section 2.14  Special Prepayment.............................................11

ARTICLE III CONDITIONS PRECEDENT.............................................12

Section 3.1   Deliveries.....................................................12
Section 3.2   Representations Correct........................................13
Section 3.3   Release of Credit Suisse Lien..................................13

ARTICLE IV REPRESENTATIONS AND WARRANTIES....................................13

Section 4.1   Good Title to Collateral.......................................13
Section 4.2   Enforceable Collateral Notes; No Default.......................14
Section 4.3   No Defense to or Prepayment of Collateral Notes................14
Section 4.4   No Misrepresentation...........................................14
Section 4.5   No Insolvency Proceedings......................................14
Section 4.6   No Default.....................................................14
Section 4.7   Enforceable Obligations........................................14
Section 4.8   No Legal Bar...................................................14
Section 4.9   No Litigation..................................................15
Section 4.10  Taxes..........................................................15
Section 4.11  Margin Stock...................................................15
Section 4.12  Purpose of Loan................................................15
Section 4.13  Pledge Agreement...............................................15
Section 4.14  Escrow Agreement...............................................15

ARTICLE V COVENANTS..........................................................16

Section 5.1   Financial Statements...........................................16
Section 5.2   Notices........................................................16
Section 5.3   Payment of Obligations.........................................17
Section 5.4   Further Assurances.............................................17
Section 5.5   Notice to Pechiney and Escrow Agent............................17
Section 5.6   Amendments to Escrow Agreement.................................18
Section 5.7   Change in State of Residence...................................18

ARTICLE VI EVENTS OF DEFAULT.................................................18

Section 6.1   Event of Default...............................................18
        (a)   Non-Payment....................................................18
        (b)   Representation or Warranty.....................................19
        (c)   Other Default..................................................19
        (d)   Cross-Default..................................................19
        (e)   Material Adverse Change........................................20
        (f)   Insolvent Voluntary Proceedings................................20
        (g)   Involuntary Proceedings........................................20
        (h)   Monetary Judgements; Liens.....................................20
        (i)   Pledge Agreement...............................................20
Section 6.2   Remedies.......................................................21
Section 6.3   Rights Not Exclusive...........................................21

ARTICLE VII MISCELLANEOUS....................................................21

Section 7.1   Amendment and Waiver...........................................21
Section 7.2   Costs and Expenses.............................................22
Section 7.3   Indemnification................................................22
Section 7.4   GOVERNING LAW AND SUBMISSION TO JURISDICTION...................23
Section 7.5   Set-Off........................................................23
Section 7.6   Waiver.........................................................24
Section 7.7   Successors and Assigns.........................................24
Section 7.8   Confidentiality................................................26
Section 7.9   Counterparts...................................................27
Section 7.10  Severability...................................................27
Section 7.11  Notices........................................................27
Section 7.12  Document Stamp Taxes...........................................27
Section 7.13  WAIVER OF JURY TRIAL...........................................27

SCHEDULES
Schedule 2.2   -  Interest Payment Dates
Schedule 4.9   -  Litigation, Tax Audits
Schedule 4.10  -  Tax Assessments


EXHIBITS
Exhibit A      -  Note
Exhibit B      -  Pledge Agreement
Exhibit C      -  Direction to Demand Payment, Accelerate or Draw

                              TERM LOAN AGREEMENT

         THIS TERM LOAN AGREEMENT (the "Agreement"), dated as of July 29,1994, is entered into by and between NELSON PELTZ (the "Borrower"), an individual residing in the State of New York, and NATIONSBANK OF FLORIDA, N.A. (the "Bank"), a national banking association.

                                    RECITALS

         The Borrower has requested that the Bank make a term loan (the "Loan") available to the Borrower in an amount not in excess of One Hundred Two Million Dollars ($102,000,000), which Loan is to be secured by the pledge to the Bank by the Borrower of promissory notes (the "Collateral Notes") issued by Pechiney Corporation, a Delaware corporation ("Pechiney"), payable to the Borrower in an aggregate principal amount of $120,000,000. Payment of the Collateral Notes is supported by transfer letters of credit issued by Banque Nationale de Paris, New York Branch, which, on the Closing Date, will issue new letters of credit naming the Bank as beneficiary. The Bank will hold such letters of credit for itself and as collateral agent for any Eligible Institution (as defined herein) to which the Bank sells a participation in the Loan or to which the Bank assigns a portion of its interest therein.

         The Bank has agreed to make the loan to the Borrower on the terms set forth herein.


                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings: "Adjusted LIBOR" means, with respect to any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/100th of one percent), determined pursuant to the following formula:

                                     LIBOR
                  1.00 minus the Eurodollar Reserve Percentage

         "Applicable Margin" means:

                        (i)     prior to a Rating Change, [ REDACTED ]%; and

                        (ii) after a Rating Change and during the continuance thereof, [ REDACTED ]%.

Any change in the Applicable Margin shall take effect on the date of any Rating Change.

         "Base Rate" means, for any day, a simple rate per annum equal to the higher of (i) the Prime Rate for such day, or (ii) the sum of one half of one percent ( 1/2 %) plus the Federal Funds Rate for such day.

         "BNP" means Banque Nationale de Paris, New York Branch.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and, if the applicable Business Day relates to any Interest Period for which interest on the Loan is determined by reference to the Adjusted LIBOR rate, also includes a day on which commercial banks are open for international business in London.

         "Closing Date" means July 29, 1994.

         "Collateral Notes" has the meaning assigned to it in the Recitals.

         "Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Default Rate" has the meaning specified in Section 2.2.

         "Direction to Demand Payment, Accelerate or Draw" means a direction, in the form attached hereto as Exhibit C, dated and signed by the Borrower.

         "Dollars" and the sign "$" each mean lawful money of the United States of America.

         "Eligible Institution" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States or an offshore branch outside the United States at which such bank books loans bearing interest based on LIBOR and, in the case of a bank described in either clause (i) or clause (ii), such bank is able to deliver Internal Revenue Service Form 1001 or 4224 to the Bank with a copy to the Borrower as of the day such bank becomes an assignee or participant.

         "Escrow Agreement" means that certain Escrow Agreement, dated as of December 22, 1988, among Pechiney, BNP, the Borrower, Peter W. May and Bank of the West as Escrow Agent, as amended from time to time.

         "Eurodollar Reserve Percentage" means, with respect to each Interest Period, the maximum reserve percentage (expressed as a decimal fraction), in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to the Bank), prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements generally applicable to financial institutions regulated by the Board of Governors of the Federal Reserve System (including without limitation any basic, emergency, supplemental or other marginal reserve requirements) with respect to Eurocurrency liabilities pursuant to Regulation D or any other then applicable regulation of the Board of Governors of the Federal Reserve System which prescribes reserve requirements applicable to "Eurocurrency liabilities" as presently defined in Regulation D (or any other category of liabilities which includes deposits by reference to which the interest rate is determined or any category or extension of credit which includes loans by a non-United States office of the Bank to United States residents). Each determination by the Bank of the Eurodollar Reserve Percentage shall, in the absence of demonstrable error, be binding and conclusive.

         "Event of Default" has the meaning specified in Section 6.1.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

         "Interest Period" means each three (3) month period during which interest on the Loan shall be calculated by reference to Adjusted LIBOR determined as of the second Business Day before the commencement of that Interest Period; provided, however, that:

                        (i) if any Interest Period would end on a day not a Business Day, it shall end on the next Business Day unless the next Business Day would fall in the next calendar month, in which case the Interest Period shall end on the Business Day immediately preceding the last day of such Interest Period but for such change;

                        (ii) if any Interest Period would end on a day for which there is no corresponding day in such month, it shall end on the immediately preceding Business Day;

                        (iii) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; and

                        (iv) the first Interest Period shall commence on the Closing Date and shall be a period of more or less than three
                (3)  months so that it may end on a date set  forth on  Schedule
                2.2 for an interest payment by the Borrower; thereafter, each Interest Period shall commence upon the expiration of the preceding Interest Period.

         "Letters of Credit" means (i) when used with respect to the letters of credit issued by BNP naming the Bank as beneficiary in its capacity as collateral agent, such letters of credit and (ii) when used with respect to letters of credit supporting payment of the Collateral Notes prior to the Closing Date, such letters of credit.

         "LIBOR" means, for each Interest Period, the interest rate per annum displayed on Telerate page 3750 (or such other page as may replace such page on that service for the purpose of displaying interest rates at which Dollar deposits are offered by prime banks in the London interbank market), as of 11:00 a.m., London, England time, on the day which is two (2) Business Days prior to the first day of the applicable Interest Period, rounded to the nearest .0625 of one percent. If Telerate ceases to quote LIBOR at any time during the term of this Agreement, then LIBOR shall mean the rate of interest per annum at which deposits in U.S. Dollars are offered to the Bank by prime banks in the London interbank market at approximately 11:00 a.m. London time two (2) Business Days before the first day of such Interest Period for amounts approximately equal to the outstanding principal amount of the Loan, and for a period comparable to the applicable Interest Period. LIBOR shall be adjusted from time to time for the aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any Interest Period) specified in Regulation D of the Board of Governors of the Federal Reserve System, or any subsequent regulations of similar effect, as applicable to "Eurocurrency liabilities" (as presently defined in Regulation
D) of the Bank to the extent actually complied with by same.

         "Loan" has the meaning specified in the Recitals.

         "Lien" means any lien, mortgage, pledge, security interest, charge or similar encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Material Adverse Effect" means that the Net Worth of the Borrower is less than $[ REDACTED ]. "Missed Interest Payment" has the meaning specified in
Section 6.1(a).

         "Net Worth" means, at any time of determination thereof, when used with respect to the Borrower, the net worth of the Borrower as reflected on the quarterly statement of assets and liabilities of the Borrower prepared on a basis consistent with that used in the preparation of the Borrower's March 31, 1994 statement of assets and liabilities (except as explained in any notes to such quarterly statement).

         "Note" means a promissory note in the form attached hereto as Exhibit A, as such note may be modified, amended, supplemented or restated from time to time.

         "Pledge Agreement" means a pledge agreement in the form attached hereto as Exhibit B, as such agreement may be amended, modified, restated or supplemented from time to time.

         "Prime Rate" means the annual rate of interest announced from time to time during the term of the Loan as the Bank's "prime" lending rate (which the Borrower acknowledges does not necessarily represent the best or most favored rate offered by the Bank to its best or any particular customers). Whenever applicable to the Loan, the floating interest rate shall be adjusted automatically as and when the Bank's Prime Rate shall change on any business day(s) during the term of the Loan.

         "Rating Change" means that either Standard & Poor's Corporation or Moody's Investors Service, Inc. has rated the long-term senior debt of BNP below investment grade or has withdrawn its rating.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Reinstatement Event of Default" means that on three successive interest payment dates under the Collateral Notes an event of default under the Collateral Notes has occurred as a result of the failure of BNP to reinstate any interest amount drawn under the Letters of Credit within five Business Days after such drawing.

         "Termination Date" means the earliest to occur of

                        (i)     January 4, 1999

                        (ii) the date on which, prior to the date set forth in clause (i) above, the Loan is accelerated pursuant to Article VI, and

                        (iii) the date on which prior to the dates set forth in clauses (i) or (ii) above, the Loan is prepaid by the Borrower in accordance with a notice to that effect given to the Bank by the Borrower pursuant to Section 2.5.


                                   ARTICLE II
                                    THE LOAN

         Section 2.1 Amount of the Loan. On the Closing Date, the Bank, on the terms and conditions hereinafter set forth, will (a) make a Loan to the Borrower in an amount not in excess of One Hundred Two Million Dollars ($102,000,000) and
(b) deliver to the Borrower Internal Revenue Form 1001 or 4224 duly completed (if applicable).

         Section 2.2 Interest. The outstanding principal balance of the Loan will bear interest at a rate per annum equal to Adjusted LIBOR plus the Applicable Margin from the date of the making of the Loan until the Loan is paid in full, except that after the occurrence of an Event of Default, the Loan shall bear interest at a rate per annum equal A to the sum of (i) Adjusted LIBOR, (ii) the Applicable Margin and (iii)[REDACTED]% (the "Default Rate"). Interest on the Loan shall be paid in arrears on each date set forth on Schedule 2.2. Interest will continue to accrue on the Loan until all interest then due is paid even though the Bank may have drawn under the Letter of Credit for an interest payment and shall accrue thereon at the Default Rate if interest is not paid within three Business Days after the due date therefor, whether or not a drawing has been made under the Letter of Credit.

         Section 2.3 Payment Under Collateral Notes and Letters of Credit. If an event of default occurs under a Collateral Note and the Borrower desires that the Bank demand payment under the Collateral Notes, accelerate the Collateral Notes or draw under one or more Letters of Credit as a result of such event of default, the Borrower shall promptly notify the Bank of same, and the Borrower shall direct the Bank to take such action by delivering to the Bank a Direction to Demand Payment, Accelerate or Draw, specifying the event which caused such event of default, the date of the occurrence thereof (if known) and, if the date of such occurrence is not known, the date on which the Borrower obtained knowledge of such occurrence as well as the action the Borrower desires that the Bank take upon receipt of such Direction to Demand Payment, Accelerate or Draw, the Bank shall forthwith take the requested action. If the Bank is not paid by Pechiney or BNP, if the Bank is not paid the full amount for which it draws under the Letters of Credit or if the amount drawn is withheld and placed in escrow, then the Bank shall notify the Borrower of same. The proceeds of any funds received directly from Pechiney after a demand by the Bank under the Collateral Notes or as proceeds following a drawing under the Letters of Credit shall be used by the Bank to pay any sums then due and unpaid under this Agreement and the Note. If, at the time the Bank receives such payment from either Pechiney or BNP, or the Borrower makes any payment to the Bank, there is then no other Default or Event of Default under this Agreement, any excess proceeds shall be remitted to the Borrower within one Business Day after applying such payments.

         Any action taken by the Bank pursuant to a Direction to Demand Payment, Accelerate or Draw shall not affect or impair the Borrower's obligation hereunder or under the Note to pay the amounts due hereunder. The Bank may draw under the Letters of Credit even though it has not received a Direction to Demand Payment, Accelerate or Draw, except that the Bank shall not accelerate the Collateral Notes or make a drawing under the Letters of Credit for the principal amount due under the Collateral Notes as a result solely of a Missed Interest Payment unless a Reinstatement Event of Default has occurred and is continuing.

         Section 2.4 Payment of Principal. The Borrower shall repay the principal amount outstanding under the Note on January 4, 1999, together with all accrued and unpaid interest thereon and all fees and other amounts owing hereunder and under the Pledge Agreement and the Note.

         Section 2.5 Optional Prepayment. At any time and from time to time, the Borrower may, subject to Section 2.12, prepay all or any part of the Loan together with interest to date of payment, except that if the Loan is prepaid in full during the twelve-month period commencing on the Closing Date, the Borrower shall also pay to the Bank on the date of prepayment a cancellation fee of $100,000.

         Section 2.6 Mandatory Prepayment. If, as a result of acceleration, voluntary prepayment or otherwise in respect of the Collateral Notes, the Borrower receives any payment of the principal amount of one or more Collateral Notes prior to January 4, 1999, the Borrower shall immediately prepay the principal amount of the Note in the principal amount prepaid on the Collateral Notes.

         Section 2.7 Evidence of Credit Extensions. The Loan shall be evidenced by the Note, executed by the Borrower, payable to the order of the Bank and dated the Closing Date. The Bank shall record advances and principal payments thereof on the grid attached thereto or, at its option, in its records, and the Bank's record thereof shall be conclusive absent demonstrable error. Notwithstanding the foregoing, the failure to make or an error in making a notation with respect to any payment shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note.

         Section 2.8 Payment. Payment of principal, interest and any other sums due under this Agreement or under the Note shall be made without set-off or counterclaim in dollars in immediately available funds on the day such payment is due not later than 12:00 Noon New York time. All sums received after such time shall be deemed received on the next Business Day and principal payments or sums (other than interest) due hereunder shall bear interest for an additional day. All payments shall be made to the Bank at the address set forth beneath its name on the signature pages hereof or to such other address as the Bank may advise the Borrower in writing.

         Section 2.9 Computations of Interest; Business Day.

                (a) All computations of interest under this Agreement and the Note shall be made on the basis of a year of three hundred sixty
         (360) and actual days elapsed. Interest shall accrue on the principal balance outstanding, under the Note from and including the Closing Date to but excluding the date on which such principal balance is repaid.

                (b) Payment of all amounts due hereunder shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day unless the next Business Day would fall in the next calendar month, in which case such payment shall be made on the Business Day immediately preceding the due date.

         Section 2.10 Increased Costs, Etc.

                (a)     If, after the date of this Agreement, due to either

                        (i)     the  introduction  of or any change in or in the
                interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any (x) change in the basis of taxation of payments to the Bank of the principal of or interest on the Loan (excluding changes in the rate of tax payable on the Bank's overall income and bank franchise taxes) or (y) imposition or change in any reserve or similar requirement, and the result of any of the foregoing is an increase in the cost to the Bank of agreeing to make or making, funding or maintaining the Loan (other than the Eurodollar Reserve Percentage), then the Borrower shall from time to time, upon demand by the Bank and within 15 days thereof, pay to the Bank an additional amount sufficient to compensate the Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Bank, shall be conclusive and binding for all purposes, absent demonstrable error.

                (b) If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Loan or the Bank's commitment to lend hereunder, then the Borrower shall, within fifteen (15) days after demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Loan or the Bank's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by the Bank shall be conclusive and binding for all purposes, absent demonstrable error.

                (c)     Prior to making any demand for  compensation  under this
         Section 2.10, unless such action would be economically or legally disadvantageous to the Bank in the reasoned opinion of its tax or regulatory advisors, the Bank will (i) designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation to which the Bank is entitled pursuant to this Section 2.10 and (ii) permit the Borrower to prepay all or any part of the Loan together with interest to the date of payment, subject to payment of the cancellation fee in Section 2.5 (if applicable) and payment of funding losses pursuant to Section 2.12.

         Section 2.11 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in an existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such governmental authority, makes it unlawful or impossible for the Bank in the reasoned opinion of its legal or regulatory advisors to make, maintain or fund the Loan at an interest rate based on LIBOR, the Bank shall forthwith give notice thereof to the Borrower, whereupon the obligation of the Bank to make the Loan at a rate based on LIBOR shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. Before giving any notice to the Borrower pursuant to this section, the Bank shall designate a different lending office if such designation will avoid the need for giving such notice (unless such action would be economically or legally disadvantageous to the Bank in the reasoned opinion of its tax or regulatory advisors). If the Bank makes a reasoned determination that it may not lawfully continue to maintain and fund any of the Loan to maturity at a rate based on LIBOR and so specifies in such notice, the Bank shall immediately convert the Loan into a loan bearing interest at the Base Rate in an equal principal amount.

         Section 2.12 Funding Losses. The Borrower agrees to reimburse the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                (a) the failure of the Borrower to make any payment or required prepayment of principal of the Loan (including payments made after any acceleration thereof);

                (b) the failure of the Borrower to make any prepayment permitted hereunder after giving notice thereof, or

                (c) the repayment of the Loan on a day which is not the last day of an Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loan hereunder at a rate based on LIBOR or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Bank under this section, the Loan bearing interest at a rate based on LIBOR (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded by a matching deposit in Dollars in the interbank eurodollar market for a comparable amount and for the respective Interest Period, whether or not the Loan was in fact so funded.

         Section 2.13 Unavailability. If the Bank determines that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period, the Bank will forthwith give notice of such determination to the Borrower. Commencing at the end of the Interest Period then in effect, the Loan shall bear interest at the Base Rate (rather than at a rate based on LIBOR) until the Bank revokes such notice in writing.

         Section 2.14 Special Prepayment. The provisions of Sections 2.10, 2.11, and 2.12 shall also apply to any assignee permitted pursuant to Section 7.7 and shall apply to any unassigned portion of the Loan retained by the Bank (regardless of whether the Bank may have sold a participation interest in such retained portion to a participant permitted pursuant to Section 7.7). If demand for payment is made pursuant to Section 2.10 or 2.12 or if notice of illegality is given pursuant to Section 2.11, whether by any such permitted assignment or by the Bank on behalf of any such permitted participant, then the Borrower may prepay in full (but not in part) such assignee's or participant's interest in the Loan on the last day of the Interest Period during which such demand for additional amounts was made or during which such notice of illegality was given. Any principal amount, interest or increased costs received by any such assignee or participant pursuant to this Section 2.14 shall not be required to be shared with the Bank and any other assignees or participants.


                                  ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.1 Deliveries. The obligation of the Bank to make the Loan is subject to the condition precedent that on the Closing Date the following items shall have been delivered to the Bank in form and substance satisfactory to the Bank and its counsel:

                (a) Agreement. A copy of this Agreement duly executed by the Borrower.

                (b)     Note. The Note, duly executed by the Borrower.

                (c) Pledge Agreement. The Pledge Agreement, duly executed by the Borrower.

                (d) Pechiney Resolutions, etc. Copies of (i) resolutions of the Board of Directors of Pechiney, authorizing the issuance of the Collateral Notes and the agreement to provide the Letters of Credit and the other related documents; and (ii) a certificate of incumbency for Pechiney, certified as true and correct by the Secretary or an Assistant Secretary of Pechiney; all of which were delivered to the Borrower by Pechiney in connection with the delivery to the Borrower of the Collateral Notes (or any predecessor note which the Borrower exchanged for the Collateral Notes).

                (e) Collateral Notes. The Collateral Notes in a principal amount of at least [ REDACTED ], indorsed in blank by the Borrower on note allonges relating thereto.

                (f) Letters of Credit. The Letters of Credit issued to the Bank as the beneficiary thereof in its capacity as collateral agent.

                (g) Fees Payable at Closing. The legal fees and expenses (including, without limitation, photocopying, travel and word processing charges) incurred by the Bank in connection with its review of the Collateral Notes and the Letters of Credit and with its preparation of this Agreement, the Note and the Pledge Agreement, negotiations in connection therewith, and research and other related expenses.

                (h) Funding Instructions. At least one Business Day prior to the Closing Date, the Borrower shall have delivered written instructions to the Bank directing the manner of the payment of funds, and setting forth (1) the name of the transferee bank or banks, (2) each such transferee bank's ABA number, (3) the account names and numbers into which such amount is to be deposited, and (4) the names and telephone numbers of the account representative responsible for verifying receipt of such funds.

                (i) Opinion of Counsel. An opinion, dated the Closing Date, of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower, in form and content reasonably satisfactory to the Bank and its counsel.

         Section 3.2 Representations Correct. The obligation of the Bank to make the Loan is subject to the condition precedent that on the Closing Date the representations and warranties contained in Article IV shall be true and correct in all material respects.

         Section 3.3 Release of Credit Suisse Lien. The obligation of the Bank to make the Loan is subject to the condition precedent that on the Closing Date the Bank shall have received evidence in form and substance satisfactory to it and its counsel that Credit Suisse shall have unconditionally released all the Liens in favor of it encumbering the Collateral Notes.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Borrower warrants that:

         Section 4.1 Good Title to Collateral. He has good title to and is the sole owner of the Collateral Notes, free and clear of any lien, and the pledge of the Collateral Notes by the Borrower to the Bank is not prohibited in any manner by, and does not require the consent of any party under, any other agreement, subject in each case to the Lien in favor of Credit Suisse encumbering the Collateral Notes, which Lien is being terminated simultaneously with the consummation of the transactions contemplated hereby.

         Section 4.2 Enforceable Collateral Notes; No Default. Except for an amendment to the Collateral Notes dated as of July 29, 1994 and attached to each original Collateral Note delivered to the Bank by the Borrower, there has been no modification of the terms that appear on the face of the Collateral Notes, and the Collateral Notes are enforceable against Pechiney in accordance with their terms. To the best of the Borrower's knowledge, there is no uncured default under the Collateral Notes.

         Section 4.3 No Defense to or Prepayment of Collateral Notes. There is no defense, right of offset or counterclaim of Pechiney affecting the enforceability of the Collateral Notes. There has been no prepayment of principal under any of the Collateral Notes, and the principal amount outstanding under each Collateral Note is the full original principal sum stated on the face of such Collateral Note. Pechiney has paid and the Borrower has collected all payments of interest heretofore coming due under the Collateral Notes, and no such interest payments hereafter coming due under the Collateral Notes have been prepaid by Pechiney or collected by the Borrower.

         Section 4.4 No Misrepresentation. The Borrower has not made any misrepresentation to Pechiney which has resulted in or may result in any defense, or the assertion of any defense, by Pechiney with respect to its obligations to pay under the Collateral Notes.

         Section 4.5 No Insolvency Proceedings. The Borrower has no knowledge of any insolvency proceeding of any type instituted with respect to Pechiney.

         Section 4.6 No Default. No Default or Event of Default has occurred and is continuing.

         Section 4.7 Enforceable Obligations. The Borrower has the legal right to execute, deliver and perform this Agreement, the Note and the Pledge Agreement. No consent or authorization of, filing with or act by or in respect of any other person is required in connection with the borrowings hereunder or with the execution, delivery or performance of this Agreement, the Note or the Pledge Agreement. This Agreement, the Note and the Pledge Agreement constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         Section 4.8 No Legal Bar. The execution, delivery and performance of this Agreement, the Note and the Pledge Agreement, and the borrowing hereunder, will not violate any contractual obligation of the Borrower and will not result in the creation or imposition of a Lien on any of the Borrower's property (other than the Lien created by the Pledge Agreement).

         Section 4.9 No Litigation. Except as disclosed on Schedule 4.9, there is no litigation or proceeding of or before any arbitrator or governmental authority pending against the Borrower (as to which the Borrower has received notice in writing) (a) with respect to this Agreement, the Loan, the use of the proceeds thereof, the Collateral Notes or the Letters of Credit or (b) which could reasonably be expected to (i) affect the legality, validity or enforceability of this Agreement, the Collateral Notes or the Letters of Credit, or (ii) otherwise have a Material Adverse Effect.

         Section 4.10 Taxes. The Borrower has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property by any governmental authority except to the extent any such taxes are being contested in good faith and any exceptions thereto are set forth on
Schedule 4.10. No tax Lien has been filed with respect to any material tax liability against the Borrower, and, to the Borrower's knowledge, no tax assessment is pending against the Borrower, except as set forth on Schedule 4.10.

         Section 4.11 Margin Stock. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the meaning of such terms under Regulation U of the Board of Governors of the Federal Reserve System.

         Section 4.12 Purpose of Loan. The proceeds of the Loan will be used to refund indebtedness of the Borrower to Credit Suisse, to obtain a release of the lien in favor of Credit Suisse against the Collateral Notes, and to fund business and investment purposes of the Borrower.

         Section 4.13 Pledge Agreement. The Pledge Agreement is effective to create in favor of the Bank a legal, valid and enforceable security interest in the Collateral Notes. The execution and delivery by the Borrower of the Pledge Agreement and the delivery to the Bank of the Collateral Notes shall together constitute a fully perfected first priority Lien on all right, title and interest of the Borrower in the Collateral Notes and the proceeds thereof prior and superior in right to any other person.

         Section 4.14 Escrow Agreement. The Borrower has delivered to the Bank on or prior to the Closing Date a true and correct copy of the Escrow Agreement. No modification has been made to the Escrow Agreement since the date of the last modification, a copy of which was delivered by the Borrower to the Bank.

                                   ARTICLE V
                                   COVENANTS

         So long as any amount is outstanding under this Agreement and the Note, the Borrower shall:

         Section 5.1 Financial Statements. Deliver to the Bank in form and detail satisfactory to the Bank:

                (a) as soon as available, but not later than sixty (60) days after the end of each calendar quarter and for that portion of the calendar year ending with such quarter, a statement of assets and liabilities of the Borrower as of the close of such quarter, certified by the Borrower to the best of his knowledge as being true and complete in all material respects; and

                (b)     together with each statement of assets and  liabilities,

                        (i) a letter showing which assets he owns individually, which assets his wife owns individually and which assets he owns jointly with his wife. Such assets shall be valued on a basis consistent with that used in the preparation of his March 31, 1994 statement of assets and liabilities, except as explained in any notes to the quarterly statement which such letter accompanies; and

                        (ii) an update on the status of the audit by the Internal Revenue Service of the Borrower's federal tax returns (which update may be included in the footnotes to such statement of assets and liabilities; the level of disclosure for such updates will be sufficient if the same as for previous updates included in such footnotes).

         Section 5.2 Notices. Promptly notify the Bank of:

                (a)     the occurrence of any Default or Event of Default;

                (b) (i) any breach or non-performance of, or any default under, any contractual obligation of the Borrower which could result in a Material Adverse Effect; and (ii) any litigation or proceeding which may exist at any time between the Borrower and any governmental authority which could result in a Material Adverse Effect;

                (c) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower (i) which could reasonably be expected to have a Material Adverse Effect, (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement, the Note or the Pledge Agreement or (iii) any litigation involving any of the Collateral Notes or any of the Letters of Credit (or other promissory notes or Letters of Credit issued in the same transaction in which the Borrower acquired the Collateral Notes and the Letters of Credit; and

                (d) any Material Adverse Effect subsequent to the date of the most recent statement of assets and liabilities of the Borrower delivered to the Bank pursuant to Section 5.1.

         Each notice pursuant to this section shall be accompanied by a written statement signed by the Borrower, setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto and at what time. Each notice under subsection 5.2(a) shall describe with particularity the provisions of this Agreement, the Note or the Pledge Agreement that have been breached.

         Section 5.3 Payment of Obligations. Pay all taxes, assessments, governmental charges and other obligations when due, except as may be contested in good faith or those as to which a bona fide dispute may exist.

         Section 5.4 Further Assurances. Execute and deliver to the Bank such further instruments and do such other further acts as the Bank may reasonably request to carry out more effectively the purposes of this Agreement and any agreements and instruments referred to herein.

         Section 5.5 Notice to Pechiney and Escrow Agent. Deliver to the Bank within ten (10) Business Days after the Closing Date evidence satisfactory to the Bank that the Borrower has notified Pechiney that the Collateral Notes have been pledged to the Bank as collateral and that the Bank is holding the Collateral Notes on its own behalf and as collateral agent for any assignees permitted under this Agreement.

         Section 5.6 Amendments to Escrow Agreement. Not amend the Escrow Agreement in any manner that would change the terms of the Collateral Notes pledged to the Bank under the Pledge Agreement and, promptly after each amendment to the Escrow Agreement, deliver to the Bank a copy of each such amendment.

         Section 5.7 Change in State of Residence. Not change the state of his principal place of residence without (a) notifying the Bank in writing prior to such change, (b) designating in writing an agent for service of process in the State of New York and notifying the Bank of same and (c) delivering to the Bank the written acceptance of such agent.


                                   ARTICLE VI
                               EVENTS OF DEFAULT

         Section 6.1 Event of Default. Any of the following shall constitute an "Event of Default":

                (a) Non-Payment. (i) The Borrower fails to pay any amount of principal of the Loan when due, whether at maturity, as a result of acceleration or otherwise, including any mandatory prepayment; or (ii) the Borrower fails to pay, within 3 Business Days after the same is due, any interest, or other amount payable hereunder, under the Note or under the Pledge Agreement; provided, however, that it shall not be an Event of Default under clause (ii) of this subsection (a) if (w) the failure to pay interest under the Note or hereunder results from a failure of Pechiney to pay interest owed to the Borrower under one or more Collateral Notes (a "Missed Interest Payment"), (x) the Borrower notifies the Bank of same pursuant to Section 2.3 hereof and directs the Bank to demand payment under the Collateral Notes and/or to draw under the Letters of Credit for the Missed Interest Payment, (y) the Bank takes such action and receives the requested payment from Pechiney or is paid the amount of the drawing by BNP and (z) such amount, together with any amount paid by the Borrower in respect of interest then due hereunder, is equal to or greater than the amount then owed to the Bank as interest hereunder; or

                (b) Representation or Warranty. Any representation or warranty by the Borrower made or deemed made herein or in the Pledge Agreement, or which is contained in any certificate, document or financial or other statement furnished by the Borrower, at any time under this Agreement or the Pledge Agreement, proves to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

                (c) Other Default. The Borrower (i) fails to perform or observe Section 5.1 or 5.2, or (ii) fails to perform or observe any other material term or covenant contained in this Agreement, and not referred to in another subsection of this Section 6.1, and such default continues unremedied for a period of 20 days or (iii) fails to perform or observe any other term or covenant contained in this Agreement, and not referred to in clauses (i) or (ii) of this subsection (c) or in any other subsection of this Section 6.1, and such default continues unremedied for a period of 20 days after the Bank gives notice to the Borrower of same; or

                (d) Cross-Default. The Borrower (i) fails to make any required payment when due in respect of any indebtedness or contingent obligation having a principal or face amount of [REDACTED ] or more when due (whether at scheduled maturity or required prepayment or by acceleration, demand, or otherwise); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness or contingent obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness to be declared to be due and payable prior to its stated maturity, or such contingent obligation to become payable or cash collateral in respect thereof to be demanded; or

                (e) Material Adverse Change. A Material Adverse Effect occurs; or

                (f) Insolvent Voluntary Proceedings. The Borrower (i) becomes insolvent, or generally fails to pay, or admits in writing his inability to pay, his debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences a proceeding under the bankruptcy laws of any state or of the United States with respect to himself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

                (g) Involuntary Proceedings. (i) Any involuntary bankruptcy proceeding is commenced or filed against the Borrower or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's properties, and any such proceeding or petition is not dismissed, or such writ, judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within 90 days after commencement, filing or levy; (ii) the Borrower admits the material allegations of a petition against him in any insolvency proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any insolvency proceeding; or (iii) the Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for a substantial portion of his property or business; or

                (h) Monetary Judgments; Liens. One or more final (non-interlocutory) judgments, orders or decrees is entered against the Borrower or a Lien is filed against property of the Borrower involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of [ REDACTED ] or more, and the same remains unvacated and unstayed pending appeal (if a judgment) or unbonded (if a Lien) for a period of 10 days after the entry thereof, or

                (i) Pledge Agreement. Any provision of the Pledge Agreement ceases to be valid and binding on or enforceable against the Borrower, or the Pledge Agreement ceases to create a valid security interest in the Collateral Notes or such security interest ceases for any reason to be a perfected and first priority security interest, except if the Bank fails to take any action exclusively in its control.

         Section 6.2 Remedies. If any Event of Default occurs, the Bank may:

                (a) declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under the Note and the Pledge Agreement to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                (b)     exercise  all  rights  and  remedies   available  to  it
         hereunder, under the Note and under the Pledge Agreement or applicable law;

PROVIDED,  HOWEVER, that upon the occurrence of any event specified in paragraph
(f) or (g) of Section 6.1 above (in the case of clause (i) of paragraph (g) upon the expiration of the 90-day period mentioned therein), the obligation of the Bank to extend credit to the Borrower shall automatically terminate without notice to the Borrower and the unpaid principal amount of the Loan and all interest and other amounts due under this Agreement shall automatically become due and payable without further act of the Bank and without notice to the Borrower; and provided, further, that the Bank will not accelerate the Collateral Notes or draw under the Letters of Credit for the principal amount owed under the Collateral Notes as a result solely of a Missed Interest Payment unless a Reinstatement Event of Default then exists.

         Section 6.3 Rights Not Exclusive. The rights provided in this Agreement, the Note and the Pledge Agreement are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 7.1 Amendment and Waiver. This Agreement may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the parties hereto.

         Section 7.2 Costs and Expenses. The Borrower shall:

                (a) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by the Bank, including, without limitation, the fees and disbursements of counsel and paralegals, in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, the Note and the Pledge Agreement, the review of the Collateral Notes and Letters of Credit and any amendment thereof, the transfer of the Letters of Credit to the Bank as beneficiary and the consummation of the transactions contemplated hereby;

                (b) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by it, including, without limitation, the fees and disbursements of counsel and paralegals, in connection with the enforcement, attempted enforcement or preservation of any rights or remedies (including in connection with any "workout," or restructuring regarding the Loan and any insolvency proceeding or appellate proceeding) under this Agreement, the Note or the Pledge Agreement or in respect of the Collateral Notes or the Letters of Credit; and

                (c) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by the Bank in connection with litigation involving the Collateral Notes or the Letters of Credit, whether related to enforcement thereof or otherwise.

         Section 7.3 Indemnification. The Borrower shall pay, defend, indemnify and hold the Bank and its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, costs, charges, expenses or disbursements of any kind or nature arising out of a drawing by the Bank under a Letter of Credit after receiving a Direction to Demand Payment, Accelerate or Draw (all of the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section 7.3 shall survive payment and cancellation of all other obligations hereunder. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such person's sole discretion and at the sole cost and expense of the Borrower. All amounts owing under this Section 7.3 shall be paid within 15 days after demand therefor.

         Section 7.4 GOVERNING LAW AND SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AND THE BANK EACH HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF (i) THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND (ii) THE UNITED STATES COURTS SITTING IN NEW YORK CITY, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST HIM OR IT HEREUNDER UNDER THE NOTE OR UNDER THE PLEDGE AGREEMENT. IN CONNECTION THEREWITH, THE BORROWER AND THE BANK EACH WAIVES (A) ALL OBJECTIONS TO VENUE IN THE COURTS DESCRIBED IN CLAUSES (i) AND
(ii) OR THE PRECEDING SENTENCE AND (B) ANY ARGUMENT THAT SUCH A FORUM IS INCONVENIENT. SERVICE OF SUMMONS OR OTHER LEGAL PROCESS MAY BE MADE BY MAILING A COPY OF ANY SUMMONS OR OTHER LEGAL PROCESS IN ANY SUCH ACTION OR PROCEEDING TO THE BORROWER OR THE BANK IN ANY SUCH ACTION OR PROCEEDING TO THE BORROWER OR THE BANK (AS THE CASE MAY BE) BY CERTIFIED MAIL. THE MAILING, AS HEREIN PROVIDED, OF SUCH SUMMONS OR OTHER LEGAL PROCESS IN ANY SUCH ACTION OR PROCEEDING SHALL BE DEEMED PERSONAL SERVICE AND ACCEPTED BY THE BORROWER OR THE BANK (AS THE CASE MAY BE) FOR ALL PURPOSES OF ANY SUCH ACTION OR PROCEEDING. FINAL JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT, AND A CERTIFIED OR EXEMPLIFIED COPY OF A FINAL JUDGMENT SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OF THE BORROWER OR THE BANK (AS THE CASE MAY BE) IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER AND THE BANK EACH AGREES TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR ANY RELATED DOCUMENTS EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES FEDERAL COURTS SITTING IN NEW YORK, NEW YORK.

         Section 7.5 Set-Off. If an Event of Default exists, the Bank is authorized to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, the Bank to or for the credit or the account of the Borrower against any and all obligations owing to the Bank, now or hereafter existing, whether or not the Bank has made demand under this Agreement, the Note or the Pledge Agreement and although such obligations may be contingent or unmatured. The Borrower hereby waives prior notice of such action. The Bank, however, agrees promptly to notify the Borrower after any such set-off, provided, however, that the failure to give such notice shall not affect the validity of such setoff. The rights of the Bank under this Section 7.5 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

         Section 7.6 Waiver. No failure or delay on the part of the Bank or the Borrower in exercising any right, power or privilege under this Agreement and no course of dealing between the Borrower or any other person and the Bank or any other person shall operate as a waiver hereof or thereof.

         Section 7.7 Successors and Assigns.

                (a) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, except that the Borrower shall not be entitled to assign or transfer all or any of his rights, benefits or obligations hereunder, except for his death or mental incapacity.

                (b) The Bank may not assign or otherwise transfer any of its rights or obligations under this Agreement except as provided in this
         Section 7.7(b):

                        (i) Prior to approaching any Eligible Institution for the purpose of assigning a portion of its interest herein or selling a participation in its rights and obligations under this Agreement, the Bank shall discuss with the Borrower the names of such potential participants or assignees. The Bank shall not assign or sell a participation in its rights and obligations under this Agreement to any person unless the Borrower shall have consented thereto (which consent shall not be unreasonably withheld).

                        (ii) The Borrower shall be given prompt written notice of any grant of any such participation or assignment, which notice shall include (x) the name and jurisdiction of organization of the participant and (y) the amount of such participation or assignment.

                        (iii)   The Bank agrees that:

                                (A) it will not assign an interest in, or sell a participation in, the Loan in an amount less than $15,000,000;

                                (B) it will at all times retain not less than $15,000,000 of the Loan;

                                (C) it will provide in any assignment or participation agreement with any assignee or participant that such assignee or participant may not make a subparticipation or assign any portion of its interest in the Loan if, after giving effect to such participation or assignment, such participant or assignee would hold less than $15,000,000 of the Loan;

                                (D) the Bank will not assign an interest or sell a participation in the Loan to any assignee or participant who would be entitled to receive additional compensation under
                Section 2.10 at the time of such assignment or sale by the Bank, nor to any assignee or participant who would find it unlawful or impossible to make, maintain or fund its assigned interest or participation in the Loan at a rate based on LIBOR as provided in Section 2.11, at the time of such assignment or sale by the Bank;

                                (E) with respect to any matter on which the Bank and any assignee or participant is required to vote or is solicited to consent pursuant to the terms of a participation agreement or an assignment agreement, as the case may be, between the Bank and such person, if the matter to be decided is one that does not require the unanimous consent of all assignees or participants, financial institutions holding 51% of the outstanding Loan shall decide the issue, provided that such 51% includes the Bank; and

                                (F)     in  any   participation   agreement   or
                assignment agreement with any participant or assignee, as the case may be, the Bank will:

                                        (x)     require that any bank  organized
                outside the United States will deliver to the Bank with a copy to the Borrower Internal Revenue Service Form 4224 or 1001, duly completed and signed; and

                                        (y)     provide that each participant or
                assignee, as the case may be, will agree to be bound by all the terms of this Agreement as if it were a signatory hereto.

                        (iv)    The Bank may, in  connection  with any  proposed
                participation or assignment, disclose to the proposed participant or assignee any information relating to the Borrower furnished to the Bank by or on behalf of the Borrower; PROVIDED, that prior to any such disclosure, the proposed participant or assignee shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it from the Bank to the same extent as is required of the Bank.

                        (v) The Bank shall act as agent in connection with any transfer permitted hereunder and the administration of the Loan and shall remain the holder of the Collateral Notes and act as collateral agent of the Collateral Notes holding the same for its benefit and the benefit of the permitted assignees and participants hereunder. The Borrower shall not be required to deal with any participant or assignee in connection with the administration of the Loan, and each assignment agreement or participation agreement shall provide that each such assignee or participant shall deal solely with the Bank as agent and not directly with the Borrower.

         Section 7.8 Confidentiality. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrower and provided to it by the Borrower in connection with this Agreement, and it shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, PROVIDED that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; PROVIDED FURTHER, HOWEVER, that the Bank may disclose such information: (A) at the request or pursuant to any requirement of any governmental authority to which the Bank is subject or in connection with an examination of the Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the Bank's independent auditors and other professional advisors, all of whom shall have been advised of the confidential nature of such information; and (E) to proposed assignees or participants in accordance with Subsection 7.7(b)(iv). It is understood that the financial information to be delivered pursuant to Section
5.1 or any similar financial information delivered prior to the Closing Date shall be deemed to have been identified as confidential by the Borrower.

         Section 7.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         Section 7.10  Severability.  Any provision of this  Agreement  which is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. Section 7.11 Notices. Unless specifically indicated otherwise herein, all notices, requests and other communications provided for hereunder shall be in writing (including, without limitation, by facsimile transmission) and shall be sent to the parties hereto at the address for notice specified beneath their names on the signature pages hereof or to such other address as may be designated by a party in a written notice to the other party.

         Any notice or other communication hereunder shall be deemed given when delivered to the addressee in writing or when given by telephone immediately confirmed in writing by tested telex, facsimile (electronic answer back received) or other telecommunication device.

         Section 7.12 Document Stamp Taxes. The Borrower represents and warrants to the Bank that this Agreement has been executed and delivered by the Borrower to the Bank outside of the State of Florida, and that the Note and the Pledge Agreement have been or shall be executed and delivered by the Borrower to the Bank outside of the State of Florida. The Borrower agrees to indemnify, defend and hold the Bank harmless against any Florida documentary stamp taxes that may be assessed or asserted against this Agreement, the Note, the Pledge Agreement, the Loan, or any such security therefor, or any renewal, modification or amendment thereof, or any renewal, modification or amendment thereof from time to time, and against any and all liability, costs, attorneys' fees, penalties, interest or expenses relating to any such Florida documentary stamp taxes, as and when the same may be assessed or asserted.

         Section 7.13 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT, THE NOTE OR THE PLEDGE AGREEMENT OR
(ii) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed and delivered as of the date first above

                                        NELSON PELTZ

                                        Address for Notices:

                                        c/o Triarc Companies, Inc
                                        900 Third Avenue
                                        New York, New York 10022
                                        Telephone No.: [ REDACTED ]
                                        Telecopier No.: [ REDACTED ]

                                        with a copy to

                                        Paul, Weiss, Rifkind, Wharton
                                        & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10019-6064
                                        Telephone No.: [ REDACTED ]
                                        Telecopier No.: [ REDACTED ]
                                        Attention: Neale M. Albert


                                        NATIONSBANK OF FLORIDA, N.A.


                                        By:

                                        Title: Authorized Signatory

                                        Address for Notices:

                                        NationsBank of Florida, N.A.
                                        Private Banking
                                        324 Royal Palm Way
                                        Palm Beach, Florida 33480
                                        Telephone No.: [ REDACTED ]
                                        Telecopier No.: [ REDACTED ]
                                        Attention: Mark Antweil
                                        Addresses for Payment:
                                        NationsBank of Florida, N.A.
                                        Private Banking
                                        324 Royal Palm Way
                                        Palm Beach, Florida 33480
                                        Telephone No.: [ REDACTED ]
                                        Telecopier No.: [ REDACTED ]
                                        ABA #: [ REDACTED ]
                                        Account No.: [ REDACTED ]
                                        Re: Nelson Peltz Loan
                                        # [ REDACTED ], Note # [ REDACTED ]

                               AMENDMENT NO. 1 TO
                              TERM LOAN AGREEMENT

         AMENDMENT NO. 1 dated January 18, 1996, to the TERM LOAN AGREEMENT dated as of July 29, 1994 (the "LOAN AGREEMENT"), by and between NELSON PELTZ (the "BORROWER") and NATIONSBANK OF FLORIDA, N.A. (the "BANK").

         The Borrower and the Bank are parties to the Loan Agreement, pursuant to which the Bank made a term loan to the Borrower in the original principal amount of $102,000,000. The Borrower has requested that NationsBank, N.A., an affiliate of the Bank (the "CAROLINA BANK"), provide a revolving credit facility to the Borrower and Claudia Peltz. +In accordance with such request, the Borrower and Claudia Peltz and the Carolina Bank are entering into a Credit Agreement dated as of January 18, 1996 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "CREDIT AGREEMENT"), pursuant to which the Carolina Bank has agreed to make loans (the "DEMAND LOANS"), to the Borrower and Claudia Peltz in an aggregate principal amount at any one time outstanding not to exceed the amount of the Commitment (as defined in the Credit Agreement). It is a condition precedent to the making of any Demand Loan by the Carolina Bank that, among other things, the Loan Agreement be amended to provide that any "Event of Default" under the Credit Agreement shall constitute an Event of Default under the Loan Agreement and to amend certain other provisions of the Loan Agreement as hereinafter set forth. Accordingly, the Borrower and the Bank hereby agree as follows:

         1. DEFINITIONS. All terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.

         2. ADDITIONAL DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions (in appropriate alphabetical order):

                ""CAROLINAS AGENT" means NationsBank, N.A., acting as collateral agent under the Triarc Pledge Agreement.

                "COLLATERAL AGENT" means the Bank, acting as collateral agent under the Pledge Agreement.

                "DEMAND LOANS" means the loans made by NationsBank, N.A. pursuant to the Triarc Credit Agreement.

                "DEPOSITARY   BANK"  means   NationsBank  of  Texas,   N.A.,  as
         depositary bank pursuant to the Pledge Agreement.

                "DWG" means DWG Acquisition Group, L.P., a Delaware limited partnership.

                "PECHINEY" means Pechiney Corporation, a Delaware corporation.

                "PECHINEY PROCEEDS" means any principal of or interest on a Collateral Note, any drawing on a Letter of Credit or any other proceeds received in respect of a Collateral Note or a Letter of Credit.

                "TRIARC CREDIT AGREEMENT" means the Credit Agreement dated as of January 18, 1996, by and among Nelson Peltz and Claudia Peltz and NationsBank, N.A., as amended or otherwise modified from time to time.

                "TRIARC PLEDGE AGREEMENT" means the Pledge and Security Agreement made by DWG in favor of NationsBank, N.A., as collateral agent for itself and for NationsBank of Florida, N.A., in respect of certain shares of stock issued by Triarc Companies, Inc., as amended or otherwise modified from time to time."

         3. PAYMENT UNDER COLLATERAL NOTES AND LETTERS OF CREDIT. The last two sentences of the first paragraph of Section 2.3 are hereby deleted in their entirety, and the following hereby substituted therefor:

         "The parties hereby confirm that pursuant to the Pledge Agreement, (i) the Borrower shall receive all payments by Pechiney of interest on the Collateral Notes, subject to the provisions of Section 6 of the Pledge Agreement, Section 6.1(a) hereof and the other provisions of this
         Section 2.3, (ii) the Depositary Bank shall receive all payments by Pechiney of principal of the Collateral Notes, and (iii) the Collateral Agent shall receive the proceeds of all drawings on the Letters of Credit. Pechiney Proceeds in respect of interest shall be applied in accordance with Sections 6 and 11(d) of the Pledge Agreement and Sections 2.6 and 6.2 hereof. Pechiney Proceeds in respect of principal shall be applied in accordance with Sections 2.6 (b) and (c) and 6.2 hereof, Sections 6 and 11(d) of the Pledge Agreement and Sections 2.5 and 6.2 of the Triarc Credit Agreement."

         4. AMENDMENT TO MANDATORY PREPAYMENT. Section 2.6 of the Loan Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

         "Section 2.6MANDATORY PREPAYMENT. (a) If, as a result of acceleration, voluntary prepayment, scheduled payment or otherwise in respect of the Collateral Notes, Pechiney at any time or from time to time makes any payment of principal of a Collateral Note (each a "PRINCIPAL PAYMENT"), the Borrower shall immediately prepay the principal amount of the Note. Such prepayment shall be equal to 85% of such Principal Payment, and, provided that no Default (under either this Agreement or under the Triarc Credit Agreement) or Event of Default has occurred and is continuing (and the Borrower shall immediately provide to the Bank a certificate confirming that no Default or Event of Default has occurred and is continuing), promptly and in any event within three Business Days an amount (the "EXCESS PORTION") equal to 15% of such Principal Payment shall be paid to the Borrower. The Bank agrees to direct the Depositary Bank and the Collateral Agent to pay the Excess Portion of the Principal Payment to the Borrower in accordance with, but subject to, the foregoing sentence. It is understood and agreed that if the amount equal to 85% of the Principal Payment exceeds the outstanding principal amount of the Note, an amount equal to such excess shall be paid by the Borrower to NationsBank, N.A. for application against the aggregate principal amount of the Demand Loans outstanding and other obligations under the Triarc Credit Agreement.

                (b) If any Default or Event of Default has occurred and is continuing when any Pechiney Proceeds are received or otherwise being held by the Depositary Bank, the Collateral Agent or the Bank, the entire amount of such Pechiney Proceeds shall be paid to the Bank and applied by the Bank as a payment of principal of the Note or applied by the Bank as a payment of interest on the Note or other obligations of the Borrower hereunder, as the Bank in its sole discretion shall determine (it being understood that the Borrower shall have no right whatsoever to receive any portion of such proceeds, except pursuant to
         Section 15 of the Pledge Agreement). If the Pechiney Proceeds exceed the principal of and interest on the Note and the other obligations of the Borrower hereunder, the Borrower shall pay an amount equal to such excess to NationsBank, N.A. for application against the aggregate principal amount of Demand Loans and other obligations outstanding under the Triarc Credit Agreement. It is also understood that upon the payment of any Pechiney Proceeds in respect of the principal of the Collateral Notes, NationsBank, N.A. may at any time thereafter decrease the Original Advance Percentage (as defined in the Triarc Credit Agreement) and the Margin Call Percentage (as defined in the Triarc Credit Agreement)(in either case, to such percentage as the Bank may in its sole and absolute discretion determine) by giving either Borrower thereunder notice of such revised percentage. If such a decrease results in a "Default" under the Triarc Credit Agreement, then (i) the decrease will constitute a Default hereunder, (ii) so long as any such "Default", or any other Default or Event of Default, shall occur and be continuing, the Borrower shall no right to receive any portion of the Pechiney Proceeds, (iii) if any "Event of Default" (as defined in the Triarc Credit Agreement), or any other Event of Default shall occur and be continuing, such Pechiney Proceeds may be applied to the payment of the Borrower's obligations hereunder or to the obligations under the Triarc Credit Agreement, and (iv) if such "Default" under the Triarc Credit Agreement is cured or waived, and no other Default, Event of Default or "Event of Default" (as defined in the Triarc Credit Agreement) has occurred and is continuing, the Bank will upon request promptly and in any event within three Business Days return to the Borrower the Excess Portion of such Principal Payment, to the extent not applied to the Borrower's obligations hereunder or under the Triarc Credit Agreement in accordance with clause (iii) hereof (and the Bank agrees to direct the Depositary Bank and the Collateral Agent to pay the Excess Portion of the Principal Payment to the Borrower in accordance with, but subject to, this clause (iv)).

                (c) Each prepayment shall be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid, and shall be subject to the provisions of Section 2.12 hereof."

         5.     AMENDMENT TO REPRESENTATION EVENT OF DEFAULT.  Subsection (b) of
Section 6.1 of the Loan Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

         "(b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Borrower made or deemed made herein or in the Pledge Agreement, or by DWG made or deemed made in the Triarc Pledge Agreement, or which is contained in any certificate, document or financial or other statement furnished by the Borrower or DWG at any time under this Agreement, the Pledge Agreement or the Triarc Pledge Agreement, proves to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or"

         6.     AMENDMENT  TO  COVENANT  EVENT  OF  DEFAULT.  Subsection  (c) of
Section 6.1 of the Loan Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

         "(c)  OTHER  DEFAULT.  (i) The  Borrower  fails to  perform  or observe
         Section 5.1 or 5.2, or (ii) the Borrower fails to perform or observe any other material term or covenant contained in this Agreement, and not referred to in another subsection of this Section 6.1, and such default continues unremedied for a period of 20 days, or (iii) the Borrower fails to perform or observe any other term or covenant contained in this Agreement or in the Pledge Agreement and not referred to in clauses (i) or (ii) of this subsection (c) or in any other subsection of this Section 6.1, and such default continues unremedied for a period of 20 days after the Bank gives notice to the Borrower of same, or (iv) DWG fails to perform or observe any term or covenant contained in the Triarc Pledge Agreement and such default continues unremedied for a period of 20 days after the Bank gives notice to DWG of same; or"

         7. ADDITIONAL EVENTS OF DEFAULT. Section 6.1 of the Loan Agreement is hereby amended (a) by deleting the period at the end of subsection (i), and by substituting "; or" in lieu thereof, and (b) by inserting immediately after subsection (i) of Section 6.1 of the Loan Agreement the following:

         "(j) TRIARC PLEDGE AGREEMENT. Any provision of the Triarc Pledge Agreement ceases to be valid and binding on or enforceable against DWG, the Triarc Pledge Agreement ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest, except if the Bank fails to take any action exclusively within its control; or

         (k) TRIARC CREDIT AGREEMENT. An "Event of Default" shall occur under the Credit Agreement dated as of January 18, 1996, as amended or otherwise modified from time to time, between Nelson Peltz and Claudia Peltz and NationsBank, N.A."

         8. ADDITIONAL REMEDIES. Section 6.2 of the Loan Agreement is hereby amended (a) by adding the word "and" at the end of subsection (b) thereof, and
(b) by inserting immediately after subsection (b) of Section 6.2 of the Loan Agreement and before the proviso the following:

         "(c) enforce, as Collateral Agent, and direct the Carolinas Agent to enforce, all of the Liens and security interests pursuant to the Pledge Agreement and the other Loan Documents (as defined in the Triarc Credit Agreement);"

         9. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank as follows:

                (a) The representations and warranties made by the Borrower in Article IV of the Loan Agreement, the Pledge Agreement and in each other related document, certificate and other writing delivered to the Bank on or prior to the date hereof are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date). No Default or Event of Default has occurred and is continuing, or would result from the execution and delivery of this Amendment No. 1.

                (b) The Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby.

                (c) The execution, delivery and performance by the Borrower of, and the consummation of each transaction contemplated by, this Amendment and the Loan Agreement, as amended hereby, (i) require no governmental authority or other regulatory body approval or action by or in respect of any governmental authority or other regulatory body and (ii) do not (A) contravene, or constitute a default under, any provision of any applicable law or regulation, or any agreement, indenture, judgment, order, decree or other instrument binding upon the Borrower or his properties, or (B) result in the creation or imposition of any Lien on any asset of the Borrower.

                (d) This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Loan Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

         10. EXPENSES. The Borrower will pay on demand all fees, costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment and all other agreements, instruments and other documents related to the foregoing, including, without limitation, the reasonable fees, client charges and other expenses of counsel to the Bank.

         11. INDEMNIFICATION. It is understood and agreed that Section 7.3 of the Loan Agreement shall benefit both the Bank and the Collateral Agent, and every reference therein to "Bank" shall be deemed to include "the Collateral Agent."

         12.    MISCELLANEOUS.

                (a) CONTINUED EFFECTIVENESS OF THE LOAN AGREEMENT. Except as otherwise expressly provided herein, the Loan Agreement and the other related agreements, instruments and documents (the "LOAN DOCUMENTS") are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which the Borrower is a party to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement.

                (b) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                (c) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                (d) GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                (e) EFFECTIVENESS. This Amendment shall become effective on the date as of which the Bank shall have received this Amendment, duly executed by the Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                        Nelson Peltz

                                        NATIONSBANK OF FLORIDA, N.A.

                                        By:

                                        Title: Vice President

                                                                        REDACTED

                            INTERCREDITOR AGREEMENT

         INTERCREDITOR AGREEMENT dated January 25, 1996, by and between NATIONSBANK OF FLORIDA, N.A. (the "FLORIDA BANK"), NATIONSBANK OF FLORIDA, N.A., as agent for NationsBank, N.A. and NationsBank of Florida, N.A. (the "FLORIDA AGENT"), NATIONSBANK, N.A. (the "CAROLINAS BANK"; together with the Florida Bank, the "BANKS") and NATIONSBANK, N.A., as agent for NationsBank of Florida, N.A. and NationsBank, N.A. (the "CAROLINAS AGENT"; together with the Florida Agent, the "AGENTS").

                              W I T N E S S E T H:

         WHEREAS, Nelson Peltz and Claudia Peltz (collectively, the "BORROWERS") and the Carolinas Bank are parties to the Credit Agreement dated as of January 18, 1996 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "REVOLVING CREDIT AGREEMENT"), pursuant to which the Carolinas Bank has agreed to make loans (the "DEMAND LOANS") to the Borrowers in an aggregate principal amount at any one time outstanding not to exceed the amount of the Commitment (as defined in the Credit Agreement), which Demand Loans will be evidenced by a demand promissory note dated the date hereof (as such demand promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor, the "DEMAND NOTE"), made by the Borrowers to the order of the Carolinas Bank and in the original principal amount of the Commitment;

         WHEREAS, Nelson Peltz and the Florida Bank are parties to the Term Loan Agreement dated as of July 29, 1994 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "TERM AGREEMENT"; together with the Revolving Credit Agreement, the "CREDIT AGREEMENTS"), pursuant to which the Florida Bank made a term loan (the "TERM LOAN") to Nelson Peltz in the original principal amount of $102,000,000, which Term Loan is evidenced by a term promissory note dated June 29, 1994 (as such term promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor, the "TERM NOTE"), made by Nelson Peltz to the order of the Florida Bank and in the original principal amount of the Term Loan;

         WHEREAS, it is a condition precedent to the making of any Demand Loan pursuant to the Revolving Credit Agreement that (i) DWG Acquisition Group, L.P., a Delaware limited partnership, shall have executed and delivered to the Carolinas Agent a pledge and security agreement (as amended or otherwise modified from time to time, the "TRIARC PLEDGE AGREEMENT"), providing for the assignment to the Carolinas Agent, for the benefit of the Carolinas Bank and the Florida Bank, and the grant to the Carolinas Agent, for the benefit of the Carolinas Bank and the Florida Bank, of a security interest in, certain of the outstanding shares of capital stock issued by Triarc Companies, Inc., and (ii) Nelson Peltz shall have executed and delivered to the Florida Agent an Amended and Restated Pledge Agreement dated July 29, 1994, as amended and restated on the date hereof (as so amended, and as hereafter amended or otherwise modified from time to time, the "PECHINEY PLEDGE AGREEMENT"; together with the Triarc Pledge Agreement, the "PLEDGE AGREEMENTS"), made by Nelson Peltz in favor of the Florida Agent, providing for the pledge to the Florida Agent, for the benefit of the Carolinas Bank and the Florida Bank, and the grant to the Florida Agent, for the benefit of the Carolinas Bank and the Florida Bank, of a security interest in, certain debt issued by Pechiney Corporation and the related letters of credit;

         WHEREAS, the Banks and the Agents wish to set forth their agreement as to the exercise of certain of their respective rights and obligations with respect to the Credit Agreements, the Pledge Agreements and the Collateral (as hereinafter defined);

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                "COLLATERAL" means the Triarc Collateral and the Pechiney Collateral.

                "FINANCING DOCUMENTS" means the Security Documents and the Loan Documents.

                "LOAN DOCUMENTS" means the Credit Agreements, the Notes and all other instruments, agreements and documents executed and delivered pursuant to any of the foregoing.

                "NOTES" means the Demand Note and the Term Note.

                "OBLIGATIONS" means (i) the obligations of the Borrowers and DWG to pay, as and when due and payable (on demand, by mandatory prepayment, by scheduled maturity or otherwise), all amounts from time to time owing by them in respect of any Financing Document to which such person or entity is a party, whether for principal, interest, fees or otherwise, and (ii) the obligations of the Borrowers and DWG to perform or observe all of their other obligations from time to time existing under any Financing Document to which such person or entity is a party.

                "PECHINEY COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest created by the Pechiney Pledge Agreement.

                "SECURITY DOCUMENTS" means the Triarc Pledge Agreement, the Pechiney Pledge Agreement, and all other instruments, agreements or documents executed and delivered pursuant to either Pledge Agreement.

                "TRIARC COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest created by the Triarc Pledge Agreement.

         2. NOTIFICATION AND ACKNOWLEDGMENT OF SECURITY INTEREST, ETC. Pursuant to Sections 8-313 and 9-305 of the New York Uniform Commercial Code:

                (a) Each Bank hereby confirms, and notifies the Carolinas Agent, that DWG has granted to the Carolinas Agent a lien on, and security interest in, the Triarc Collateral, as collateral security for all obligations now or hereafter existing under the Credit Agreements, the Notes and the other Financing Documents. The Carolinas Agent hereby
         (i) acknowledges that from and after the date hereof, it shall, pursuant to Sections 8-313 and 9-305 of the New York Uniform Commercial Code, hold all Collateral now or hereafter in its possession as Agent under the Triarc Pledge Agreement for the benefit of each Bank, and
         (ii) agrees, promptly upon the satisfaction in full of the Obligations owing to the Carolinas Bank and the Carolinas Agent after the termination of the Commitment, to deliver to the Florida Bank upon request such of the proceeds of the Triarc Collateral as shall not have been applied pursuant to the terms of the Triarc Pledge Agreement or this Agreement to the payment of any Obligations of the Borrowers.

                (b) Each Bank hereby confirms, and notifies the Florida Agent, that Nelson Peltz has granted to the Florida Agent a lien on, and security interest in, the Pechiney Collateral, as collateral security for all obligations now or hereafter existing under the Credit Agreements, the Notes and the other Financing Documents. The Florida Agent hereby (i) acknowledges that from and after the date hereof, it shall, pursuant to Sections 8-313 and 9-305 of the New York Uniform Commercial Code, hold all Collateral now or hereafter in its possession as Agent under the Pechiney Pledge Agreement for the benefit of each Bank, and (ii) agrees, promptly upon the satisfaction in full of the Obligations owing to the Florida Bank and the Florida Agent, to deliver to the Carolinas Bank upon request such of the proceeds of the Collateral as shall not have been applied pursuant to the terms of the Pechiney Pledge Agreement or this Agreement to the payment of any Obligations of Nelson Peltz.

         3. ENFORCEMENT.Each Agent agrees to make such demands and give such notices under the Security Documents as a Bank may request, and to take such action to enforce the terms and conditions of such Security Document and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by such Bank; PROVIDED, HOWEVER, that (i) neither Agent shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, any Credit Agreement or any other Financing Document, or which would in its opinion subject it or any of its officers, employees or directors to liability, and (ii) neither Agent shall be required to take any action under this Agreement or any Security Document unless and until such Agent shall be indemnified to its satisfaction by the requesting Bank against any and all loss, cost, expense or liability in connection therewith.

         4. APPLICATION OF PROCEEDS AND PAYMENTS. Anything in any Financing Document to the contrary notwithstanding, all cash and other payments received by an Agent pursuant to a Pledge Agreement shall be applied based on the mutual agreement of the Banks and, after the payment in full of all Obligations and, in the case of the Triarc Pledge Agreement, the termination of the Commitment, any surplus proceeds and Collateral will be distributed pursuant to the terms and conditions of the related Pledge Agreement.

         5.     THE AGENTS. Each Bank agrees with each Agent as follows:

                (a) The Carolinas Bank is hereby appointed Agent hereunder and under the Triarc Pledge Agreement, and the Florida Bank is hereby appointed Agent hereunder and under the Pechiney Pledge Agreement. Each of the Banks irrevocably authorizes the Agents to act as the agent of such Bank for the purposes of enforcing the rights and remedies of the Banks in respect of the Collateral and the Security Documents. Each Agent agrees to act as such upon the express conditions contained in this Section.

                (b) Each Agent shall have and may exercise such powers hereunder as are specifically delegated to such Agent by the terms hereof and the applicable Security Document, together with such powers as are reasonably incidental thereto. The Agents shall have no implied duties to the Banks or any other person or entity, or any obligation to take any action hereunder or under any other Financing Document, except any action specifically provided by this Agreement and the Security Documents to be taken by such Agent.

                (c) The Banks agree to reimburse and indemnify each Agent ratably in proportion to the Obligations owed under the Credit Agreements (i) for any amounts not reimbursed by a Borrower for which an Agent is entitled to reimbursement by a Borrower under any Financing Document, (ii) for any other expenses incurred by an Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of this Agreement or any Security Document, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of a Security Document, this Agreement or any other or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, PROVIDED that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of either Agent.

                (d) Either Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Banks shall have the right to appoint, on behalf of the Banks, a successor Agent. Such successor Agent shall be an affiliate of a Bank or an Eligible Institution (as defined in each Credit Agreement) that owns all or part of the Obligations. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the applicable Security Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder.

         7. NO THIRD PARTY BENEFICIARY. This Agreement is intended to establish the relative rights and obligations of the Banks and the Agents with respect to the subject matter hereof and, except as otherwise expressly provided in Section 8 hereof, shall not be deemed to create any rights or priorities in any other individual or entity. 8.DISPOSITION OF COLLATERAL. (a) It is the intention of the Carolinas Bank and the Borrowers that if the Carolinas Bank wishes to sell or otherwise dispose of Collateral during the occurrence and continuance of an Event of Default (as defined in the Revolving Credit Agreement), the Carolinas Bank will sell or otherwise dispose of, or cause the Carolinas Agent to sell or otherwise dispose of, the Triarc Collateral (the "RELATED TRIARC COLLATERAL") allocable to the Borrowers (each a "DISPOSITION"), prior to the sale or other disposition of, or prior to causing the Florida Agent to sell or otherwise dispose of, the Pechiney Collateral.

                (b) Notwithstanding anything in subsection 8(a) to the contrary, the Carolinas Bank will have no obligation under subsection 8(a) whatsoever, and the Carolinas Bank may sell or otherwise dispose of, or direct the sale or other disposition of, any of the Collateral in such order as the Carolinas Bank may determine (in its sole and absolute discretion) if the Carolinas Bank determines (which determination shall be conclusive) that: (i) the prompt Disposition of the Related Triarc Collateral may contravene any law, rule or regulation of any Governmental Authority (as defined in the Revolving Credit Agreement), including, without limitation, by reason of (A) the bankruptcy, insolvency, reorganization or other event described in
         Section 6.1(e) or (f) of the Revolving Credit Agreement (without regard to whether the grace period referred to in Section 6.1(f) thereof has elapsed) with respect to DWG Acquisition Group, L.P., (B) the commencement of any legal action or proceeding that stays or enjoins, or seeks to stay or enjoin, the Disposition of any of the Related Triarc Collateral, or (C) a possible violation of the securities laws;
         (ii) the Disposition of any of the Related Triarc Collateral (at such time as the Carolinas Bank may elect) may subject it, the Carolinas
         Agent, any affiliate, or any officer, employee or director of the foregoing, to liability; (iii) the value of any of the Pechiney Collateral threatens to decline rapidly in value; (iv) there is a reasonable good-faith basis to conclude that delaying the sale or other disposition of the Pechiney Collateral until after the Disposition of the Related Triarc Collateral may adversely affect the ability of the Carolinas Bank to receive payment in full of the principal of, and interest on, the Demand Loans and all of the related Obligations; (v) either Borrower, DWG Acquisition Group, L.P. or any affiliate has taken any action, or has failed to take any action requested by the Carolinas Bank, that the Carolinas Bank reasonably believes may prevent, delay, impede or materially and adversely affect the ability of the Carolinas Bank or the Carolinas Agent to sell or otherwise dispose of the Triarc Collateral; or (vi) the Carolinas Bank or the Carolinas Agent is unable to sell the Triarc Collateral within a 90-day period, during which the Carolinas Bank or the Carolinas Agent exercises reasonable, good faith efforts to so sell the Triarc Collateral.

                (c) It is understood and agreed that nothing in this Section 8 shall affect any of the other rights, remedies, powers and privileges of the Florida Agent and Florida Bank with respect to the Pechiney Collateral (including, without limitation, (i) to collect the interest on the Collateral Notes (as defined in each Term Agreement), under the circumstances provided in the Term Agreement or the Pechiney Pledge Agreement, (ii) to maintain its security interest in the Collateral Account (as defined in the Pechiney Pledge Agreement), (iii) to draw on the Letters of Credit (as defined in each Term Agreement), under the circumstances provided in the Term Agreement or the Pechiney Pledge Agreement, (iv) to sell or otherwise dispose of any of the Pechiney Collateral upon the occurrence and continuance of an Event of Default under the Term Agreement, and (v) to take any action and to execute such other instrument as the Florida Agent may deem necessary or advisable to accomplish the purposes of the Pechiney Pledge Agreement).

         9.     MISCELLANEOUS.

                (a) No amendment, waiver or other modification of any provision of this Agreement shall be effective unless it is in writing and signed by each Bank and Agent. No waiver or approval by any Bank or Agent under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.

                (b) No failure or delay on the part of any Bank or Agent in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

                (c) All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, telegraphed or delivered to it at its address set forth on the signature pages of this Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this subsection. All such notices and other communications shall be effective (i) if mailed, three days after being deposited in the mails,
         (ii) if telegraphed when delivered to the telegraph company, or (iii) if telecopied, telexed or delivered, upon delivery.

                (d) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                (e) Each Bank and Agent agrees to cooperate fully with each other party hereto, to effect the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.

                (f) The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                (g) This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                (h) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

                (i) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        NATIONSBANK, N.A., individually
                                        and as agent


                                        By: ____________________________

                                        Name: __________________________

                                        Title: _________________________


All notices and other communications to:

NationsBank, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255, with copies to NationsBank, N.A., 767 Fifth Avenue, 23rd Floor, New York, New York 10153-0083, Attention: Ms. Jane R. Heller, Senior Vice President, Telecopier No. [ REDACTED ].

                                        NATIONSBANK OF FLORIDA, N.A.,
                                        individually and as agent


                                        By: ____________________________

                                        Name: __________________________

                                        Title: _________________________


All notices and other communications to:

NationsBank of Florida, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255, with copies to NationsBank of Florida, N.A., 767 Fifth Avenue, 23rd Floor, New York, New York 10153-0083, Attention: Ms. Jane R. Heller, Senior Vice President, Telecopier No. [ REDACTED ].


                                    CONSENT


         The undersigned hereby consents and agrees to the terms of the Intercreditor Agreement to which this Consent is attached.


Date: January 25, 1996


                                        Nelson Peltz


                                        Claudia Peltz



                                        DWG ACQUISITION GROUP, L.P.


                                        By:___________________________

                                        By:___________________________

                                     THIRD
                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


                THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "AGREEMENT"), dated as of January 18, 1996, as amended and restated as of June 19, 1997, as amended and restated as of January 2, 1999, and as amended and restated as of April 2, 2001, is entered into by and between NELSON PELTZ and CLAUDIA PELTZ, each an individual residing in the State of New York (the "BORROWERS"), and BANK OF AMERICA, N.A., formerly known as NATIONSBANK, N.A. (the "BANK"), a national banking association.

                                   RECITALS

                WHEREAS, the Borrowers and the Bank are parties to an Amended and Restated Credit Agreement, dated as of January 18, 1996, as amended and restated as of June 19, 1997, as amended and restated as of January 2, 1999 (the "EXISTING CREDIT AGREEMENT"), pursuant to which the Bank has agreed (i) to make demand loans (the "REVOLVING A LOANS") to the Borrowers in the aggregate principal amount not to exceed $42,500,000 at any time outstanding; (ii) to make revolving loans (the "REVOLVING B Loans") in the aggregate principal amount not to exceed $27,500,000 at any time outstanding, and (iii) to make line of credit loans (the "LINE LOANS") in the aggregate principal amount not to exceed $7,000,000 at any time outstanding;

                WHEREAS, the Borrowers have requested that the Bank amend and restate the Existing Credit Agreement to provide, among other things, (i) an extension of the Termination Date (as defined in the Existing Credit Agreement, as amended) to January 2, 2003;

                WHEREAS, the Bank is willing to extend the Termination Date to January 2, 2003, subject to (i) the decrease of the Revolving A Commitment from $42,500,000 to $37,500,000, (ii) the decrease of the Revolving B Commitment from $27,500,000 to $12,500,000, and (iii) the termination of the Line Loan Commitment and the repayment of all outstanding Line Loans;

                WHEREAS, the parties hereto now desire to amend and restate the Existing Credit Agreement as set forth below, it being the agreement of the parties that any loans to the Borrowers by the Bank outstanding under the Existing Credit Agreement shall continue and remain outstanding loans to the Borrowers by the Bank under this Agreement and not be repaid on the Effective Date;

                NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Bank to make and maintain the Loans, the Borrowers and the Bank hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                Section 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:


                "ACCOUNTS" means (i) account number 0252601 maintained by Claudia Peltz with the Bank and pledged to the Bank pursuant to the CP Accounts Assignment, and (ii) account number 23571 maintained by PF with PaineWebber Incorporated and pledged to the Bank pursuant to the PF Accounts Assignment.

                "ACCOUNTS ASSIGNMENTS" means, collectively, the CP Accounts Assignment and the PF Accounts Assignment.

                "ACCOUNTS VALUE" means the aggregate Market Value of the investments held in the Accounts in which the Bank has a perfected, first priority security interest.

                "ADJUSTED LIBOR" means, with respect to any Interest Period, (i) the rate of interest per annum (rounded upward, if necessary, to the next higher 1/16th of one percent) determined by the Bank, in accordance with its customary general practice from time to time, to be the rate equal to the London Interbank Offered Rate (expressed as a percentage) for Dollar deposits as would be quoted by the Bank for 11:00 a.m. London time, or as soon thereafter as practicable, on the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period, (ii) as adjusted from time to time in the Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

                "ADJUSTED REVOLVING B COLLATERAL VALUE" means the sum of (i) the Revolving B Margin Call Percentage of the Accounts Value, and (ii) the Revolving B Margin Call Percentage of the Partnership Interest Value.

                "ADJUSTED TRIARC COLLATERAL VALUE" means the Revolving A Margin Call Percentage of the Triarc Collateral Value.

                "APPLICABLE MARGIN" means, with respect to the Revolving A Loans, 2.00%, and with respect to the Revolving B Loans, 1.50%.

                "AVAILABLE REVOLVING B COMMITMENT" means, as at any date of determination thereof, the amount by which (i) the Revolving B Commitment as in effect on such date exceeds (ii) the sum of the aggregate amount of all Revolving B Loans and L/C Outstandings on such date.

                "BANK" means the Bank (as defined in the recitals hereto), including, without limitation, the institution that merged with the Bank formerly called NationsBank, N.A. (South), which was formerly called NationsBank of Florida, N.A.

                "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day, or (ii) the sum of one half of one percent (1/2%) plus the Federal Funds Rate for such day.

                "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

                "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York, or in Charlotte, North Carolina, are authorized or required by law to close and, if the applicable Business Day relates to any Interest Period for which interest on a Loan is determined by reference to the Adjusted LIBOR rate, also includes a day on which commercial banks are open for international business in London.

                "CP ACCOUNTS ASSIGNMENT" means the Pledge Agreement by Claudia Peltz in favor of the Collateral Agent, dated June 19, 1997, in respect of the Account maintained by Claudia Peltz and certain related collateral to secure the Obligations, as the same may be amended or otherwise modified from time to time.

                "CP SECURITY AGREEMENT" means the Assignment and Security Agreement, dated June 19, 1997, as amended and restated as of April 2, 2001, by Claudia Peltz in favor of the Collateral Agent, in respect of certain Partnership Interests and certain related collateral to secure the Obligations, as the same may be amended or otherwise modified from time to time.

                "COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Person as security for all or any part of the Obligations.

                "COLLATERAL AGENT" means the Bank, acting as collateral agent, as agent for itself and its permitted successors and assigns.

                "COMMITMENT" means any of the Revolving A Commitment and the Revolving B Commitment.

                "DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default (including, without limitation, the obligation to prepay the Loans or provide additional collateral pursuant to Section 2.1(d)(i) or (ii), or 2.2(d)(i) or (ii), without regard to whether any notice has been given or any grace period has elapsed).

                "DEFAULT RATE" has the meaning specified in Section 2.4.

                "DELISTING EVENT " has the meaning specified in Section 2.1(d)(iii).

                "DOLLARS" and the sign "$" each mean lawful money of the United States of America.

                "DWG" means DWG Acquisition Group, L.P., a Delaware limited partnership.

                "DWG PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of DWG, dated as of September 25, 1992, as amended by Amendment No. 1 dated as of November 15, 1992, Amendment No. 2 dated as of March 1, 1993, Amendment No. 3 dated as of April 14, 1993, Amendment No. 4 dated as of January 1, 1995, Amendment No. 5 dated as of January 1, 1996, by and among Nelson Peltz and Peter W. May, as general partners, and Nelson Peltz and Peter W. May, as limited partners, of DWG.

                "EFFECTIVE DATE" means the date on which all of the conditions precedent set forth in Article III have been satisfied or waived.

                "ELIGIBLE INSTITUTION" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, PROVIDED that such bank is acting through a branch or agency located in the United States or an offshore branch outside the United States at which such bank books loans bearing interest based on LIBOR and, in the case of a bank described in either clause (i) or clause (ii), such bank is able to deliver Internal Revenue Service Form W-8BEN or W-8ECI, or successor form, to the Bank with a copy to the Borrowers as of the day such bank becomes an assignee or participant.

                "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

                "EXISTING CREDIT AGREEMENT" has the meaning set forth in the recitals hereof.

                "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

                "GENERAL PARTNERS" means the general partners of each Partnership.

                "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and includes, without limitation, the SEC.

                "GUARANTEED BORROWER" means Steven Posner, an individual with an address at c/o Point Atlantic II, 21050 Northwest 38th Avenue Ph 3004 Aventura, Florida 33180.

                "GUARANTEED LOAN" means the loan by the Bank to the Guaranteed Borrower in the principal amount of $175,000.

                "GUARANTY" means a Guaranty made by Nelson Peltz in favor of the Bank with respect to two-thirds of the unpaid principal amount of the Guaranteed Loan (together with the other related obligations referred to therein), as such Guaranty may be amended or otherwise modified from time to time.

                "HEDGING AGREEMENT" means any agreement between either Borrower and the Bank or any affiliate of the Bank now existing or hereafter entered into, with respect to any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, all as amended or otherwise modified from time to time.

                "INDEBTEDNESS" means, with respect to any Person, (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person under direct or indirect guaranties in respect of, and contingent or other obligations of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by such Person, (iv) all obligations of such Person to make reimbursement or payment in respect of letters of credit and bankers' acceptances, and (v) the net liabilities of such Person under all interest rate swap, interest rate collar, interest rate cap, interest rate floor, forward rate agreements, commodity swaps or other agreements or arrangements designed to protect against fluctuations in interest rates or currency, commodity or equity values, each calculated on a basis reasonably satisfactory to the Bank and in accordance with accepted practice.

                "INTEREST PERIOD" means each one (1)-month period during which interest on each Loan shall be calculated by reference to Adjusted LIBOR, determined as of the second Business Day before the commencement of that Interest Period; PROVIDED, HOWEVER, that:

                        (i) each Interest Period shall commence on the first day of a month and end on the first day in the immediately following calendar month thereafter;

                        (ii) each subsequent Interest Period for a Loan shall commence on the last day of the immediately preceding Interest Period and end on the first day in the immediately following calendar month thereafter; and

                        (iii) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date.

                "INVESTMENTS" means all cash, notes, bonds, securities, certificates, instruments and other property now or hereafter deposited or held in the Account.

                "L/C APPLICATION" means a letter of application on the Bank's then customary form for the type of letter of credit issued.

                "L/C LIABILITIES" means the aggregate amounts then owing to the Bank to reimburse it for all amounts drawn under Letters of Credit.

                "L/C OUTSTANDINGS" means, as at any date of determination thereof, the sum of (a) the aggregate Stated Amount of all Letters of Credit outstanding on such date PLUS (b) the aggregate amount of all unpaid L/C Liabilities on such date, PLUS (c) the principal outstanding on such date of the Guaranteed Loan covered by the Guaranty, PLUS (d) the aggregate Termination Compensation that would be payable to the Bank and any of its Affiliates if each Hedging Agreement and all related transactions were terminated on such date.

                "LETTER OF CREDIT" means a letter of credit issued by the Bank for the account of a Borrower.

                "LIEN" means any lien, mortgage, pledge, security interest, charge or similar encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                "LINE LOANS" has the meaning assigned to such term in the recitals hereof.

                "LIQUID ASSETS" means any of the following: (a) any equity security which, as of any date, (i) is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market/National Market System,
(ii) has a minimum share price of at least $10 per share on such date and (iii) any Borrower would be able to sell, based on the average daily trading value of such equity security during the four week period immediately preceding such date, over a period equal to five Business Days; (b) any publicly traded debt security of a corporation organized under the laws of the United States or any state thereof (including the District of Columbia) that is readily marketable;
(c) (i) any money market funds registered under the Investment Company Act of 1940, as amended, (A) which has total assets of at least $1,000,000,000, or (B) whose net asset values are reported on a daily basis in THE WALL STREET JOURNAL and (ii) any other money market funds that are deemed to be acceptable to the Bank in its sole judgment; (d) any municipal bond issued by any state, city or local agency or authority of the United States which is rated at least BBB by Standard & Poor's Rating Service, a division of McGraw-Hill, Inc., and Baa by Moody's Investors Service, Inc., and which has a remaining maturity not in excess of five years; (e) any United States Treasury bills; (f) any United States Treasury notes or United States Treasury bonds which have a remaining maturity not in excess of five years; and (g) any cash, in each case net of any margin or other similar Indebtedness.

                "LOAN" means any Revolving A Loan or Revolving B Loan.

                "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit, the L/C Applications, the Triarc Pledge Agreement, the CP Security

Agreement, the NP Security Agreement, the CP Accounts Assignment, the PF Accounts Assignment, the PF Control Agreement, the Guaranty, the Hedging Agreements, and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto.

                "LOAN PARTIES" means the Borrowers, PF and DWG.

                "MARKET VALUE" means:

                (a) If stock, the market value shall be determined by multiplying (i) the per share price of such stock at the most recent close of trading on a trading exchange for such stock, times (ii) the number of shares of such stock held by the Bank as Collateral. In the event that stock held as Collateral is not traded on an exchange, the Collateral Value of such stock shall be the average quoted value of such stock from two reputable brokerage firms selected by the Bank. If no such quote is available, the value will be determined by the Bank in its sole discretion.

                (b) If a mutual fund, the market value shall be determined by multiplying (i) the most recent per share net asset value of such mutual fund obtained from THE WALL STREET Journal, times (ii) the number of shares of such mutual fund held by the Bank as Collateral. In the event that such net asset value is not available in THE WALL STREET JOURNAL, the market value shall be the average value quoted to the Bank by two reputable brokerage firms selected by the Bank.

                (c) If corporate bonds, the market value shall be determined from the most recent closing price for such bonds obtained from THE WALL STREET JOURNAL. If such closing price is not available in THE WALL STREET JOURNAL, the market value shall be the average value quoted to the Bank by two reputable brokerage firms selected by the Bank.

                (d) If government or agency obligations or bonds, the market value shall be determined from the most recent closing bid price for such bonds obtained from THE WALL STREET JOURNAL. If such closing bid price is not available in THE WALL STREET JOURNAL, the market value shall be the average value quoted to the Bank by two reputable brokerage firms selected by the Bank.

In all other cases, securities shall be assigned such value as the Bank shall determine in its sole and absolute discretion.

                "MATERIAL ADVERSE EFFECT" means a material adverse effect on any of (a) the business, properties or prospects of any Loan Party , (b) the ability of any Loan Party to perform any of the obligations of such Loan Party under this Agreement or any of the other Loan Documents, (c) the legality, validity or enforceability of this Agreement or any of the other Loan Documents, (d) the rights and remedies of the Bank under this Agreement or any of the other Loan Documents, or (e) the creation, perfection or priority of security in or lien on any of the Collateral, securing the payment of any of the Obligations.

                "NOTES" means, collectively, the Revolving A Note and the Revolving B Note.

                "NOTICE OF BORROWING" means a request for a Loan, substantially in the form of Exhibit C hereto.

                "NP SECURITY AGREEMENT" means the Assignment and Security Agreement, dated April 2, 2001, by Nelson Peltz in favor of the Collateral Agent, in respect of certain Partnership Interests and certain related collateral to secure the Obligations, as the same may be amended or otherwise modified from time to time.

                "OBLIGATIONS" means (i) the obligation of the Borrowers to pay, as and when due and payable (on demand, by mandatory prepayment, by scheduled maturity or otherwise), all amounts from time to time owing by them in respect of any Loan Document, whether for principal, reimbursement obligations, interest, fees or otherwise, and (ii) the obligations of the Borrowers to perform or observe all of their other obligations from time to time existing under any Loan Document. It is hereby understood that in the event a Hedging Agreement is entered into between the Borrowers and the Bank or any Affiliate of the Bank, any amount now or hereafter due and payable under such Hedging Agreement (including without limitation any Termination Compensation) shall constitute an Obligation under this Agreement and will be secured by the same Collateral that secures the Loans.

                "PARTNERSHIP" means the limited partnerships listed on Schedule I hereto (as such schedule may be amended from time to time) in which a Borrower has a limited partnership interest.

                "PARTNERSHIP AGREEMENTS" means DWG Partnership Agreement and PF Partnership Agreement.

                "PARTNERSHIP CONSENTS" means the agreements, acknowledgments and consents executed and delivered by each Partnership and the General Partners thereof, in form and substance satisfactory to the Bank, pursuant to which such Partnership and the General Partners thereof consent to, among other things, the granting of a security interest in such Borrower's partnership interest in the Partnership in favor of the Bank and the right of the Bank to withdraw such Borrower's capital under certain circumstances.

                "PARTNERSHIP INTEREST" means each Borrower's rights in and to a Partnership, including such Borrower's rights under the Agreement of Limited Partnership of such Partnership.

                "PARTNERSHIP INTEREST VALUE" means the balance of the capital accounts of the Borrowers as set forth in the most recent quarterly report provided to the Borrowers and the Bank by such Partnership, net of accrued incentive fee allocations, estimated reserves for liabilities (for example, as provided under Section 10.02 of the Agreement of Limited Partnership of Everest Capital Fund, L.P.) and any and all other costs of withdrawing the entire amount of the capital accounts (as determined by the general partner of the applicable Partnership); PROVIDED, HOWEVER, that if the Bank has not received a quarterly report from a Partnership within 60 days of the most recent fiscal quarter of such Partnership, the Partnership Interest Value of such Partnership shall be determined by the Bank in its sole and absolute discretion.

                "PARTNERSHIP SECURITY AGREEMENTS" means the CP Security Agreement and the NP Security Agreement, collectively.

                "PERMITTED LIEN" means:

                        (i) Liens created by or otherwise existing under or in connection with this Agreement or the other Loan Documents in favor of the Bank;

                        (ii) Liens for taxes, assessments, charges or other governmental levies not yet due;

                        (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings;

                        (iv) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, in each case arising in the ordinary course;

                        (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                        (vi) Liens in connection with attachments or judgments (including judgment or appeal bonds), PROVIDED that the judgments secured shall, within 10 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 10 days after the expiration of any such stay.

                "PERSON" means an individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority or other regulatory body.

                "PF" means Peltz Family Limited Partnership, a Delaware limited partnership.

                "PF ACCOUNTS ASSIGNMENT" means the Pledge Agreement by PF in favor of the Collateral Agent, dated April 2, 2001, in respect of the Account maintained by PF and certain related collateral to secure the Obligations, as the same may be amended or otherwise modified from time to time.

                "PF CONTROL AGREEMENT" means the Account Control Agreement dated April 2, 2001, by and among PF, the Bank and PaineWebber Incorporated, as amended or otherwise modified from time to time.

                "PF PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of PF, dated as of __________, ___, 1995, by and among the

Borrowers, as general partners, and Andrew Peltz and Claudia Peltz, as custodian for each of Mathew Peltz, William Peltz, Bradley Peltz, Brittany Peltz, Darren Peltz and Nicola Peltz, as limited partners, of PF.

                "PLEDGED SHARES" shall have the meaning assigned thereto in the Triarc Pledge Agreement.

                "PRIME RATE" means the annual rate of interest announced from time to time as the Bank's "prime" lending rate (which the Borrowers acknowledge does not necessarily represent the best or most favored rate offered by the Bank to its best or any particular customers). Whenever applicable to a Loan, the floating interest rate shall be adjusted automatically as and when the Bank's Prime Rate shall change on any business day(s).

                "REGULATION D" means Regulation D of the Board, as in effect from time to time, or any regulation of the Board that replaces Regulation D.

                "REGULATIONS T, U OR X" means Regulations T, U or X of the Board as in effect from time to time, or any regulation of the Board that replaces Regulation T, U or X

                "REVOLVING A ADVANCE PERCENTAGE" means 60%, subject to decrease in accordance with Section 2.1(d)(iii) hereof.

                "REVOLVING A COMMITMENT" means the commitment of the Bank to make Revolving A Loans to the Borrowers pursuant to Section 2.1(a) hereof in an aggregate principal amount not to exceed $37,500,000 at any time outstanding, as such amount may be reduced or terminated in accordance with the terms and conditions of this Agreement.

                "REVOLVING A LOANS" has the meaning assigned to such term in the recitals hereof.

                "REVOLVING A MARGIN CALL PERCENTAGE" means 65%, subject to decrease in accordance with Section 2.1(d)(iii) hereof.

                "REVOLVING A NOTE" means a demand promissory note of the Borrowers, substantially in the form of Exhibit A hereto, evidencing the Indebtedness resulting from the making of the Revolving A Loans and delivered to the Bank pursuant to Article III hereof, as such demand promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

                "REVOLVING B ADVANCE PERCENTAGE" means, with respect to the Partnership Interest, 50%, and with respect to the Accounts, 70%.

                "REVOLVING B ADVANCE VALUE" means the sum of (i) the Revolving B Advance Percentage of the Partnership Interest Value, and (ii) the Revolving B Advance Percentage of the Accounts Value.

                "REVOLVING B COLLATERAL" means the Accounts and the Partnership Interests, and any and all other Collateral covered by the Accounts Assignments or the Partnership Security Agreements.

                "REVOLVING B COMMITMENT" means the commitment of the Bank to make Revolving B Loans to the Borrowers pursuant to Section 2.2(a) hereof in an aggregate principal amount not to exceed $12,500,000 at any time outstanding, as such amount may be reduced or terminated in accordance with the terms and conditions of this Agreement.

                "REVOLVING B LOANS" has the meaning assigned to such term in the recitals hereto.

                "REVOLVING B MARGIN CALL PERCENTAGE" means, with respect to the Partnership Interest, 55%, and with respect to the Accounts, 75%.

                "REVOLVING B NOTE" means a promissory note of the Borrowers, substantially in the form of Exhibit B hereto, evidencing the Indebtedness resulting from the making of the Revolving B Loans and delivered to the Bank pursuant to Article III hereof, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

                "RULE 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

                "SEC" means the Securities and Exchange Commission or any replacement national securities exchange.

                "STATED AMOUNT" means the maximum aggregate amount of all drawings which may be made, at the time of determination or thereafter, under a Letter of Credit.

                "TERMINATION COMPENSATION" means all amounts from time to time owing by a Borrower in respect of any Hedging Agreement as calculated pursuant to the terms thereof, including, without limitation, all termination compensations and all other losses, costs, expenses, penalties, liabilities and other amounts payable by a Borrower in respect of a Hedging Agreement, all interest (including, without limitation, all interest and other amounts that accrue or otherwise become payable after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of a Borrower whether or not the payment of such interest or other amount is unenforceable or is not allowable due to the existence of such case, proceeding or other action), and all of the fees, commissions, costs, expenses, indemnifications and all other amounts due or to become due under a Hedging Agreement, in each case that would be payable in connection with the termination of such Hedging Agreement in accordance with such Hedging Agreement.

                "TERMINATION DATE" means January 2, 2003 or, with respect to any Commitment, such earlier date on which such Commitment shall be terminated pursuant to this Agreement.

                "TRIARC" means Triarc Companies, Inc., a Delaware corporation.

                "TRIARC COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest purported to be created by the Triarc Pledge Agreement.

                "TRIARC COLLATERAL VALUE" means, with respect to any Collateral consisting of shares of issued and outstanding common stock of Triarc, the amount determined by multiplying (i) the Market Value of such shares in which the Bank has a perfected, first priority security interest, times (ii) the portion of such shares allocable to Nelson Peltz, which initially is two-thirds.

                "TRIARC PLEDGE AGREEMENT" means the Pledge and Security Agreement, dated January 25, 1996, made by DWG in favor of the Collateral Agent, in respect of certain shares of stock issued by Triarc and certain related collateral to secure the Obligations, as the same may be amended or otherwise modified from time to time.

                Section 1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                Section 1.3 ACCOUNTING AND OTHER TERMS. Unless otherwise expressly stated herein, all accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with sound accounting principles applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 4.10(a) hereof. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. Any gender specific term is applicable to both genders, as the context may require, whenever used herein.


                                   ARTICLE II
                                    THE LOANS

                Section 2.1     REVOLVING A LOANS

                (a) MAKING THE REVOLVING A LOANS. The Bank has made "Revolving A Loans" (as defined in the Existing Credit Agreement) to the Borrowers under the Existing Credit Agreement, which remain outstanding on the Effective Date (immediately prior to the effectiveness of this Agreement). Upon the effectiveness of this Agreement, each "Revolving A Loan" (as defined in the Existing Credit Agreement) shall automatically be deemed to be a "Revolving A Loan" to the Borrowers by the Bank under this Agreement. In addition, the Bank agrees, on the terms and conditions hereinafter set forth, to make Revolving A Loans to the Borrowers from the Effective Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed the amount of the Revolving A Commitment. The Bank shall have no obligation to make a Revolving A Loan if the sum of the aggregate principal amount of the outstanding Revolving A Loans plus the principal amount of such requested Revolving A Loan would exceed the amount equal to the Revolving A Advance Percentage of the Triarc Collateral Value. Each Revolving A Loan shall be in an amount equal to $100,000 or an integral multiple thereof, and shall be made on at least one Business Day's prior written notice. Each Notice of Borrowing with respect to a Revolving A Loan shall be irrevocable, shall be signed by either Borrower (it being understood that only the signature of one Borrower shall be required) and shall be in writing, substantially in the form of Exhibit C hereto, specifying, INTER ALIA, the proposed amount of such Revolving A Loan and the Business Day for such Revolving A Loan. On the Business Day specified and upon fulfillment of the applicable terms and conditions set forth in Article III hereof, the Bank will make the proceeds of such Revolving A Loan available to the Borrowers by crediting Account Number 350-902-9720 maintained with the Bank, at its office in Charlotte, North Carolina, not later than 2:00 P.M. (Charlotte time) on such date. Within the limits of the Revolving A Commitment, the Borrowers may borrow, prepay and reborrow pursuant to this Section 2.1(a) until the Termination Date.

                (b) REPAYMENT AND INTEREST. The Borrowers will repay the unpaid principal amount of and accrued interest on the Revolving A Loans UPON DEMAND by the Bank. In the absence of a prior demand (but without limiting the Bank's right to make a demand at any time in its sole and absolute discretion) the principal amount of and accrued interest on the Revolving A Loans shall in any event be due and payable on the Termination Date. The outstanding principal balance of each Revolving A Loan will bear interest at a rate per annum equal at all times during each Interest Period to the sum of the Adjusted LIBOR for such Interest Period plus the Applicable Margin, from the date of the making of such Loan until such Loan is paid in full. In the absence of prior demand, interest on each Revolving A Loan shall be paid in arrears on the first day of each month and on each date on which such Revolving A Loan becomes due and payable (whether at stated maturity, by acceleration, upon demand or otherwise).

                (c) OPTIONAL PREPAYMENT. Any Borrower may prepay any Revolving A Loan in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid, PROVIDED that (i) each partial prepayment shall be in a principal amount equal to $100,000 or an integral multiple thereof, (ii) a Borrower shall give the Bank irrevocable written notice at least one Business Day prior to the date of the prepayment of a Revolving A Loan, (iii) after giving effect to any partial prepayment of a Revolving A Loan the principal amount thereof remaining outstanding shall not be less than $100,000 or an integral multiple thereof, and
(iv) each prepayment shall be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid and shall be subject to the provisions of Section 2.10. Each notice of prepayment shall be irrevocable and shall specify the date and the amount of the prepayment and identify the Revolving A Loans to be prepaid. Any amount of principal of a Revolving A Loan prepaid may be reborrowed in accordance with Section 2.1(a).

                (d) MANDATORY PREPAYMENT. (a) (i) So long as any Revolving A Loan is outstanding or the Bank shall have any Revolving A Commitment hereunder, the Borrowers will, unless the Bank shall otherwise consent in writing, maintain as collateral security for the Revolving A Loans, accrued interest thereon and the other related Obligations, Triarc Collateral with an Adjusted Triarc Collateral Value in excess of the unpaid principal balance of the Revolving A Loans and accrued interest thereon. If at any time the Bank determines that the aggregate principal amount of the outstanding Revolving A Loans equals or exceeds an amount equal to the Revolving A Margin Call Percentage of the Triarc Collateral Value, the Borrowers will, upon five (5) days' written notice from the Bank, either (A) prepay the Revolving A Loans by an amount sufficient such that, after such prepayment, the aggregate principal amount of the outstanding Revolving A Loans does not exceed the amount equal to the Revolving A Advance Percentage of the Triarc Collateral Value or (B) provide for a grant to the Collateral Agent, as collateral security for the Revolving A Loans, accrued interest thereon and the other related Obligations, a perfected, first priority security interest in, and lien on, additional collateral that is in such amounts and having such market values, liquidity, volatility, marketability and other characteristics as the Bank may in its sole discretion determine to be acceptable and sufficient to cause, after the grant of such additional security interest, the aggregate principal amount of the outstanding Revolving A Loans and accrued interest thereon not to exceed the amount equal to the sum of (I) the Revolving A Advance Percentage of the then current Triarc Collateral Value, plus (II) the loan value assigned by the Bank (in its sole discretion) to any other Collateral provided to the Collateral Agent pursuant to clause (B) above (and in connection with such grant, the Borrowers will execute and deliver such agreements, instruments, legal opinions and other documents as the Bank may reasonably request). Without limiting the generality of the foregoing, it is hereby understood and agreed that the Bank shall have no obligation whatsoever to accept additional shares of Triarc stock as collateral, whether to satisfy any obligation of the Borrowers that may arise under this Section 2.1(d) or otherwise.

                        (ii) If on any date (A) the sum of the aggregate principal amount of outstanding Revolving A Loans exceeds (B) the amount of the Revolving A Commitment, the Borrowers shall immediately prepay the Revolving A Loans in an amount equal to such excess.

                        (iii) If the shares of the Triarc Class A Common Stock shall cease to be listed on the New York Stock Exchange or the American Stock Exchange or included for trading on the NASDAQ Stock Market/National Market System (a "Delisting Event"), the Bank may at any time upon obtaining knowledge of the occurrence (or future occurrence) of such event decrease the Revolving A Advance Percentage and the Revolving A Margin Call Percentage (in either case, to such percentage as the Bank may in its sole and absolute discretion determine). The decrease of the Revolving A Advance Percentage shall be effective on the later to occur of (i) one Business Day after the Bank gives either Borrower notice of such decrease, or (ii) any Delisting Event, and the decrease in the Revolving A Margin Call Percentage shall be effective on the later to occur of (i) 20 Business Days after the Bank gives either Borrower notice of such decrease or (ii) any Delisting Event.

                        (iv) Each prepayment shall be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid and shall be subject to the provisions of Section 2.10.

                (e) OPTIONAL COMMITMENT REDUCTION. Either Borrower may, upon at least two Business Days' notice to the Bank, terminate the Revolving A Commitment at any time or reduce the amount of the Revolving A Commitment from time to time during the period from the date hereof to and including the Termination Date, PROVIDED that each such reduction shall be in an amount equal to $100,000 or an integral multiple thereof, and the amount of the Revolving A Commitment after any reduction shall be greater than or equal to the aggregate principal amount of all Revolving A Loans then outstanding.

                Section 2.2     REVOLVING B LOANS

                (a) MAKING THE REVOLVING B LOANS. The Bank has made "Revolving B Loans" (as defined in the Existing Credit Agreement) to the Borrowers under the Existing Credit Agreement, which remain outstanding on the

Effective Date (immediately prior to the effectiveness of this Agreement). Upon the effectiveness of this Agreement, each "Revolving B Loan" (as defined in the Existing Credit Agreement) shall automatically be deemed to be a "Revolving B Loan" to the Borrowers by the Bank under this Agreement. In addition, the Bank agrees, on the terms and conditions hereinafter set forth, to make Revolving B Loans to the Borrowers from the Effective Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed the amount of the Revolving B Commitment (less the aggregate amount of any L/C Outstandings). The Bank shall have no obligation to make a Revolving B Loan if either (i) the sum of the aggregate principal amount of the outstanding Revolving B Loans plus the principal amount of such requested Revolving B Loan would exceed the Available Revolving B Commitment, or (ii) the sum of (A) the aggregate principal amount of the outstanding Revolving B Loans, (B) the principal amount of the requested Revolving B Loan, and (C) the L/C Outstandings would exceed the amount equal to the Revolving B Advance Value. Each Revolving B Loan shall be in an amount equal to $100,000 or an integral multiple of $100,000 in excess thereof, and shall be made on at least one Business Day's prior written notice. Each Notice of Borrowing with respect to a Revolving B Loan shall be irrevocable, shall be signed by either Borrower (it being understood that only the signature of one Borrower shall be required) and shall be in writing, substantially in the form of Exhibit D hereto, specifying, INTER ALIA, the proposed amount of such Revolving B Loan and the Business Day for such Revolving B Loan. On the Business Day specified and upon fulfillment of the applicable terms and conditions set forth in Article III hereof, the Bank will make the proceeds of such Revolving B Loan available to the Borrowers by crediting Account Number 350-902-9720 maintained with the Bank, at its office in Charlotte, North Carolina, not later than 2:00 P.M. (Charlotte time) on such date. Within the limits of the Revolving B Commitment, the Borrowers may borrow, prepay and reborrow pursuant to this Section 2.2(a) until the Termination Date. It is understood and agreed that from time to time the Bank may issue Letters of Credit for the account of a Borrower pursuant to L/C Applications, and that such Letters of Credit and any unpaid drawings shall reduce any amount available to be borrowed under the Revolving B Commitment.

                (b) REPAYMENT AND INTEREST. The Borrowers will repay the unpaid principal amount of and accrued interest on the Revolving B Loans on the Termination Date. The outstanding principal balance of each Revolving B Loan will bear interest at a rate per annum equal at all times during each Interest Period to the sum of the Adjusted LIBOR for such Interest Period plus the Applicable Margin, from the date of the making of such Loan until such Loan is paid in full. Interest on each Revolving B Loan shall be paid in arrears on the first day of each month and on each date on which such Revolving B Loan becomes due and payable (whether at stated maturity, by acceleration, upon demand or otherwise).

                (c) OPTIONAL PREPAYMENT. Any Borrower may prepay any Revolving B Loan in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid, PROVIDED that (i) each partial prepayment shall be in a principal amount equal to $100,000 or an integral multiple thereof, (ii) a Borrower shall give the Bank irrevocable written notice at least one Business Day prior to the date of the prepayment of a Revolving B Loan, (iii) after giving effect to any partial prepayment of a Revolving B Loan the principal amount thereof remaining outstanding shall not be less than $100,000, and (iv) each prepayment shall be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid and shall be subject to the provisions of Section 2.10. Each notice of prepayment shall be irrevocable and shall specify the date and the amount of the prepayment and identify the Revolving B Loans to be prepaid. Any amount of principal of a Revolving B Loan prepaid may be reborrowed in accordance with Section 2.2(a).

                (d) MANDATORY PREPAYMENT. (i) So long as any Revolving B Loan, any Letter of Credit is outstanding, any L/C Outstandings exist or the Bank shall have any Revolving B Commitment hereunder, the Borrowers will, unless the Bank shall otherwise consent in writing, maintain as collateral security for the Revolving B Loans and L/C Outstandings, accrued interest thereon and the other related Obligations in respect thereof Revolving B Collateral with an Adjusted Revolving B Collateral Value in excess of the sum of the unpaid principal balance of the Revolving B Loans, the L/C Outstandings and accrued interest and unpaid commitment fee thereon. If at any time the Bank determines that the aggregate principal amount of the outstanding Revolving B Loans, the L/C Outstandings and accrued interest and unpaid commitment fee thereon equals or exceeds an amount equal to the Adjusted Revolving B Collateral Value, the Borrowers will, upon five (5) days' written notice from the Bank, either (A) prepay the Revolving B Loans by an amount sufficient such that, after such prepayment, the aggregate principal amount of the outstanding Revolving B Loans, the L/C Outstandings and accrued interest and unpaid commitment fee thereon does not exceed the amount equal to the Revolving B Advance Value, or (B) provide for a grant to the Collateral Agent, as collateral security for the Revolving B Loans, the L/C Outstandings and accrued interest and unpaid commitment fee thereon and the other related Obligations in respect thereof, a perfected, first priority security interest in, and lien on, additional collateral that is in such amounts and having such market values, liquidity, volatility, marketability and other characteristics as the Bank may in its sole discretion determine to be acceptable and sufficient to cause, after the grant of such additional security interest, the aggregate principal amount of the outstanding Revolving B Loans, the L/C Outstandings and accrued interest and unpaid commitment fee thereon not to exceed the amount equal to the sum of (I) the Revolving B Advance Value, plus
(II) the loan value assigned by the Bank (in its sole discretion) to any other Collateral provided to the Bank pursuant to clause (B) above (and in connection with such grant, the Borrowers will execute and deliver such agreements, instruments, legal opinions and other documents as the Bank may reasonably request). Without limiting the generality of the foregoing, it is hereby understood and agreed that the Bank shall have no obligation whatsoever to accept additional interests in any Partnership as additional collateral to satisfy any obligation of the Borrowers that may arise under this Section 2.2(d).

                        (ii) If on any date (A) the sum of the aggregate principal amount of outstanding Revolving B Loans plus the L/C Outstandings exceeds (B) the amount of the Revolving B Commitment, the Borrowers shall immediately prepay the Revolving B Loans in an amount equal to such excess (or, to the extent no Revolving B Loan is outstanding, provide cash collateral for L/C Outstandings (in accordance with Section 2.13 hereof)).

                        (iii) Each prepayment shall be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid and shall be subject to the provisions of Section 2.10.

                (e) OPTIONAL COMMITMENT REDUCTION. Either Borrower may, upon at least two Business Days' notice to the Bank, terminate the Revolving B Commitment at any time or reduce the amount of the Revolving B Commitment from time to time during the period from the date hereof to and including the Termination Date, PROVIDED that each such reduction shall be in an amount equal to $100,000 or an integral multiple thereof, and the amount of the Revolving B Commitment after any reduction shall be greater than or equal to the sum of the aggregate principal amount of all Revolving B Loans then outstanding plus the L/C Outstandings.

                Section 2.3 ADDITIONAL MANDATORY PREPAYMENT. If at any time the Bank, in its sole discretion, determines that any of the transactions contemplated by this Agreement or any of the other Loan Documents violate any provision of Regulations T, U or X, the Borrowers will, upon five (5) day's written notice from the Bank, either (A) prepay the Loans by an amount sufficient such that, after such prepayment, the transactions contemplated by the Loan Documents will not violate any provision of Regulations T, U or X (as determined by the Bank in its sole discretion), or (B) provide for a grant to the Bank, as collateral security for the Loans and all other Obligations, a perfected, first priority security interest in, and lien on, additional collateral that is in such amounts and having such market values, liquidity, volatility, marketability and other characteristics as the Bank may in its sole discretion determine to be acceptable and sufficient to cause, after the grant of such additional security interest, the transactions contemplated by the Loan Documents not to violate any provision of Regulations T, U or X (and in connection with such grant, the Borrowers will execute and deliver such agreements, instruments, legal opinions and other documents as the Bank may reasonably request).

                Section 2.4 DEFAULT INTEREST. Notwithstanding anything herein to the contrary, after the occurrence and during the continuance of an Event of Default, each Loan shall bear interest at a rate per annum equal to the sum of (i) the Base Rate in effect from time to time, plus (ii) 3% (the "DEFAULT RATE"), payable on demand.

                Section 2.5 EVIDENCE OF CREDIT EXTENSIONS. (a) On the Effective Date, the Borrowers are executing and delivering to the Bank the Revolving A Note and the Revolving B Note, each dated the Effective Date, in substantially the form attached hereto as Exhibit A and Exhibit B, respectively, made by the Borrowers to the order of the Bank and in the original principal amount of $37,500,000 and $12,500,000, respectively. The Revolving A Loans shall be evidenced by the Revolving A Note, and the Revolving B Loans shall be evidenced by the Revolving B Note. On the Effective Date, the Revolving A Note (as defined in the Existing Credit Agreement) shall be amended, superseded and replaced by the Revolving A Note and the Revolving B Note (as defined in the Existing Credit Agreement) shall be amended, superseded and replaced by the Revolving B Note. It is the intention of the parties hereto that this Amendment shall not in any way constitute (i) an extinguishment of the indebtedness of the Borrowers under the Revolving A Note and Revolving B Note (each, as defined in the Existing Credit Agreement), (ii) a release of the Borrowers from such obligations, or (iii) a novation of the Revolving A Note or Revolving B Note (each, as defined in the Existing Credit Agreement). Promptly after delivery of the Revolving A Note and Revolving B Note, duly executed by the Borrowers to the Bank, the Revolving A Note,

Revolving B Note and the Line Note (each, as defined in the Existing Credit Agreement), shall each be marked "cancelled" and replaced by the Revolving A Note and Revolving B Note, respectively.

                (b) The Bank shall record advances and principal payments of each Loan on the grid attached to the applicable Note or, at its option, in its records. The Bank's record of any Loan shall be conclusive absent demonstrable error. Notwithstanding the foregoing, the failure to make or an error in making a notation with respect to any Loan or any payment shall not limit or otherwise affect the Obligations of the Borrowers hereunder or under any Note.

                Section 2.6 PAYMENT. Payment of principal, interest and any other sums due under this Agreement and under each Note shall be made without set-off or counterclaim in dollars and in immediately available funds on the day such payment is due not later than 12:00 Noon New York time. All sums received after such time shall be deemed received on the next Business Day and principal payments or sums (other than interest) due hereunder shall bear interest for an additional day. All payments shall be made to the Bank, if by wire transfer, to Bank of America, N.A., 101 South Tryon Street, Charlotte, NC 28255, ABA #053-000-196, Credit Account: Cost Center 00066, Re: Loan Payment for Nelson Peltz, with a Loan Number to be specified by the Bank, Special
Instructions: Contact Angela James (704-386-5422) upon receipt; if by mail, to Bank of America, N.A., P.O. Box 70520, Charlotte, NC 28272-0520; or to such other address as the Bank may advise either Borrower in writing.

                Section 2.7     COMPUTATIONS OF INTEREST; BUSINESS DAY.

                (a) All computations of interest under this Agreement and each Note shall be made on the basis of a year of three hundred sixty (360) and actual days elapsed. Interest shall accrue on each Loan outstanding from and including the date such Loan is made by the Bank to but excluding the date on which such Loan is repaid.

                (b) Payment of all amounts due hereunder shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day unless the next Business Day would fall in the next calendar month, in which case such payment shall be made on the Business Day immediately preceding the due date.

                Section 2.8     INCREASED COSTS, ETC.

                (a) If, after the date of this Agreement, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any (x) change in the basis of taxation of payments to the Bank of the principal of or interest on any Loan (excluding changes in the rate of tax payable on the Bank's overall income and bank franchise taxes) or (y) imposition or change in any reserve or similar requirement, and the result of any of the foregoing is an increase in the cost to the Bank of agreeing to make or making, funding or maintaining the Loans (which, with respect to any Loan which is then accruing interest at a rate based on Adjusted LIBOR, is not otherwise included in its determination of Adjusted LIBOR), then the Borrowers shall from time to time, upon demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to either Borrower by the Bank shall be conclusive and binding for all purposes, absent demonstrable error.

                (b) If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of any of the Loans or any of the Commitments, then the Borrowers shall, upon demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of any of the Loans or any of the Commitments. A certificate as to such amounts submitted to the Borrowers by the Bank shall be conclusive and binding for all purposes, absent demonstrable error.

                (c)     Prior to making any demand for compensation under this
Section 2.8, (i) the Bank will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by a Borrower or to change the jurisdiction of its lending office if the making of such a filing or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank, and (ii) the Bank will permit the Borrowers to prepay all or any part of the affected Loans, together with interest to the date of payment and payment of funding losses pursuant to Section 2.10, PROVIDED that nothing herein shall relieve the Borrowers from their obligations to compensate the Bank for increased costs or reduced return incurred prior to the taking of the actions contemplated by clauses (i) and (ii) above.

                Section 2.9 ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in an existing law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, makes it unlawful or impossible for the Bank to make, maintain or fund any Loan at an interest rate based on Adjusted LIBOR, the Bank shall forthwith give notice thereof to the Borrowers, whereupon the obligation of the Bank to make Loans at a rate based on Adjusted LIBOR shall be suspended until the Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist. The Bank will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by a Borrower or to change the jurisdiction of its lending office if the making of such a filing or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank makes a reasoned determination that it may not lawfully continue to maintain and fund any Loan to maturity at a rate based on Adjusted LIBOR, and so specifies in such notice, then effective on the date specified in such notice each affected Loan shall bear interest at the Base Rate in effect from time to time, payable monthly in arrears (in the absence of prior demand).

                Section 2.10 FUNDING LOSSES. The Borrowers agree to reimburse the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                (a) the failure of the Borrowers to make any payment or required prepayment of principal of any Loan (including payments made after any acceleration thereof);

                (b) the failure of the Borrowers to make any prepayment permitted hereunder after giving notice thereof;

                (c) the repayment of a Loan on a day which is not the last day of an Interest Period (whether due to acceleration, demand, mandatory or optional prepayment, or otherwise); or

                (d) the failure for any reason (other than a wrongful default by the Bank) of a Borrower to borrow any Loan after notice has been given to the Bank in accordance with Section 2.1(a) or 2.2(a) hereof (whether or not such notice is withdrawn);

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a Loan hereunder at a rate based on Adjusted LIBOR or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrowers to the Bank under this section, each Loan bearing interest at a rate based on Adjusted LIBOR (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded by a matching deposit in Dollars in the interbank eurodollar market for a comparable amount and for the respective Interest Period, whether or not such Loan was in fact so funded.

                Section 2.11 UNAVAILABILITY. If the Bank determines that for any reason adequate and reasonable means do not exist for ascertaining
Adjusted LIBOR for any Interest Period, the Bank will forthwith give notice of such determination to a Borrower. Commencing at the end of each Interest
Period then in effect, the respective Loan shall bear interest at the Base
Rate (rather than at a rate based on Adjusted LIBOR) until the Bank revokes such notice in writing.

                Section 2.12 SPECIAL PREPAYMENT. The provisions of Sections 2.8, 2.9 and 2.10 shall also apply to any assignee permitted pursuant to
Section 7.7 and shall apply to any unassigned portion of the Loans retained by the Bank (regardless of whether the Bank may have sold a participation interest in such retained portion to a participant permitted pursuant to
Section 7.7). If demand for payment is made pursuant to Section 2.8 or 2.10 or if notice of illegality is given pursuant to Section 2.9, whether by any such permitted assignee or by the Bank on behalf of any such permitted participant, then the Borrowers may prepay in full (but not in part) such assignee's or participant's interest in the Loans on the last day of the Interest Period during which such demand for additional amounts was made or during which such notice of illegality was given. Any principal amount, interest or increased costs received by any such assignee or participant pursuant to this Section
2.12 shall not be required to be shared with the Bank and any other assignees or participants.

                Section 2.13 CASH COLLATERAL FOR LETTERS OF CREDIT. If a Borrower is required pursuant to the terms of this Agreement or any other Loan Document to provide cash collateral in respect of the Letters of Credit (including, without limitation, pursuant to Section 2.2(d)(ii) or Section 6.2(e) hereof), the Borrowers shall deposit in an account with the Bank an amount in cash equal to the L/C Outstandings (or such lesser amount as shall be required hereunder or thereunder). Any such deposit shall be held by the Bank as collateral for the payment and performance of the Obligations. The Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over any such account. Other than any interest earned on the investment of such deposits in investments customarily provided by the Bank in respect of such deposits, which investments shall be selected by the Bank in its sole but reasonable discretion (unless an Event of Default shall have occurred and be continuing, in which case the Bank shall have the option, in its sole discretion, to decline to invest such deposits), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Bank to reimburse the Bank for payments made under Letters of Credit and, if the maturity of the Loans has been accelerated, may be applied (at the Bank's discretion) to satisfy the Obligations secured thereby. If a Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to a Borrower promptly after all Events of Default have been cured or waived.


                                   ARTICLE III
                              CONDITIONS PRECEDENT

                Section 3.1 CONDITIONS TO INITIAL LOAN. This Agreement shall become effective on the date that the Bank shall have received the following, each in form and substance satisfactory to the Bank and its counsel and, unless indicated otherwise, dated the Effective Date:

                (a) AGREEMENT. A copy of this Agreement, duly executed by the Borrowers.

                (b) REVOLVING A NOTE. The Revolving A Note, duly executed by the Borrowers.

                (c) REVOLVING B NOTE. The Revolving B Note, duly executed by the Borrowers.

                (d) THE PF ACCOUNTS ASSIGNMENT. The PF Accounts Assignment, duly executed by PF.

                (e) FORM U-1. Federal Reserve Forms U-1 provided for in Regulation U issued by the Board, the statements made in which shall be such, in the opinion of the Bank, as to permit the transactions contemplated hereby in accordance with such Regulation.

                (f) PARTNERSHIP AGREEMENTS. A copy of the DWG Partnership Agreement and the PF Partnership Agreement, duly certified by a partner of DWG and a partner of PF, respectively.

                (g) FINANCIAL STATEMENTS. A copy of the balance sheet of DWG as at December 31, 2000, duly certified by a partner of DWG.

                (h) PF FINANCING STATEMENTS. Acknowledgment copies of appropriate financing statements on Form UCC-1, duly executed by PF and duly filed in such office or offices as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests purported to be created by the PF Accounts Assignment.

                (i) LIEN REPORTS. Certified copies of requests for copies or information on Form UCC-11, listing all effective financing statements which name either Borrower, PF or DWG as debtor and which are filed in the offices required by the Bank, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Bank, shall cover any of the Collateral.

                (j) OPINION OF COUNSEL TO BORROWERS. An opinion, dated the Effective Date, of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrowers, PF and DWG, in the form of Exhibit F hereto.

                (k) ACKNOWLEDGMENT AND CONSENT. An Acknowledgment and Consent by DWG, duly executed by DWG.

                (l) ACKNOWLEDGMENT AND CONSENT. An Acknowledgment and Consent by PF, duly executed by PF.

                (m) PARTNERSHIP DOCUMENTS. Partnership Consents with respect to each Partnership, together with a copy of each such Person's organizational document.

                (n) NP SECURITY AGREEMENT The NP Security Agreement, duly executed by Nelson Peltz.

                (o) CP SECURITY AGREEMENT The CP Security Agreement, duly executed by Claudia Peltz.

                Section 3.2 CONDITIONS TO ALL LOANS. The obligation of the Bank to make any Loan is subject to the conditions precedent that:

                (a) The following statements shall be true, and the acceptance of the proceeds of such Loan by a Borrower shall be deemed to be a representation and warranty of each Borrower on the date of such Loan that, (i) the representations and warranties contained in Article IV of this Agreement and in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto on or prior to the date for such Loan are true and correct on and as of such date as though made on and as of such date; (ii) no Event of Default or Default has occurred and is continuing or would result from the making of such Loan to be made on such date; and (iii) no material adverse change in the financial condition, properties or prospects of any Loan Party shall have occurred and be continuing on the date of each request for a Loan; and

                (b) The Bank shall have received a Notice of Borrowing in accordance with Section 2.1(a) or 2.2(a) hereof, as applicable, with respect to any Revolving A Loan or Revolving B Loan.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Bank that:

                Section 4.1 GOOD TITLE TO DWG INTEREST. Nelson Peltz and Peter W. May are the sole general partners and the sole limited partners of DWG, which interests are owned free and clear of any Lien.

                Section 4.2 NO INSOLVENCY PROCEEDINGS. The Borrowers have no knowledge of any insolvency proceeding of any type instituted with respect to PF, DWG or Triarc.

                Section 4.3 NO DEFAULT. No Default or Event of Default has occurred and is continuing.

                Section 4.4 ENFORCEABLE OBLIGATIONS. The Borrowers have the legal capacity and right to execute, deliver and perform this Agreement, each Note and the other Loan Documents. This Agreement, each Note and the other
Loan Documents constitute legal, valid and binding obligations of the Borrowers, enforceable against each Borrower that is a party thereto in accordance with their respective terms.

                Section 4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, each Note and the other Loan Documents, and the borrowings hereunder, will not violate any law or regulation (including, without limitation, Regulations T, U or X) or any contractual obligation of either Borrower and will not result in the creation or imposition of a Lien on any property of a Borrower, other than security interests created by the Loan Documents.

                Section 4.6 NO LITIGATION. Except as disclosed on Schedule 4.6, there is no litigation or proceeding of or before any arbitrator or Governmental Authority pending or threatened against any Loan Party (as to which either Borrower has received notice in writing) (a) with respect to this Agreement, any Loan, the use of the proceeds thereof or the Triarc Collateral, or (b) which could reasonably be expected to have a Material Adverse Effect.

                Section 4.7 TAXES. (a) The Borrowers have filed or caused to be filed all tax returns which are required to be filed and have paid all taxes shown to be due and payable on such returns or on any assessments made against them or any of their property by any Governmental Authority except to the extent any such taxes are being contested in good faith and any exceptions thereto are set forth on Schedule 4.7. No tax Lien has been filed with respect to any material tax liability against either Borrower, and, to the Borrowers' knowledge, no tax assessment is pending against either Borrower, except as set forth on Schedule 4.7.

                (b) The Borrowers have furnished to the Bank true and correct copies of the federal and state tax returns of PF for calendar year 1999.

                Section 4.8 PARTNERSHIP AGREEMENTS. The Borrowers have delivered to the Bank a true and correct copy of the Partnership Agreements, as in effect on the date hereof.

                Section 4.9 APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by either Borrower of any Loan
Document to which such Person is a party.

                Section 4.10 FINANCIAL CONDITION. (a) The personal financial statements (including the notes relating thereto) of the Borrowers dated December 31, 2000, copies of which have been previously delivered to the Bank, fairly present the financial condition of the Borrowers as at the date thereof, and since such date there has been no material adverse change in the financial condition, properties or prospects of either Borrower.

                (b) The balance sheet of DWG as at December 31, 2000, copies of which have been previously delivered to the Bank, fairly presents the financial condition of DWG as at such date, all in accordance with sound accounting principles consistently applied, and since December 31, 2000 there has been no material adverse change in the financial condition, properties or prospects of DWG (it being understood that any decrease in the per share price of common stock of Triarc shall not constitute a material adverse change for purposes of this paragraph).

                Section 4.11 REGULATION U. Such Borrower is not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying margin stock, or to refinance any loan or other Indebtedness the proceeds of which were used to purchase or carry, any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                Section 4.12 PURPOSE OF LOANS. The proceeds of each Loan will be used only for specific investment purposes, but in no event shall such proceeds be used for any investment purpose inconsistent with Section 4.11 hereof.

                Section 4.13 FULL DISCLOSURE. No Loan Document or schedule or exhibit thereto, and no certificate, report, statement or other document or information furnished to the Bank in connection herewith or with the consummation of the transactions contemplated hereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to any Borrower (other than public information as to matters of a general economic nature) that materially adversely affects the financial condition of a Borrower, PF or DWG or the value of any of the Collateral that has not been disclosed to the Bank in writing prior to the Effective Date.

                                   ARTICLE V
                                   COVENANTS

                So long as any Obligation is outstanding, the Guaranty, any Letter of Credit or any Hedging Agreement is outstanding or the Bank shall have any Commitment hereunder, the Borrowers will, unless the Bank shall otherwise consent in writing:

                Section 5.1 FINANCIAL STATEMENTS. Deliver to the Bank in form and detail satisfactory to the Bank:

                (a) as soon as available, but not later than sixty (60) days after the end of each calendar quarter and for that portion of the calendar year ending with such quarter, a statement of assets and liabilities
(including, without limitation, contingent liabilities) of the Borrowers as of the close of such quarter, certified by the Borrowers to the best of their knowledge as being true and complete in all material respects;

                (b)     together with each statement of assets and liabilities,

                        (i) a letter showing which assets each Borrower owns individually, which assets are owned by the other Borrower individually and which assets are owned jointly by the Borrowers. Such assets shall be valued on a basis consistent with that used in the preparation of the December 31, 2000 statement of assets and liabilities, except as explained in any notes to the quarterly statement which such letter accompanies; and

                        (ii) an update on the status of the audit by the Internal Revenue Service of the Borrower's federal tax returns (which update may be included in the footnotes to such statement of assets and liabilities; the level of disclosure for such updates will be sufficient if the same as for previous updates included in such footnotes);

                (c) as soon as available and in any event not more than 90 days after the end of each calendar year, (i) a statement of personal cash flow of the Borrowers for the year then ended and projected cash flow of the Borrowers for the following year, certified by the Borrowers to the best of their knowledge as being true and complete in all material respects, and (ii) a balance sheet of DWG, showing the financial condition of DWG as of the close of such year and prepared in accordance with sound accounting principles consistently applied, all certified by its partners as fairly presenting in all material respects the financial condition of DWG;

                (d) promptly after the filing thereof but in any event not later than October 30 of each year, copies of all Federal and state tax returns required to be filed by PF for the preceding calendar year; and

                (e) promptly upon request, such other information concerning the operations, condition (financial or otherwise), business, assets or prospects of any Loan Party as the Bank from time to time may reasonably request.

                Section 5.2     NOTICES.  Promptly notify the Bank of:

                (a)     the occurrence of any Default or Event of Default;

                (b) (i) any breach or non-performance of, or any default under, any contractual obligation of any Loan Party which could have a Material Adverse Effect; and (ii) any action, suit, litigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect;

                (c) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party (i) which could reasonably be expected to have a Material Adverse Effect, (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any Note or any other Loan Document or (iii) any litigation involving any of the Collateral; and

                (d) any Material Adverse Effect subsequent to the date of the most recent statement of assets and liabilities of the Borrowers delivered to the Bank pursuant to Section 5.1.

Each notice pursuant to this section shall be accompanied by a written statement signed by the Borrowers, setting forth details of the occurrence referred to therein, and stating what action the Borrowers propose to take with respect thereto and at what time. Each notice under Section 5.2(a) shall describe with particularity the provisions of this Agreement, the particular Note or other Loan Document that have been breached.

                Section 5.3 PAYMENT OF OBLIGATIONS. Pay all taxes, assessments, governmental charges and other obligations when due, except as may be contested in good faith or those as to which a bona fide dispute may exist.

                Section 5.4 FURTHER ASSURANCES. Execute and deliver to the Bank such further instruments and do such other further acts as the Bank may reasonably request to carry out more effectively the purposes of this Agreement, the other Loan Documents and any agreements and instruments referred to herein.

                Section 5.5 DWG. Not permit DWG to (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any transaction, business or operation other than the ownership of the Pledged Shares, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or obligations, except obligations owing by it under the Loan Documents to which it is a party, (iii) create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income , except for any Lien in favor of the Bank or the Collateral Agent, (iv) liquidate, dissolve, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transaction), any of its assets (whether now owned or hereafter acquired) to any Person, (v) own, lease, manage or otherwise operate any properties or assets other than the ownership of the Pledged Shares, or (vi) make any payment other than in accordance with the provisions of the Loan Documents.

                Section 5.6 PF. Not permit PF to (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any transaction, business or operation other than the ownership of property to be held as investment, or (ii) liquidate, dissolve, merge or consolidate with any Person.

                Section 5.7 CHANGE IN STATE OF RESIDENCE. Not change the state of such Person's principal place of residence (which is currently New
York) without (a) notifying the Bank in writing prior to such change, (b) designating in writing an agent for service of process in the State of New York and notifying the Bank of same, (c) delivering to the Bank the written acceptance of such agent and (d) executing such UCC financing statements as the Bank may reasonably request in connection with the continued perfection of the Bank's security interest in any of the Collateral pursuant to any Loan Document.

                Section 5.8 PARTNERSHIP AGREEMENTS. Not amend, modify, alter, terminate or waive any provision of the Partnership Agreements.

                Section 5.9 NET WORTH. Maintain at all times a minimum Net Worth of $150 million. As used herein, "Net Worth" means the total assets of the Borrowers minus the total liabilities of the Borrowers, all determined in accordance with sound accounting principles.

                Section 5.10    RULE 144 COVENANTS.

                (a) Not sell any securities of the same class or convertible into the same class of securities as the Triarc Collateral, whether or not such securities are pledged hereunder, from the date hereof until the Obligations have been paid in full, and in the event of any such sale consented to by the Bank will furnish the Bank with a copy of any Form 144 filed in respect of such sale. The Borrowers will cause any Person with whom it shall be deemed one "person" for purposes of Rule 144(a)(2) to refrain from selling any securities of the same class or convertible into the same class of securities as the Triarc Collateral, whether or not such securities are pledged hereunder, from the date hereof until the Obligations have been paid in full, all Letters of Credit cancelled, the Guaranty and any Hedging
Agreement terminated and all of the Commitment terminated, and in the event of any such sale consented to by the Bank will furnish the Bank with a copy of any Form 144 filed in respect of such sale.

                (b) Following the occurrence and during the continuance of an Event of Default, cooperate fully with the Bank with respect to any sale by the Bank of any of the Triarc Collateral, including full and complete compliance with all requirements of Rule 144, and will give to the Bank all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 for the complete and unrestricted sale and/or transfer of the Rule 144 Securities.

                Section 5.11 NOTICE OF DELISTING EVENT . A Borrower shall notify the Bank in writing of the occurrence of any Delisting Event not later than 20 Business Days prior to such occurrence.

                                  ARTICLE VI
                               EVENTS OF DEFAULT

                Section 6.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

                (a) NONPAYMENT. Either (i) the Borrowers shall fail to pay any principal of a Loan or any Note when due (whether by scheduled maturity, mandatory prepayment, acceleration, demand or otherwise), or (ii) the Borrowers shall fail to pay any interest on a Loan or any Note or any other amount payable hereunder and such failure shall continue for 3 Business Days, or (iii) a Borrower shall fail to pay any amount pursuant to the Guaranty or any L/C Application when due and such failure shall continue for 3 Business Days; or

                (b) REPRESENTATION OR WARRANTY. Any representation or warranty by any Loan Party made or deemed made herein, in any other Loan Document or in any certificate, document or financial or other statement furnished by a Loan Party pursuant to a Loan Document shall have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

                (c) OTHER DEFAULT. (i) A Borrower shall fail to perform or observe any term or covenant in Section 2.1(d), 2.2(d), 2.4 or 2.13 hereof after any applicable notice and cure period expressly set forth therein, or
(ii) a Borrower shall fail to perform or observe any term or covenant in
Section 5.1 or 5.2 hereof after any applicable notice and cure period expressly set forth therein (if any), or (iii) any Loan Party shall fail to perform or observe any other material term or covenant contained in this Agreement or any other Loan Document, and not referred to in another subsection of this Section 6.1, and such default continues unremedied for a period of 20 days or (iv) a Loan Party shall fail to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and not referred to in clauses (i), (ii) or (iii) of this subsection (c) or in any other subsection of this Section 6.1, and such default continues unremedied for a period of 20 days after the Bank gives notice to either Borrower of same; or

                (d) CROSS-DEFAULT. Any Loan Party (i) shall fail to make any required payment when due in respect of any Indebtedness having a principal or face amount of $10,000,000 or more when due (whether at scheduled maturity or required prepayment or by acceleration, demand, or otherwise); or (ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such contingent obligation to become payable or cash collateral in respect thereof to be demanded; or

                (e) VOLUNTARY PROCEEDINGS. Any Loan Party (i) becomes insolvent, or generally fails to pay, or admits in writing the inability to pay such Loan Party's debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences a proceeding under the bankruptcy laws of any state or of the United States with respect to such Loan Party; or (iii) takes any action to effectuate or authorize any of the foregoing; or

                (f) INVOLUNTARY PROCEEDINGS. (i) Any involuntary bankruptcy proceeding is commenced or filed against any Loan Party or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party's properties, and any such proceeding or petition is not dismissed, or such writ, judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within 90 days after commencement, filing or levy; (ii) any Loan Party admits the material allegations of a petition against such Loan Party in any insolvency proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any insolvency proceeding; or (iii) any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for a substantial portion of such Loan Party's property or business; or

                (g) MONETARY JUDGMENTS; LIENS. One or more final (non-interlocutory) judgments, orders or decrees is entered against any Loan Party or a Lien is filed against property of any Loan Party (other than as contemplated hereby) involving in the aggregate liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same remains unvacated and unstayed pending appeal (if a judgment) or unbonded (if a Lien) for a period of 10 days after the entry thereof; or

                (h) IMPAIRMENT OF SECURITY. Any provision of the Triarc Pledge Agreement, the CP Security Agreement, the NP Security Agreement, the CP Accounts Assignment, the PF Accounts Assignment or any other security document, after delivery thereof pursuant hereto, shall for any reason cease to be valid and binding on or enforceable against any Loan Party that is a party thereto, or such Loan Document ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest; or

                (i) PUBLIC INFORMATION. For so long as the shares of the Triarc Class A Common Stock shall be listed on the New York Stock Exchange or the American Stock Exchange or included for trading on the NASDAQ Stock Market/National Market System, Triarc shall at any time cease to satisfy either of the conditions set forth in paragraph (c) of Rule 144 (unless at such time pursuant to paragraph (k) of Rule 144 the Bank can sell all of the Triarc Class A Common Stock pledged to the Bank); or

                (j) DWG CONTROL. Nelson Peltz shall cease to own directly, beneficially and of record, not less than 66-2/3% of the partnership interests in DWG, or Nelson Peltz and Peter W. May shall cease collectively to own directly, beneficially and of record, 100% of the partnership interests in DWG;

                (k) DEATH OR INCAPACITY. Nelson Peltz shall die or shall cease to have legal capacity;

                (l) HEDGING AGREEMENT. (i) Any "Event of Default" shall occur (if the Bank is not the defaulting party), or (ii) any "Termination Event" shall occur and a Borrower shall fail to make any payment of Termination Compensation as and when due and payable, under a Hedging Agreement; or

                (m) PF CONTROL. Nelson Peltz or Claudia Peltz shall cease to be a general partner of PF.

                Section 6.2 REMEDIES. If any Event of Default occurs, the Bank may:

                (a) declare the aggregate principal amount of the outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, whereupon such Loans, all interest accrued and unpaid thereon, and all other Obligations shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers;

                (b) exercise all rights and remedies available to it hereunder, under any Note, any other Loan Document or applicable law;

                (c) declare all or any of the Commitments to be terminated, whereupon such Commitment(s) shall forthwith terminate;

                (d) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Loan Documents;

                (e) either (x) require that each Borrower pay to the Bank an amount equal to the aggregate Stated Amount of all outstanding Letters of Credit, plus the amount covered by the Guaranty, plus the aggregate amount of Termination Compensation that would be payable at such time under all Hedging Agreements, which amount shall be held by the Bank in a cash collateral account to be established and maintained with the Bank in accordance with
Section 2.13 hereof, is hereby pledged and assigned to the Bank as security for the Obligations and may be applied by the Bank from time to time to pay any of the Obligations, or (y) make payment of all or part of the Stated
Amount of any Letter of Credit to an account at the Bank designated by the Bank for the purpose of future payments to be made to the beneficiary of any Letter of Credit, in which event such payment shall be treated in all respects as a drawing under such Letter of Credit in full compliance therewith (notwithstanding that the beneficiary shall have failed to present all or any of the documents or satisfied all or any of the requirements for a drawing thereunder) and shall result in an L/C Obligation; and

                (f) enforce, as Collateral Agent, all of the Liens and security interests pursuant to the Loan Documents;

PROVIDED, HOWEVER, that (i) upon the occurrence of any event specified in paragraph (c)(i), (f) or (g) of Section 6.1 above (in the case of clause (i) of paragraph (f), after the 90-day period expressly set forth therein), each Commitment shall automatically terminate and the aggregate principal amount of the outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations, including all obligations of a Borrower in respect of any Letter of Credit and the Guaranty and the Termination Compensation then payable under the Hedging Agreements, although contingent and unmatured, shall in each case automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and (ii) in the case of any event specified in paragraph (c)(i) of Section 6.1 above (after the five-day period expressly set forth in Section 2.1(d)(i) or 2.2(d)(i) hereof, as the case may be), and notwithstanding any notice provisions in any other Loan Document, the Collateral Agent may sell all or any part of the Triarc Collateral and the Bank may apply the proceeds of such Collateral to the payment of the Obligations.

                Section 6.3     [Reserved]

                Section 6.4 RIGHTS NOT EXCLUSIVE. The rights provided in this Agreement, the Notes and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                  ARTICLE VII
                                 MISCELLANEOUS

                Section 7.1 AMENDMENT AND WAIVER. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by either Borrower therefrom, shall be effective unless the same shall be in writing and signed by a Vice President or higher level officer of the Bank, and then shall be effective only in the specific instance and for the purpose for which given.

                Section 7.2     COSTS AND EXPENSES.  The Borrowers shall:

                (a) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by the Bank, including, without limitation, the reasonable fees and disbursements of counsel and paralegals, in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Note or any of the other Loan Documents, the review of the Collateral and the consummation of the transactions contemplated hereby;

                (b) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by it, including, without limitation, the fees and disbursements of counsel and paralegals, in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding any of the Loans and any insolvency proceeding or appellate proceeding) under this Agreement, any Note or any other Loan Document or in respect of any of the Collateral; and

                (c) reimburse the Bank within five (5) Business Days after demand for all costs and expenses incurred by the Bank in connection with litigation involving the Triarc Collateral, the Revolving B Collateral or any of the other Collateral, whether related to enforcement thereof or otherwise.

                Section 7.3 JOINT AND SEVERAL OBLIGATIONS. All of the Obligations of the Borrowers hereunder and under each Note and the other Loan Documents are joint and several. The Bank may, in its sole and absolute discretion, enforce the provisions hereof against either of the Borrowers and shall not be required to proceed against both Borrowers jointly or seek payment from the Borrowers ratably. In addition, the Bank may, in its sole and absolute discretion, select the Collateral of any one or more of the Loan Parties for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by the Loan Parties. It is understood and agreed that Nelson Peltz and Peter W. May have agreed between themselves that Nelson Peltz shall have a two-thirds interest, and Peter W. May shall have a one-third interest, in DWG and its assets, and the Bank hereby agrees that in the event the Bank shall sell or otherwise dispose of any of the Triarc Collateral, the Bank shall apply two-thirds of the proceeds of such Triarc Collateral to the Obligations (or hold two-thirds of the Triarc Collateral for the benefit of Nelson Peltz).

                Section 7.4 DEMAND OBLIGATION. Nothing in this Agreement or in any other Loan Document is intended to be an amendment or modification of, or limitation or restriction upon, any provision of the Revolving A Note (including, without limitation, the Borrower's obligation under the Revolving
A Note to pay principal and interest ON DEMAND), and the provisions of the Revolving A Note shall be controlling and fully effective regardless of anything herein to the contrary. The Borrowers hereby acknowledge that the Bank may at any time, in its sole and absolute discretion, demand payment of the Revolving A Note, even if the Borrowers have fully complied with all of the terms and conditions of this Agreement and the other Loan Documents. THE REVOLVING A NOTE AND THE BORROWERS' OBLIGATIONS IN RESPECT THEREOF ARE PAYABLE UPON DEMAND BY THE BANK (IN ITS SOLE AND ABSOLUTE DISCRETION).

                Section 7.5 SET-OFF. If an Event of Default exists, the Bank is authorized to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, the Bank to or for the credit or the account of any Borrower against any and all Obligations owing to the Bank, now or hereafter existing, whether or not the Bank has made demand under this Agreement, any Note or any other Loan Document and although such Obligations may be contingent or unmatured. The Borrowers hereby waive prior notice of such action. The Bank, however, agrees promptly to notify the Borrowers after any such set-off; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off. The rights of the Bank under this Section 7.5 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

                Section 7.6 WAIVER. No failure or delay on the part of the Bank or the Borrowers in exercising any right, power or privilege under this Agreement and no course of dealing between the Borrowers or any other person and the Bank or any other person shall operate as a waiver hereof or thereof.

                Section 7.7     SUCCESSORS AND ASSIGNS.

                (a) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, except that the

Borrowers shall not be entitled to assign or transfer all or any of their rights, benefits or obligations hereunder, except for their death or mental incapacity.

                (b) The Bank may not assign or otherwise transfer any of its rights or obligations under this Agreement except as provided in this Section 7.7(b):

                        (i) Prior to approaching any Eligible Institution for the purpose of assigning a portion of its interest herein or selling a participation in its rights and obligations under this Agreement, the Bank shall discuss with a Borrower the names of such potential participants or assignees. The Bank shall not assign or sell a participation in its rights and obligations under this Agreement to any person unless a Borrower shall have consented thereto (which consent shall not be unreasonably withheld).

                        (ii) The Borrowers shall be given prompt written notice of any grant of any such participation or assignment, which notice shall include (x) the name and jurisdiction of organization of the participant and (y) the amount of such participation or assignment.

                        (iii)   The Bank agrees that:

                                (A) it will not assign an interest in, or sell a participation in, any Commitment and the outstanding Loans thereunder in an amount less than 15% of such Commitment;

                                (B)     it will at all times retain not less
                than 15% of each Commitment and the outstanding Loans thereunder;

                                (C)     it will provide in any assignment or
                participation agreement with any assignee or participant that such assignee or participant may not make a subparticipation or assign any portion of its interest in any Commitment and the outstanding Loans thereunder if, after giving effect to such participation or assignment, such participant or assignee would hold less than 15% of such Commitment and the outstanding Loans thereunder;

                                (D) the Bank will not assign an interest or sell a participation in any Commitment or Loan thereunder to any assignee or participant who would be entitled to receive additional compensation under Section 2.8 at the time of such assignment or sale by the Bank, nor to any assignee or participant who would find it unlawful or impossible to make, maintain or fund its assigned interest or participation in such Loan at a rate based on Adjusted LIBOR as provided in Section 2.9, at the time of such assignment or sale by the Bank;

                                (E) with respect to any matter on which the Bank and any assignee or participant is required to vote or is solicited to consent pursuant to the terms of a participation agreement or an assignment agreement, as the case may be, between the Bank and such person, if the matter to be decided is one that does not require the unanimous consent of all assignees or participants, financial institutions holding 51% of the outstanding Loans under the related Commitments shall decide the issue, provided that such 51% includes the Bank; and

                                (F)     in any participation agreement or
                assignment agreement with any participant or assignee, as the case may be, the Bank will:

                                        (x)     require that any bank organized
                        outside the United States will deliver to the Bank with a copy to either Borrower Internal Revenue Service Form 4224 or 1001, duly completed and signed; and

                                        (y)     provide that each participant or
                        assignee, as the case may be, will agree to be bound by all the terms of this Agreement as if it were a signatory hereto.

                        (iv) The Bank may, in connection with any proposed participation or assignment, disclose to the proposed participant or assignee any information relating to the Borrowers furnished to the Bank by or on behalf of the Borrowers; PROVIDED, that prior to any such disclosure, the proposed participant or assignee shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it from the Bank to the same extent as is required of the Bank.

                         (v) The Bank shall act as agent in connection with any transfer permitted hereunder and the administration of the Loans, and shall remain the holder of the Triarc Collateral and the Revolving B Collateral and act as collateral agent of the Triarc Collateral and the Revolving B Collateral holding the same for its benefit and the benefit of the permitted assignees and participants hereunder. The Borrowers shall not be required to deal with any participant or assignee in connection with the administration of the Loans, and each assignment agreement or participation agreement shall provide that each such assignee or participant shall deal solely with the Bank as agent and not directly with the Borrowers.

                Section 7.8 CONFIDENTIALITY. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrowers and provided to it by the Borrowers in connection with this Agreement, and it shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Bank; PROVIDED FURTHER, HOWEVER, that the Bank may disclose such information: (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the Bank's independent auditors and other professional advisors, all of whom shall have been advised of the confidential nature of such information; and
(E) to proposed assignees or participants in accordance with Section

7.7(b)(iv). It is understood that the financial information to be delivered pursuant to Section 5.1 or any similar financial information delivered prior to the Effective Date shall be deemed to have been identified as confidential by the Borrowers.

                Section 7.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                Section 7.10 SEVERABILITY. Any provision of this Agreement which is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction.

                Section 7.11 NOTICES. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and shall be mailed, telegraphed, telecopied or delivered, if to the Borrowers, to c/o Triarc Companies, Inc., 280 Park Avenue, 41st Floor, New York, New York 10017, Telephone No. (212) 451-3100, Telecopy No.: (212) 451-3216, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York New York 10019. Attention: Neale Albert, Esq., Telecopier No.: (212) 757-3990, Telephone No.: (212) 373-3000; if to the Bank, to it at its address at Bank of America, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255, with copies to Bank of America, N.A., 767 Fifth Avenue, Sixth Floor, New York, New York 10153-0083, Attention: Ms. Jane
R. Heller, Senior Vice President, Telecopier No. (212) 407-5461, Telephone No.
(212) 407-5466, and Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Lawrence S. Goldberg, Esq., Telecopier No. (212) 593-5955, Telephone No. (212) 756-2000; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7.11. Any notice to the Bank by any Borrower or Borrowers shall be binding on all of the Borrowers. The Bank may, and is hereby authorized, in its sole discretion, to act in accordance with the terms hereof upon receipt of any notice, including, without limitation, a Notice of Borrowing, by any Borrower or Borrowers as though such notice had been signed by both of the Borrowers, and all of the rights and remedies of the Bank, and Obligations of the Borrowers, shall be in full force and effect notwithstanding that any Borrower did not execute or consent to such Notice of Borrowing or other notice. All such notices and other communications shall be effective (i) if mailed, when deposited in the mails, (ii) if telegraphed, when delivered to the telegraph company, (iii) if telecopied, upon receipt, or (iv) if delivered, upon delivery, except that notices to the Bank pursuant to Article II hereof shall not be effective until received by the Bank.

                Section 7.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

                Section 7.13 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT
OF OR RELATING TO THIS AGREEMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT,

SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                        (I) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS AGREEMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                        (II) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT, OR DOCUMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                Section 7.14 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                Section 7.15 DELISTING EVENT . Subject to the rights of the Bank to decrease the Revolving A Advance Percentage and the Revolving A Margin Call Percentage under section 2.1(d)(iii) hereof, the occurrence of a Delisting Event shall not in and of itself constitute an Event of Default.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                            /s/ Nelson Peltz
                                            ---------------------------------
                                            Nelson Peltz


                                            /s/ Claudia Peltz
                                            ---------------------------------
                                            Claudia Peltz




                                            BANK OF AMERICA, N.A.


                                            By: /s/ Rosemary T. Vrablic
                                                -----------------------------
                                                Name:  Rosemary T. Vrablic
                                                Title  Senior Vice President

                              AMENDMENT NO. 1 TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


         AMENDMENT NO. 1 (the "AMENDMENT"), dated as of November 20, 2001, to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 2, 2001 (as previously amended, the "CREDIT AGREEMENT"), by and between NELSON PELTZ and CLAUDIA PELTZ (the "BORROWERS"), and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A. (the "BANK").

         WHEREAS, the Borrowers and the Bank have entered into the Third Amended and Restated Credit Agreement, pursuant to which the Bank agreed to make loans (each a "LOAN" and collectively the "LOANS") to the Borrowers in an aggregate principal amount at any time outstanding not to exceed the amounts of the Commitments referred to therein;

         WHEREAS, it was a condition precedent to the making of the Loans by the Bank that, among other things, the Borrowers shall have pledged to the Collateral Agent for the benefit of the Lenders, and granted to the Collateral Agent for the benefit of the Lenders a security interest in, all of the Borrowers' rights in the Partnerships set forth on Schedule I to the Credit Agreement;

         WHEREAS, the Borrowers have requested that the Collateral Agent (i) release its lien on, and security interest in, the partnership interest of Claudia Peltz in Everest Capital Fund, L.P. and Everest Capital Frontier, L.P. (collectively, the "RELEASED COLLATERAL") and (ii) consent to the investment of the proceeds of such Partnerships in Everest Capital Senior Debt, L.P. (the "NEW PARTNERSHIP"), subject to the pledge to the Collateral Agent for the benefit of the Lenders of, and the grant by Claudia Peltz (the "GRANTOR") of a perfected, first priority security interest in favor of the Collateral Agent for the benefit of the Lenders in, the Grantor's interest in the New Partnership; and

         WHEREAS, the Collateral Agent is willing to release its security interest in the Released Collateral, subject to, among other things, the execution and delivery by the Borrowers of an amendment to the Credit Agreement;

         NOW, THEREFORE, the Borrowers and the Bank hereby agree as follows:

         1. DEFINITIONS. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

         2. AMENDMENT TO CREDIT AGREEMENT. Schedule I to the Credit Agreement is hereby amended by replacing Schedule I to the Credit Agreement with Schedule I hereto, which shall be Schedule I to the Credit Agreement for all purposes thereof.

         3. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Bank as follows:

                  (a) CAPACITY. Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Credit Agreement, as amended, and each other Loan Document to which such Borrower is a party.

                  (b) NO VIOLATION. The execution, delivery and performance by such Borrower of this Amendment, and the performance of the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party (i) do not and will not violate any law or any contractual restriction binding on or otherwise affecting such Borrower or any of the properties of such Borrower, except for any violation that could not reasonably be expected to have a Material Adverse Effect, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Bank.

                  (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by such Borrower of this Amendment, or the performance of the Credit Agreement, as amended, or any other Loan Document to which such Borrower is a party.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of this Amendment and the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

                  (e) LITIGATION. There is no material pending or, to such Borrower's knowledge, threatened action, suit or proceeding affecting such Borrower before any court or other Governmental Authority or any arbitrator, which is reasonably likely to have a Material Adverse Effect.

                  (f) BRING-DOWN. (i) The representations and warranties by such Borrower contained in Section 4 of this Amendment and in Article IV of the Credit Agreement, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing.

         4. CONDITIONS. This Amendment shall become effective on the date (the "EFFECTIVE DATE") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Bank:

                  (a) The Bank shall have received the following, each in form and substance satisfactory to the Bank:

                           (i)      this Amendment, duly executed by the
Borrowers;

                           (ii)     the Acknowledgment and Consent,
substantially in the form attached hereto as Exhibit I, duly executed by DWG and PF;

                           (iii)    Amendment No.1 to the CP Security Agreement;

                           (iv)     the Consent and Recognition of the General
Partner of Everest Capital Senior Debt, L.P., duly executed by an authorized agent of Everest Capital Senior Debt, L.P. and a general partner thereof, together with a copy of the New Partnership's organizational document;

                           (v)      the undated Assignment of Partnership
Interest made by Claudia Peltz in respect of her limited partnership interest in the New Partnership;

                           (vi)     a copy of appropriate financing statements
on Form UCC-1, duly filed in such office or offices as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests purported to be created by Amendment No.1 to the CP Security Agreement; and

                           (vii)    certified copies of requests for copies or
information on Form UCC-11, listing all effective financing statements which name Claudia Peltz as debtor and which are filed in the offices required by the Bank, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Bank, shall cover any of the Collateral.

                  (b)      (i) The representations and warranties contained in
Section 3 hereof, in Article IV of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of the Effective Date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the financial condition, properties or prospects of any Loan Party has occurred and is continuing on the Effective Date.

         5. ACKNOWLEDGMENT, WAIVER AND CONSENT. (a) Pursuant to the request of the Borrowers and in accordance with Section 7.1 of the Credit Agreement and Section 12(a) of the CP Security Agreement, the Bank hereby consents to, and waives any noncompliance with Section 5(e) of the CP Security Agreement by reason of the redemption by Claudia Peltz of the partnership interests in Everest Capital Fund L.P. and Everest Capital Frontier, L.P.

                  (b) The waiver set forth in this Section 5 shall be effective only for the specific purpose and in the specific instance described above, and shall not otherwise modify any of the obligations of any Loan Party under the Loan Documents.

         6.       MISCELLANEOUS.

                  (a) CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT. Except as otherwise expressly provided herein, the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment.

                  (b) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (c) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (d) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (e) COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Bank (including, without limitation, the reasonable fees and other client charges of Schulte Roth & Zabel LLP) in connection with the Credit Agreement, this Amendment and the related agreements, instruments and other documents.

                  (f) AMENDMENT AS LOAN DOCUMENT. The Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document." Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (g) WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.



                                     /s/ Nelson Peltz
                                     --------------------------------
                                     NELSON PELTZ


                                     /s/ Claudia Peltz
                                     --------------------------------
                                     CLAUDIA PELTZ



                                     BANK OF AMERICA, N.A.


                                     By: /s/ Rosemary T. Vrablic
                                         ---------------------------------
                                         Name:  Rosemary T. Vrablic
                                         Title  Senior Vice President

                              AMENDMENT NO. 2 TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDMENT NO. 2 (the "AMENDMENT"), dated as of December 31, 2002, to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 2, 2001 (as previously amended, the "CREDIT AGREEMENT"), by and between NELSON PELTZ and CLAUDIA PELTZ (the "BORROWERS"), and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A. (the "BANK").

         The Borrower and the Bank have entered into the Third Amended and Restated Credit Agreement, pursuant to which the Bank has agreed to make certain loans during the period from the Effective Date (as defined in the Credit Agreement) to the Termination Date (currently, January 2, 2003), which loans must be repaid on the Termination Date. The Borrowers have requested that the Bank extend the Termination Date, from January 2, 2003 to April 2, 2003. The Bank is willing to extend the Termination Date to April 2, 2003, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, the Borrowers and the Bank hereby agree as follows:

         1. DEFINITIONS. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of Termination Date in its entirety, and by substituting the following:

                  ""TERMINATION DATE" means April 2, 2003 or, with respect to any Commitment, such earlier date on which such Commitment shall be terminated pursuant to this Agreement."

                  (b) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order therein:


                           ""MAY CREDIT AGREEMENT" means the Third Amended and
                  Restated Credit Agreement dated as of April 2, 2000, as amended by Amendment No. 1 dated as of November 20, 2001, as amended by Amendment No. 2 dated as of September 30, 2002, as amended by Amendment No. 3 dated as of December 31, 2002 and as may further be amended or otherwise modified from time to time, between Peter W. May and Leni May and Bank of America, N.A."

                  (c) Section 7.3 of the Credit Agreement is hereby amended to read as follows:


                           "Section 7.3 JOINT AND SEVERAL OBLIGATIONS. All of
                  the Obligations of the Borrowers hereunder and under each Note and the other Loan Documents are joint and several. The Bank may, in its sole and absolute discretion, enforce the provisions hereof against either of the Borrowers and shall not be required to proceed against both Borrowers jointly or seek payment from the Borrowers ratably. In addition, the Bank may, in its sole and absolute discretion, select the Collateral of any one or more of the Loan Parties for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by the Loan Parties. It is understood and agreed that at the date hereof Nelson Peltz and Peter W. May have agreed between themselves that Nelson Peltz owns two-thirds of the Triarc shares owned by DWG (the "PELTZ INTEREST"), and Peter W. May owns one-third of the Triarc shares owned by DWG (the "MAY INTEREST"). The Bank hereby agrees that if as a result of the occurrence and continuance of an Event of Default (as defined in the May Credit Agreement), the Bank exercises its rights and remedies under the May Credit Agreement, the Bank's recourse and rights with respect to the Triarc Collateral arising from such an Event of Default shall be limited solely to the May Interest; it being understood and agreed that no such Event of Default will give the Bank the right to sell, transfer, dispose of, foreclose on, or take any other action with respect to, the Peltz Interest.

         3. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Bank as follows:

                  (a) CAPACITY. Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Credit Agreement, as amended, and each other Loan Document to which such Borrower is a party.

                  (b) NO VIOLATION. The execution, delivery and performance by such Borrower of this Amendment, and the performance of the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party (i) do not and will not violate any law or any contractual restriction binding on or otherwise affecting such Borrower or any of the properties of such Borrower, except for any violation that could not reasonably be expected to have a Material Adverse Effect, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Bank.

                  (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by such Borrower of this Amendment, or the performance of the Credit Agreement, as amended, or any other Loan Document to which such Borrower is a party.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of this Amendment, the New Notes referred to below and the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

                  (e) LITIGATION. There is no material pending or, to such Borrower's knowledge, threatened action, suit or proceeding affecting such Borrower before any court or other Governmental Authority or any arbitrator, which is reasonably likely to have a Material Adverse Effect.

                  (f) BRING-DOWN. (i) The representations and warranties by such Borrower contained in this Section 4 of this Amendment and in Article IV of the Credit Agreement, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Bank and consented to by the Bank.

         4. CONDITIONS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the
Bank:

                  (a) The Bank shall have received (i) this Amendment, duly executed by the Borrowers, (ii) the Acknowledgment and Consent, substantially in the form attached hereto as Exhibit I, duly executed by DWG,
(iii) the Amended and Restated Revolving A Note, duly executed by the Borrowers, substantially in the form attached hereto as Exhibit II and (iv) the Amended and Restated Revolving B Note, duly executed by the Borrowers, substantially in the form attached hereto as Exhibit III.

                  (b) The (i) the representations and warranties contained in Section 4 hereof, in Article IV of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto on or prior to the Amendment Effective Date are true and correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the financial condition, properties or prospects of any Loan Party has occurred and is continuing on the Amendment Effective Date.

                  (c)      Miscellaneous.

                  (d) REPLACEMENT OF OLD NOTES. (i) Simultaneously with the execution and delivery of this Amendment, the Borrowers are executing and delivering to the Bank (A) the Amended and Restated Revolving A Note dated December 31, 2002 (the "NEW A NOTE "), made by the Borrowers to the order of the Bank and in the original principal amount of $37,500,000 and (B) the Amended and Restated Revolving B Note dated December 31, 2002 (the "NEW B

NOTE" and, together with the New A Note, collectively, the "NEW NOTES"), made by the Borrowers to the order of the Bank and in the original principal amount of $12,500,000. On and after the Amendment Effective Date, the existing Revolving A Note and the existing Revolving B Note (each as defined in the Credit Agreement) (collectively, the "OLD NOTES") shall be amended, superseded and replaced by the New Notes. It is the intention of the Borrowers and the Bank that this Amendment and the substitution of the New Notes for the Old Notes shall not in any way constitute (x) an extinguishment of the indebtedness of the Borrowers under the Old Notes, (y) a release of the Borrowers from such obligations, or (z) a novation of the Old Notes.

                           (ii)     Promptly after the Amendment Effective
Date, the Bank will mark the Old Notes "Canceled and Replaced."

                  (e) CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT. Except as otherwise expressly provided herein, the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, (ii) all references in the other Loan Documents to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment and (iii) all references in the Credit Agreement and in any other Loan Document to "the Revolving A Note" or "the Revolving B Note", "thereto", "thereof", "thereunder" or words of like import referring to any Old Note shall be deemed to be references to the applicable New Note, as such promissory note may be modified or extended from time to time, and any note issued in exchange or replacement therefor. All references in any Loan Document to "Obligations" shall be deemed to include any indebtedness (including, without limitation, principal and interest) under the New Notes.

                  (f) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (g) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (h) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (i) COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Bank (including, without limitation, the reasonable fees and other client charges of Schulte Roth & Zabel LLP) in connection with the Credit Agreement, this Amendment and the related agreements, instruments and other documents.

                  (j) AMENDMENT AS LOAN DOCUMENT. The Borrowers hereby acknowledge and agree that each of this Amendment and the New Notes constitutes a "Loan Document."

Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment or the New Notes shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (k) WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.


                                     /s/ Nelson Peltz
                                     --------------------------------
                                     NELSON PELTZ


                                     /s/ Claudia Peltz
                                     --------------------------------
                                     CLAUDIA PELTZ



                                     BANK OF AMERICA, N.A.


                                     By: /s/ Rosemary T. Vrablic
                                         ---------------------------------
                                         Name:  Rosemary T. Vrablic
                                         Title  Senior Vice President

                              AMENDMENT NO. 3 TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDMENT NO. 3 (the "AMENDMENT"), dated as of April 2, 2003, to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 2, 2001 (as previously amended, the "CREDIT AGREEMENT"), by and between NELSON PELTZ and CLAUDIA PELTZ (the "BORROWERS"), and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A. (the "BANK").

         WHEREAS, the Borrowers and the Bank are parties to the Credit Agreement, pursuant to which the Bank has agreed to make (i) Revolving A Loans to the Borrowers in the aggregate principal amount not to exceed $37,500,000 at any time outstanding and (ii) Revolving B Loans in the aggregate principal amount not to exceed $12,500,000 at any time outstanding;

         WHEREAS, the Borrowers have requested that, among other things, the Bank (i) extend the Termination Date, from April 2, 2003 to May 5, 2005 and
(ii) release its lien on, and security interest in, the partnership interest of Claudia Peltz in Everest Capital Senior Debt, L.P.; and

         WHEREAS, the Borrowers and the Bank are willing to modify the Credit Agreement and other Loan Documents to effect such changes, subject to the other terms and conditions set forth herein.

         NOW, THEREFORE, the Borrowers and the Bank hereby agree as follows:

         1. DEFINITIONS. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended as follows:

                           (i)      The definition of the term "Accounts" is
hereby amended to read as follows:

                           "'ACCOUNTS' means (i) account number 0252601
                  maintained by Claudia Peltz with the Bank and pledged to the Bank pursuant to the CP Accounts Assignment, and (ii) account number and 45-20-025-0320192 maintained by PF with the Bank and pledged to the Bank pursuant to the PF Accounts Assignment."

                           (ii)     The definition of the term "CP Security
Agreement" is hereby deleted in its entirety.

                           (iii)    The definition of the term "DWG
Partnership Agreement" is hereby amended to read as follows:

                           "'DWG PARTNERSHIP AGREEMENT' means the Amended and
                  Restated Agreement of Limited Partnership of DWG, dated November 11, 2002."

                           (iv)     The definition of the term "Guaranteed
Borrower" is hereby deleted in its entirety.

                           (v)      The definition of the term "Guaranteed
Loan" is hereby deleted in its entirety.

                           (vi)     The definition of the term "Guaranty" is
hereby deleted in its entirety.

                           (vii)    The definition of the term "L/C
Outstandings" is hereby amended to read as follows:

                           "'L/C OUTSTANDINGS' means, as at any date of
                  determination thereof, the sum of (a) the aggregate Stated Amount of all Letters of Credit outstanding on such date PLUS (b) the aggregate amount of all unpaid L/C Liabilities on such date, plus (c) the aggregate Termination Compensation that would be payable to the Bank and any of its Affiliates if each Hedging Agreement and all related transactions were terminated on such date."

                           (viii)   The definition of the term "Line Loans" is
hereby deleted in its entirety.

                           (ix)     The definition of the term "Liquid Assets"
is hereby deleted in its entirety.

                           (x)      The definition of the term "Loan
Documents" is hereby amended to read as follows:

                           "'LOAN DOCUMENTS' means this Agreement, the Notes,
                  the Letters of Credit, the L/C Applications, the Triarc Pledge Agreement, the NP Security Agreement, the CP Accounts Assignment, the PF Account Assignment, PF Control Agreement, the NP Pledge Agreement, the Hedging Agreements, and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto."

                           (xi)     The definition of the term "Partnership"
is hereby amended to read as follows:

                           "'PARTNERSHIP' means the limited partnerships and
                  limited liability companies listed on Schedule I hereto (as such Schedule I may be amended from time to time), in which a Borrower has a limited partnership interest or membership interest."

                           (xii)    The definition of the term "Partnership
Security Agreements" is hereby deleted in its entirety.

                           (xiii)   The definition of the term "Pledged
Shares" is hereby amended to read as follows:

                           "'PLEDGED SHARES' means, collectively, the shares
                  of common stock issued by Triarc and pledged by (i) DWG to the Bank pursuant to the Triarc Pledge Agreement and (ii) Nelson Peltz pursuant to the NP Pledge Agreement."

                           (xiv)    Section 1.1 of the Credit Agreement is
hereby amended by adding the following defined term in the appropriate alphabetical order therein:

                           "'NP PLEDGE AGREEMENT' means any Pledge and
                  Security Agreement (as same may be amended or otherwise modified from time to time), with respect to shares of stock of Triarc securing the Obligations."

                           (xv)     The definition of the term "Revolving B
Collateral" is hereby amended to read as follows:

                           "'REVOLVING B COLLATERAL' means the Accounts and
                  Partnership Interests and all other Collateral covered by the Accounts Assignments or the NP Security Agreement."

                           (xvi)    The definition of the term "Termination
Date" is hereby amended to read as follows:

                           "'TERMINATION DATE' means May 5, 2005 or, with
                  respect to any Commitment, such earlier date on which such Commitment shall be terminated pursuant to this Agreement."

                           (xvii)   The definition of the term "Triarc
Collateral" is hereby amended to read as follows:

                           "'TRIARC COLLATERAL' means all of the property
                  (tangible and intangible) purported to be subject to the lien or security interest purported to be created by the Triarc Pledge Agreement and the NP Pledge Agreement."

                           (xviii)  The definition of the term "Triarc
Collateral Value" is hereby amended to read as follows:

                           "'TRIARC COLLATERAL VALUE' means the sum of (i)
                  100% of the Market Value of the Pledged Shares pledged by Nelson Peltz pursuant to the NP Pledge Agreement and (ii) 66.667% of the

                  Market Value of the Pledged Shares pledged by DWG pursuant to the Triarc Pledge Agreement."

                           (xix)    Section 1.1 of the Credit Agreement is
hereby amended by adding the following defined term in the appropriate alphabetical order therein:

                           "TRIARC SHARES' means any shares of capital stock
issued by Triarc."

                  (b) The first paragraph of Article V is hereby amended by deleting the words "the Guaranty," appearing immediately after the words "any Obligation is outstanding,".

                  (c) Section 5.1 is hereby amended by (i) deleting the word "and" at the end of Section 5.1(d) thereof, (ii) redesignating Section 5.1(e) thereof as new Section 5.1(h) thereof, and (iii) adding the following new Sections 5.1(e), 5.1(f) and 5.1(g) therein to read as follows:

                           "(d) within 30 days after they become available, an
                  audited consolidated statement of financial condition of each Partnership as at the end of each fiscal year of such Partnership and the related statement of operations, prepared in accordance with GAAP;

                           (e) Federal tax returns of the Borrowers within 15
                  days of the filing date thereof, but in no event later than October 30 of each calendar year, certified as a true and correct copy thereof by the Borrowers;

                           (f) within 30 days after a Borrower's receipt
                  thereof, a valuation statement, a summary of the investments owned by each Partnership, a statement of the capital account of the Borrowers in such Partnership and a copy of all other reports, financial statements, notices and other information furnished by such Partnership to the Borrowers; and"

                  (d) Each of subsections 5.5(i) and 5.5(v) of the Credit Agreement is hereby amended by deleting the word "the" appearing in each such subsection before the words "Pledged Shares" and substituting therefor the word "its".

                  (e) Section 5.10(a) of the Credit Agreement is hereby amended to read as follows:

                                    "(a) Not sell, transfer or otherwise
                  dispose of any securities of the same class or convertible into the same class of securities as the Triarc Collateral, whether or not such securities are pledged hereunder, from the date hereof until the Obligations have been paid in full. Notwithstanding the foregoing, a Borrower may (i) transfer (each transfer referred to in clauses (A), (B) and (C) below, hereinafter referred to as a "PERMITTED TRANSFER") any Triarc Shares that do not constitute Collateral to (A) a member of a Borrower's immediate family, (B) any charitable institution, or (C) an estate planning vehicle of a Borrower (each transferee described in clauses (A), (B) and (C) above, hereinafter referred to as a "PERMITTED TRANSFEREE"), or (ii) sell any Triarc Shares that do not constitute Collateral, so long as, in the case of any sale or transfer specified in either clause (i) or (ii) above, (I) no Event of Default has occurred and is continuing or will result therefrom and (II) either such Permitted Transfer is a Permitted Charitable Contribution, or for purposes of determining compliance with the volume limitation of Rule 144, (1) the sales or other transfers of the Pledged Shares by the Bank will not be aggregated with such Permitted Transfers and (2) the Borrowers will not permit a Permitted Transferee (other than with respect to a Permitted Charitable Contribution) to subsequently sell or transfer such Triarc Shares if such sale or transfer by such Permitted Transferee will be aggregated with any sales or other transfers of the Pledged Shares by the Bank. If a Borrower engages in a Permitted Transfer or otherwise sells or transfers Triarc Shares with the Bank's written consent, such Borrower will furnish the Bank with a copy of any Form 144 filed in respect of such sale or other transfer. The Borrowers will use their best efforts to cause any Person (other than a Permitted Transferee) with whom it shall be deemed one "person" for purposes of Rule 144(a)(2) to refrain from selling any securities of the same class or convertible into the same class of securities as the Triarc Collateral, whether or not such securities are pledged hereunder, from the date hereof until the Obligations have been paid in full, all Letters of Credit cancelled, any Hedging Agreement terminated and all of the Commitments terminated. As used herein, "PERMITTED CHARITABLE CONTRIBUTION" means any transfer by a Borrower of any Triarc Shares that do not constitute Collateral to any charitable institution, PROVIDED that (y) in any calendar quarter, the aggregate number of such Triarc Shares transferred by Nelson Peltz to charitable institutions shall not exceed 36,750, unless the aggregate number of Triarc Shares transferred by Peter W. May to charitable institutions in such calendar quarter is less than 18,250, in which event Nelson Peltz can so transfer to charitable institutions in such calendar quarter an additional number of such Triarc Shares equal to (1) 18,250 minus (2) the aggregate number of Triarc Shares actually transferred by Peter W. May to charitable institutions in such calendar quarter (it being understood and agreed that in no event during any calendar quarter shall Nelson Peltz transfer to charitable institutions a number of Triarc Shares which, when aggregated with the number of Triarc Shares transferred by Peter W. May in such calendar quarter, exceed 55,000), or
                  (z) the Bank gives its prior written consent to such transfer, which consent shall not be unreasonably withheld."

                  (f) The Credit Agreement is hereby amended by adding the following new Section 5.11 therein to read as follows:

                           "Section 5.12 LIENS. Not create, incur, assume or
                  suffer to exist any Lien (other than the Liens created in favor of the Collateral Agent under any Loan Document) upon or with respect to any of the Triarc Shares owned by a Borrower, whether or not such Triarc Shares are pledged to the Collateral Agent under any Loan Document, whether now owned or hereafter acquired."

                  (g) Section 6.1(a)(iii) of the Credit Agreement is hereby amended by deleting the words "the Guaranty or" appearing immediately after the words "any amount pursuant to".

                  (h) Section 6.1(h) of the Credit Agreement is hereby amended to read as follows:

                           "(h) IMPAIRMENT OF SECURITY. Any provision of the
                  Triarc Pledge Agreement, the NP Security Agreement, the Accounts Assignments or any other security document, after delivery thereof pursuant hereto, shall for any reason cease to be valid and binding on or enforceable against any Loan Party that is a party thereto, or such Loan Document ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest; or"

                  (i) Section 6.2(e) of the Credit Agreement is hereby amended by deleting the words ", plus the amount covered by the Guaranty" appearing immediately after the words "all outstanding Letters of Credit".

                  (j) The proviso to Section 6.2 of the Credit Agreement is hereby amended by deleting the words "and the Guaranty" appearing immediately after the words "in respect of any Letter of Credit".

                  (k) Section 7.3 is hereby amended by (i) (A) redesignating Section 7.3 thereof as new Section 7.3(a), (ii) adding to the last sentence of Section 7.3(a) of the Credit Agreement the words "pledged by DWG" immediately after the words "Triarc Collateral", and (iii) adding the following new Section 7.3(b) therein to read as follows:

                           "(b) Notwithstanding anything to the contrary
                  contained in Section 5.5, Section 5.8 or Section 6.1(j) hereof or in the Triarc Pledge Agreement, the Borrowers may liquidate or dissolve DWG, so long as (i) concurrently with such liquidation or dissolution, the Peltz Interest shall have been transferred (subject to the perfected first priority Lien and security interest of the Bank, securing the Obligations) to Nelson Peltz, (ii) Peter W. May or Nelson Peltz shall have given the Bank at least 30 days' prior written notice of such liquidation or dissolution,
                  (iii) immediately after such liquidation or dissolution, the Bank shall have a perfected, first priority Lien on, and security interest in the Triarc Shares comprising the Peltz Interest, as security for the Obligations, (iv) immediately before and after giving effect to such liquidation or dissolution, no Default or Event of Default shall exist, and (iv) the Bank shall have received on or before the effective date of such liquidation or dissolution the following, each in form and substance satisfactory to the Bank: (A) the NP Pledge Agreement (substantially similar to the Pledge and Security Agreement dated as of April 2, 2003, made by Peter W. May in favor of the Collateral Agent) providing for the pledge of the Triarc Shares comprising the Peltz Interest, duly executed by Nelson Peltz, (B) the original stock certificates, if any, representing 100% of the Triarc Shares comprising the Peltz Interest, (C) four undated stock powers endorsed in blank, with signatures medallion guaranteed, for each stock certificate referred to in clause (B) above, (D) evidence that a financing statement on the Collateral described in the NP Pledge Agreement has been duly filed in such office or offices as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests purported to be created by the NP Pledge Agreement, (E) an opinion of counsel to Nelson Peltz, to the effect that (I) the holding period, for purposes of Rule 144(d) and (k), with respect to the Triarc Shares received by Nelson Peltz in such liquidation commenced when DWG acquired such Triarc Shares,
                  (II) no law or regulation (other than applicable securities laws relating to the offer and sale of securities generally) restricts or limits the sale by Nelson Peltz of the Triarc Shares constituting the Peltz Interest, and (III) the execution and delivery of the NP Pledge Agreement by Nelson Peltz and the performance by Nelson Peltz of the obligations contemplated thereby, do not result in a breach of or default under the certificate of incorporation or by-laws of Triarc, (F) a certificate by Nelson Peltz to the effect that he is not a party to any agreement, instrument or other document that restricts or otherwise limits the sale or other transfer of the Triarc Shares, and (G) an issuer's letter from Triarc (substantially in the form of the issuer's letter issued by Triarc with respect to the Triarc Shares pledged by DWG), with respect to the pledge of Triarc Shares received by Nelson Peltz. The Borrowers agree to pay all reasonable legal fees, costs and expenses incurred by the Bank in connection with the foregoing. Upon the liquidation or dissolution of DWG and the satisfaction of the conditions set forth above, Section 5.5, Section 5.8 and
                  Section 6.1(j) hereof and the Triarc Pledge Agreement shall be of no further force or effect, except for any provision that by its express terms is intended to survive the termination of the Triarc Pledge Agreement, and all references thereto in the Credit Agreement shall be deleted as of such date."

                  (l) Schedule I to the Credit Agreement is hereby amended by replacing Schedule I to the Credit Agreement with Schedule I hereto, which shall be Schedule I to the Credit Agreement for all purposes thereof.

         3. COMMITMENT FEE. On the Amendment Effective Date, the Borrowers shall pay to the Bank a non-refundable commitment fee (the "COMMITMENT FEE") equal to 1/4 of 1% of each of the Revolving A Commitment and the Revolving B Commitment.

         4. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Bank as follows:

                  (a) CAPACITY. Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Credit Agreement, as amended, and each other Loan Document to which such Borrower is a party.

                  (b) NO VIOLATION. The execution, delivery and performance by such Borrower of this Amendment, and the performance of the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party (i) do not and will not violate any law or any contractual restriction binding on or otherwise affecting such Borrower or any of the properties of such Borrower, except for any violation that could not reasonably be expected to have a Material Adverse Effect, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Collateral Agent.

                  (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by such Borrower of this Amendment, or the performance of the Credit Agreement, as amended, or any other Loan Document to which such Borrower is a party.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of this Amendment, the New Notes (as hereinafter defined) and the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

                  (e) LITIGATION. There is no material pending or, to such Borrower's knowledge, threatened action, suit or proceeding affecting such Borrower before any court or other Governmental Authority or any arbitrator, which is reasonably likely to have a Material Adverse Effect.

                  (f) BRING-DOWN. (i) The representations and warranties by such Borrower contained in this Section 4 of this Amendment and in Article IV of the Credit Agreement, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Bank and consented to by the Bank.

         5. CONDITIONS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the
Bank:

                  (a) The Bank shall have received the following documents each in form and substance reasonably satisfactory to the Bank:

                           (i)      this Amendment, duly executed by the
Borrowers;

                           (ii)     the Acknowledgment and Consent,
substantially in the form attached hereto as Exhibit I, duly executed by DWG and PF;

                           (iii)    the Second Amended and Restated Revolving
A Note, dated the Amendment Effective Date, in substantially the form attached hereto as Exhibit II, made by the Borrowers to the order of the Bank and in the original principal amount of $37,500,000 (the "REVOLVING A NOTE");

                           (iv)     the Second Amended and Restated Revolving
B Note, dated the Amendment Effective Date, in substantially the form attached hereto as Exhibit III and made by the Borrowers to the order of the Bank and in the original principal amount of $12,500,000 (the "REVOLVING B NOTE");

                           (v)      UCC Financing Statement Amendment,
amending Schedule A to UCC-1 Financing Statement.

                           (vi)     an opinion, dated the Amendment Effective
Date, of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Borrowers, in form and substance reasonably satisfactory to the Bank and its counsel; and

                           (vii)    such other agreements, instruments,
opinions and other documents as the Bank may reasonably request.

                  (b) The Bank shall have received all fees and other amounts due and payable to the Bank, including, without limitation, the Commitment Fee referred to in Section 3 hereof and all legal fees, costs and expenses of the Bank in connection with the Credit Agreement, this Amendment and the other related agreements and documents

                  (c)      (i) The representations and warranties contained in
Section 4 hereof, in Article IV of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto on or prior to the Amendment Effective Date are true and correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the financial condition, properties or prospects of any Loan Party has occurred and is continuing on the Amendment Effective Date, except as previously disclosed in writing to the Bank and consented to in writing by the Bank.

         6. REPLACEMENT OF OLD NOTE. Simultaneously with the execution and delivery of this Amendment, the Borrowers are executing and delivering to the Bank the Revolving A Note and the Revolving B Note (collectively, the "NEW NOTES"). On and after the Amendment Effective Date, the existing Revolving A Note and Revolving B Note, each dated December 31, 2002, made by the Borrowers to the order of the Bank and in the original principal amount of $37,500,000 and $12,500,000, respectively (the "OLD NOTES"), shall be amended, superseded and replaced by the New Notes. It is the intention of the parties hereto that this Amendment and the substitution of the New Notes for the Old Notes shall not in any way constitute (i) an extinguishment of the indebtedness of the Borrowers under the Old Notes, (ii) a release of the Borrowers from such obligations, or (iii) a novation of the Old Notes. Promptly after delivery of the New Notes, duly executed by the Borrowers to the Bank, the Old Notes, shall each be marked "cancelled" and replaced by the New Notes.

         7. CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT. (a) All references in the Credit Agreement and in any other Credit Document to "the Revolving A Note", "the Revolving B Note", "thereto", "thereof", "thereunder" or words of like import referring to an Old Note shall be deemed to be references to the relevant New Note, as such promissory note may be modified or extended from time to time, and any note issued in exchange or replacement therefor. All references in any Credit Document to "Obligations" shall be deemed to include any indebtedness (including, without limitation, principal and interest) under the New Notes.

                  (b) Except as otherwise expressly provided herein, the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment

         8.       MISCELLANEOUS.

                  (a) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (b) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (d) COSTS AND EXPENSES. The Borrowers agree to pay promptly all reasonable fees, costs and expenses of the Bank (including, without limitation, the reasonable fees and other client charges of Schulte Roth & Zabel LLP) in connection with the Credit Agreement, this Amendment and the related agreements, instruments and other documents.

                  (e) AMENDMENT AS LOAN DOCUMENT. The Borrowers hereby acknowledge and agree that each of this Amendment and the New Notes constitutes a "Loan Document." Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment or the New Notes shall have been untrue, false or misleading in any material respect when made, or
(ii) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (f) WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.


                                     /s/ Nelson Peltz
                                     --------------------------------
                                     NELSON PELTZ


                                     /s/ Claudia Peltz
                                     --------------------------------
                                     CLAUDIA PELTZ



                                     BANK OF AMERICA, N.A.


                                     By: /s/ Rosemary T. Vrablic
                                         ---------------------------------
                                         Name:  Rosemary T. Vrablic
                                         Title  Senior Vice President

                              AMENDMENT NO. 4 TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDMENT NO. 4 (the "AMENDMENT"), dated as of July 23, 2004, to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 2, 2001 (as previously amended, the "CREDIT AGREEMENT"), by and between NELSON PELTZ and CLAUDIA PELTZ (the "BORROWERS"), and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A. (the "BANK").

         WHEREAS, the Borrowers and the Bank have entered into the Third Amended and Restated Credit Agreement, pursuant to which the Bank agreed to make loans and other financial accommodations (each a "LOAN" and collectively the "LOANS") to the Borrowers in an aggregate principal amount at any time outstanding not to exceed the amounts of the Commitments referred to therein;

         WHEREAS, it was a condition precedent to the making of the Loans to the Borrowers pursuant to the Credit Agreement that DWG Acquisition Group, L.P., a Delaware limited partnership of which Peter W. May and Nelson Peltz (collectively, the "GENERAL PARTNERS") are the sole general partners ("DWG"), execute and deliver to the Collateral Agent the Triarc Pledge Agreement, pursuant to which DWG pledged to the Collateral Agent, and granted to the Collateral Agent a security interest in, the outstanding shares (the "TRIARC SHARES") of capital stock issued by Triarc Companies, Inc. (the "ISSUER") from time to time owned by DWG;

         WHEREAS, Nelson Peltz and Peter W. May have agreed between themselves that Nelson Peltz owns approximately two-thirds of the Triarc Shares (the "PELTZ INTEREST") and Peter W. May owns approximately one-third of the Triarc Shares (the "MAY INTEREST"); and

         WHEREAS, (a) the Borrowers have (i) notified the Collateral Agent that pursuant to Section 7.3 of the Credit Agreement, the General Partners intend to liquidate DWG and transfer the Triarc Shares comprising the Peltz Interest to Nelson Peltz and the Triarc Shares comprising the May Interest to Peter W. May and (ii) requested that the Collateral Agent amend certain terms and provisions of the Credit Agreement relating to the liquidation of DWG; and
(b) the Collateral Agent is willing to release its security interest in such Triarc Shares so long as (i) concurrently with the liquidation of DWG, the Peltz Interest shall have been transferred (subject to the perfected, first priority Lien and security interest of the Collateral Agent, securing the Obligations) to Nelson Peltz, (ii) immediately after such liquidation, the Collateral Agent shall have a perfected, first priority Lien on, and security interest in, the Triarc Shares comprising the Peltz Interest (the "PELTZ SHARES"), as security for the Obligations, and (iii) the Borrowers shall have executed and delivered this Amendment to the Credit Agreement;

         NOW, THEREFORE, the Borrowers and the Bank hereby agree as follows:

         1. DEFINITIONS. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the Amendment No. 4 Effective Date and subject to the satisfaction (or due waiver) of the conditions set forth in Section 4 hereof, hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended as follows:

                           (i)      The following definition for "AMENDMENT
NO. 4" is hereby inserted in Section 1.1 of the Credit Agreement in the appropriate place to preserve the alphabetical order of the definitions in such section:

                           "'AMENDMENT NO. 4' means Amendment No. 4 to Third
                  Amendment and Restated Credit Agreement, dated as of July 23, 2004, by and among the Borrowers and the Bank."

                           (ii)     The following definition for "AMENDMENT
NO. 4 EFFECTIVE DATE" is hereby inserted in Section 1.1 of the Credit Agreement in the appropriate place to preserve the alphabetical order of the definitions in such section:

                           "'AMENDMENT NO. 4 EFFECTIVE DATE' means July 23,
                  2004."

                           (iii)    The definition of the term "Loan
Documents" is hereby amended in its entirety to read as follows:

                           "' LOAN DOCUMENTS' means this Agreement, the Notes,
                  the Letters of Credit, the L/C Applications, the NP Security Agreement, the CP Accounts Assignment, the PF Account Assignment, PF Control Agreement, the NP Pledge Agreement, the Hedging Agreements, and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto."

                           (iv)     The definition of "LOAN PARTIES" is hereby
amended in its entirety to read as follows:


                           "'LOAN PARTIES' means (a) the Borrowers and (b)
                  each other Person that, at any time after the Closing Date, becomes a party to this Credit Agreement or any other Loan Document."

                           (v)      The definition of "PARTNERSHIP AGREEMENT"
is hereby amended in its entirety to read as follows:


                           "'PARTNERSHIP AGREEMENT' means, with respect to any
                  Partnership, the operating agreement or partnership agreement (or the equivalent governing documents) of such Partnership."

                           (vi)     The definition of the term "PLEDGED
SHARES" is hereby amended in its entirety to read as follows:

                           "'PLEDGED SHARES' means, collectively, the shares
                  of common stock issued by Triarc and pledged by Nelson Peltz to the Collateral Agent pursuant to the NP Pledge Agreement."

                           (vii)    The definition of the term "TRIARC
COLLATERAL" is hereby amended to read as follows:

                           "'TRIARC COLLATERAL' means all of the property
                  (tangible and intangible) purported to be subject to the lien or security interest purported to be created by the NP Pledge Agreement."

                           (viii)   The definition of the term "TRIARC
COLLATERAL VALUE" is hereby amended to read as follows:

                           "'TRIARC COLLATERAL VALUE' means the sum of 100% of
                  the Market Value of the Pledged Shares pledged by Nelson Peltz pursuant to the NP Pledge Agreement."

                  (b) Section 4.1 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in substitution therefor: "[Intentionally Omitted]".

                  (c) Section 4.2 of the Credit Agreement is hereby amended by deleting therefrom the text ", DWG".

                  (d) Section 4.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Section 4.8 PF PARTNERSHIP AGREEMENT. The
                  Borrowers have delivered to the Bank a true and correct copy of the PF Partnership Agreement, as in effect on the date hereof."

                  (e) Section 4.10(b) of the Credit Agreement is hereby deleted in its entirety.

                  (f) Section 4.13 of the Credit Agreement is hereby amended by deleting the words "a Borrower, PF or DWG" in the last sentence thereof and inserting therein in lieu thereof the words "a Borrower or PF".

                  (g) Section 5.1(c) of the Credit Agreement is hereby amended in its entirety to read as follows:


                           "(c) as soon as available and in any event not more
                  than 90 days after the end of each calendar year, a statement of personal cash flow of the Borrowers for the year then ended and projected cash flow of the Borrowers for the following year, certified by the Borrowers to the best of their knowledge as being true and complete in all material respects; and"

                  (h) Section 5.5 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in substitution therefor: "[Intentionally Omitted]".

                  (i) Section 5.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Section 5.8 PF PARTNERSHIP AGREEMENTS. Not amend,
                  modify, alter, terminate or waive any provision of the PF Partnership Agreement.

                  (j) Section 6.1(h) of the Credit Agreement is hereby amended to read as follows:

                           "(h) IMPAIRMENT OF SECURITY. Any provision of the
                  NP Security Agreement, the Accounts Assignments, the NP Pledge Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason cease to be valid and binding on or enforceable against any Loan Party that is a party thereto, or such Loan Document ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest; or"

                  (k) Section 6.1 of the Credit Agreement is hereby amended by (a) deleting clause (j) thereof and (b) redesignating clause (k) thereof as clause (j).

                  (l) Section 7.3(a) is hereby amended by deleting the last sentence in Section 7.3(a) in its entirety.

         3. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Bank as follows:

                  (a) CAPACITY. Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Credit Agreement, as amended, and each other Loan Document to which such Borrower is a party.

                  (b) NO VIOLATION. The execution, delivery and performance by such Borrower of this Amendment, and the performance of the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party (i) do not and will not violate any law or any contractual restriction binding on or otherwise affecting such Borrower or any of the properties of such Borrower, except for any violation that could not reasonably be expected to have a Material Adverse Effect, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Collateral Agent.

                  (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by such

Borrower of this Amendment, or the performance of the Credit Agreement, as amended, or any other Loan Document to which such Borrower is a party.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of this Amendment and the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

                  (e) LITIGATION. There is no material pending or, to such Borrower's knowledge, threatened action, suit or proceeding affecting such Borrower before any court or other Governmental Authority or any arbitrator, which is reasonably likely to have a Material Adverse Effect.

                  (f) BRING-DOWN. (i) The representations and warranties by such Borrower contained in this Section 3 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Bank and consented to in writing by the Bank.

                  (g) RESIDENCE. The principal residence of each Borrower is 543 Byram Lake Road, Mount Kisco, NY 10549.

         4. CONDITIONS. This Amendment shall become effective on the date (the "AMENDMENT NO. 4 EFFECTIVE DATE") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the
Bank:

                  (a) The Bank shall have received the following documents, each in form and substance satisfactory to the Bank:

                           (i)      this Amendment, duly executed by the
Borrowers;

                           (ii)     NP Pledge Agreement made by Nelson Peltz
in favor of the Bank, together with (A) the original stock certificates representing 100% of the Peltz Shares owned by Nelson Peltz and (B) four undated stock powers executed in blank (each with signature medallion guaranteed) for each stock certificate pledged by Nelson Peltz and other proper instruments of transfer;

                           (iii)    evidence that a financing statement,
naming Nelson Peltz as debtor and the Bank as secured party, describing the Collateral described in the NP Pledge Agreement, has been duly filed in such office or offices as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests purported to be created by the NP Pledge Agreement;

                           (iv)     certified copies of requests for copies or
information on Form UCC-11, listing all effective financing statements which name either Borrower as debtor and which are filed in the offices required by the Bank, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Bank, shall cover any of the Collateral;

                           (v)      the Issuer's Letter, duly executed by
Triarc, with respect to the Peltz Shares pledged by Nelson Peltz;

                           (vi)     a certificate by Nelson Peltz certifying
that (A) DWG has been liquidated or dissolved, (B) the issued and outstanding Triarc Shares allocable to the Peltz Interest have been transferred (subject to the perfected, first priority Lien and security interest of the Bank securing the Obligations) to Nelson, (C) immediately after such transfer, the Bank has a perfected, first priority Lien on, and security interest in, the Triarc Shares comprising the Peltz Interest, as security for the Obligations,
(D) immediately before and after giving effect to such liquidation or dissolution, no Default or Event of Default exists and (E) he is not a party to or otherwise subject to any agreement, instrument or other document that restricts or otherwise limits the sale or other transfer of the Triarc Shares;

                           (vii)    Federal Reserve Forms U-1 provided for in
Regulation U issued by the Board, the statements made in which shall be such, in the opinion of the Bank, as to permit the transactions contemplated hereby in accordance with such Regulation;

                           (viii)   Form 144, duly executed by the Borrowers;

                           (ix)     an opinion, dated the Amendment No. 4
Effective Date, of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Borrowers, in form and substance reasonably satisfactory to the Bank and its counsel; and

                           (x)      such other agreements, instruments,
opinions and other documents as the Bank may reasonably request.

                  (b) (i) The representations and warranties by each Borrower contained in this Section 3 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Bank and consented to in writing by the Bank.

         5.       MISCELLANEOUS.

                  (a) CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT. Except as otherwise expressly provided herein, the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment.

                  (b) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (c) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (d) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (e) COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Bank (including, without limitation, the reasonable fees and other client charges of Schulte Roth & Zabel LLP) in connection with the Credit Agreement, this Amendment and the related agreements, instruments and other documents.

                  (f) AMENDMENT AS LOAN DOCUMENT. The Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document." Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (g) WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.



                                     /s/ Nelson Peltz
                                     --------------------------------
                                     NELSON PELTZ


                                     /s/ Claudia Peltz
                                     --------------------------------
                                     CLAUDIA PELTZ



                                     BANK OF AMERICA, N.A.


                                     By: /s/ Rosemary T. Vrablic
                                         ---------------------------------
                                         Name:  Rosemary T. Vrablic
                                         Title  Senior Vice President

                               OMNIBUS AMENDMENT
                              WAIVER AND RELEASE

                               CREDIT AGREEMENT

         OMNIBUS AMENDMENT, WAIVER AND RELEASE, dated May 5, 2005 (the "AMENDMENT"), to the AMENDED DOCUMENTS (as defined below), by and among NELSON PELTZ and CLAUDIA PELTZ (the "BORROWERS") and BANK OF AMERICA, N.A., a national banking association (the "LENDER").

         WHEREAS, the Borrowers and the Lender are parties to (i) the Third Amended and Restated Credit Agreement, dated as of April 2, 2001 (as previously amended, the "CREDIT AGREEMENT"), among the Borrowers and the Lender, pursuant to which the Lender has agreed to make, during the period from the Effective Date (as defined in the Credit Agreement) to the Termination Date (currently, May 5, 2005), (A) Revolving A Loans to the Borrowers in the aggregate principal amount not to exceed $37,500,000 at any time outstanding and (B) Revolving B Loans in the aggregate principal amount not to exceed $12,500,000 at any time outstanding and (ii) the Pledge and Security Agreement dated as of July 23, 2004 (the "PLEDGE AGREEMENT"; together with the Credit Agreement, collectively, the "AMENDED DOCUMENTS"), made by Nelson Peltz (the "Pledgor") in favor of the Lender, pursuant to which the Pledgor granted to the Lender a perfected, first priority security interest in, and a Lien on, the Pledgor's equity interest in, among other things, the Pledged Shares (as defined in the Credit Agreement), as security for the Obligations (as defined in the Credit Agreement);

         WHEREAS, it was a condition precedent to the making of the Loans by the Lender that, among other things, Peltz Family Limited Partnership ("PLEDGOR"), a Delaware limited partnership and a Loan Party under the Credit Agreement, shall have pledged to the Collateral Agent for the benefit of the Lender, and granted to the Collateral Agent for the benefit of the Lender a security interest in, all of the Pledgor's right, title and interest in account number 45-20-025-0320192 (the "PF ACCOUNT") maintained by the Pledgor with the Lender and the securities held in the PF Account (the "RELEASED SECURITIES"), all as set forth in the Pledge Agreement, dated as of April 2, 2001 (the "PF PLEDGE AGREEMENT"), made by the Pledgor to the Lender;

         WHEREAS, the Borrowers have requested that, among other things, the Lender (i) extend the Termination Date, from May 5, 2005 to August 5, 2005,
(ii) increase the maximum principal amount available under the Revolving A Commitment from $37,500,000 to $43,000,000, (iii) reduce the maximum principal amount available under the Revolving B Commitment from $12,500,000 to $7,000,000, (iv) release its lien on, and security interest in, (A) the number of Class B Pledged Shares necessary to permit Nelson Peltz to make a charitable contribution worth approximately $2,000,000 (the "RELEASED SHARES"), but not to exceed 160,000 Class B Pledged Shares, to the Nelson and Claudia Peltz Family Foundation (the "FOUNDATION"), pursuant to Section 5.10(a) of the Credit Agreement (it being understood and agreed that the portion of the 160,000 Class B Shares not used to make such charitable contribution shall continue to constitute Collateral for the Obligations), and (B) the PF Account and the Released Securities and (v) terminate the PF Pledge Agreement;

         WHEREAS, the Lender is willing to so amend the Amended Documents, release its Lien on and security interest in the PF Account and the Released Securities and terminate the PF Pledge Agreement, subject to and the terms and conditions of this Amendment;

         NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to maintain the Loans, the Borrowers hereby agree with the Lender as follows:


         1. DEFINITIONS. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the Amendment Effective Date and subject to the satisfaction (or due waiver) of the conditions set forth in Section 5 hereof, hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended as follows:

                           (i)      The definition of the term "Accounts" is
hereby amended and restated to read as follows:

                                    ""ACCOUNTS" means (i) account number
                           0252601 maintained by Claudia Peltz with the Bank and pledged to the Bank pursuant to the CP Accounts Assignment, and (ii) such other accounts as may be pledged by the Borrowers to the Banks from time to time."

                           (ii)     The definition of the term "Accounts
Assignments" is hereby deleted in its entirety.

                           (iii)    The definition of the term "Loan
Documents" is hereby amended and restated to read as follows:

                                    ""LOAN DOCUMENTS" means this Agreement,
                           the Notes, the Letters of Credit, the L/C
                           Applications, the NP Security Agreement, the CP Accounts Assignment, the NP Pledge Agreement, the Hedging Agreements, and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto."

                           (iv)     The definition of "PF Control Agreement"
is hereby deleted in its entirety.

                           (v)      The definition of the term "Revolving B
Collateral" is hereby amended and restated to read as follows:

                                    ""REVOLVING B COLLATERAL" means the
                           Accounts and Partnership Interests and all other Collateral covered by the CP Accounts Assignment and the NP Security Agreement.

                           (vi)     The definition of "Termination Date" is
hereby amended and restated to read as follows:

                                    ""TERMINATION DATE" means August 5, 2005
                           or, with respect to any Commitment, such earlier date on which such Commitment shall be terminated pursuant to this Agreement."

                           (vii)    The definition of the term "Revolving A
Commitment" is hereby amended by deleting the reference to "$37,500,000" therein, and by substituting therefor "$43,000,000".

                           (viii)   The definition of the term "Revolving B
Commitment" is hereby amended by deleting the reference to "$12,500,000" therein, and by substituting therefor "$7,000,000".

                  (b) Section 4.2 of the Credit Agreement is hereby amended by deleting therefrom the phrase "PF or".

                  (c) Section 4.7(b) of the Credit Agreement is hereby deleted in its entirety and Section 4.7(a) is hereby redesignated as Section 4.7.

                  (d) Section 4.13 of the Credit Agreement is hereby amended by deleting the phrase "a Borrower or PF" in the last sentence thereof and inserting therein in lieu thereof the phrase "a Borrower".

                  (e) Section 5.1 of the Credit Agreement is hereby amended by (A) deleting clause (d) thereof in its entirety, (B) redesignating clauses (e), (f) and (g) thereof as new clauses (d), (e) and (f) respectively and (C) inserting the word "and" immediately after clause (f) thereof.

                  (f) Section 5.6 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in substitution therefor: "[Intentionally Omitted]".

                  (g) Section 5.8 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in substitution therefor: "[Intentionally Omitted]".

                  (h) Section 6.1(h) of the Credit Agreement is hereby amended and restated to read as follows:

                                    "(h) IMPAIRMENT OF SECURITY. Any provision
                           of the NP Security Agreement, the CP Accounts Assignment, the NP Pledge Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason cease to be valid and binding on or enforceable against any Loan Party that is a party thereto, or such Loan Document ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest; or"

                  (i) Section 6.1 of the Credit Agreement is hereby amended by (A) deleting clause (l) thereof in its entirety and (B) deleting the text "; or" at the end of clause (k) thereof and inserting a period in lieu thereof.

                  (j) SCHEDULES. Schedule I to the Pledge Agreement is hereby amended and restated by replacing Schedule I to the Pledge Agreement with ANNEX A hereto, which shall be Schedule I to the Pledge Agreement for all purposes therein.

         3. WAIVER AND CONSENT. (a) Pursuant to the request by the Borrowers, the Lender and the Collateral Agent hereby consent to, and waive any Default or Event of Default that would otherwise arise under Section 6.1(c) of the Credit Agreement as a result of, any noncompliance with Section 5.10(a) of the Credit Agreement or Section 6(g) of the Pledge Agreement by reason of (i) the release by the Collateral Agent of any lien on or security interest in the Released Shares and (ii) the charitable contribution of the Released Shares (with a fair market value of approximately $2,000,000) by the Pledgor to the Foundation in connection with a Charitable Contribution, which for purposes of Section 5.10 of the Credit Agreement shall be deemed a "Permitted Charitable Contribution", PROVIDED that (A) the Borrowers shall give the Lender written notice promptly after such Permitted Charitable Contribution is consummated and promptly after the Foundation sells or otherwise transfers any of the Released Shares, (B) the Borrowers shall not effect any other transfer of Triarc Shares to any charitable institution during any calendar quarter when the Permitted Charitable Contribution of the Released Shares is consummated, and (C) the number of Triarc Shares that may be transferred during any calendar quarter to a charitable institution in accordance with Section 5.10 shall be further reduced by the number of Triarc Shares sold or otherwise transferred by the Foundation.

                  (b)      The consents and waivers set forth in subsection
(a) above shall cease to be effective and shall have no force or effect to the extent the Released Shares have not been used by the Pledgor to make a Charitable Contribution pursuant to, and in the manner permitted by, Section 5.10(a) of the Credit Agreement on or prior to May 31, 2005.

                  (c) The waivers and consents in this Section 3 shall be effective only in the specific instances and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect. The Collateral

Agent hereby expressly reserves all of its rights and remedies under the Credit Agreement and the other Loan Documents against the Loan Parties.

         4. TERMINATION AND RELEASE. Subject to the conditions set forth in this Amendment, the Collateral Agent hereby agrees as follows:

                  (a) effective as of the date hereof, the Collateral Agent releases all liens on and security interests in the PF Account and all Released Securities, and the PF Pledge Agreement shall be terminated, PROVIDED that (i) such release is without representation, warranty or recourse of any kind, (ii) nothing herein shall affect in any respect the lien of the Collateral Agent on and the security interest of the Collateral Agent in the Pledged Collateral other than the PF Account and Released Securities and (iii) the Borrowers are otherwise in compliance with the requirements set forth in
Section 2.2(d) of the Credit Agreement;

                  (b) effective as of the date specified in the letter from the Lender to the American Stock Transfer and Trust Company with respect to stock certificate number TCB 2850, representing 346,000 shares of Class B common stock of Triarc, the Collateral Agent releases any lien on and security interest in the Released Shares, PROVIDED that (i) such release is without representation, warranty or recourse of any kind, (ii) nothing herein shall affect in any respect the lien of the Collateral Agent on and the security interest of the Collateral Agent in the Pledged Collateral other than the Released Shares, (iii) the Released Shares shall have an approximate market value of $2,000,000 and in no event shall the Released Shares exceed 160,000 of Class B Triarc Shares, and (iv) the Borrowers are otherwise in compliance with the requirements set forth in Section 5.10(a) of the Credit Agreement relating to the sale or other transfer of securities owned by the Borrowers; and

                  (c) subject to the terms and conditions in this Amendment, the Collateral Agent will, at the request of the Pledgor, execute such additional instruments and other writings, and take such other actions, as the Pledgor may reasonably request to effect or evidence, to the extent set forth herein, the termination of the lien and security interest of the Collateral Agent in the Released Shares, the PF Account and Released Securities, but at the sole cost and expense of the Borrowers and without representation, warranty or recourse of any kind to the Collateral Agent or the Lender.

         5. COMMITMENT FEE. On the Amendment Effective Date, the Borrowers shall pay to the Lender a non-refundable commitment fee (the "COMMITMENT FEE") equal to $55,312.50, which shall be deemed fully earned when paid.

         6. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Lender as follows:

                  (a) CAPACITY. Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Amended Documents, as amended, the New Notes and each other Loan Document to which such Borrower is a party.

                  (b) NO VIOLATION. The execution, delivery and performance by such Borrower of this Amendment, and the performance of the Amended Documents, as amended hereby, the New Notes and each other Loan Document to which such Borrower is a party (i) do not and will not violate any law or any contractual restriction binding on or otherwise affecting such Borrower or any of the properties of such Borrower, except for any violation that could not reasonably be expected to have a Material Adverse Effect, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Collateral Agent.

                  (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by such Borrower of this Amendment, or the performance of the Amended Documents, as amended, the New Notes or any other Loan Document to which such Borrower is a party.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of this Amendment and the Amended Documents, as amended hereby, the New Notes and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

                  (e) LITIGATION. There is no material pending or, to such Borrower's knowledge, threatened action, suit or proceeding affecting such Borrower before any court or other Governmental Authority or any arbitrator, which is reasonably likely to have a Material Adverse Effect.

                  (f) BRING-DOWN. (i) The representations and warranties by such Borrower contained in this Section 6 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Lender and consented to in writing by the Lender.

                  (g) RESIDENCE. The principal residence of each Borrower is 543 Byram Lake Road, Mount Kisco, NY 10549.

         7. CONDITIONS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the
Lender:

                  (a) The Lender shall have received the following documents, each in form and substance satisfactory to the Lender:

                           (i)      this Amendment, duly executed by the
Borrowers;

                           (ii)     the Third Amended and Restated Revolving A
Note, dated the Amendment Effective Date, in substantially the form attached hereto as Annex B, made by the Borrowers to the order of the Lender and in the original principal amount of $43,000,000 (the "REVOLVING A NOTE");

                           (iii)    the Third Amended and Restated Revolving B
Note, dated the Amendment Effective Date, in substantially the form attached hereto as Annex C and made by the Borrowers to the order of the Lender and in the original principal amount of $7,000,000 (the "REVOLVING B NOTE"; together with the Revolving A Note, collectively, the "NEW NOTES"); and

                           (iv)     such other agreements, instruments,
opinions and other documents as the Lender may reasonably request.

                  (b) The Lender shall have received a prepayment of the Revolving B Loans required such that, after giving effect to this Amendment and such prepayment, the aggregate principal amount of the Revolving B Loans, the L/C Outstandings and accrued interest and unpaid commitment fee thereon does not exceed the amount equal to the Revolving B Advance Value.

                  (c) The Lender shall have received all fees and other amounts due and payable to the Lender, including, without limitation, the Commitment Fee referred to in Section 5 hereof and all legal fees, costs and expenses of the Lender in connection with the Credit Agreement, this Amendment and the other related agreements and documents.

                  (d) (i) The representations and warranties by each Borrower contained in this Section 6 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Lender and consented to in writing by the Lender.

         8. REPLACEMENT OF OLD NOTE; CONTINUED EFFECTIVENESS OF AMENDED DOCUMENTS. (a) Simultaneously with the execution and delivery of this Amendment, the Borrowers are executing and delivering to the Lender the New Notes. On and after the Amendment Effective Date, the existing Revolving A Note and Revolving B Note, each dated April 2, 2003, made by the Borrowers to the order of the Lender and in the original principal amount of $37,500,000 and $12,500,000, respectively (the "OLD NOTES"), shall be amended, superseded and replaced by the New Notes. It is the intention of the parties hereto that this Amendment and the substitution of the New Notes for the Old Notes shall not in any way constitute (i) an extinguishment of the indebtedness of the Borrowers under the Old Notes, (ii) a release of the Borrowers from such obligations, or (iii) a novation of the Old Notes. Promptly after delivery of the New Notes, duly executed by the Borrowers to the Lender, the Old Notes, shall each be marked "cancelled" and replaced by the New Notes, provided, that the Borrowers shall pay any unpaid interest on the Old Notes accrued through the date of the New Notes on or before June 1, 2005.

                  (b) All references in the Credit Agreement and in any other Loan Document to "the Revolving A Note", "the Revolving B Note", "thereto", "thereof", "thereunder" or words of like import referring to an Old Note shall be deemed to be references to the relevant New Note, as such promissory note may be modified or extended from time to time, and any note issued in exchange or replacement therefor. All references in any Loan Document to "Obligations" shall be deemed to include any indebtedness (including, without limitation, principal and interest) under the New Notes.

                  (c) Except as otherwise expressly provided herein, the Amended Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Amended Documents to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Amended Documents shall mean the Amended Documents as amended by this Amendment, and (ii) all references in the other Loan Documents to which the Borrower is a party to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement, as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Amended Documents, under any other Loan Document or under any other document, nor constitute a waiver of any provision of the Amended Documents.

         9.       MISCELLANEOUS.

                  (a) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (b) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (d) COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Lender (including, without limitation, the reasonable fees and other client charges of Schulte Roth & Zabel LLP) in connection with the Credit Agreement, this Amendment and the related agreements, instruments and other documents.

                  (e) AMENDMENT AS LOAN DOCUMENT. The Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document." Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (f) WAIVER OF JURY TRIAL. THE BORROWERS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.




                                     /s/ Nelson Peltz
                                     --------------------------------
                                     NELSON PELTZ


                                     /s/ Claudia Peltz
                                     --------------------------------
                                     CLAUDIA PELTZ



                                     BANK OF AMERICA, N.A.


                                     By: /s/ Rosemary T. Vrablic
                                         ---------------------------------
                                         Name:  Rosemary T. Vrablic
                                         Title  Senior Vice President

                        AMENDMENT NO. 6 TO THIRD AMENDED
                          AND RESTATED CREDIT AGREEMENT

         AMENDMENT NO. 6, dated as of August 5, 2005 (the "AMENDMENT"), to the Credit Agreement (as defined below), by and among NELSON PELTZ and CLAUDIA PELTZ (the "BORROWERS") and BANK OF AMERICA, N.A., a national banking association (the "LENDER").

         WHEREAS, the Borrowers and the Lender are parties to the Third Amended and Restated Credit Agreement, dated as of April 2, 2001 (as previously amended, the "CREDIT AGREEMENT"), among the Borrowers and the Lender, pursuant to which the Lender has agreed to make, during the period from the Effective Date (as defined in the Credit Agreement) to the Termination Date (currently, August 5, 2005), (A) Revolving A Loans to the Borrowers in the aggregate principal amount not to exceed $43,000,000 at any time outstanding and (B) Revolving B Loans in the aggregate principal amount not to exceed $7,000,000 at any time outstanding;

         WHEREAS, the Borrowers have requested that, among other things, the Lender (i) extend the Termination Date, from August 5, 2005 to August 5, 2007,
(ii) increase the maximum number of Triarc Shares that may be transferred to charitable institutions pursuant to Section 5.10(a) of the Credit Agreement,
(iv) release its lien on, and security interest in account number 0252601 (the "CP ACCOUNT") and (v) terminate the CP Accounts Assignment;

         WHEREAS, the Lender is willing to so amend the Amended Documents, release its Lien on and security interest in CP Account and terminate the CP Accounts Assignment, subject to and the terms and conditions of this Amendment;

         NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to maintain the Loans, the Borrowers hereby agree with the Lender as follows:


         1. DEFINITIONS. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the Amendment Effective Date and subject to the satisfaction (or due waiver) of the conditions set forth in Section 5 hereof, hereby amended as follows:

                 (a) Section 1.1 of the Credit Agreement is hereby amended as follows:

                           (i)      The definition of the term "Accounts" is
hereby amended and restated to read as follows:

                                    ""ACCOUNTS" means any accounts pledged by
                           the Borrowers to the Banks from time to time."

                           (ii)     The definition of the term "CP Accounts
Assignment" is hereby deleted in its entirety.

                           (iii)    The definition of the term "Investments"
is hereby deleted in its entirety.

                           (iv)     The definition of the term "Loan
Documents" is hereby amended and restated to read as follows:

                                    ""LOAN DOCUMENTS" means this Agreement,
                           the Notes, the Letters of Credit, the L/C
                           Applications, the NP Security Agreement, the NP Pledge Agreement, the Hedging Agreements, and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto."

                           (v)      The definition of "Partnership Interest"
is hereby amended and restated in its entirety to read as follows:

                                    ""PARTNERSHIP INTERESTS" means each
                           Borrower's rights in and to each Partnership, including such Borrower's rights under the Partnership Agreement of each Partnership, in which such Borrower has an interest."

                           (vi)     The definition of the term "Revolving B
Collateral" is hereby amended and restated to read as follows:

                                    ""REVOLVING B COLLATERAL" means the
                           Accounts and Partnership Interests and all other Collateral covered by the NP Security Agreement.

                           (vii)    The definition of "Termination Date" is
hereby amended and restated to read as follows:

                                    ""TERMINATION DATE" means August 5, 2007
                           or, with respect to any Commitment, such earlier date on which such Commitment shall be terminated pursuant to this Agreement."

                  (b) Section 5.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(a) (i) within 120 days after the end of
                           each calendar year annual financial statements of the Borrowers, in form and substance reasonably satisfactory to the Bank, and including, without limitation, statement of cash flow for the year then ended and projected cash flow of the Borrowers for the following year, a list of all assets and liabilities, a summary of the Borrowers' sources and uses of cash during such year, a summary of all debt service of the Borrowers during such year, and a summary of all material contractual contingent liabilities of the Borrowers as of such date (which financial statements shall in any event identify all joint or co- owners of any assets), all certified by the Borrowers or their authorized agent (A) as fairly presenting in all material respects the financial condition of the Borrowers as at said date, and (B) having been prepared in accordance with sound accounting principles applied on a basis consistent with the March 31, 2005 financial statements delivered to the Bank;"

                                    (ii) simultaneously with the delivery of the
                           financial statements required by paragraph (i)) above, a certificate of the Borrowers, stating that they have reviewed the provisions of this Agreement and the other Loan Documents and that they have no knowledge of the existence during such period of any Default, or, if a Default existed, describing the nature and period of existence thereof and the action the Borrowers propose to take with respect thereto;"

                  (c) Subsection 5.1(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                            "(i) a letter showing which assets
                           each Borrower owns individually, which assets are owned by the other Borrower individually and which assets are owned jointly by the Borrowers. Such assets shall be valued on a basis consistent with that used in the preparation of the March 31, 2005 statement of assets and liabilities; and"

                  (d) Section 5.10(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting in lieu thereof the following new sentence:

                           "As used herein, "PERMITTED CHARITABLE CONTRIBUTION" means any transfer by a Borrower of any Triarc Shares that do not constitute Collateral to any charitable institution, PROVIDED that (y) in any calendar quarter, the aggregate number of such Triarc Shares transferred by Nelson Peltz to charitable institutions shall not exceed 90,000, unless the aggregate number of Triarc Shares transferred by Peter W. May to charitable institutions in such calendar quarter is less than 45,000, in which event Nelson Peltz can so transfer to charitable institutions in such calendar quarter an additional number of such Triarc Shares equal to (1) 45,000 minus (2) the aggregate number of Triarc Shares actually transferred by Peter W. May to charitable institutions in such calendar quarter (it being understood and agreed that in no event during any calendar quarter shall Nelson Peltz transfer to charitable institutions a number of Triarc Shares which, when aggregated with the number of Triarc Shares transferred by

                           Peter W. May in such calendar quarter, exceed 135,000), or (z) the Bank gives its prior written consent to such transfer, which consent shall not be unreasonably withheld."

                  (e) Section 6.1(h) of the Credit Agreement is hereby amended and restated to read as follows:

                                    "(h) IMPAIRMENT OF SECURITY. Any provision
                           of the NP Security Agreement, the NP Pledge
                           Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason cease to be valid and binding on or enforceable against any Loan Party that is a party thereto, or such Loan Document ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest; or"

                  (f) Section 6.2 of the Credit Agreement is hereby amended by adding the following new sentence at the end of such Section:

                           "In addition, if any Event of Default occurs, the Bank shall have the rights, powers and remedies available under any other Loan Documents, instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity."

         3. TERMINATION AND RELEASE. Subject to the conditions set forth in this Amendment, the Collateral Agent hereby agrees as follows:

                  (a) effective as of the date hereof, the Collateral Agent releases all liens on and security interests in the CP Account and the CP Accounts Assignment shall be terminated, PROVIDED that (i) such release is without representation, warranty or recourse of any kind, (ii) nothing herein shall affect in any respect the lien of the Collateral Agent on and the security interest of the Collateral Agent in the Pledged Collateral other than the CP Account and (iii) the Borrowers are otherwise in compliance with the requirements set forth in Section 2.2(d) of the Credit Agreement; and

                  (b) subject to the terms and conditions in this Amendment, the Collateral Agent will, at the request of the Borrowers, execute such additional instruments and other writings, and take such other actions, as the Borrowers may reasonably request to effect or evidence, to the extent set forth herein, the termination of the lien and security interest of the Collateral Agent in the CP Account, but at the sole cost and expense of the Borrowers and without representation, warranty or recourse of any kind to the Collateral Agent or the Lender.

         4. COMMITMENT FEES. The Borrowers shall pay to the Bank a non-refundable annual commitment fee equal to 1/4% of each of the Revolving A Commitment and the Revolving B

Commitment (each such commitment fee, a "COMMITMENT FEE"), each of which such annual Commitment Fee shall be (A) deemed fully earned on the Amendment Effective Date and the first anniversary thereof, as applicable, and (B) payable in four equal quarterly installments, commencing on each of September 30, 2005 and September 30, 2006, as applicable, and on December 30, March 30 and June 30 occurring thereafter.

         5. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Lender as follows:

                  (a) CAPACITY. Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Credit Agreement, as amended, and each other Loan Document to which such Borrower is a party.

                  (b) NO VIOLATION. The execution, delivery and performance by such Borrower of this Amendment, and the performance of the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party (i) do not and will not violate any law or any contractual restriction binding on or otherwise affecting such Borrower or any of the properties of such Borrower, except for any violation that could not reasonably be expected to have a Material Adverse Effect, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Collateral Agent.

                  (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by such Borrower of this Amendment, or the performance of the Credit Agreement, as amended, or any other Loan Document to which such Borrower is a party.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of this Amendment and the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

                  (e) LITIGATION. There is no material pending or, to such Borrower's knowledge, threatened action, suit or proceeding affecting such Borrower before any court or other Governmental Authority or any arbitrator, which is reasonably likely to have a Material Adverse Effect.

                  (f) BRING-DOWN. (i) The representations and warranties by such Borrower contained in this Section 6 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Lender and consented to in writing by the Lender.

                  (g) RESIDENCE. The principal residence of each Borrower is 543 Byram Lake Road, Mount Kisco, NY 10549.

         6. CONDITIONS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the
Lender:

                  (a) The Lender shall have received the following documents, each in form and substance satisfactory to the Lender:

                           (i)      this Amendment, duly executed by the
Borrowers; and

                           (ii)     such other agreements, instruments,
opinions and other documents as the Lender may reasonably request.

                  (b) The Lender shall have received all fees and other amounts due and payable to the Lender, including, without limitation, the Commitment Fee referred to in Section 5 hereof and all legal fees, costs and expenses of the Lender in connection with the Credit Agreement, this Amendment and the other related agreements and documents.

                  (c) (i) The representations and warranties by each Borrower contained in this Section 6 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Lender and consented to in writing by the Lender.

         7. CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which a Borrower is a party to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement, as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement, under any other Loan Document or under any other document, nor constitute a waiver of any provision of the Credit Agreement.

         8.       MISCELLANEOUS.

                  (a) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (b) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (d) COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Lender (including, without limitation, the reasonable fees and other client charges of Schulte Roth & Zabel LLP) in connection with the Credit Agreement, this Amendment and the related agreements, instruments and other documents.

                  (e) AMENDMENT AS LOAN DOCUMENT. The Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document." Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (f) WAIVER OF JURY TRIAL. THE BORROWERS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.



                                     /s/ Nelson Peltz
                                     --------------------------------
                                     NELSON PELTZ


                                     /s/ Claudia Peltz
                                     --------------------------------
                                     CLAUDIA PELTZ



                                     BANK OF AMERICA, N.A.


                                     By: /s/ Rosemary T. Vrablic
                                         ---------------------------------
                                         Name:  Rosemary T. Vrablic
                                         Title  Senior Vice President

                       AMENDMENT NO. 7 TO THIRD AMENDED
                         AND RESTATED CREDIT AGREEMENT

         AMENDMENT NO. 7, dated as of November 2, 2005 (the "AMENDMENT"), to the Credit Agreement (as defined below), by and among NELSON PELTZ and CLAUDIA PELTZ (the "BORROWERS") and BANK OF AMERICA, N.A., a national banking association (the "LENDER").

         WHEREAS, the Borrowers and the Lender are parties to the Third Amended and Restated Credit Agreement, dated as of April 2, 2001 (as previously amended, the "CREDIT AGREEMENT"), among the Borrowers and the Lender, pursuant to which the Lender has agreed to make, during the period from the Effective Date (as defined in the Credit Agreement) to the Termination Date, (a) Revolving A Loans to the Borrowers in the aggregate principal amount not to exceed $43,000,000 at any time outstanding and (b) Revolving B Loans in the aggregate principal amount not to exceed $7,000,000 at any time outstanding;

         WHEREAS, the Borrowers and the Lender are entering into a new Credit Agreement, dated as of the date hereof (the "2005 CREDIT AGREEMENT"), with the Lender, pursuant to which the Lender has agreed to make advanceable term loans to the Borrowers in the aggregate principal amount not to exceed $25,000,000; and

         WHEREAS, the Lender is willing to make such advanceable term loans, subject to (a) the amendment of the Credit Agreement to provide that any Event of Default under the 2005 Credit Agreement shall constitute an Event of Default hereunder, (b) any collateral securing the obligations of the Borrowers under the Credit Agreement and other Loan Documents referred to therein will also secure the obligations of the Borrowers under the 2005 Credit Agreement and the "Loan Documents" referred to therein, and (c) the other terms and conditions set forth herein;

         NOW, THEREFORE, the Borrowers and the Lender hereby agree as follows:

         1. DEFINITIONS. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order, to read as follows:

                  "'2005 CREDIT AGREEMENT" means the Credit Agreement, dated as of November 2, 2005, as amended, supplemented or otherwise modified from time to time, between the Lender and the Borrowers."

                  "'2005 LOAN DOCUMENTS" means the "Loan Documents" as such term is defined in the 2005 Credit Agreement."

                  "2005 OBLIGATIONS" has the meaning given to the term "Obligations" in the 2005 Credit Agreement.

                  "'2005 SECURITY DOCUMENTS" means the Trian Fund Management Letter Agreement, the Trian Letter Agreement, the Trian Parallel Fund Letter Agreement, the Trian Partners GP Letter Agreement, the NP Trian Security Agreement, the Ocean View Trian Security Agreement, the PF Trian Security Agreement, the Peltz Trust Trian Security Agreement, and all other instruments, agreements and other documents executed and delivered pursuant thereto or the 2005 Credit Agreement."

                  (b) Section 1.1 of the Credit Agreement is hereby amended as follows:

                           (i)      The definition of the "Collateral" is
hereby amended and restated in its entirety to read as follows:

                  ""COLLATERAL" means all of the property (tangible and intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document previously, heretofore or hereafter executed by any Person as security for all or any part of the Obligations, including, without limitation, the collateral securing the obligations under the 2005 Security Documents."

                           (ii)     The definition of "Loan Documents" is
hereby amended and restated in its entirety to read as follows:

                  ""LOAN DOCUMENTS" means this Agreement, the Notes, the 2005 Credit Agreement, the other 2005 Loan Documents, the Letters of Credit, the L/C Applications, the NP Security Agreement, the NP Pledge Agreement, the Hedging Agreements and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto."

                  (c) Article I of the Credit Agreement is hereby amended by inserting a new Section 1.4, to read in its entirety as set forth below:

                  "Section 1.4 TERMS IN 2005 CREDIT AGREEMENT. Except as otherwise expressly provided herein, each term set forth below shall have the meaning assigned to it in the 2005 Credit Agreement: "Trian Fund Management Letter Agreement", "Trian Partners GP Letter Agreement", "Trian Letter Agreement", Trian Parallel Fund Letter Agreement", "NP Trian Security Agreement", "Ocean View Trian Security Agreement", "PF Trian Security Agreement" and "Peltz Trust Trian Security Agreement". Notwithstanding the foregoing, if the obligations under the 2005

         Credit Agreement have been paid in full and the 2005 Credit Agreement shall terminate, each term set forth above shall have the meaning assigned to it immediately prior to the repayment of the obligations under the 2005 Credit Agreement."

                 (d) Section 5.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(a) Not sell, transfer or otherwise
                           dispose of any securities of the same class or convertible into the same class of securities as the Triarc Collateral, whether or not such securities are pledged hereunder, from the date hereof until the Obligations have been paid in full. The foregoing restrictions shall not apply after (x) the payment in full of all Obligations related to the Revolving A Commitment, (y) the termination of the Revolving A Commitment and (z) the satisfaction of all conditions for the release of Excess Triarc Shares (as defined in the 2005 Credit Agreement) under SECTION 7.16 of the 2005 Credit Agreement. Notwithstanding the first sentence of this SECTION 5.10, a Borrower may (i) transfer (each transfer referred to in clauses (A), (B) and (C) below, hereinafter referred to as a "PERMITTED TRANSFER") any Triarc Shares that do not constitute Collateral to (A) a member of a Borrower's immediate family, (B) any charitable institution, or (C) an estate planning vehicle of a Borrower (each transferee described in clauses (A), (B) and (C) above, hereinafter referred to as a "PERMITTED TRANSFEREE"), or (ii) sell any Triarc Shares that do not constitute Collateral, so long as, in the case of any sale or transfer specified in either clause (i) or (ii) above, (I) no Event of Default has occurred and is continuing or will result therefrom and (II) either such Permitted Transfer is a Permitted Charitable Contribution, or for purposes of determining compliance with the volume limitation of Rule 144, (1) the sales or other transfers of the Pledged Shares by the Bank will not be aggregated with such Permitted Transfers and (2) the Borrowers will not permit a Permitted Transferee (other than with respect to a Permitted Charitable Contribution) to subsequently sell or transfer such Triarc Shares if such sale or transfer by such Permitted Transferee will be aggregated with any sales or other transfers of the Pledged Shares by the Bank. If a Borrower engages in a Permitted Transfer or otherwise sells or transfers Triarc Shares with the Bank's written consent, such Borrower will furnish the Bank with a copy of any Form 144 filed in respect of such sale or other transfer. The Borrowers will use their best efforts to cause any Person (other than a Permitted Transferee) with whom it shall be deemed one "person" for purposes of Rule 144(a)(2) to refrain from selling any securities of the same class or convertible into the same class of securities as the Triarc Collateral, whether or not such securities are pledged hereunder, from the date hereof until the Obligations have been paid in full, all Letters of Credit cancelled, any Hedging Agreement terminated and all of the Commitments terminated. As used herein, "PERMITTED CHARITABLE CONTRIBUTION" means any transfer by a Borrower of any Triarc Shares that do not constitute Collateral to any charitable institution, PROVIDED that (y) in any calendar quarter, the aggregate number of such Triarc Shares transferred by Nelson Peltz to charitable institutions shall not exceed 90,000, unless the aggregate number of Triarc Shares transferred by Peter W. May to charitable institutions in such calendar quarter is less than 45,000, in which event Nelson Peltz can so transfer to charitable institutions in such calendar quarter an additional number of such Triarc Shares equal to
                           (1) 45,000 minus (2) the aggregate number of Triarc Shares actually transferred by Peter W. May to charitable institutions in such calendar quarter (it being understood and agreed that in no event during any calendar quarter shall Nelson Peltz transfer to charitable institutions a number of Triarc Shares which, when aggregated with the number of Triarc Shares transferred by Peter W. May in such calendar quarter, exceed 135,000), or (z) the Bank gives its prior written consent to such transfer, which consent shall not be unreasonably withheld."

                  (e) Section 5.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "Section 5.12. LIENS. Not create, incur,
                           assume or suffer to exist any Lien (other than the Liens created in favor of the Collateral Agent under any Loan Document) upon or with respect to any of the Triarc Shares (of any class or series and regardless of whether restricted) owned by a Borrower (including any options, warrants or other rights convertible into or exchangeable for Triarc Shares), whether or not such Triarc Shares (or related rights) are pledged to the Collateral Agent under any Loan Document, whether now owned or hereafter acquired. The foregoing restrictions shall not apply after (x) the payment in full of all Obligations related to the Revolving A Commitment, (y) the termination of the Revolving A Commitment and (z) all conditions for the release of Excess Triarc Shares (as defined in the 2005 Credit Agreement) under SECTION 7.16 the 2005 Credit Agreement have been met."

                  (f) Section 6.1(h) of the Credit Agreement is hereby amended and restated to read as follows:

                                    "(h) IMPAIRMENT OF SECURITY. Any provision
                           of any Loan Document, after delivery thereof pursuant hereto or the 2005

                           Credit Agreement, shall for any reason cease to be valid and binding on or enforceable against any Loan Party that is a party thereto, or such Loan Document ceases to create a valid security interest in the collateral purported to be covered thereby or such security interest ceases for any reason to be a perfected and first priority security interest; or"

                  (g) Section 6.1(j) of the Credit Agreement is hereby amended by adding "or" at the end thereof, after the semi-colon.

                  (h) Section 6.1(k) of the Credit Agreement is hereby amended by deleting the period at the end thereof and by substituting therefor the following: "; or".

                  (i) Section 6.1 of the Credit Agreement is hereby amended by adding a new subsection (l), to read in its entirety as follows:

                           "(l) 2005 CREDIT AGREEMENT. Any "Event of Default"
                  (as defined in the 2005 Credit Agreement) shall occur."

                  (j) Section 6.2 of the Credit Agreement is hereby amended by adding the following new sentence at the end of such Section:

                  "In addition, if any Event of Default occurs, the Bank shall have the rights, powers and remedies available under any other Loan Documents, instruments and agreements required by or executed in connection with this Agreement or the 2005 Credit Agreement, as well as all rights and remedies available at law or in equity."

         3. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Lender as follows:

                  (a) CAPACITY. Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Credit Agreement, as amended, and each other Loan Document to which such Borrower is a party.

                  (b) NO VIOLATION. The execution, delivery and performance by such Borrower of this Amendment, and the performance of the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party (i) do not and will not violate any law or any contractual restriction binding on or otherwise affecting such Borrower or any of the properties of such Borrower, except for any violation that could not reasonably be expected to have a Material Adverse Effect, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Collateral Agent.

                  (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by such

Borrower of this Amendment, or the performance of the Credit Agreement, as amended, or any other Loan Document to which such Borrower is a party.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of this Amendment and the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

                  (e) LITIGATION. There is no material pending or, to such Borrower's knowledge, threatened action, suit or proceeding affecting such Borrower before any court or other Governmental Authority or any arbitrator, which is reasonably likely to have a Material Adverse Effect.

                  (f) BRING-DOWN. (i) The representations and warranties by such Borrower contained in this Section 3 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Lender and consented to in writing by the Lender.

                  (g) RESIDENCE. The principal residence of each Borrower is 543 Byram Lake Road, Mount Kisco, NY 10549.

         4. CONDITIONS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the
Lender:

                  (a) The Lender shall have received the following documents, each in form and substance satisfactory to the Lender:

                           (i)      this Amendment, duly executed by the
Borrowers;

                           (ii)     an opinion, dated the Amendment Effective
Date, of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Borrowers, in form and substance reasonably satisfactory to the Bank and its counsel; and

                           (iii)    such other agreements, instruments,
opinions and other documents as the Lender may reasonably request.

                  (b) The conditions precedent in Section 3.1 of the 2005 Credit Agreement shall have been satisfied or waived by the Lender and the Lender shall have made the initial "Loan" (as defined in the 2005 Credit Agreement) to the Borrowers.

                  (c) The Lender shall have received all fees and other amounts due and payable to the Lender, including, without limitation, all legal fees, costs and expenses of the Lender in connection with the Credit Agreement, this Amendment and the other related agreements and documents.

                  (d) (i) The representations and warranties by each Borrower contained in Section 3 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Lender and consented to in writing by the Lender.

         5. CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which a Borrower is a party to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement, as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement, under any other Loan Document or under any other document, nor constitute a waiver of any provision of the Credit Agreement.

         6.       MISCELLANEOUS.

                  (a) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (b) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (d) COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Lender (including, without limitation, the reasonable fees and other client charges of Schulte Roth & Zabel LLP) in connection with the Credit Agreement, this Amendment and the related agreements, instruments and other documents.

                  (e) FURTHER ASSURANCES. It is understood and agreed that the parties hereto intend that the Collateral will secure, among other things, all Obligations (as defined in the Credit Agreement) and all "Obligations" (as defined in the 2005 Credit Agreement). The Borrowers agree from time to time, upon the Lender's request, promptly to execute and deliver to the Lender such other agreements and documents as may be reasonably necessary to effect the intent of the parties hereto (including, without limitation, to "cross collateralize" collateral securing the Obligations so as to secure the "Obligations").

                  (f) AMENDMENT AS LOAN DOCUMENT. The Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document." Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (g) WAIVER OF JURY TRIAL. THE BORROWERS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.



                                     /s/ Nelson Peltz
                                     --------------------------------
                                     NELSON PELTZ


                                     /s/ Claudia Peltz
                                     --------------------------------
                                     CLAUDIA PELTZ



                                     BANK OF AMERICA, N.A.


                                     By: /s/ Rosemary T. Vrablic
                                         ---------------------------------
                                         Name:  Rosemary T. Vrablic
                                         Title  Senior Vice President

                          OMNIBUS AMENDMENT NO. 8 TO
                               CREDIT AGREEMENT

         OMNIBUS AMENDMENT NO. 8, dated January 31, 2006 (the "AMENDMENT"), to the AMENDED DOCUMENTS (as defined below), by and among NELSON PELTZ and CLAUDIA PELTZ (the "BORROWERS") and BANK OF AMERICA, N.A., a national banking association (the "BANK").

         WHEREAS, the Borrowers and the Bank are parties to the Third Amended and Restated Credit Agreement, dated as of April 2, 2001 (as previously amended, the "CREDIT AGREEMENT"), among the Borrowers and the Bank, pursuant to which the Bank has agreed to make, during the period from the Effective Date (as defined in the Credit Agreement) to the Termination Date (as defined in the Credit Agreement), (a) Revolving A Loans to the Borrowers in the aggregate principal amount not to exceed $43,000,000 at any time outstanding and (b) Revolving B Loans in the aggregate principal amount not to exceed $7,000,000 at any time outstanding;

         WHEREAS, it was a condition precedent to the making of any Loan (as defined in the Credit Agreement) that Nelson Peltz execute and deliver the Pledge and Security Agreement dated as of July 23, 2004 (the "PLEDGE AGREEMENT"; together with the Credit Agreement, collectively, the "AMENDED DOCUMENTS"), made by Nelson Peltz (the "PLEDGOR") in favor of the Bank, pursuant to which the Pledgor granted to the Bank a perfected, first priority security interest in, and a Lien on, the Pledgor's equity interest in, among other things, the Pledged Shares (as defined in the Credit Agreement), as security for the Obligations (as defined in the Credit Agreement);

         WHEREAS, the Borrowers have requested that the Bank amend certain provisions of the Amended Documents to provide for, among other things, (a) an increase in the maximum principal amount available under the Revolving A Commitment from $43,000,000 to $65,000,000, (b) the termination of the Revolving B Commitment, (c) the release of the Bank's Lien on, and security interest in, the Pledgor's interest in the Partnership Interest (as defined in the Credit Agreement) pledged to the Bank pursuant to the NP Security Agreement (as defined in the Credit Agreement) (the "RELEASED COLLATERAL") and
(d) the grant by the Pledgor in favor of the Bank of a perfected, first priority security interest in, and a Lien on, (i) all of the Triarc Shares (as defined in the Credit Agreement) owned by the Pledgor not previously been pledged to the Bank, including, without limitation, certain Triarc Shares held by the Pledgor in a securities account maintained by Banc of America Investment Services, Inc., all as more fully described on Schedule I attached hereto, as such Schedule I may be amended or supplemented from time to time,
(ii) the Securities Accounts referred to below and (iii) certain related collateral (the Collateral described in clauses (i), (ii) and (iii), hereinafter referred to as the "ADDITIONAL COLLATERAL"), all in accordance with and subject to the terms and conditions set forth herein; and

         WHEREAS, the Bank is willing to amend the Amended Documents to provide for such increase, subject to, among other things, the grant by the Pledgor in favor of the Bank of a perfected, first priority security interest in, and a Lien on, the Additional Collateral, the payment of commitment fees in the aggregate amount of $82,500 and the other terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Bank to maintain the Loans, the Borrowers hereby agree with the Bank as follows:

         1. DEFINITIONS. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the Amendment Effective Date and subject to the satisfaction (or due waiver) of the conditions set forth in Section 6 hereof, hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended as follows:

                           (i) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in their appropriate alphabetical order:

                  ""BA CONTROL AGREEMENT" means the Collateral Account Notification and Acknowledgment Agreement dated the date hereof, among Nelson Peltz, the Bank and the Securities Intermediary, in respect of the Securities Account referred to therein, as amended or otherwise modified from time to time."

                  ""LIQUID ASSETS" means any of the following (excluding assets of any retirement plan): (a) any equity security which, as of any date, (i) is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market/National Market System,
         (ii) has a minimum share price of at least $10 per share on such date and (iii) any Borrower would be able to sell, based on the average daily trading value of such equity security during the four week period immediately preceding such date, over a period equal to five Business Days; (b) any publicly traded debt security of a corporation organized under the laws of the United States or any state thereof (including the District of Columbia) that is readily marketable; (c)
         (i) any money market fund registered under the Investment Company Act of 1940, as amended, (A) which has total assets of at least $1,000,000,000, or (B) whose net asset values are reported on a daily basis in THE WALL STREET JOURNAL and (ii) any other money market funds that are deemed to be acceptable to the Bank in its sole judgment; (d) any municipal bond issued by any state, city or local agency or authority of the United States which is rated at least BBB by Standard & Poor's Rating Service, a division of McGraw-Hill, Inc., and Baa by Moody's Investors Service, Inc., and which has a remaining maturity not in excess of five years; (e) any United States Treasury bills; (f) any United States Treasury notes or United States Treasury bonds which have a remaining maturity not in excess of five years; and (g) any cash, in each case of clauses (a) though (g) above, free and clear of any Liens; PROVIDED, HOWEVER, that in no event shall any of the Triarc Shares be included in the calculation of Liquid Assets regardless whether or not such Triarc Shares have been pledged to the Bank."

                  ""OMNIBUS AMENDMENT NO. 8" means the Third Omnibus Amendment, dated as of January 31, 2006, by and between the Borrower and the Bank."

                  ""OMNIBUS AMENDMENT NO. 8 EFFECTIVE DATE" means the later of
         (i) January 31, 2006 and (ii) the date on which all of the conditions precedent set forth in Section 6 of the Omnibus Amendment No. 8 have been satisfied or waived in writing."

                  ""SECURITIES ACCOUNT" means (a) Account Number P62-021016 maintained by Nelson Peltz with Banc of America Investment Services, Inc. and (b) any successor or replacement accounts."


                  ""SECURITIES INTERMEDIARY" means Banc of America Investment Services, Inc."

                  (b) Section 1.1 of the Credit Agreement is hereby amended by amending and restating each of the following definitions set forth therein to read as follows:

                  ""LOAN DOCUMENTS" means this Agreement, the Notes, the 2005 Credit Agreement, the other 2005 Loan Documents, the Letters of Credit, the L/C Applications, the NP Security Agreement, the NP Pledge Agreement, the BA Control Agreement, the Hedging Agreements and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto."

                  "PLEDGED SHARES" means, collectively, the shares of common stock issued by Triarc and pledged by Nelson Peltz to the Collateral Agent pursuant to the NP Pledge Agreement, including, without limitation, any Triarc Shares held in the Securities Account.

                  "TERMINATION DATE" means (i) with respect to the Revolving B Commitment, the Omnibus Amendment No. 8 Effective Date and (ii) with respect to the Revolving A Commitment, August 5, 2007 or, with respect to any Commitment, such earlier date on which such Commitment shall be terminated pursuant to this Agreement.

                  (c) The definition of the term "Revolving A Commitment" is hereby amended by deleting the reference to "$43,000,000" therein, and by substituting therefor "$65,000,000".

                  (d) Section 5.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (f) therein, (ii) redesignating clause (g) therein as clause (h) and (iii) adding the following new clause (g) to read as follows:

                           "(g) as soon as available and in any event not more
                  than 60 days after the end of each calendar quarter, brokers' statements, bank statements, data and calculations and such other information concerning the financial condition of either Borrower as the Bank from time to time may reasonably request, demonstrating in reasonable detail compliance with the provisions of Section 5.9 and 5.15; and"

                  (e) The Credit Agreement is hereby amended by adding the following new Section 5.13, to read as follows:

                  "Section 5.13 INDEBTEDNESS. Not create, incur or suffer to exist any Indebtedness, other than:

                           (a) Indebtedness created hereunder, under the under the Notes or otherwise in favor of the Bank;

                           (b)      Indebtedness permitted by Section 5.14;
                  and

                           (c) Indebtedness existing on the date hereof, as set forth in Schedule 5.13 hereto, and the extension of maturity, refinancing or modification of the terms thereof; PROVIDED, HOWEVER, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Borrowers and the Bank than the terms of the Indebtedness being extended, refinanced or modified and
                  (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification; and

                           (d)      other unsecured Indebtedness in an
                  aggregate principal amount not to exceed $1,000,000 at any time outstanding."

                  (f) The Credit Agreement is hereby amended by adding the following new Section 5.14, to read as follows:

                  "Section 5.14 GUARANTIES, ETC. Not assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness or liability of any other Person, other than:

                           (a) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course;

                           (b) guaranties existing on the date hereof, as set forth in Schedule 5.13 hereto, and the extension of maturity, refinancing or modification of the terms thereof; PROVIDED, HOWEVER, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Borrowers and the Bank than the terms of the Indebtedness being extended, refinanced or modified and
                  (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification; and

                           (c)      other unsecured guaranties covering
                  Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding."

                  (g) The Credit Agreement is hereby amended by adding the following new Section 5.15, to read as follows:

                  "Section 5.15 LIQUID ASSETS. Not permit the aggregate fair market value of Liquid Assets of the Borrowers to be at any time less than $12,000,000."

         3.       AMENDMENTS TO PLEDGE AGREEMENT.

                  (a) Section 2 of the Pledge Agreement is hereby amended by (i) redesignating clauses (a), (b) and (c) thereof as clauses (b), (c) and
(d) respectively, and (ii) adding the following new clause (a) therein to read as follows:

                  "(a) account number P62-021016 maintained by the Pledgor with Banc of America Investment Services, Inc. ("BAIS" and/or the "SECURITIES INTERMEDIARY"), including, without limitation, all cash and cash equivalents, investment property, financial assets, security entitlements, capital stock, partnership interests, limited liability company interests and other equity interests, stock options, commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other securities and other assets now or hereafter deposited in or credited to such accounts (together with any successor or replacement accounts, all of the foregoing accounts are hereinafter referred to individually as a "SECURITIES ACCOUNT" and collectively, the "SECURITIES ACCOUNTS");

                  (b) SCHEDULES. Schedule I to the Pledge Agreement is hereby amended and restated by replacing Schedule I to the Pledge Agreement with ANNEX A hereto, which shall be Schedule I to the Pledge Agreement for all purposes therein.

         4. COMMITMENT FEE. In consideration for the execution and delivery of this Amendment, the Borrowers agree to pay to the Bank a non-refundable commitment fee (the "COMMITMENT FEE") equal to $82,500, which Commitment Fee is in addition to any fees payable to the Bank pursuant to the Credit Agreement or any amendment thereof. The Commitment Fee shall be deemed fully earned on the Amendment Effective Date. The Commitment Fee shall be payable in two installments, consisting of (a) the first installment of Commitment Fee, payable on the Amendment Effective Date, equal to $41,250 and
(b) the second installment of Commitment Fee, payable on the earlier to occur of August 5, 2006 or the date the Obligations are paid in full, equal to $41,250. The parties hereto hereby agree that the reference to the "Revolving A Commitment" set forth in Section 4 of Amendment No. 6 to Third Amendment and Restated Credit Agreement, dated as of August 5, 2005 ("AMENDMENT NO. 6"), shall be deemed a reference to "$43,000,000". The Bank hereby waives the remaining commitment fee installments with respect to the Revolving B Commitment that, pursuant to Section 4 of Amendment No. 6, are payable on or before March 30, 2006 and September 30, 2006.

         5. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Bank as follows:

                  (a) CAPACITY. Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Amended Documents, as amended, the New Note (as defined in Section 6) and each other Loan Document to which such Borrower is a party.

                  (b) NO VIOLATION. The execution, delivery and performance by such Borrower of this Amendment and the New Note, and the performance of the Amended Documents, as amended hereby, the New Note and each other Loan Document to which such Borrower is a party (i) do not and will not violate any law or any contractual restriction (including, without limitation, any constituent document of Triarc or any rule, directive or policy of Triarc) binding on or otherwise affecting such Borrower or any of the properties of such Borrower, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Collateral Agent. The exercise by the Bank of any of its rights and remedies under this Amendment or under the Amended Documents, as amended hereby (including, without limitation, the sale or other disposition of the Pledged Shares by the
Bank), will not violate any law or any contractual obligation (including, without limitation, any constituent document of Triarc or any rule, directive or policy of Triarc) binding on or affecting such Borrower or Triarc.

                  (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person (including, without limitation, Triarc), is required for (i) the due execution, delivery and performance by such Borrower of this Amendment or the New Note, (ii) the performance of the Amended Documents, as amended, the New Note or any other Loan Document to which such Borrower is a party, (iii) the creation of a perfected, first priority security interest in any of the Additional Collateral, or (iv) the exercise by the Bank of any of its rights and remedies with respect to any of the Additional Collateral.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of this Amendment and the Amended Documents, as amended hereby, the New Note and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

                  (e) LITIGATION. There is no material pending or, to such Borrower's knowledge, threatened action, suit or (i) proceeding affecting such Borrower before any court or other Governmental Authority or any arbitrator, which is reasonably likely to have a Material

Adverse Effect, or (ii) affecting the Additional Collateral or any other Collateral pending or threatened in writing before any court or other Governmental Authority or arbitrator.

                  (f) PLEDGE AGREEMENT. The Pledge Agreement, as amended hereby, creates a valid security interest in favor of the Bank in, among other things, the Additional Collateral and the other Pledged Collateral, as security for the Obligations. Pursuant to the BA Control Agreement the Bank has control of the Pledged Shares (other than any certificated Pledged Shares) and the other Additional Collateral, and such control pursuant to the BA Control Agreement by the Bank of such Pledged Shares and of all other certificates, instruments and cash constituting Additional Collateral from time to time results in the perfection of such security interest. Such security interest is, or in the case of Additional Collateral or any other Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary or desirable to perfect and protect such security interest has been duly taken.

                  (g) REGULATION U. None of the proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                  (h)      RULE 144.

                           (i)      The Pledged Shares are fully paid and
nonassessable and have been duly authorized and validly issued. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable. The Pledgor has legally and beneficially owned the Pledged Shares described on Exhibit B hereto since the dates set forth opposite the applicable certificate evidencing such Pledged Shares as set forth on Exhibit B hereto. The information set forth in Exhibit B hereto is true and correct;

                           (ii)     the Pledged Shares are or may be deemed
restricted or control securities (as indicated on Exhibit B) for purposes of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("RULE 144") promulgated by the Securities and Exchange Commission. The Pledgor understands that in order for the Bank to make any Loan to the Borrowers which is collateralized by the Rule 144 Securities, the Bank must be able to sell the Rule 144 Securities pursuant to Rule 144 (other than with respect to any waiting or holding period imposed by Rule 144 as of the date hereof), which requires that certain conditions must be met;

                           (iii)    the Pledgor has held the Pledged Shares
and borne the full economic risk thereof since or prior to the date(s) indicated on Exhibit B;

                           (iv)     the Pledgor is familiar with the
provisions of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder and has made his own determination if the provisions thereof are applicable to the Pledgor, and, if applicable, understands the possible consequences if the Bank sells the Pledged Shares at a time when such sale would deem the Pledgor to have received "short-swing" profits, which consequences could include the payment of all such profits to the issuer of the Rule 144 Securities by the Pledgor;

                           (v)      the Pledgor agrees that the Pledged Shares
may be sold as provided for in the Pledge Agreement and, except as provided in the Pledge Agreement, expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law;

                           (vi)     the Pledgor has furnished and shall
furnish the Bank with a true, correct and complete copy of each registration rights agreement and other agreement, if any, in respect of or otherwise affecting any of the Pledged Shares in existence on the date hereof or that may hereafter be entered into;

                           (vii)    the Pledgor is and will be at all times
the legal and beneficial owner of the Additional Collateral in existence, free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by the Pledge Agreement. There is no financing statement naming the Pledgor as debtor (or similar documents or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of the Pledgor in the Additional Collateral, except in favor of the Bank; and

                           (viii)   upon the occurrence and during the
continuance of an Event of Default, the Bank may publicly sell, transfer or otherwise dispose of the Additional Collateral pursuant to Rule 144(k) without regard to the requirements of paragraphs (c), (e), (f) or (h) of Rule 144 so long as the Bank is not an affiliate of Triarc at the date of such sale, transfer or other disposition or at any time within the three months prior thereto.

                  (i) [REGISTERED PLEDGED SHARES. Sales by the Pledgor in transactions (the "COVERED TRANSACTIONS") described in the section of the [Prospectus] captioned "Plan of Distribution" of up to an aggregate of ___________ shares of Triarc Shares (evidenced by Certificate Nos. _________) owned by the Pledgor are registered under the [Registration Statement]. Assuming the continued effectiveness of the Registration Statement and such delivery of the Prospectus as may be required by the Securities Act of 1933, as amended, sales by the Bank, in its capacity as a "pledgee" under the Pledge Agreement, of the Pledged Shares in Covered Transactions would be registered under the Registration Statement and would not require any amendment to the Registration Statement or supplement of the Prospectus.]

                  (j) RESIDENCE. The principal residence of each Borrower is 543 Byram Lake Road, Mount Kisco, NY 10549.

                  (k) SECURITIES INTERMEDIARY. The Pledgor has directed the Securities Intermediary, and the Securities Intermediary has agreed, that it will comply with entitlement orders originated by the Bank without further consent by the Pledgor pursuant to the BA Control Agreement.

                  (l) BRING-DOWN. (i) The representations and warranties by such Borrower contained in this Section 6 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Bank and consented to in writing by the Bank.

         6. CONDITIONS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the
Bank:

                  (a) The Bank shall have received the following documents, each in form and substance satisfactory to the Bank:

                           (i)      this Amendment, duly executed by the
Borrowers;

                           (ii)     the Fourth Amended and Restated Revolving
A Note, dated the Amendment Effective Date, in substantially the form attached hereto as ANNEX B, made by the Borrowers to the order of the Bank and in the original principal amount of $65,000,000 (the "NEW NOTE"); and

                           (iii)    Federal Reserve Form U-1 provided for in
Regulation U issued by the Board of Governors of the Federal Reserve System, the statements made in which shall be such, in the opinion of the Bank, as to permit the transactions contemplated hereby in accordance with such Regulation;

                           (iv)     UCC Financing Statement Amendment,
amending Schedule A to UCC-1 Financing Statement to reflect the pledge by the Pledgor of the Additional Collateral;

                           (v)      certified copies of requests for copies or
information on Form UCC-11 or other recent UCC search results, listing all effective financing statements which name a Borrower as debtor, together with search results with respect to judgment and tax liens searches and copies of such financing statements and any other lien, none of which, except as otherwise agreed to in writing by the Bank, shall cover any of the Collateral;

                           (vi)     the original stock certificates
representing 100% of the Pledged Shares that are not subject to the BA Control Agreement and 15 undated stock powers executed in blank and other proper instruments of transfer for the stock certificates pledged by the Pledgor to the Bank;

                           (vii)    an issuer's letter from Triarc with
respect to the pledge of the Pledged Shares by the Pledgor;

                           (viii)   an irrevocable letter, duly executed by
the Pledgor, authorizing the payment of all dividends payable on the Pledged Shares directly to the Bank without further consent from the Pledgor;

                           (ix)     a certified copy of each Registration
Rights Agreement, if any, together with any consent from Triarc that the Bank may reasonably require in order to enjoy the benefits of any Registration Rights Agreement in respect of the Pledged Shares;

                           (x)      a restricted securities statement, duly
executed by the Pledgor;

                           (xi)     an opinion, dated the Amendment Effective
Date, of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Borrowers, in form and substance reasonably satisfactory to the Bank and its counsel;

                           (xii)    the BA Control Agreement, duly executed by
the Securities Intermediary, the Bank and the Pledgor; and

                           (xiii)   such other agreements, instruments,
opinions and other documents as the Bank may reasonably request.

                  (b) The Bank shall have received all fees and other amounts due and payable to the Bank, including, without limitation, the Commitment Fee referred to in Section 4 hereof and all legal fees, costs and expenses of the Bank in connection with the Credit Agreement, this Amendment and the other related agreements and documents.

                  (c) (i) The representations and warranties by each Borrower contained in this Section 5 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Bank and consented to in writing by the Bank.

         7. POST CLOSING DELIVERIES. The Bank shall have received, within 14 Business Days of the Amendment Effective Date, [25] undated stock powers executed in blank and other proper instruments of transfer for the stock certificates pledged by the Pledgor to the Bank.

         8. REPLACEMENT OF OLD NOTE; CONTINUED EFFECTIVENESS OF AMENDED DOCUMENTS. (a) Simultaneously with the execution and delivery of this Amendment, the Borrowers are executing and delivering to the Bank the New Note. On and after the Amendment Effective Date, the existing Revolving A Note, dated May 5, 2005, made by the Borrowers to the order of the Bank and in the original principal amount of $43,000,000 (the "OLD NOTE"), shall be amended, superseded and replaced by the New Note. It is the intention of the parties hereto that this Amendment and the substitution of the New Note for the Old Note shall not in any way constitute (i) an extinguishment of the indebtedness of the Borrowers under the Old Note, (ii) a release of the Borrowers from such obligations, or (iii) a novation of the Old Note. Promptly after delivery of the New Note, duly executed by the Borrowers to the Bank, the Old Note, shall each be marked "cancelled" and replaced by the New Note, provided, that the Borrowers shall pay any unpaid interest on the Old Note accrued through the date of the New Note on or before January 31, 20006.

                  (b) All references in the Credit Agreement and in any other Loan Document to "the Revolving A Note", "thereto", "thereof", "thereunder" or words of like import referring to the Old Note shall be deemed to be references to the New Note, as such promissory note may be modified or extended from time to time, and any note issued in exchange or replacement therefor. All references in any Loan Document to "Obligations" shall be deemed to include any indebtedness (including, without limitation, principal and interest) under the New Note.

                  (c) Except as otherwise expressly provided herein, the Amended Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Amended Documents to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Amended Documents shall mean the Amended Documents as amended by this Amendment, and (ii) all references in the other Loan Documents to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement, as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the Amended Documents, under any other Loan Document or under any other document, nor constitute a waiver of any provision of the Amended Documents.

         9. RELEASE AND TERMINATION. Without recourse and representation or warranty of any kind, the Bank hereby releases its security interest in, and its Lien on, the Released Collateral. The Bank will (A) at the request of the Borrowers execute appropriate UCC-3 Statements of Release and (B) at the request of the Borrowers execute such additional instruments and other writings, and take such other action, as the Borrowers may reasonably request (in each case, at the cost and expense of the Borrowers) to effect or evidence the release of the Bank's security interest in the Released Collateral and all proceeds thereof.

         10.      MISCELLANEOUS.

                  (a) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (b) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (d) COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Bank (including, without limitation, the reasonable fees and other client charges of Schulte Roth & Zabel LLP) in connection with the Credit Agreement, this Amendment and the related agreements, instruments and other documents.

                  (e) AMENDMENT AS LOAN DOCUMENT. The Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document." Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (f) WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.


                                     /s/ Nelson Peltz
                                     --------------------------------
                                     NELSON PELTZ


                                     /s/ Claudia Peltz
                                     --------------------------------
                                     CLAUDIA PELTZ



                                     BANK OF AMERICA, N.A.


                                     By: /s/ Rosemary T. Vrablic
                                         ---------------------------------
                                         Name:  Rosemary T. Vrablic
                                         Title  Senior Vice President